Exhibit 99.7

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
Depositor,

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer,

CWCAPITAL ASSET MANAGEMENT LLC,
Special Servicer,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator, Paying Agent and Custodian,

and

PENTALPHA SURVEILLANCE LLC,
Operating Advisor

POOLING AND SERVICING AGREEMENT
Dated as of May 1, 2015

COMM 2015-CCRE23 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	5
Section 1.02	Certain Calculations	110
Section 1.03	Certain Constructions	115
Section 1.04	Certain Matters Relating to the Non-Serviced Mortgage Loan	115

ARTICLE II

CONVEYANCE OF TRUST MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Trust Mortgage Loans; Assignment of Mortgage Loan Purchase Agreements	116
Section 2.02	Acceptance by Custodian and the Trustee	125
Section 2.03	Representations, Warranties and Covenants of the Depositor;
	Repurchase and Substitution of Trust Mortgage Loans	127
Section 2.04	Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor	136
Section 2.05	Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests	143
Section 2.06	Miscellaneous REMIC and Grantor Trust Provisions	143

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01	The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans and the Serviced Companion Loans	144
Section 3.02	Liability of the Master Servicer and the Special Servicer When Sub- Servicing	150
Section 3.03	Collection of Mortgage Loan and Serviced Companion Loan Payments	150
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	151
Section 3.05	Collection Accounts; Excess Liquidation Proceeds Account; Distribution Accounts; Interest Reserve Account; Serviced Loan

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	Combination Collection Accounts and Courtyard Rakes Collection Sub-Account	153
Section 3.06	Permitted Withdrawals from the Collection Accounts, the Serviced Loan Combination Collection Accounts, the Courtyard Rakes Collection Sub-Account and the Distribution Accounts; Trust Ledger	163
Section 3.07	Investment of Funds in the Collection Accounts, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts	184
Section 3.08	Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	186
Section 3.09	Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions	191
Section 3.10	Appraisals; Realization upon Defaulted Mortgage Loans	197
Section 3.11	Custodian to Cooperate; Release of Mortgage Files	204
Section 3.12	Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation	205
Section 3.13	Reports to the Certificate Administrator; Collection Account Statements	213
Section 3.14	Access to Certain Documentation	219
Section 3.15	Title and Management of REO Properties and REO Accounts	227
Section 3.16	Sale of Specially Serviced Loans and REO Properties	232
Section 3.17	Additional Obligations of the Master Servicer and the Special Servicer; Inspections	237
Section 3.18	Authenticating Agent	239
Section 3.19	Appointment of Custodians	240
Section 3.20	Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts	240
Section 3.21	Property Advances	240
Section 3.22	Appointment and Replacement of Special Servicer	245
Section 3.23	Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report	250
Section 3.24	Special Instructions for the Master Servicer and/or Special Servicer	256
Section 3.25	Certain Rights and Obligations of the Master Servicer and/or the Special Servicer	257
Section 3.26	Modification, Waiver, Amendment and Consents	258
Section 3.27	Certain Intercreditor Matters Relating to the Serviced Loan Combinations	263
Section 3.28	Directing Holder Contact with the Master Servicer and the Special Servicer	267
Section 3.29	Controlling Class Certificateholders and the Controlling Class Representative; Certain Rights and Powers of the Directing Holder	268
Section 3.30	No Downgrade Confirmation	271
Section 3.31	Appointment and Duties of the Operating Advisor	274
Section 3.32	General Information Regarding the Servicing and Administration of the Courtyard by Marriott Loan Combination	278

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ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01	Distributions	280
Section 4.01A	Distributions on the Loan-Specific Certificates	290
Section 4.02	Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others	295
Section 4.03	Compliance with Withholding Requirements	305
Section 4.04	REMIC Compliance	305
Section 4.05	Imposition of Tax on the Trust Fund	308
Section 4.06	Remittances	309
Section 4.07	P&I Advances	309
Section 4.08	Appraisal Reductions	316
Section 4.09	Grantor Trust Reporting	318

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates	320
Section 5.02	Registration, Transfer and Exchange of Certificates	324
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates	335
Section 5.04	Appointment of Paying Agent	335
Section 5.05	Access to Certificateholders’ Names and Addresses; Special Notices	335
Section 5.06	Actions of Certificateholders	336
Section 5.07	Rule 144A Information	336

ARTICLE VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
DIRECTING HOLDER AND THE OPERATING ADVISOR

Section 6.01	Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor	337
Section 6.02	Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor	337
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others	338
Section 6.04	Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor	340
Section 6.05	Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer	342
Section 6.06	The Master Servicer or Special Servicer as Owners of a Certificate	343
Section 6.07	The Directing Holder	344
Section 6.08	Rights of Non-Directing Holders	347

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TABLE OF EXHIBITS
Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-SB Certificate
Exhibit A-4	Form of Class A-3 Certificate
Exhibit A-5	Form of Class A-4 Certificate
Exhibit A-6	Form of Class A-M Certificate
Exhibit A-7	Form of Class B Certificate
Exhibit A-8	Form of Class C Certificate
Exhibit A-9	Form of Class D Certificate
Exhibit A-10	Form of Class E Certificate
Exhibit A-11	Form of Class F Certificate
Exhibit A-12	Form of Class G Certificate
Exhibit A-13	Form of Class CM-A Certificate
Exhibit A-14	Form of Class CM-X-CP Certificate
Exhibit A-15	Form of Class CM-X-EXT Certificate
Exhibit A-16	Form of Class CM-B Certificate
Exhibit A-17	Form of Class CM-C Certificate
Exhibit A-18	Form of Class CM-D Certificate
Exhibit A-19	Form of Class CM-E Certificate
Exhibit A-20	Form of Class X-A Certificate
Exhibit A-21	Form of Class X-B Certificate
Exhibit A-22	Form of Class X-C Certificate
Exhibit A-23	Form of Class X-D Certificate
Exhibit A-24	Form of Class R Certificate
Exhibit A-25	Form of Class LR Certificate
Exhibit A-26	Form of Class V Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C-1	Form of Transferee Affidavit
Exhibit C-2	Form of Transferor Letter
Exhibit D-1	Form of Investment Representation Letter
Exhibit D-2	Form of ERISA Representation Letter
Exhibit E	Form of Request for Release
Exhibit F	Securities Legend
Exhibit G	Form of Regulation S Transfer Certificate
Exhibit H	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit I	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit J	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Certificate to Rule 144A Global Certificate during the Restricted Period
Exhibit K	Form of Distribution Date Statement
Exhibit L-1	Form of Investor Certification
Exhibit L-2	Form of Financial Market Publisher Certification
Exhibit M	Form of Notification from Custodian
Exhibit N-1	Form of Closing Date Custodian Certification

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Exhibit N-2	Form of Post-Closing Custodian Certification
Exhibit O	Form of Trustee Backup Certification
Exhibit P	Form of Custodian Backup Certification
Exhibit Q	Form of Certificate Administrator Backup Certification
Exhibit R	Form of Master Servicer Backup Certification
Exhibit S	Form of Special Servicer Backup Certification
Exhibit T	Mortgage Loan Seller Sub-Servicers
Exhibit U	Mortgage Loans with Earnout/Holdback Provisions
Exhibit V	Form of NRSRO Certification
Exhibit W-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit W-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit X	Form of Operating Advisor Annual Report
Exhibit Y	Form of Sarbanes Oxley Certification
Exhibit Z	Additional Disclosure Notification
Exhibit AA	Form of Sub-Servicer Backup Certification
Exhibit BB	Form of Operating Advisor Backup Certification
Exhibit CC	Form of Power of Attorney to the Master Servicer and Special Servicer
Exhibit DD	Form of Non-Serviced Mortgage Loan Notification
Exhibit EE	Form of Companion Loan Noteholder Certification

TABLE OF SCHEDULES

Schedule I	Directing Holders
Schedule II	Servicing Criteria to be Addressed in Assessment of Compliance
Schedule III	Class A-SB Planned Principal Balance Schedule
Schedule IV	Additional Form 10-D Disclosure
Schedule V	Additional Form 10-K Disclosure
Schedule VI	Form 8-K Disclosure Information
Schedule VII	Initial Serviced Companion Loan Noteholders
Schedule VIII	Contact Information for the Other 17g-5 Information Provider

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Pooling and Servicing Agreement, dated as of May 1, 2015, between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Pentalpha Surveillance LLC, as Operating Advisor.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans.

The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest), the Courtyard by Marriott Non-Pooled Trust Companion Loans and certain other related assets subject to this Agreement, and will issue (i) the Lower-Tier Regular Interests set forth in the table below (the “Lower-Tier Regular Interests”), as classes of regular interests in the Lower-Tier REMIC, and (ii) the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and certain other related assets subject to this Agreement and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates, which are designated as classes of regular interests in the Upper-Tier REMIC and (ii) the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

The portion of the Trust Fund consisting of the Class V Specific Grantor Trust Assets shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code (the “Grantor Trust”) for federal income tax purposes. The Class V Certificates shall represent undivided beneficial interests in the Grantor Trust. As provided herein, the Certificate Administrator shall not take any actions that would cause the Grantor Trust to either (i) lose its status as a “grantor trust” or (ii) be treated as part of any Trust REMIC.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule (the “9200 & 9220 Sunset Mortgage Loan”) also secures one companion loan to the same Borrower, which is pari passu in right of payment to the 9200 & 9220 Sunset Mortgage Loan (the “9200 & 9220 Sunset Companion Loan”). The 9200 & 9220 Sunset Loan Combination is serviced pursuant to (i) this Agreement and (ii) the related Intercreditor Agreement. The 9200 & 9220 Sunset Companion Loan and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 2 (Courtyard by Marriott) on the Mortgage Loan Schedule secures the following five notes (which are collectively referred to as the “Courtyard by Marriott Loan Combination”):

(i)          a promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $33,500,000 (referred to herein as the “Courtyard Note A-1” or the “Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan”);

(ii)         a promissory note designated as Note A-2A with an outstanding principal balance as of the Cut-off Date of $100,000,000 (referred to herein as the “Courtyard Note A-2A” or the “Courtyard by Marriott Pooled Mortgage Loan”);

(iii)         a promissory note designated as Note A-2B with an outstanding principal balance as of the Cut-off Date of $97,050,000 (referred to herein as the “Courtyard Note A-2B”);

(iv)        a promissory note designated as Note A-2C with an outstanding principal balance as of the Cut-off Date of $84,450,000 (referred to herein as the “Courtyard Note A-2C”); and

(v)         a promissory note designated as Note B with an outstanding principal balance as of the Cut-off Date of $355,000,000 (referred to in this prospectus supplement as the “Courtyard Note B” or the “Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan”)

The Courtyard Note A-1, the Courtyard Note A-2A, the Courtyard Note A-2B and the Courtyard Note A-2C are generally pari passu in right of payment, except that certain permitted prepayments are applied first to the Courtyard Note A-1. The Courtyard Note B is subordinate in right of payment in respect of each of the Courtyard Note A-1, the Courtyard Note A-2A, the Courtyard Note A-2B and the Courtyard Note A-2C.

On the Closing Date, the Depositor will convey to the Trust all of its right, title and interest in and to the Courtyard Note A-1, the Courtyard Note A-2A and the Courtyard Note B. The Courtyard Note A-2A will be pooled with all of the other Mortgage Loans and interest and principal received in respect of the Courtyard Note A-2A will be available to make distributions in respect of each Class of Regular Certificates other than the Loan-Specific Certificates. The Courtyard Note A-1 and the Courtyard Note B will not be pooled with the other Mortgage Loans and interest and principal received in respect of the Courtyard Note A-1 and the Courtyard Note B will only be available to make distributions in respect of the Loan-Specific Certificates.

The Courtyard Note A-1, the Courtyard Note A-2B and the Courtyard Note A-2C are collectively referred to herein as the “Courtyard by Marriott Pari Passu Companion Loans” and the Courtyard Note A-2B and the Courtyard Note A-2C are collectively referred to herein as the “Courtyard by Marriott Non-Trust Pari Passu Companion Loans.”

The Courtyard by Marriott Loan Combination is serviced pursuant to (i) this

Agreement and (ii) the related Intercreditor Agreement. The Courtyard by Marriott Non-Trust Pari Passu Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 4 on the Mortgage Loan Schedule (the “3 Columbus Circle Mortgage Loan”) also secures three companion loans to the same Borrower, which are each pari passu in right of payment to the 3 Columbus Circle Mortgage Loan (the “3 Columbus Circle Companion Loans”). The 3 Columbus Circle Loan Combination is serviced pursuant to (i) this Agreement and (ii) the related Intercreditor Agreement. The 3 Columbus Circle Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 13 on the Mortgage Loan Schedule (the “La Gran Plaza Mortgage Loans”) also secures two companion loans to the same Borrower, which are pari passu in right of payment to the La Gran Plaza Mortgage Loan (the “La Gran Plaza Companion Loan”). The La Gran Plaza Loan Combination is serviced pursuant to (i) this Agreement and (ii) the related Intercreditor Agreement. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be serviced pursuant to the Other Pooling and Servicing Agreement related to such Other Securitization. The La Gran Plaza Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 28 on the Mortgage Loan Schedule (the “Walgreens Portfolio Mortgage Loan”) also secures two companion loans to the same Borrower, which are pari passu in right of payment to the Walgreens Portfolio Mortgage Loan (the “Walgreens Portfolio Pari Passu Companion Loans”). The Walgreens Portfolio Loan Combination is serviced pursuant to (i) the Other Pooling and Servicing Agreement related to the Other Securitization designated as the WFCM 2015-LC20 Mortgage Trust and (ii) the related Intercreditor Agreement. The Walgreens Portfolio Pari Passu Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The following table sets forth the Class designation and initial Certificate Balance or initial Notional Amount of each Class of Regular Certificates (collectively, the “Corresponding Certificates”), and the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”) and the Corresponding Component of the Class X Certificates (the “Corresponding Components”) for each Class of Corresponding Certificates.

Corresponding Certificates	Initial Certificate Balance or Notional Amount	Corresponding Lower-Tier Regular Interests(1)	Initial Lower-Tier Principal Balance	Corresponding Class X Components(1)
Class A-1	$53,800,000	LA-1	$53,800,000	XA-1
Class A-2	$168,100,000	LA-2	$168,100,000	XA-2
Class A-SB	$85,300,000	LA-SB	$85,300,000	XA-SB
Class A-3	$270,000,000	LA-3	$270,000,000	XA-3
Class A-4	$381,594,000	LA-4	$381,594,000	XA-4

Corresponding Certificates	Initial Certificate Balance or Notional Amount		Corresponding Lower-Tier Regular Interests(1)	Initial Lower-Tier Principal Balance	Corresponding Class X Components(1)
Class X-A	$1,059,810,000	(2)	N/A	N/A	N/A
Class X-B	$154,092,000	(2)	N/A	N/A	N/A
Class X-C	$58,212,000	(2)	N/A	N/A	N/A
Class X-D	$27,394,000	(2)	N/A	N/A	N/A
Class A-M	$101,016,000		LA-M	$101,016,000	XA-M
Class B	$92,797,000		LB	$92,797,000	XB
Class C	$61,295,000		LC	$61,295,000	XC
Class D	$58,212,000		LD	$58,212,000	XD
Class E	$27,394,000		LE	$27,394,000	XE
Class F	$29,107,000		LF	$29,107,000	N/A
Class G	$41,091,186		LG	$41,091,186	N/A
Class CM-A	$33,500,000		LCM-A	$33,500,000	XCM-A
Class CM-X-CP	$33,500,000	(2)	N/A	N/A	N/A
Class CM-X-EXT	$33,500,000	(2)	N/A	N/A	N/A
Class CM-B	$84,500,000		LCM-B	$84,500,000	N/A
Class CM-C	$87,381,000		LCM-C	$87,381,000	N/A
Class CM-D	$121,483,000		LCM-D	$121,483,000	N/A
Class CM-E	$61,636,000		LCM-E	$61,636,000	N/A

(1)
The Lower-Tier Regular Interest and the Class X Component of the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP or Class CM-X-EXT Certificates that correspond to any particular Class of Regular Certificates also correspond to each other and, accordingly, constitute the (i) Corresponding Lower-Tier Regular Interests and (ii) Corresponding Components, respectively, with respect to each other. The Class X Component Notional Amount for such Corresponding Component of the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP or Class CM-X-EXT Certificates shall at all times equal the then Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interest.

(2)	Notional Amount.

The Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates do not have Certificate Balances (other than the payment of $100 on the first Distribution Date in respect of the Class X-C Certificates, which will be deemed a payment of principal on the principal balance of such Class for federal income tax purposes). Additionally, the Class V, Class R and Class LR Certificates do not have Notional Balances. The Certificate Balance of any Class of Regular Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Trust Mortgage Loans and the other assets in the Trust Fund; provided that if amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the other parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“8-K Filing Deadline”: As defined in Section 10.09 of this Agreement.

“10-K Filing Deadline”: As defined in Section 10.07 of this Agreement.

 “17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider, initially located at www.ctslink.com, under the “NRSRO” tab or other applicable tab of the respective transaction, access to which is limited to the Depositor, the Rating Agencies and to NRSROs who have provided an NRSRO Certification to the 17g-5 Information Provider.

“3 Columbus Circle Companion Loans”: As defined in the Preliminary Statement.

“3 Columbus Circle Loan Combination”: The 3 Columbus Circle Companion Loans, together with the 3 Columbus Circle Mortgage Loan. References herein to the 3 Columbus Circle Combination shall be construed to refer to the aggregate indebtedness under the 3 Columbus Circle Pari Passu Note A-1, the 3 Columbus Circle Pari Passu Note A-2 and the 3 Columbus Circle Pari Passu Note A-3.

“3 Columbus Circle Mortgage Loan”: As defined in the Preliminary Statement.

“3 Columbus Circle Pari Passu Note A-1”: The promissory notes designated as note A-1, which evidence a portion of the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Pari Passu Note A-1 is included in the Trust Fund and is pari passu in right of payment to the 3 Columbus Circle Pari Passu Note A-2 and 3 Columbus Circle Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“3 Columbus Circle Pari Passu Note A-2”: Collectively, the promissory notes designated as note A-2 and note A-3, which evidence a portion of the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Pari Passu Note A-2 is not included in the Trust and is pari passu in right of payment to the 3 Columbus Circle Pari Passu Note A-1 and 3 Columbus Circle Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“3 Columbus Circle Pari Passu Note A-3”: The promissory note designated as note A-4, which evidences a portion of the 3 Columbus Circle Loan Combination. The 3 Columbus Circle Loan Pari Passu Note A-3 is not included in the Trust and is pari passu in right of payment to the 3 Columbus Circle Pari Passu Note A-1 and the 3 Columbus Circle Pari Passu Note A-2, as set forth in the related Intercreditor Agreement. The 3 Columbus Circle Pari Passu Note A-3 is included in the COMM 2015-CCRE22 securitization.

“9200 & 9220 Sunset Companion Loan”: As defined in the Preliminary Statement.

“9200 & 9220 Sunset Loan Combination”: The 9200 & 9220 Sunset Companion Loan, together with the 9200 & 9220 Sunset Mortgage Loan. References herein to the 9200 & 9220 Sunset Loan Combination shall be construed to refer to the aggregate indebtedness under the 9200 & 9220 Sunset Pari Passu Note A-1, the 9200 & 9220 Sunset Pari Passu Note A-2 and the 9200 & 9220 Sunset Pari Passu Note A-3.

“9200 & 9220 Sunset Mortgage Loan”: As defined in the Preliminary Statement.

“9200 & 9220 Sunset Pari Passu Note A-1”: The promissory note designated as note A-1, which evidences a portion of the 9200 & 9220 Sunset Loan Combination. The 9200 & 9220 Sunset Pari Passu Note A-1 is not included in the Trust Fund and is pari passu in right of payment to the 9200 & 9220 Sunset Pari Passu Note A-2 and the 9200 & 9220 Sunset Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“9200 & 9220 Sunset Pari Passu Note A-2”: The promissory note designated as note A-2, which evidences a portion of the 9200 & 9220 Sunset Loan Combination. The 9200 & 9220 Sunset Pari Passu Note A-2 is included in the Trust and is pari passu in right of payment to the 9200 & 9220 Sunset Pari Passu Note A-1 and the 9200 & 9220 Sunset Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“9200 & 9220 Sunset Pari Passu Note A-3”: The promissory note designated as note A-3, which evidences a portion of the 9200 & 9220 Sunset Loan Combination. The 9200 & 9220 Sunset Pari Passu Note A-3 is included in the Trust and is pari passu in right of payment to the 9200 & 9220 Sunset Pari Passu Note A-1 and the 9200 & 9220 Sunset Pari Passu Note A-2, as set forth in the related Intercreditor Agreement.

“Acceptable Insurance Default”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, any Default arising when the related Loan Documents require that the related Borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism and the Special Servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against by for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Basis”: The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

“Actual/360 Mortgage Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule and any related Serviced Companion Loan.

“Additional Form 10-D Disclosure”: As defined in Section 10.06 of this Agreement.

“Additional Form 10-K Disclosure”: As defined in Section 10.07 of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Sellers or the Underwriters (other than an Affiliate of any such party acting in the capacity of a Mortgage Loan Seller Sub-Servicer), that Services any of the Mortgage Loans, and each Person, other than the Special Servicer, who is not an Affiliate of any of the Master Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Sellers or the Underwriters, who Services 10% or more of the Mortgage Loans (based on their Stated Principal Balance).

“Additional Trust Fund Expense”: Any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss or Courtyard by Marriott Realized Loss, as applicable, that would result in the Holders of Regular Certificates receiving less than the full amount of principal and/or the Interest Accrual Amount to which they are entitled on any Distribution Date.

“Advance”: Any P&I Advance or Property Advance.

“Advance Interest Amount”: Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer or the Trustee, as applicable, has not been reimbursed for the number of days from the date on which such Advance was made to the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer or the Trustee shall be paid first, from the amount of Default Interest on the related Mortgage Loan actually paid by such Borrower, second, from late payment fees on the related Mortgage Loan actually paid by the related Borrower, and third, upon determining in accordance with the Servicing Standard that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account. In the case of any Serviced Loan Combination, the availability of Default Interest and late payment fees allocable to the related Serviced Companion Loans to pay Advance Interest Amounts will be subject to the provisions of the related Intercreditor Agreement.

“Advance Rate”: A per annum rate equal to the Prime Rate. Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Accounts for such reimbursement of such Advance.

“Adverse REMIC Event”: Any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”).

“Affected Reporting Party”: As defined in Section 10.14 of this Agreement.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer, the Operating Advisor or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliated Person”: Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

“Agent Member”: Members of, or Depository Participants in, the Depository.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Loan Amount”: With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

“A.M. Best”: A.M. Best Company, or its successor in interest.

“Anticipated Repayment Date”: With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Law”: As defined in Section 8.02(f) of this Agreement.

“Applicable Procedures”: As defined in Section 5.02(c)(ii)(A) of this Agreement.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and Illinois and (b) such state or local tax laws whose applicability shall have been brought to the attention of the Certificate Administrator by either (i) an opinion of counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraised-Out Class”: As defined in Section 4.08(b) of this Agreement.

“Appraisal”: An appraisal prepared by an appraiser with at least five years’ experience in properties of like kind and in the same area, which shall be prepared in accordance with MAI standards and in accordance with FIRREA standards.

“Appraisal Reduction Amount”: For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, an amount calculated by the Master Servicer (and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent set forth in Section 3.31(f) of this Agreement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required Appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate (or, in the case of such Mortgage Loans or Serviced Loan Combinations having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties (as described in Section 4.08)), plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance), plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority), over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of the Mortgage Rates for the related Mortgage Loan and related Serviced Companion Loans), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan or Serviced Loan Combination (but subject to the provisions of Section 1.02(e)), (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related Borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, without limiting the Special Servicer’s obligation to order and obtain such Appraisal, if the Special Servicer has not obtained an Appraisal, Updated Appraisal or Small Loan Appraisal Estimate, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of such Appraisal Reduction Event), the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until such time as such Updated Appraisal or Small Loan Appraisal Estimate referred to above is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Loan Combination or the related REO Property will be reduced to zero as of the date the related Mortgage Loan or Serviced Loan Combination is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan or Serviced Loan Combination shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

Each Serviced Loan Combination shall be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any Appraisal Reduction Amount in respect of a Serviced Loan Combination shall be allocated first, to the related Serviced Subordinate Companion Loan, if any, in accordance with the terms of the related Intercreditor Agreement, to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Serviced Pari Passu Companion Loan that is pari passu in right of payment with such Mortgage Loan, if any.

For any Distribution Date and for any Non-Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred, the Appraisal Reduction Amount shall be an amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related Other Pooling and Servicing Agreement (giving effect to the subordinate nature of any Subordinate Companion Loan).

Any Appraisal Reduction Amount with respect to the Courtyard by Marriott Loan Combination shall be allocated, first, to the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan (up to the full principal balance thereof) and then, to the Courtyard by Marriott Pooled Mortgage Loan and the Courtyard by Marriott Pari Passu Companions Loans on a pro rata basis.

“Appraisal Reduction Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured Delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related Borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, if (a) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within 30 days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing)), (b) the related Borrower continues to make its Assumed Scheduled Payment, (c) no other Appraisal Reduction Event has occurred with respect to such Mortgage Loan or Serviced Loan Combination and (d) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related Maturity Date, unless extended by the Special Servicer in accordance with the Loan Documents or this Agreement; and provided, further, if the related Borrower has delivered to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer, and the Borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to such Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date (or extended maturity date) and (2) the termination of the refinancing commitment. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Loan.

“ARD Loan”: Any Mortgage Loan the terms of which provide that if, after an Anticipated Repayment Date, the related Borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at the Revised Rate rather than the Initial Rate.

“Asset Status Report”: As defined in Section 3.23(e) of this Agreement.

“Assignment of Leases, Rents and Profits”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: With respect to any Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Companion Loans, as applicable, that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Companion Loans, as applicable, on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Companion Loans, as applicable, on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Companion Loans, as applicable, minus the applicable Servicing Fee Rate.

“Assumption Fees”: Any fees (other than assumption application fees) collected by the Master Servicer or the Special Servicer in connection with an assumption of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or related substitution of a Borrower (or an interest therein) thereunder (in each case, as permitted or set forth in the related Loan Documents or under the provisions of this Agreement).

“Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 3.18 of this Agreement.

“Available Funds”: For a Distribution Date the sum of the following amounts in respect of the Mortgage Loans (which, for the avoidance of doubt, will not include any amounts received in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, transferred from an REO Account pursuant to Section 3.15(b) of this Agreement, but excluding any Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(e) of this Agreement) and required to be placed in the Collection Account by the Master Servicer pursuant to Section 3.05 of this Agreement, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the prior Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date, (v) any Master Servicer Prepayment Interest Shortfall Amounts remitted by the Master Servicer to the Collection Account and (vi) with respect to the Distribution Date in March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts deposited in the Interest Reserve Account by the Certificate Administrator in accordance with Section 3.05(e) of this Agreement; but excluding the following (in no order of priority):

(a)           all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts and interest thereon as described in Section 3.06 of this Agreement;

(b)           the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, the Special Servicing Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related Borrower), the CREFC® License Fee, fees for primary servicing functions (including Primary Servicing Fee Rates and Pari Passu Primary Servicing Fee Rates), Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of Advance Interest Amounts and/or Additional Trust Fund Expenses as provided in Section 3.06 of this Agreement), Workout Fees, Liquidation Fees, Assumption Fees, Modification Fees, loan service transaction fees, Permitted Special Servicer/Affiliate Fees, demand fees, beneficiary statement charges and similar fees on the Mortgage Loans (which the Master Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively), together with interest on Advances to the extent provided herein, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master

Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)           all amounts representing scheduled Monthly Payments due in respect of the Mortgage Loans after the related Due Date;

(d)           that portion of Net Liquidation Proceeds, Net Insurance Proceeds and Net Condemnation Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, Special Servicing Compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and the Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any sub-servicer, the Certificate Administrator, the Trustee, CREFC® and/or the Operating Advisor are entitled;

(e)           all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under this Agreement), the Operating Advisor or the Trustee (in all of its capacities under this Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 of this Agreement and including any indemnities provided for herein), including interest thereon as expressly provided in this Agreement;

(f)            Prepayment Premiums and Yield Maintenance Charges received in respect of the Mortgage Loans;

(g)           any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h)           all amounts received with respect to each Mortgage Loan previously purchased, repurchased or replaced from the Trust Fund pursuant to Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased, repurchased or replaced;

(i)            the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(j)            with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, in each case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts deposited in the Interest Reserve Account in respect of the Mortgage Loans by the Certificate Administrator in accordance with Section 3.05(e) of this Agreement; and

(k)           Excess Interest.

“Balloon Loan”: Any Mortgage Loan or Serviced Loan Combination that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates, a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment; provided that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction shall be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be one.

With respect to any Principal Prepayment on the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan and any of the Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates, a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment; provided that if such yield rate is greater than or equal to the Mortgage Rate on the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan, then the Base Interest Fraction shall be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan, but less than the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be one.

To the extent that the “yield rate” referred to in the immediately preceding paragraph to be provided by the Master Servicer is not provided in the related Loan Documents, such “yield rate” shall be, when compounded monthly, equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the Maturity Date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan, as applicable. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon the issue with the lower yield shall be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the Maturity Date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan or Courtyard by

Marriott Non-Pooled Trust Companion Loan, as applicable, the issue with the earlier maturity date shall be selected.

“Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee, the Certificate Administrator and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person executes an Investor Certification.

 “Bid Allocation”: With respect to the Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(a) of this Agreement, the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all Sub-Servicers therefor as of such date of determination.

“Book-Entry Certificate” shall mean any Certificate registered in the name of the Depository or its nominee.

“Borrower”: With respect to any Mortgage Loan, Companion Loan or Serviced Loan Combination, any obligor or obligors on any related Note or Notes, including in connection with a Mortgage Loan, Companion Loan or Serviced Loan Combination that utilizes an indemnity deed of trust (“IDOT”) structure, the borrower and the Mortgaged Property owner / payment guarantor / mortgagor, individually and collectively, as the context may require.

“Borrower Accounts”: As defined in Section 3.07(a) of this Agreement.

“Breach”: As defined in Section 2.03(e) of this Agreement.

“Business Day”: Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator conduct servicing, trust administration or surveillance operations or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York, Cleveland, Ohio, Bethesda, Maryland, Overland Park, Kansas, Pittsburgh, Pennsylvania, Charlotte, North Carolina, Oakland, California, Columbia, Maryland, Miami Beach, Florida or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator conduct servicing, trust administration or surveillance operations are authorized or obligated by law or executive order to be closed.

“Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payment on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrowers on similar non-defaulted debt of the Borrowers as of such date of determination, (2) the applicable Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent related Appraisal (or Updated Appraisal).

“Cash Collateral Account”: With respect to any Mortgage Loan or Serviced Loan Combination that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee, on behalf of the Certificateholders, as successor to the related Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan Documents and Section 3.06(b) of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan or Serviced Loan Combination. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account or the applicable Serviced Loan Combination Collection Account, as applicable. To the extent not inconsistent with the terms of the related Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

“Cash Collateral Account Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

“CBM Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer with respect to the Courtyard by Marriott Loan Combination pursuant to Section 3.22(d), hereof, the holders of Certificates evidencing at least 75% of the aggregate Courtyard by Marriott Voting Rights (taking into account Courtyard by Marriott Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates), on an aggregate basis.

 “CCRE”: Cantor Commercial Real Estate Lending, L.P., in its capacity as a Mortgage Loan Seller, and its successors in interest.

“CCRE Indemnification Agreement”: The Indemnification Agreement, dated as of the Pricing Date, between CCRE, the Depositor, the Underwriters and the Initial Purchasers.

“CCRE Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the CCRE Purchase Agreement.

“CCRE Purchase Agreement”: The Mortgage Loan Purchase Agreement, dated and effective the Closing Date, between CCRE and the Depositor.

“Certificate”: Any Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class A-M, Class B, Class C, Class D, Class E,

Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR or Class V Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”: Wells Fargo Bank, National Association, a national banking association, in its capacity as Certificate Administrator, or its successor in interest, or any successor Certificate Administrator appointed as herein provided. Wells Fargo Bank, National Association may perform its Certificate Administrator role through its Corporate Trust Services division.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to any Class of Sequential Pay Certificates or Loan-Specific Certificates (other than the Class CM-X-CP or Class CM-X-EXT Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement to this Agreement, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination less any distributions allocable to principal and any allocations of Realized Losses made thereon on such prior Distribution Date.

“Certificate Custodian”: Initially, the Certificate Administrator; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Certificate Administrator.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 of this Agreement.

“Certificateholder”: The Person whose name is registered in the Certificate Register, subject to the following:

(a)           except as provided in clauses (b) and (d), solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee (in its individual capacity), a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party or an agent of any Borrower (which determination shall be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar shall be entitled to conclusively rely) shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

(b)           for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or the Operating Advisor or an Affiliate thereof shall be deemed to be outstanding, provided such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, the Special Servicer or the Operating Advisor or any Affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding;

(c)           except as provided in clause (d) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

(d)           for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof will be deemed outstanding; and

(e)           for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or (subject to the execution of an Investor Certification) any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Certificate Administrator or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Paying Agent, the Operating Advisor or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

“Certification Parties”: As defined in Section 10.08 of this Agreement.

“Certifying Certificateholder”: A Certificateholder or Beneficial Owner of a Certificate that has provided the Certificate Administrator with an executed Investor Certification.

“Certifying Person”: As defined in Section 10.08 of this Agreement.

“Certifying Servicer”: As defined in Section 10.11 of this Agreement.

“Class”: All of the Certificates that collectively bear the same alphabetical or alphanumeric Class designation and each designated Lower-Tier Regular Interest.

“Class A-1 Certificate”: Any one of the Certificates with a “Class A-1” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-1 Pass-Through Rate”: A per annum rate equal to 1.536%.

“Class A-2 Certificate”: Any one of the Certificates with a “Class A-2” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-2 Pass-Through Rate”: A per annum rate equal to 2.852%.

“Class A-3 Certificate”: Any one of the Certificates with a “Class A-3” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-3 Pass-Through Rate”: A per annum rate equal to 3.230%.

“Class A-4 Certificate”: Any one of the Certificates with a “Class A-4” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-4 Pass-Through Rate”: A per annum rate equal to 3.497%.

“Class A-M Certificate”: Any one of the Certificates with a “Class A-M” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-M Pass-Through Rate”: A per annum rate equal to 3.801%.

“Class A-SB Certificate”: Any one of the Certificates with a “Class A-SB” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A-SB Pass-Through Rate”: A per annum rate equal to 3.257%.

“Class A-SB Planned Principal Balance”: With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule III hereto relating to the Class A-SB Certificates.

“Class B Certificate”: Any one of the Certificates with a “Class B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class B Pass-Through Rate”: A per annum rate equal to the lesser of (1) the Weighted Average Net Mortgage Pass-Through Rate, and (ii) 4.183%.

“Class C Certificate”: Any one of the Certificates with a “Class C” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class C Pass-Through Rate”: A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

“Class CM-A Certificate”: Any one of the Certificates with a “Class CM-A” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class CM-A Pass-Through Rate”: A per annum rate equal to 2.918%.

“Class CM-B Certificate”: Any one of the Certificates with a “Class CM-B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class CM-B Pass-Through Rate”: A per annum rate equal to the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan.

“Class CM-C Certificate”: Any one of the Certificates with a “Class CM-C” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class CM-C Pass-Through Rate”: A per annum rate equal to the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan.

“Class CM-D Certificate”: Any one of the Certificates with a “Class CM-D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class CM-D Pass-Through Rate”: A per annum rate equal to the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan.

“Class CM-E Certificate”: Any one of the Certificates with a “Class CM-E” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class CM-E Pass-Through Rate”: A per annum rate equal to the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan.

“Class CM-X Strip Rate”: For any Distribution Date, (x) the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan over (y) the Pass-Through Rate for the Class CM-A Certificates for such Distribution Date.

“Class CM-X-CP Certificate”: Any one of the Certificates with a “Class CM-X-CP” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement, and evidencing a “regular interest” in Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class CM-X-CP Notional Amount”: As of any date of determination, an amount equal to the Certificate Balance of the Class CM-A Certificates.

“Class CM-X-CP Pass-Through Rate”: (a) With respect to any Distribution Date prior to and including the Distribution Date in May 2016, the Class CM-X Strip Rate for such Distribution Date and (b) with respect to any Distribution Date after the Distribution Date in May 2016, 0.000%. The Class CM-X-CP Pass-Through Rate for the initial Distribution Date is 0.889% per annum.

“Class CM-X-EXT Certificate”: Any one of the Certificates with a “Class CM-X-EXT” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement, and evidencing a “regular interest” in Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class CM-X-EXT Notional Amount”: As of any date of determination, an amount equal to the Certificate Balance of the Class CM-A Certificates.

“Class CM-X-EXT Pass-Through Rate”: (a) With respect to any Distribution Date prior to and including the Distribution Date in May 2016, 0.000% per annum and (b) with respect to any Distribution Date after the Distribution Date in May 2016, the Class CM-X Strip Rate for such Distribution Date.

“Class D Certificate”: Any one of the Certificates with a “Class D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class D Pass-Through Rate”: A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

“Class E Certificate”: Any one of the Certificates with a “Class E” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class E Pass-Through Rate”: A per annum rate equal to 3.234%.

“Class F Certificate”: Any one of the Certificates with a “Class F” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class F Pass-Through Rate”: A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

“Class G Certificate”: Any one of the Certificates with a “Class G” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class G Pass-Through Rate”: A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

“Class Interest Shortfall”: On any Distribution Date for any Class of Regular Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to Section 4.01(b) of this Agreement on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

“Class LA-1 Interest,” “Class LA-2 Interest,” “Class LA-3 Interest,” “Class LA-SB Interest,” “Class LA-4 Interest,” “Class LA-M Interest,” “Class LB Interest,” “Class LC Interest,” “Class LD Interest,” “Class LE Interest,” “Class LF Interest,” “Class LG Interest,” “Class LCM-A Interest,” “Class LCM-B Interest,” “Class LCM-C Interest,” “Class LCM-D Interest,” and “Class LCM-E Interest”: Each, a regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01 of this Agreement.

“Class LR Certificate”: Any one of the Certificates with a “Class LR” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

“Class R Certificate”: Any one of the Certificates with a “Class R” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

“Class V Certificate”: Any one of the Certificates with a “Class V” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class V Certificates represent undivided beneficial interests in the Class V Specific Grantor Trust Assets.

“Class V Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(m), which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class V Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Class V Distribution Account shall not be an asset of any Trust REMIC formed hereunder, but rather shall be an asset of the Grantor Trust.

“Class V Investment Representation Letter”: As defined in Section 5.02(i) of this Agreement.

“Class V Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of (i) the Excess Interest and (ii) the Class V Distribution Account.

“Class X Certificates”: The Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP and Class CM-X-EXT Certificates, collectively.

“Class X Component”: Each of the Class X-A Components, Class X-B Components, Class X-C Component, Class X-D Component, Class CM-X-CP Component and Class CM-X-EXT Component.

“Class X Component Notional Amount”: With respect to each Class X Component and any date of determination, an amount equal to the then Lower-Tier Principal Balance of its Corresponding Lower-Tier Regular Interest.

“Class X Notional Amount”: The Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount, the Class X-D Notional Amount, the Class CM-X-CP Notional Amount or the Class CM-X-EXT Notional Amount, as applicable and as the context may require.

“Class X-A Certificate”: Any one of the Certificates with a “Class X-A” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-A Components”: Each of Component XA-1, Component XA-2, Component XA-SB, Component XA-3, Component XA-4 and Component XA-M.

“Class X-A Notional Amount”: As of any date of determination, the sum of the then Class X Component Notional Amounts of all of the Class X-A Components.

“Class X-A Pass-Through Rate”: With respect to any Distribution Date, the weighted average of the Class X-A Strip Rates for the respective Class X-A Components for such Distribution Date, weighted on the basis of the respective Class X Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class X-A Pass-Through Rate for the initial Distribution Date is 1.162% per annum.

“Class X-A Strip Rate”: With respect to any Class of Class X-A Components for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-B Certificate”: Any one of the Certificates with a “Class X-B” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-B Components”: Each of the Component XB and Component XC.

“Class X-B Notional Amount”: As of any date of determination, the sum of the then Class X Component Notional Amounts of all of the Class X-B Components.

“Class X-B Pass-Through Rate”: With respect to any Distribution Date, the weighted average of the Class X-B Strip Rates for the respective Class X-B Components for such Distribution Date, weighted on the basis of the respective Class X Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class X-B Pass-Through Rate for the initial Distribution Date is 0.130% per annum.

“Class X-B Strip Rate”: With respect to any Class of Class X-B Components for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-C Certificate”: Any one of the Certificates with a “Class X-C” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-C Component”: The Component XD.

“Class X-C Notional Amount”: As of any date of determination, the then Class X Component Notional Amount of the Class X-C Component.

“Class X-C Pass-Through Rate”: With respect to any Distribution Date, the Class X-C Strip Rate for the Class X-C Component for such Distribution Date. The Class X-C Pass-Through Rate for the initial Distribution Date is 0.000% per annum.

“Class X-C Strip Rate”: With respect to the Class X-C Component for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificate.

“Class X-D Certificate”: Any one of the Certificates with a “Class X-D” designation on the face thereof, substantially in the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class X-D Component”: The Component XE.

“Class X-D Notional Amount”: As of any date of determination, the then Class X Component Notional Amount of the Class X-D Component.

“Class X-D Pass-Through Rate”: With respect to any Distribution Date, the Class X-D Strip Rate for the Class X-D Component for such Distribution Date. The Class X-D Pass-Through Rate for the initial Distribution Date is 1.165% per annum.

“Class X-D Strip Rate”: With respect to the Class of Class X-D Component for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (ii) the Pass-Through Rate for the Corresponding Certificates.

“Clearstream”: Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme.

“Closing Date”: May 15, 2015.

“CM Non-Pooled Voting Rights Percentage”: A fraction, expressed as a percentage, (a) the numerator of which is equal to the sum of the principal balances of the Courtyard by Marriott Non-Pooled Trust Companion Loans and (b) the denominator of which is equal to the sum of the principal balances of the Courtyard by Marriott Pooled Mortgage Loan and the Courtyard by Marriott Non-Pooled Trust Companion Loans.

“CM Pooled Voting Rights Percentage”: A fraction, expressed as a percentage, (a) the numerator of which is equal to the principal balance of the Courtyard by Marriott Pooled Mortgage Loan and (b) the denominator of which is equal to the sum of the principal balances of the Courtyard by Marriott Pooled Mortgage Loan and the Courtyard by Marriott Non-Pooled Trust Companion Loans.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collection Account”: The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Collection Account” and which must be an Eligible Account.

“Collection Period”: With respect to any Distribution Date, and each Mortgage Loan and the Courtyard by Marriott Non-Pooled Trust Companion Loans, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in June 2015, on the day after the Cut-off Date) and ending at the close of business on the Determination Date in the calendar month in which such Distribution Date occurs.

“Commission”: The Securities and Exchange Commission.

“Companion Loan”: A Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Companion Loan Noteholder”: A holder of a Companion Loan.

“Component XA-1”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-1 Interest as of any date of determination.

“Component XA-2”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-2 Interest as of any date of determination.

“Component XA-3”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-3 Interest as of any date of determination.

“Component XA-4”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-4 Interest as of any date of determination.

“Component XA-SB”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-SB Interest as of any date of determination.

“Component XA-M”: One of the components of the Class X-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LA-M Interest as of any date of determination.

“Component XB”: One of the components of the Class X-B Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LB Interest as of any date of determination.

“Component XC”: One of the components of the Class X-B Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LC Interest as of any date of determination.

“Component XD”: The component of the Class X-C Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LD Interest as of any date of determination.

“Component XE”: The component of the Class X-D Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LE Interest as of any date of determination.

“Component XCM-A”: The component of the Class CM-A Certificates having a Class X Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Class LCM-A Interest as of any date of determination.

“Condemnation Proceeds”: Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the REMIC Provisions and the applicable Loan Documents for the related Mortgage Loan or Serviced Loan Combination) or, if applicable, with respect to the Mortgaged Property securing a Serviced Loan Combination, any portion of such amounts payable to the holders of the applicable Mortgage Loan. With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Condemnation Proceeds.

“Consultation Termination Event”: Shall occur under the following circumstances:

(a) with respect to any Mortgage Loan (other than the Courtyard by Marriott Pooled Mortgage Loan or a Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination or the Courtyard by Marriott Loan Combination), at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in Section 4.08(a); provided that prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the La Gran Plaza Loan Combination and the term “Consultation Termination Event” shall not be applicable to the Loan-Specific Directing Holder related to the La Gran Plaza Loan Combination and

(b) with respect to the Courtyard by Marriott Pooled Mortgage Loan and the Courtyard by Marriott Loan Combination, at any date on which (i) a Courtyard by Marriott Control Termination Event exists and (ii)(A) no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the initial Certificate Balance of such Class or (B) such Consultation Termination Event is deemed to occur pursuant to Section 3.29(h) of this Agreement.

“Control Eligible Certificates”: Any of the Class D, Class E, Class F and Class G Certificates.

“Control Termination Event”: Shall occur under the following circumstances:

(a) with respect to any Mortgage Loan (other than the Courtyard by Marriott Pooled Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination or the Courtyard by Marriott Loan Combination) at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.08) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in Section 4.08(a); provided that prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the La Gran Plaza Loan Combination and the term “Control Termination Event” shall not be applicable to the Loan-Specific Directing Holder related to the La Gran Plaza Loan Combination; and

(b) with respect to the Courtyard by Marriott Pooled Mortgage Loan and the Courtyard by Marriott Loan Combination, any date on which (i) a Courtyard by Marriott Control Termination Event exists and (ii)(A) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (B) such Control Termination Event is deemed to occur pursuant to Section 3.29(h) of this Agreement or pursuant to the definition of Controlling Class Representative of this Agreement.

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a then aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.08(a) of this Agreement) at least equal to 25% of the initial Certificate Balance of that Class or if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

“Controlling Class Certificateholder”: Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

“Controlling Class Representative”: The Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that certifies to the Certificate Administrator that it owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative.

The initial Controlling Class Representative on the Closing Date shall be Seer Capital Management, LP, and the Certificate Registrar and the other parties to this Agreement shall be entitled to assume Seer Capital Management, LP, or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar thereof in writing, is the Controlling Class Representative as Holder (or Beneficial Owner) of at least a majority of the applicable Class of Control Eligible Certificates, until the Certificate Registrar receives (a) written notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) written notice that Seer Capital Management, LP is no longer the Holder (or Beneficial Owner) of at least a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). In the event of clause (b) above, if no successor Controlling Class Representative is then identified to the Certificate Registrar, then a Control Termination Event shall be deemed to exist until such time as the Certificate Registrar and the other parties to this Agreement receive notice of a successor Controlling Class Representative.

“Corporate Trust Office”: The offices of: (a) the Trustee, located at 1100 North Market Street, Wilmington, Delaware 19801, Attention: CMBS Trustee - COMM 2015-

CCRE23, or the principal trust office of any successor trustee qualified and appointed pursuant to this Agreement; and (b) the Certificate Administrator, located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Corporate Trust Services - COMM 2015 - CCRE23, or, in the case of any surrender, transfer or exchange at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - COMM 2015- CCRE23, or the principal trust office of any successor certificate administrator qualified and appointed pursuant to this Agreement.

“Corrected Mortgage Loan”: As defined under the definition of Specially Serviced Loan.

“Corresponding Certificates”: As defined in the Preliminary Statement with respect to any Corresponding Lower-Tier Regular Interest or Corresponding Class X Component.

“Corresponding Class X Components”: As defined in the Preliminary Statement with respect to any Corresponding Certificates or any Corresponding Lower-Tier Regular Interest.

“Corresponding Lower-Tier Regular Interests”: As defined in the Preliminary Statement with respect to any Corresponding Certificates or Corresponding Class X Component.

“Courtyard by Marriott Administrative Fee Rate”: For each Courtyard by Marriott Non-Pooled Trust Companion Loan a rate equal to 0.0055% (which includes the applicable Servicing Fee Rate and CREFC® License Fee Rate).

“Courtyard by Marriott Appraised-Out Class”: As defined in Section 4.08(b) of this Agreement.

“Courtyard by Marriott Available Funds”: For any Distribution Date, the sum of the following amounts in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans: (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and Net REO Proceeds transferred from an REO Account pursuant to Section 3.15(b) of this Agreement) received by or on behalf of the Master Servicer with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans in such Collection Period (including the portion of Loss of Value Payments deposited into the related Serviced Loan Combination Collection Account pursuant to Section 3.06(e) of this Agreement) and required to be placed in the Serviced Loan Combination Collection Account for the Courtyard by Marriott Loan Combination pursuant to Section 3.05 of this Agreement; (iv) without duplication, any late Monthly Payments received with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the related Master Servicer Remittance Date, (v) any Master Servicer Prepayment Interest Shortfalls remitted by the Master Servicer to the applicable Loan-Specific Collection Account in respect of

Courtyard by Marriott Non-Pooled Trust Companion Loans; and (iv) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans then on deposit in the Interest Reserve Account, but excluding the following (in no order of priority):

(a)           all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances with interest thereon with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans as described in Section 3.06;

(b)           the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in this Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer) on the Courtyard by Marriott Non-Pooled Trust Companion Loans, and reinvestment earnings on payments received with respect to the on the Courtyard by Marriott Non-Pooled Trust Companion Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans and such Distribution Date;

(c)           all amounts representing the portion of scheduled Monthly Payments due in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans after the related Due Date;

(d)           to the extent permitted by this Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans that represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, CREFC® and/or the Trustee are entitled with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans;

(e)           all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under this Agreement), CREFC® or the Trustee (in all of its capacities under this Agreement) with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans and other amounts permitted to be retained by the Master Servicer or withdrawn from Courtyard by Marriott Available Funds by the Master Servicer to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 of this Agreement and including any indemnities provided for herein), including interest thereon provided in this Agreement, but only to the extent allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans;

(f)            Prepayment Premiums and Yield Maintenance Charges received in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans;

(g)           any interest or investment income on funds on deposit in the Serviced Loan Combination Collection Account for the Courtyard by Marriott Loan Combination or any interest on permitted investments in which such funds may be invested;

(h)           all amounts received with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans previously replaced, purchased, repurchased or replaced from the Trust pursuant to Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement or the GACC Purchase Agreement during the related Collection Period and subsequent to the date as of which such Courtyard by Marriott Non-Pooled Trust Companion Loan was replaced, purchased or repurchased;

(i)            the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans and as described in Section 4.05; and

(j)            with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans.

“Courtyard by Marriott Control Eligible Certificates”: Any of the Class CM-B, Class CM-C, Class CM-D Certificates and Class CM-E Certificates.

“Courtyard by Marriott Control Termination Event”: Shall be deemed to have occurred and be continuing for so long as none of the Courtyard by Marriott Control Eligible Certificates then outstanding has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class.

“Courtyard by Marriott Controlling Class”: As of any time of determination the most subordinate class of Courtyard by Marriott Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class. The Courtyard by Marriott Controlling Class as of the Closing Date shall be the Class CM-E Certificates.

“Courtyard by Marriott Controlling Class Certificateholder”: Each holder (or beneficial owner, if applicable) of a Certificate of the Courtyard by Marriott Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

“Courtyard by Marriott Controlling Class Representative”: The Courtyard by Marriott Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Courtyard by Marriott Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Courtyard by Marriott Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Courtyard by Marriott Controlling Class Certificateholders, by Certificate Balance, that a Courtyard by Marriott Controlling Class Representative is no longer designated, then the Courtyard by Marriott Controlling Class Certificateholder that certifies to the Certificate Administrator that it owns the largest aggregate Certificate Balance of the Courtyard by Marriott Controlling Class shall be the Courtyard by Marriott Controlling Class Representative.

The initial Courtyard by Marriott Controlling Class Representative shall be the holder of the Class CM-E Certificates and the Certificate Registrar and the other parties to this Agreement shall be entitled to assume that entity designated as the Courtyard by Marriott Controlling Class Representative and notified to the Certificate Registrar in writing is the Courtyard by Marriott Controlling Class Representative until the Certificate Registrar receives (a) notice of a replacement Courtyard by Marriott Controlling Class Representative from a majority of the Courtyard by Marriott Controlling Class Certificateholders by Certificate Balance or (b) notice that the Courtyard by Marriott Controlling Class Representative is no longer the holder (or beneficial owner) of a majority of the applicable Class of Courtyard by Marriott Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). In the event of clause (b) above, if no successor Courtyard by Marriott Controlling Class Representative is then identified to the Certificate Registrar, then a Courtyard by Marriott Control Termination Event shall be deemed to exist until such time as the Certificate Registrar and the other parties to this Agreement receive notice of a successor Courtyard by Marriott Controlling Class Representative.

“Courtyard by Marriott Directing Holder”: The Courtyard by Marriott Controlling Class Representative.

“Courtyard by Marriott Distribution Account”: A segregated non-interest-bearing sub-account of the Distribution Account, for the benefit of the Loan-Specific Certificates.

“Courtyard by Marriott Event of Default”: An “Event of Default” as defined in the Loan Documents related to the Courtyard by Marriott Pooled Mortgage Loan.

“Courtyard by Marriott Loan Combination”: As defined in the Preliminary Statement.

“Courtyard by Marriott Net Mortgage Pass-Through Rate”: With respect to each Courtyard by Marriott Non-Pooled Trust Companion Loan and any Distribution Date will be equal to the Mortgage Rate of the related Courtyard by Marriott Non-Pooled Trust Companion Loan for the related Interest Accrual Period, minus, the Courtyard by Marriott Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for any Class of Loan-Specific Certificates, the Courtyard by Marriott Net Mortgage Pass-Through Rate will be (i) determined without taking into account any modification, waiver or amendment of the terms of any Courtyard by Marriott Non-Pooled Trust Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise and (ii) the annualized rate at which interest would have to accrue in respect of each Courtyard by Marriott Non-Pooled Trust Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loan during the one-month period at the related Courtyard by Marriott Net Mortgage Pass-Through Rate; provided, however, that with respect to each Courtyard by Marriott Non-Pooled Trust Companion Loan, the Courtyard by Marriott Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2016), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

“Courtyard by Marriott Non-Pooled Trust Companion Loans”: The Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan together with the Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan.

“Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan”: As defined in the Preliminary Statement.

“Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan”: As defined in the Preliminary Statement.

“Courtyard by Marriott Non-Trust Pari Passu Companion Loans”: As defined in the Preliminary Statement.

“Courtyard by Marriott Pari Passu Companion Loans”: As defined in the Preliminary Statement.

“Courtyard by Marriott Pooled Mortgage Loan”: As defined in the Preliminary Statement.

“Courtyard by Marriott Principal Distribution Amount”: For any Distribution Date will be equal to the sum of the following items received with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans (without duplication):

(a)           the principal component of all scheduled Monthly Payments (other than balloon payments), if any, due on the Courtyard by Marriott Non-Pooled Trust Companion Loans on the related Due Date (if received during the related Collection Period);

(b)           the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period) with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans, if delinquent in respect of its balloon payment;

(c)           the principal portion of any amount received in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans if the Courtyard by Marriott Non-Pooled Trust Companion Loans were, during the related Collection Period, repurchased from the Trust in connection with a breach or defect pursuant to this Agreement, purchased pursuant to this Agreement, or purchased from the Trust Fund pursuant to this Agreement;

(d)           the portion of Unscheduled Payments allocable to principal of any Courtyard by Marriott Non-Pooled Trust Companion Loan that was liquidated during the related Collection Period;

(e)           the principal component of all balloon payments and any other principal payment allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans received on or after the maturity date of the Courtyard by Marriott Loan Combination, to the extent received during the related Collection Period;

(f)            all other principal prepayments allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans received in the related Collection Period;

(g)           any other full or partial recoveries in respect of principal allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related

Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Serviced Loan Combination Collection Account for the Courtyard by Marriott Loan Combination during the related Collection Period); and

(h)           as reduced by any Nonrecoverable Advances plus interest at the Advance Rate on such Nonrecoverable Advances that are paid or reimbursed from principal allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans in a period during which such principal collections would have otherwise been included in the Courtyard by Marriott Principal Distribution Amount for such Distribution Date (provided, that if any of the amounts that were reimbursed from principal collections allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans are subsequently recovered, such recovery will increase the Courtyard by Marriott Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 of this Agreement.

“Courtyard by Marriott Realized Loss”: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Balance of the Loan-Specific Certificates (other than the Class CM-X-CP and Class CM-X-EXT Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Courtyard by Marriott Non-Pooled Trust Companion Loans immediately following the Determination Date preceding such Distribution Date.

“Courtyard by Marriott Senior Notes”: The Courtyard by Marriott Pooled Mortgage Loan, together with the Courtyard by Marriott Pari Passu Companion Loans.

“Courtyard by Marriott Voting Rights”: At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) a percentage equal to the product of (1) CM Pooled Voting Rights Percentage multiplied by (2) 98%, will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, (b) a percentage equal to the product of (1) CM Pooled Voting Rights Percentage multiplied by (2) 2%, will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, (c) a percentage equal to the product of (1) the CM Non-Pooled Voting Rights Percentage multiplied by (2) 98%, will be allocated among the holders of the respective Classes of the Loan-Specific Certificates (other than the Class CM-X-CP and Class CM-X-EXT Certificates) in proportion to the Certificate Balance of their Certificates and (d) a percentage equal to the product of (1) the CM Non-Pooled Voting Rights Percentage multiplied by (2) 2%, will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class CM-X-CP and Class CM-X-EXT Certificates. Courtyard by Marriott Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Courtyard by Marriott Voting Rights will be allocated to the Class LR, Class R or Class V Certificates.

“Courtyard Rakes Collection Sub-Account”: The separate account, or sub-account or ledger account within the Serviced Loan Combination Collection Account for the Courtyard by Marriott Loan Combination created and maintained by the Master Servicer pursuant to Section 3.05(h) on behalf of the Holders of the Loan-Specific Certificates, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Courtyard Rakes Collection Sub-Account.” Any such account or sub-account shall be an Eligible Account or a sub-account of an Eligible Account (including a sub-account of the Collection Account). The Courtyard Rakes Collection Account shall be an asset of the Lower-Tier REMIC.

“CREFC®”: Commercial Real Estate Finance Council®, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Trustee, the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Loan Combinations, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. In connection with preparing the CREFC® Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2015, and (b) annual financial statements beginning with annual financial statements for the 2015 fiscal year.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Loan Combinations, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Serviced Loan Combinations, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package (CREFC® IRP)”:

(a)           The following seven electronic files: (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File and (vii) CREFC® Special Servicer Loan File;

(b)           The following eleven supplemental reports: (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watch List, (vii) CREFC® Loan Level Reserve/LOC Report, (viii) CREFC® NOI Adjustment Worksheet, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report and (xi) CREFC® Reconciliation of Funds Report;

(c)           the following eight templates: (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Trustee Template and (viii) CREFC® Significant Insurance Event Template; and

(d)           such other reports and data files as CREFC® may designate as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time generally.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® License Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the CREFC® License Fee Rate (adjusted to a monthly rate) multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). Any payments of the CREFC® License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Master Servicer in writing at least two Business Days prior to the Servicer Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)
Bank Name: JPM Morgan Chase Bank, National Association
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

“CREFC® License Fee Rate”: A rate equal to 0.0005% per annum.

“CREFC® Loan Level Reserve/LOC Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available and effective from time to time on the CREFC® Website.

“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Periodic Update File” available and effective from time to time on the CREFC® Website and, provided that each CREFC® Loan Periodic Update File shall be accompanied by a CREFC® Advance Recovery Report, if such report is required for a particular month, and all references herein to “CREFC® Loan Periodic Update File” shall be construed accordingly.

“CREFC® Loan Setup File”: The data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Setup File” available and effective from time to time on the CREFC® Website.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available and effective from time to time on the CREFC® Website.

“CREFC® Operating Statement Analysis Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available and effective from time to time on the CREFC® Website.

“CREFC® Property File”: The monthly data file substantially in the form of, and containing the information called for, in the downloadable form of the “CREFC® Property File” available and effective from time to time on the CREFC® Website.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available and effective from time to time on the CREFC® Website.

“CREFC® Supplemental Servicer Reports”: The CREFC® Delinquent Loan Status Report, the CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® REO Status Report, the CREFC® Servicer Watch List, the CREFC® NOI Adjustment Worksheet, the CREFC® Comparative Financial Status Report, the CREFC® Operating Statement Analysis Report, the CREFC® Loan Level Reserve/LOC Report, the CREFC® Advance Recovery Report and the CREFC® Total Loan Report.

“CREFC® Total Loan Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available and effective from time to time on the CREFC® Website.

“CREFC® Website”: The CREFC®’s Website located at www.crefc.org or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Crossover Date”: The Distribution Date, if any, on which the Certificate Balance of each Class of Sequential Pay Certificates (excluding the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero.

“Custodial Agreement”: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, in the form agreed to by the Certificate Administrator and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof. No Custodial Agreement will be required if the Custodian is the same party as the Certificate Administrator.

“Custodian”: Any Custodian appointed pursuant to Section 3.19 of this Agreement. If a Custodian is not so appointed, then the Custodian shall be the Certificate Administrator. The Custodian may (but need not) be the Certificate Administrator, the Trustee or the Master Servicer or any Affiliate of the Certificate Administrator, the Trustee or the Master Servicer.

“Cut-off Date”: With respect to each Mortgage Loan, the later of the related Due Date of such Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan.

“DBRS”: DBRS, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan or Serviced Loan Combination as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended 12-month trailing or one-year period for which data is available from the related Borrower (or year-to-date until such time that data for the trailing 12-month period is available), before payment of any scheduled payments of principal and interest on such Mortgage Loan or Serviced Loan Combination but after funding of required reserves and “normalized” information from the CREFC® NOI Adjustment Worksheet for such Mortgaged Property by the Master Servicer or Special Servicer, if applicable, pursuant to Section 3.13 of this Agreement, by the annual debt service required by such Mortgage Loan or Serviced Loan Combination. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan or Serviced Loan Combination by 12 (or such fewer number of months for which related information is available).

“Default”: An event of default under the Loan Documents for any Mortgage Loan or Loan Combination, or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Documents for such Mortgage Loan or Loan Combination.

“Default Interest”: With respect to any Mortgage Loan or Serviced Companion Loan, interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

“Default Rate”: With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Mortgage Loan”: A Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its Balloon Payment, if any, in either case such Delinquency to be determined without giving effect to any grace period permitted by the related Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan or Serviced Loan Combination.

“Defeasance Account”: As defined in Section 3.26(j) of this Agreement.

“Defect”: As defined in Section 2.03(e) of this Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article X of this Agreement that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Delinquency”: Any failure of a Borrower to make a scheduled Monthly Payment or Balloon Payment on a Due Date.

“Denomination”: As defined in Section 5.01(a) of this Agreement.

“Depositor”: Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the sixth day of the calendar month of the related Distribution Date or, if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.

“Directing Holder”: (A) With respect to any Mortgage Loan (other than the La Gran Plaza Mortgage Loan, the Courtyard by Marriott Pooled Mortgage Loan and the Non-Serviced Mortgage Loans) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination and Courtyard by Marriott Loan Combination), the Controlling Class Representative, (B) with respect to the La Gran Plaza Loan Combination, the related Loan-Specific Directing Holder; and (C) with respect to the Courtyard by Marriott Loan Combination, (i) for so long as no Courtyard by Marriott Control Termination Event exists, the Courtyard by

Marriott Directing Holder and (ii) for so long as a Courtyard by Marriott Control Termination Event exists, the Controlling Class Representative.

The identification and contact information of each initial Directing Holder as of the Closing Date is set forth on Schedule I to this Agreement. The parties to this Agreement may rely on such Schedule in accordance with Section 3.29.

For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, Control Termination Event and Consultation Termination Event shall not affect the rights of a Non-Directing Holder. Whenever the term “Directing Holder” is used in this Agreement without further clarification, the parties hereto intend for such reference to mean the applicable Directing Holder under the circumstances.

“Directly Operate”: With respect to any Serviced REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such Serviced REO Property, the holding of such Serviced REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such Serviced REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the Serviced REO Property other than through an Independent Contractor; provided that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate a Serviced REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Serviced REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement unless otherwise included in the Distribution Date Statement for the applicable period; provided that any compensation and other remuneration that the Master Servicer or Certificate Administrator is permitted to receive or retain pursuant to the terms of this Agreement in connection with its respective duties in such capacity as Master Servicer or Certificate Administrator under this Agreement shall not be Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 3.14(e) of this Agreement.

“Disqualified Non-U.S. Person”: With respect to a Class R or Class LR Certificate, (A) any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes, (B) an entity treated as a domestic partnership for U.S. federal income tax purposes, one or more of the direct or indirect beneficial owners (other than through a U.S. corporation) of which is (or is permitted under the applicable partnership agreement to be) a Non-U.S. Person who is not described in clause (A)(i) or (ii) or (C) a U.S. Person with respect to whom income on the Class R or Class LR Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person.

“Disqualified Organization”: Any of (a) the United States, a State or any political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Code Chapter 1 (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R or Class LR Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel provided to the Certificate Registrar (which shall be an expense of the Trust) to the effect that any Transfer to such Person may cause either Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. For the purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Accounts”: Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Class V Distribution Account, each of which may be sub-accounts of a single Eligible Account.

“Distribution Date”: For each Determination Date, the fourth Business Day following such Determination Date in each calendar month, commencing in June 2015. The first Distribution Date shall be June 12, 2015.

“Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Do Not Hire List”: The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer, the Certificate Administrator, Trustee or

Operating Advisor, which lists certain parties identified by the Depositor as having failed to comply (after any applicable cure period) with their respective obligations under Article X of this Agreement or as having failed to comply (after any applicable cure period) with any similar Regulation AB reporting requirements under any other securitization transaction.

“Due Date”: With respect to (i) any Mortgage Loan or Serviced Loan Combination on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due and (ii) any Mortgage Loan or Serviced Loan Combination after the Maturity Date therefor or any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan or Serviced Loan Combination had been scheduled to be first due.

“Early Termination Notice Date”: Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

“EDGAR Compatible Format”: Any format compatible with EDGAR, including, without limitation, HTML, word, excel or clean and searchable PDF.

“Eligible Account”: Any of:

(i)       an account or accounts maintained with a depository institution or trust company (A) the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s, at least the equivalent by KBRA (if then rated by KBRA) and “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)), in the case of accounts in which funds are held for 30 days or less or, (B) in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, at least the equivalent by KBRA (if then rated by KBRA) and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)),

(ii)      an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., so long as it meets the eligibility standards of the Certificate Administrator set forth in this agreement or so long as such depository’s long-term unsecured debt rating (which deposits have a maturity of more than 30 days) shall be at least “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or such depository’s short term deposit or short term unsecured debt rating shall be at least “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less),

(iii)     an account or accounts maintained with PNC Bank, National Association, so long as such depository’s long-term unsecured debt (which deposits have a maturity of more than 30 days) or its long term deposits are rated at least “A2”, at least the equivalent by KBRA (if then rated by KBRA) by Moody’s and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher)

rating by any two other NRSROs (which may include Moody’s and Morningstar)) (if the deposits are to be held in the account for more than 30 days) or its short term deposit or short term unsecured debt is rated at least “P-1” by Moody’s, at least the equivalent by KBRA (if then rated by KBRA) and “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) (if the deposits are to be held in the account for 30 days or less),

(iv)     a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations (which deposits have a maturity of more than 30 days) of which are rated at least “A2” by Moody’s,

(v)      such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, or

(vi)     any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

Eligible Accounts may bear interest.

“Eligible Investor”: Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) (except with respect to the Loan-Specific Certificates and the Class R and Class LR Certificates) an Institutional Accredited Investor.

“Eligible Operating Advisor”: An institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P (including, in the case of Pentalpha Surveillance LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in Section 2.04(f) of this Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, an Other Depositor, Other Servicer or Other Special

Servicer, or an Affiliate of the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder or an Other Depositor, Other Servicer or Other Special Servicer, and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under this Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

“Environmental Insurance Policy”: With respect to any Mortgaged Property or Serviced REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or Serviced REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

“Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Sellers in connection with the related Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“Escrow Account”: As defined in Section 3.04(b) of this Agreement. Any Escrow Account may be a sub-account of the related Cash Collateral Account.

“Escrow Payment”: Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Cash Collateral Account Agreement, Lock-Box Agreement, Loan Agreement or other Loan Document for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan or Serviced Loan Combination.

“Euroclear”: Euroclear Bank, as operator of the Euroclear System and its successors in interest.

“Excess Interest”: With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on and allocable to such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest, if any, shall not be an asset of any Trust REMIC formed hereunder, but rather shall be an asset of the Grantor Trust.

“Excess Liquidation Proceeds”: With respect to any Mortgage Loan (and with respect to any Non-Serviced Mortgage Loan only the pro rata share of such proceeds allocated to the Trust pursuant to the terms of the related Intercreditor Agreement), the excess of (i) Net Liquidation Proceeds of such Mortgage Loan (or in the case of a Serviced Companion Loan or related Serviced REO Property, the portion of such Net Liquidation Proceeds allocated to the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement), over (ii) the amount that would have been received if a principal payment and all other amounts due in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

“Excess Liquidation Proceeds Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(k) of this Agreement in trust for the Certificateholders and, in the case of a Serviced Companion Loan, the Serviced Companion Loan Noteholders, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates and, if applicable, Serviced Companion Loan Noteholders Excess Liquidation Proceeds Account.” The Excess Liquidation Proceeds Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

“Excess Prepayment Interest Shortfall”: (i) With respect to the Mortgage Loans in the Mortgage Pool, the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Pool in excess of the Master Servicer Prepayment Interest Shortfall Amount with respect to the Mortgage Pool and (ii) with respect to any Serviced Companion Loan, the Prepayment Interest Shortfall with respect to such Serviced Companion Loan in excess of the related Master Servicer Prepayment Interest Shortfall Amount with respect to such Serviced Companion Loan.

“Excess Rate”: With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

“Excess Servicing Fees”: With respect to each Mortgage Loan and any Serviced Companion Loan (and any successor REO Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate”: With respect to each Mortgage Loan and any Serviced Pari Passu Companion Loan (and any successor REO Loan with respect thereto), a rate per annum equal to the Servicing Fee Rate (subject to the rights of the Mortgage Loan Seller Sub-Servicers identified on Exhibit T to this Agreement) minus 0.0025%; provided that such rate shall be subject to reduction pursuant to Section 7.02 of this Agreement.

“Excess Servicing Fee Right”: With respect to each Mortgage Loan and any Serviced Pari Passu Companion Loan (and any successor REO Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Exchange Date”: As defined in Section 4.02(a) of this Agreement.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“FHLMC”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Final Asset Status Report”: With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which shall not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such action, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”: With respect to any Specially Serviced Loan, Serviced REO Loan or any Mortgage Loan subject to repurchase by the related Mortgage Loan Seller pursuant to Section 2.03(e) of this Agreement, or in the case of a Loan Combination, subject to a purchase pursuant to the applicable Intercreditor Agreement, or any Mortgage Loan or Loan Combination subject to purchase pursuant to any related mezzanine intercreditor agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any Serviced REO Property) which the Master Servicer (or in the case of a Specially Serviced Loan or Serviced REO Loan, the Special Servicer), in its reasonable judgment, and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. If no Control Termination Event has occurred and is continuing, the Directing Holder shall have ten (10) Business Days to review and approve each such recovery determination; provided that if the Directing Holder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as the Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

“Financial Market Publisher”: Blackrock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, or any successor entities thereof.

“Fitch”: Fitch Ratings, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Form 8-K”: A current report on Form 8-K under the Exchange Act or such successor form as the Commission may specify from time to time.

“Form 8-K Disclosure Information”: As defined in Section 10.09 of this Agreement.

“GACC”: German American Capital Corporation, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“GACC Indemnification Agreement”: The agreement dated as of the Pricing Date, between GACC, the Depositor, the Underwriters and the Initial Purchasers.

“GACC Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the GACC Purchase Agreement.

“GACC Purchase Agreement”: The Mortgage Loan Purchase Agreement dated the Closing Date, between GACC and the Depositor.

“GECC”: General Electric Capital Corporation, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“GECC Indemnification Agreement”: The agreement dated as of the Pricing Date, between GECC, the Depositor, the Underwriters and the Initial Purchasers.

“GECC Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the GECC Purchase Agreement.

“GECC Purchase Agreement”: The Mortgage Loan Purchase Agreement dated the Closing Date, between GECC and the Depositor.

“General Special Servicer”: As defined in Section 3.22(h) of this Agreement.

“Global Certificates”: Each of the Publicly Offered Global Certificates, Regulation S Global Certificates or Rule 144A Global Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Grantor Trust”: A segregated asset pool within the Trust Fund, which at all times shall be treated as a “grantor trust” under the Grantor Trust Provisions, consisting of the Class V Specific Grantor Trust Assets, beneficial ownership of which is represented by the Class V Certificates, as further described in this Agreement.

“Grantor Trust Provisions”: Subpart E of part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”: With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

“Indemnification Agreements”: Each of the GACC Indemnification Agreement, the CCRE Indemnification Agreement, the LCF Indemnification Agreement, the JLC Indemnification Agreement and the GECC Indemnification Agreement.

“Indemnified Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Directing Holder, the Controlling Class Representative, the Operating Advisor, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Section 856(d)(3) of the Code if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator and the Trustee has been delivered to the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer or the Special Servicer, as applicable, on behalf of itself, the Certificate Administrator and the Trustee has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any Serviced REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Serviced REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such Serviced REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Individual Certificate”: Any Certificate in definitive, fully registered physical form without interest coupons.

“Initial Purchasers”: Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and their respective successors in interest.

“Initial Rate”: The stated Mortgage Rate with respect to an ARD Loan as of the Cut-off Date.

“Initial Resolution Period”: As defined in Section 2.03(e) of this Agreement.

“Institutional Accredited Investor”: An institutional investor which is an “accredited investor” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Act or any entity in which all of the equity owners come within such paragraphs.

“Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or Serviced Loan Combination (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).

“Intercreditor Agreement”: With respect to any Loan Combination, the related intercreditor, co lender or similar agreement in effect from time to time by and between (a) the holder of the related Mortgage Loan(s) and the holder of the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan or Non-Serviced Pari Passu Companion Loan(s) relating to the relative rights of such holders. The intercreditor or co-lender agreement related to each of the 9200 & 9220 Sunset Loan Combination, the Courtyard by Marriott Loan Combination, the 3 Columbus Circle Loan Combination, the La Gran Plaza Loan Combination and the Walgreens Portfolio Loan Combination, shall each be an Intercreditor Agreement.

“Interest Accrual Amount”: With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class of Certificates with respect to such Distribution Date. Calculations of interest due in respect of such Classes of Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Accrual Period”: With respect to each Class of Regular Certificates, for each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Interest Reserve Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

“Interested Person”: As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, any Directing Holder, any Certificateholder, any Borrower, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.15 of this Agreement, or any Person known to a Servicing Officer of the Special Servicer to be an Affiliate of any of them.

“Inquiries”: As defined in Section 4.02(c) of this Agreement.

“Investment Account”: As defined in Section 3.07(a) of this Agreement.

“Investment Representation Letter”: As defined in Section 5.02(c)(i)(A) of this Agreement.

“Investor-Based Exemption”: Any of PTCE 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by “in-house asset managers”) or a similar exemption under Similar Law.

“Investor Certification”: A certificate (which may be in electronic form) substantially in the form of Exhibit L-1 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website. The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum”: As defined in Section 4.02(c) of this Agreement.

“Investor Registry”: As defined in Section 4.02(d) of this Agreement.

“IO Group YM Distribution Amount”: As defined in Section 4.01(c)of this Agreement.

“IRS”: The Internal Revenue Service.

“JLC”: Jefferies LoanCore LLC, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“JLC Indemnification Agreement”: The agreement dated as of the Pricing Date, between the Depositor, JLC and the Underwriters.

“JLC Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the JLC Purchase Agreement.

“JLC Purchase Agreement”: The Mortgage Loan Purchase Agreement dated and effective as of the Closing Date, between JLC and the Depositor.

“KBRA”: Kroll Bond Rating Agency, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“La Gran Plaza Companion Loans”: As defined in the Preliminary Statement.

“La Gran Plaza Loan Combination”: The La Gran Plaza Companion Loans, together with the La Gran Plaza Mortgage Loan. References herein to the La Gran Plaza Loan Combination shall be construed to refer to the aggregate indebtedness under the La Gran Plaza Pari Passu Note A-1, the La Gran Plaza Note A-2 and the La Gran Plaza Note A-3.

“La Gran Plaza Mortgage Loan”: As defined in the Preliminary Statement.

“La Gran Plaza Pari Passu Note A-1”: The promissory note designated as note A-1, which evidences a portion of the La Gran Plaza Loan Combination. The La Gran Plaza Pari Passu Note A-1 is not included in the Trust Fund and is pari passu in right of payment to the La Gran Plaza Pari Passu Note A-2 and the La Gran Plaza Note A-3, as set forth in the related Intercreditor Agreement. The La Gran Plaza Pari Passu Note A-1 is currently held by LCF.

“La Gran Plaza Pari Passu Note A-1 Securitization Date”: With respect to the La Gran Plaza Loan Combination, the first date on which any portion of the La Gran Plaza Pari Passu Note A-1 is included in a securitization trust, provided that such Companion Loan Noteholder provides each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (in each case only to the extent such party will not also be a party to the related Other Securitization) with notice in accordance with the terms of the related Intercreditor Agreement that the La Gran Plaza Pari Passu Note A-1 is to be included in such Other Securitization, which notice shall include contact information for the related Other Servicer, the Other Special Servicer and the Other Trustee.

“La Gran Plaza Pari Passu Note A-2”: The promissory note designated as note A-2, which evidences a portion of the La Gran Plaza Loan Combination. The La Gran Plaza Pari Passu Note A-2 is not included in the Trust and is pari passu in right of payment to the La Gran

Plaza Pari Passu Note A-1 and the La Gran Plaza Note A-3, as set forth in the related Intercreditor Agreement. The La Gran Plaza Pari Passu Note A-2 is currently held by LCF.

“La Gran Plaza Pari Passu Note A-3”: The promissory note designated as note A-2, which evidences a portion of the La Gran Plaza Loan Combination. The La Gran Plaza Pari Passu Note A-3 is included in the Trust and is pari passu in right of payment to the La Gran Plaza Pari Passu Note A-1 and the La Gran Plaza Note A-2, as set forth in the related Intercreditor Agreement.

“La Gran Plaza Service Providers”: With respect to the La Gran Plaza Loan Combination, (i) prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Trustee, Master Servicer, Special Servicer and any related sub-servicer hereunder and (ii) on and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement for the La Gran Plaza Pari Passu Note A-1.

“Late Collections”: With respect to any Mortgage Loan or Serviced Loan Combination, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Loan Combination (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan or Serviced Loan Combination), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Loan Combination (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Loan Combination by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges.

“LCF”: Ladder Capital Finance LLC, in its capacity as a Mortgage Loan Seller, and its successors in interest.

“LCF Indemnification Agreement”: The agreement dated as of the Pricing Date, between LCF, the Depositor, the Underwriters and the Initial Purchasers.

“LCF Mortgage Loans”: Each Mortgage Loan transferred and assigned to the Depositor pursuant to the LCF Purchase Agreement.

“LCF Purchase Agreement”: The Mortgage Loan Purchase Agreement dated the Closing Date, between LCF and the Depositor.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate

Administrator and the Trustee in connection with the liquidation of any Mortgage Loan or Serviced Loan Combination or the liquidation of a Serviced REO Property or the sale of any Mortgage Loan or Serviced Loan Combination pursuant to Section 3.16 or Section 9.01 of this Agreement (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer (i) with respect to each Specially Serviced Loan or Serviced REO Loan, (ii) with respect to each Mortgage Loan repurchased by a Mortgage Loan Seller (except as specified in the following paragraph) or (iii) with respect to each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the proviso in Section 3.16(b) of this Agreement, in each case as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, a loan purchaser or Mortgage Loan Seller, as applicable, or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to:

(a)           the lesser of:

(i)            the product of 1.0% and the proceeds of such full, partial or discounted payoff or the Net Liquidation Proceeds related to such liquidated or repurchased Mortgage Loan or Specially Serviced Loan, as the case may be, in each case exclusive of any portion of such payoff or Net Liquidation Proceeds that represents Penalty Charges;

(ii)            $1,000,000; and

(iii)          any applicable cap pursuant to Section 3.12(c) of this Agreement;

(b)           with respect to any particular liquidation (or partial liquidation), as reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to such Specially Serviced Loan, Serviced REO Loan, Mortgage Loan or Serviced Loan Combination;

provided that if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full, the Special Servicer shall not be entitled to collect a Liquidation Fee out of the proceeds received in connection with such liquidation if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related Borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such liquidation.

No Liquidation Fee shall be payable:

(a) with respect to clause (v) of the definition of Liquidation Proceeds;

(b) with respect to any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, in connection with the purchase of the related Mortgage Loan by a mezzanine lender if the purchase of the Mortgage Loan occurred within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable;

(c) in the case of a repurchase or replacement of a Mortgage Loan (other than an REO Loan) by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, if the applicable Mortgage Loan Seller repurchases or replaces such Mortgage Loan within the Initial Resolution Period (and giving effect to any applicable Resolution Extension Period);

(d) with respect to any Serviced Companion Loan that is the subject of an Other Securitization, to the Special Servicer under this Agreement in connection with (A) a repurchase or replacement of such Serviced Companion Loan by the applicable Mortgage Loan Seller due to a breach of a representation or warranty or a document defect under the related mortgage loan purchase agreement related to the Other Pooling and Servicing Agreement prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Other Pooling and Servicing Agreement;

(e) in connection with the purchase of any Defaulted Mortgage Loan by the Special Servicer or any Affiliate thereof or the Directing Holder or any Companion Loan holder or any Affiliate thereof if such purchase occurred within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing; and

(f) in connection with a Loss of Value Payment by a Mortgage Loan Seller, if the applicable Mortgage Loan Seller makes such Loss of Value Payment within the Initial Resolution Period (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03(e) of this Agreement).

“Liquidation Proceeds”: Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Proceeds) received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee’s sale, foreclosure sale, disposition of REO Property or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the sale of a Defaulted Mortgage Loan; (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; (v) the purchase of all the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01 of this Agreement; (vi) with respect to any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender; (vii) in the case of a Mortgage Loan that is part of a Loan Combination, the purchase of such Mortgage Loan by a related Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related Intercreditor Agreement; or (viii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(e) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller). With respect to the Mortgaged Property or Mortgaged Properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

“Loan Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

“Loan Combination”: Each of the 9200 & 9220 Sunset Loan Combination, the Courtyard by Marriott Loan Combination, the 3 Columbus Circle Loan Combination, the La Gran Plaza Loan Combination and the Walgreens Portfolio Loan Combination.

“Loan Documents”: With respect to any Mortgage Loan or Serviced Loan Combination, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or Serviced Loan Combination or subsequently added to the related Mortgage File.

“Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan Seller Defeasance Rights and Obligations”: As defined in Section 3.24(g) of this Agreement.

“Loan-Specific Certificates”: The Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates, collectively.

“Loan-Specific Directing Holder”: (A) with respect to a Serviced Loan Combination other than the Courtyard by Marriott Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept set forth under the related Intercreditor Agreement and (B) with respect to the Courtyard by Marriott Loan Combination, the Courtyard by Marriott Directing Holder. Prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the “directing holder” with respect to the La Gran Plaza Loan Combination will be the holder of the La Gran Plaza Pari Passu Note A-1 (which, as of the Closing Date, is expected to be an affiliate of LCF). On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, there will be no Loan-Specific Directing Holder under this Agreement with respect to the La Gran Plaza Loan Combination.

“Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to the related Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Loan Combination and Section 3.06(b) of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan or Serviced Loan Combination.

“Lock-Box Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”: As defined in Section 2.03(e) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(d) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust or either Trust REMIC.

“Lower-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Lower-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(a).

“Lower-Tier Principal Balance”: With respect to any Class of Lower-Tier Regular Interest, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Lower-Tier Distribution Amount allocable to principal and Realized Losses or Courtyard by Marriott Realized Losses allocable thereto in all prior periods as described in Section 4.01(e) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates.

“Lower-Tier Regular Interests”: The Class LA-1 Interest, the Class LA-2 Interest, the Class LA-3 Interest, the Class LA-SB Interest, the Class LA-4 Interest, the Class LA-M Interest, the Class LB Interest, the Class LC Interest, the Class LD Interest, the Class LE Interest, the Class LF Interest, the Class LG Interest, the Class LCM-A Interest, the Class LCM-B Interest, the Class LCM-C Interest, the Class LCM-D Interest, and the Class LCM-E Interest issued by the Lower-Tier REMIC and held by the Trustee as assets of the Upper-Tier REMIC. Each Lower-Tier Regular Interest (i) is designated as a “regular interest” in the Lower-Tier REMIC, (ii) relates to its Corresponding Certificates and Corresponding Class X Component, if any, (iii) is uncertificated, (iv) has an initial Lower-Tier Principal Balance as set forth in the Preliminary Statement herein, (v) has a Pass-Through Rate equal to (a) (other than the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests) the Weighted Average Net Mortgage Pass-Through Rate, (b) in the case of the Class LCM-A Interest, the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan and (c) in the case of the Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests, the Courtyard by Marriott Net Mortgage Pass-Through Rate for the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan, (vi) has a “latest possible maturity date,” within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vii) is entitled to the distributions in the amounts and at the times specified in Section 4.01(d) of this Agreement.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Excess Interest), the Courtyard by Marriott Non-Pooled Trust Companion Loans, collections thereon held in the Courtyard Rakes Collection Account, the Trust’s interest in any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account and the Lower-Tier Distribution Account, the REO Account (to the extent of the Trust Fund’s interest therein), related amounts in the Interest Reserve Account, amounts held from time to time and the Excess Liquidation Proceeds Account (to the extent of the Trust Fund’s interest therein) in respect thereof, and all other property included in the Trust Fund (other than the Loss-of-Value Reserve Fund) that is not in the Upper-Tier REMIC or the Grantor Trust.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Shall mean any of the following:

(a)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations as come into and continue in default;

(b)           any modification, consent to a modification or waiver of a monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or Default Interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the Maturity Date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)           any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Trust Fund) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with the proviso in Section 3.16(b) of this Agreement, in each case for less than the applicable Repurchase Price;

(d)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(e)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)           any property management company changes for which the lender is required to consent or approve under the Loan Documents (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the borrower) or franchise changes for which the lender is required to consent or approve under the Loan Documents (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination);

(h)           releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)            any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)            any determination of an Acceptable Insurance Default;

(k)           the determination of the Special Servicer pursuant to clause (c) or clause (g) of the definition of “Specially Serviced Loan”;

(l)            any acceleration of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination following a default or an event of default or any initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)          any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan

Combination, or an action to enforce rights with respect thereto, other than any modification, waiver or amendment to cure an ambiguity or correct an error.

For the avoidance of doubt, the Master Servicer and the Special Servicer (each in such capacity) shall not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative shall have no consent rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans under this Agreement.

With respect to any Serviced Loan Combination, for so long as the holder of the related Serviced Companion Loan is the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement, then with respect to such Serviced Loan Combination, the term “Major Decision” shall mean “Major Decision”, “Major Action” or any analogous concept under the related Intercreditor Agreement.

“Management Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

“Manager”: With respect to any Mortgage Loan or Serviced Loan Combination, any property manager for the related Mortgaged Properties.

“Master Servicer”: Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, or its successor in interest, or any successor master servicer appointed as provided herein.

“Master Servicer Prepayment Interest Shortfall Amount”: As defined in Section 3.17(c) of this Agreement.

“Master Servicer Termination Event”: As defined in Section 7.01(a) of this Agreement.

“Master Servicer Website”: Shall mean the internet website maintained by the Master Servicer; initially located at “www.pnc.com/midland”.

“Master Servicing Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Master Servicing Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date).

“Master Servicing Fee Rate”: With respect to each Mortgage Loan, the rate per annum set forth on Exhibit B to this Agreement.

“Material Breach”: As defined in Section 2.03(e) of this Agreement.

“Material Defect”: As defined in Section 2.03(e) of this Agreement.

“Maturity Date”: With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Note.

“Modification Fees”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, consent fees, assumption application fees, defeasance fees and fees similar to the foregoing). For the avoidance of doubt, Special Servicing Fees, Workout Fees and Liquidation Fees due to the Special Servicer in connection with a modification, restructure, extension, waiver or amendment shall not be considered Modification Fees. For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related Borrower shall be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap shall exist in connection with the amount of Modification Fees which may be collected from the related Borrower with respect to any Specially Serviced Loan or REO Loan.

“Modified Mortgage Loan”: Any Specially Serviced Loan which has been modified by the Special Servicer pursuant to Section 3.26 of this Agreement in a manner that:

(a)           reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan), including any reduction in the Monthly Payment;

(b)           except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)           in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or the Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”: With respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related Borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Morningstar”: Morningstar Credit Ratings, LLC, or any successor in interest. If neither such rating agency nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

“Mortgage File”: With respect to any Trust Mortgage Loan or Serviced Companion Loan, collectively, the mortgage documents listed in Section 2.01(a)(i) through Section 2.01(a)(xx) of this Agreement pertaining to such particular Trust Mortgage Loan or Serviced Companion Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement; provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Depositor, the Custodian or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”: Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 of this Agreement and from time to time held in the Trust Fund. The Mortgage Loans originally so transferred, assigned and held are identified on the Mortgage Loan Schedule as of the Closing Date. Such term shall include any REO Loan, Specially Serviced Loan or any Mortgage Loan that has been defeased in whole or in part. Such term shall not include the Courtyard by Marriott Non-Pooled Trust Companion Loans, the Serviced Companion Loans or the Non-Serviced Companion Loans but shall include Non-Serviced Mortgage Loans.

“Mortgage Loan Purchase Agreements”: Each of the GACC Purchase Agreement, the CCRE Purchase Agreement, the LCF Purchase Agreement, the JLC Purchase Agreement and the GECC Purchase Agreement.

“Mortgage Loan Schedule”: The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached as Exhibit B to this Agreement, which list shall set forth the following information with respect to each Mortgage Loan:

(a)           the Loan Number;

(b)           the Mortgage Loan name;

(c)           the street address (including city, state and zip code) of the related Mortgaged Property;

(d)           the Mortgage Rate in effect as of the Cut-off Date;

(e)           the original principal balance;

(f)            the Stated Principal Balance as of the Cut-off Date;

(g)           the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(h)           the Due Date;

(i)            the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(j)            the Servicing Fee Rate;

(k)           whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(l)            whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(m)          the Revised Rate of such Mortgage Loan, if any;

(n)           whether the Mortgage Loan is part of a Loan Combination;

(o)           whether the Mortgage Loan is secured in any part by a leasehold interest; and

(p)           whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Serviced Companion Loan.

“Mortgage Loan Seller Sub-Servicer”: A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit T to this Agreement, or any successor thereto.

“Mortgage Loan Sellers”: Each of GACC, CCRE, LCF, JLC and GECC.

“Mortgage Pool”: All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Loans.

“Mortgaged Property”: The underlying property securing a Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Companion Loans including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans or the Courtyard by Marriott Non-Pooled Trust Companion Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgage Rate”: With respect to each Mortgage Loan or Serviced Companion Loan, as applicable, and any Interest Accrual Period, the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, during such period (in the absence of a default), as set forth in the related Note from time to time, without giving effect to any Default Rate or any Excess Interest.

“Net Condemnation Proceeds”: Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with the Servicing Standard.

“Net Default Interest”: With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest allocable to the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from (A) the Collection Account pursuant to Section 3.06(a)(ix) of this Agreement for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred on the related Mortgage Loan during or prior to such Collection Period and (B) each Serviced Loan Combination Collection Account pursuant to Section 3.06(b)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred on the related Serviced Loan Combination during or prior to such Collection Period.

“Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

“Net Liquidation Proceeds”: The Liquidation Proceeds received with respect to any Mortgage Loan or Serviced Loan Combination net of the amount of (i) Liquidation Expenses incurred with respect thereto and (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Net Mortgage Pass-Through Rate”: With respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the aggregate of the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor

Fee Rate, CREFC® License Fee Rate, the fee rate paid to the Sub-Servicer, if any, with respect to any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate. The “Net Mortgage Pass-Through Rate” for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate shall be the Net Mortgage Pass-Through Rate of such Mortgage Loan without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Borrower or otherwise. The Net Mortgage Pass-Through Rate shall not be reduced by any Operating Advisor Fee Rate following the Operating Advisor’s resignation pursuant to Section 6.04(e) or the termination of the Operating Advisor pursuant to Section 7.07(e).

Notwithstanding the foregoing, if any such Mortgage Loan or Serviced Companion Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Net Mortgage Pass-Through Rate of such Mortgage Loan or Serviced Companion Loan for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan or Serviced Companion Loan at the related Net Mortgage Pass-Through Rate during such Interest Accrual Period; provided, that with respect to each such Mortgage Loan, the Net Mortgage Pass-Through Rate for the one-month period (i) preceding the Distribution Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), shall be determined net of any Withheld Amounts from that month and (ii) preceding the Due Date in March (or February if the related Distribution Date is the final Distribution Date) (commencing in 2016), shall be determined inclusive of the Withheld Amounts, if applicable, from the immediately preceding February, and, if applicable, January.

“Net Prepayment Interest Excess”: The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Companion Loan that the Master Servicer is servicing exceeds the aggregate of all Master Servicer Prepayment Interest Shortfall Amounts for such Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Companion Loan as of any related Distribution Date.

 “Net REO Proceeds”: With respect to each Serviced REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.15(b) of this Agreement.

“New Lease”: Any lease of a Serviced REO Property entered into on behalf of the Lower-Tier REMIC if such Trust REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of such Trust REMIC.

“No Downgrade Confirmation” shall mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from such Rating Agency with respect to such matter. At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation shall be required from that Rating Agency. With respect to any matter affecting any Serviced Pari Passu Companion Loan, any No Downgrade Confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

“Non-Directing Holder”: With respect to any Companion Loan, the “Non-Directing Holder”, “Non-Controlling Note Holder” or any analogous concept under the related Intercreditor Agreement. The Controlling Class Representative shall be a Non-Directing Holder with respect to the Walgreens Portfolio Loan Combination. The Controlling Class Representative shall be the Non-Directing Holder with respect to the La Gran Plaza Loan Combination.

“Non-Reduced Certificates”: As of any date of determination, (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Certificates (other than the Class CM-X-CP and Class CM-X-EXT Certificates) then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Courtyard by Marriott Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Serviced Companion Loan”: With respect to any Non-Serviced Loan Combination, any related mortgage loan not included in the Trust Fund that is serviced under another agreement and that is generally (a) payable on a pari passu basis with the related Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement. The Walgreens Portfolio Pari Passu Companion Loans are the Non-Serviced Companion Loans related to the Trust. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Companion Loans shall be Non-Serviced Companion Loans. Prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Companion Loans shall be Serviced Companion Loans. Prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be a Serviced Loan Combination.

“Non-Serviced Loan Combinations”: Any mortgage loan that is not serviced under this Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Trust but serviced under another agreement and one or more mortgage notes not included in the Trust and serviced under another agreement. References herein to a Non-Serviced Loan Combination shall be construed to refer to the aggregate indebtedness under the related notes. The Walgreens Portfolio Loan Combination is a Non-Serviced Loan Combination related to the Trust. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be a Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loans”: With respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Trust but serviced under another agreement. The Walgreens Portfolio Mortgage Loan is a Non-Serviced Mortgage Loan included in the Trust. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Mortgage Loan shall be a Non-Serviced Mortgage Loan.

“Non-Serviced Mortgage Loan Service Providers”: (a) With respect to the Walgreens Portfolio Loan Combination, the Walgreens Portfolio Service Providers and (b) with respect to the La Gran Plaza Loan Combination, the La Gran Plaza Service Providers.

“Non-Serviced Pari Passu Companion Loans”: With respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Trust that is not serviced under this Agreement and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement. The Walgreens Portfolio Pari Passu Companion Loans are Non-Serviced Pari Passu Companion Loans related to the Trust. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Mortgage Loan shall be a Non-Serviced Pari Passu Companion Loan.

“Non-U.S. Person”: A person that is not a U.S. Person.

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance, Nonrecoverable Property Advance or Nonrecoverable Workout-Delayed Reimbursement Amounts.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan (or related REO Loan) that, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Sections 4.07(c) and 4.07(e), or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan (or related REO Loan), which shall be evidenced by an Officer’s Certificate as provided by Section 4.07(c) of this Agreement.

“Nonrecoverable Property Advance”: Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Loan Combination or any Serviced REO Property that, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Section 3.21(d) of this Agreement, or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, Serviced Loan Combination or Serviced REO Loan, which shall be evidenced by an officer certificate as provided by

Section 3.21(d) of this Agreement. The determination as to the recoverability of any property advance previously made or proposed to be made in respect of any Non-Serviced Loan Combination (or related REO Property) shall be made by the applicable servicer under, and in accordance with the terms of, the related Other Pooling and Servicing Agreement. Any such determination made by any such party shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Master Servicer, the Special Servicer and the Trustee, as applicable.

“Nonrecoverable Workout-Delayed Reimbursement Amounts”: Any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Property Advances or Nonrecoverable P&I Advances, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late payments or any other recovery on or in respect of the related Mortgage Loan, Serviced Loan Combination or REO Loans or (b) has determined that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans, Serviced Loan Combinations and REO Properties and from general principal collections in the Collection Account.

“Note”: With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan or Serviced Companion Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”: Any of the notices given to the Trustee, the Certificate Administrator and the Master Servicer by the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01(c) of this Agreement.

“Notional Amount” or “Notional Balance”: As of any date of determination: (i) with respect to each of the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP and Class CM-X-EXT Certificates as a Class, the related Class X Notional Amount as of such date of determination and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the related Class X Notional Amount as of such date of determination.

“NRSRO”: Any nationally recognized statistical ratings organization.

“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit V or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, Special Servicer, Additional Servicer or Operating Advisor customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be.

“Offsetting Modification Fees”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or Serviced REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Trust, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or Serviced REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or Serviced REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or Serviced REO Loan was a Specially Serviced Loan.

“Operating Advisor”: Pentalpha Surveillance LLC, a Delaware limited liability company, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.31(d)(iv) of this Agreement.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consulting rights equal to $10,000 with respect to any Mortgage Loan or such lesser amount as the related Borrower agrees to pay, payable pursuant to Section 3.06 of this Agreement; provided, no such fee shall be payable unless paid by the related Borrower. The Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided, that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction. No Operating Advisor Consulting Fee shall be payable with respect to any Subordinate Companion Loan, the La Gran Plaza Loan Combination or any Non-Serviced Loan Combination.

“Operating Advisor Fee”: With respect to each Mortgage Loan (other than the La Gran Plaza Mortgage Loan or any Non-Serviced Mortgage Loan) and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the applicable Operating Advisor Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such

Mortgage Loan on such Due Date). Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. The Operating Advisor Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC. For the avoidance of doubt, no Operating Advisor Fee shall accrue on the principal balance of, or be payable with respect to, any Subordinate Companion Loan, any Non-Serviced Loan Combination or the La Gran Plaza Companion Loans. No Operating Advisor Fee shall accrue following the Operating Advisor’s resignation pursuant to Section 6.04(e) or the termination of the Operating Advisor pursuant to Section 7.07(e).

“Operating Advisor Fee Rate”: For each Interest Accrual Period, a per annum rate equal to, with respect to each Mortgage Loan (excluding any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan), 0.0015%.

“Operating Advisor Standard”: As defined in Section 3.31(b) of this Agreement.

“Operating Advisor Termination Event”: As defined in Section 7.07(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Certificate Administrator and the Trustee, except that any opinion of counsel relating to (a) qualification of either Trust REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04(b) of this Agreement, must be an opinion of counsel who is Independent of the Depositor, the Master Servicer and the Special Servicer.

“Originator”: Any of (i) the Mortgage Loan Sellers and (ii) with respect to any Mortgage Loan acquired by a Mortgage Loan Seller, the originator of such Mortgage Loan.

“Other 17g-5 Information Provider”: The applicable other “17g-5 information provider” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan. The Depositor shall inform the other parties hereto of the name and contact information for any Other 17g-5 Information Provider existing as of the Closing Date. The name and contact information of any such Other 17g-5 Information Provider as of the Closing Date is set forth on Schedule VIII hereto. Each party hereto shall be entitled to conclusively rely upon the information set forth on Schedule VIII until such party receives notice of any change thereto.

“Other Depositor”: The applicable other “depositor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Indemnified Parties”: As defined in Section 1.04 of this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” or “trust advisor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Pooling and Servicing Agreement”: A pooling and servicing agreement or other applicable servicing agreement relating to a Serviced Companion Loan or a Non-Serviced Loan Combination, as applicable. The Other Pooling and Servicing Agreements related to the Trust as of the Closing Date are the WFCM 2015-LC20 Pooling and Servicing Agreement (with respect to the Walgreens Portfolio Pari Passu Note A-1) and the COMM 2015-LC19 Pooling and Servicing Agreement (with respect to the Walgreens Portfolio Pari Passu Note A-2). Each of the 9200 & 9220 Sunset Companion Loan, the Courtyard by Marriott Non Trust Pari Passu Companion Loans, the 3 Columbus Circle Companion Loan and the La Gran Plaza Companion Loans (or a portion thereof) is expected to be included in a future securitization, for which the related pooling and servicing agreement shall be an Other Pooling and Servicing Agreement.

“Other Securitization”: Any commercial mortgage securitization trust that holds a Serviced Companion Loan or Non-Serviced Companion Loan or any successor REO Loan with respect thereto. The initial Other Securitizations related to the Trust as of the Closing Date are the WFCM 2015-LC20 Mortgage Trust securitization (with respect to the Walgreens Portfolio Pari Passu Note A-1) and the COMM 2015-LC19 Mortgage Trust securitization (with respect to the Walgreens Portfolio Pari Passu Note A-2). Each of the 9200 & 9220 Sunset Companion Loan, the Courtyard by Marriott Non Trust Pari Passu Companion Loans, the 3 Columbus Circle Companion Loan and the La Gran Plaza Companion Loans (or a portion thereof) is expected to be included in a future securitization, which shall also be an Other Securitization.

“Other Servicer”: The applicable other “master servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Special Servicer”: The applicable other “special servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Other Trustee”: The applicable other “trustee” or, if applicable, the other “certificate administrator” or, if applicable, the other “custodian” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan or a Non-Serviced Companion Loan, as applicable.

“Ownership Interest”: Any record or beneficial interest in a Class R or Class LR Certificate.

“P&I Advance”: As to any Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.07 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate.

“P&I Advance Determination Date”: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

“Pari Passu Primary Servicing Fee Rate”: With respect to any Non-Serviced Mortgage Loan, the “primary servicing fee rate” or “pari passu primary servicing rate” (each as defined or set forth in the applicable Other Pooling and Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Other Special Servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the Other Servicer under the applicable Other Pooling and Servicing Agreement. The Pari Passu Primary Servicing Fee Rate for the 9200 & 9220 Sunset Mortgage Loan, the Courtyard by Marriott Pooled Mortgage Loan, the 3 Columbus Circle Mortgage Loan, the La Gran Plaza Mortgage Loan and the Walgreens Portfolio Mortgage Loan will be 0.0025%.

“Pass-Through Rate”: With respect to each Class of Certificates set forth below, the following rates:
Class	Pass-Through Rate
Class A-1	Class A-1 Pass-Through Rate
Class A-2	Class A-2 Pass-Through Rate
Class A-SB	Class A-SB Pass-Through Rate
Class A-3	Class A-3 Pass-Through Rate
Class A-4	Class A-4 Pass-Through Rate
Class A-M	Class A-M Pass-Through Rate
Class X-A	Class X-A Pass-Through Rate
Class X-B	Class X-B Pass-Through Rate
Class X-C	Class X-C Pass-Through Rate
Class X-D	Class X-D Pass-Through Rate
Class B	Class B Pass-Through Rate
Class C	Class C Pass-Through Rate
Class D	Class D Pass-Through Rate
Class E	Class E Pass-Through Rate
Class F	Class F Pass-Through Rate
Class G	Class G Pass-Through Rate
Class CM-A	Class CM-A Pass-Through Rate
Class CM-X-CP	Class CM-X-CP Pass-Through Rate
Class CM-X-EXT	Class CM-X-EXT Pass-Through Rate
Class CM-B	Class CM-B Pass-Through Rate
Class CM-C	Class CM-C Pass-Through Rate
Class CM-D	Class CM-D Pass-Through Rate
Class CM-E	Class CM-E Pass-Through Rate

 “Paying Agent”: The paying agent appointed pursuant to Section 5.04 of this Agreement.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan or Serviced Companion Loan (or successor REO Loan), any amounts collected thereon from the Borrower that represent default charges, penalty charges, late fees and/or Default Interest, and excluding any Yield Maintenance Charge and any Excess Interest.

“Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class V, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class V, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

“Performance Certification”: As defined in Section 10.08 of this Agreement.

“Performing Loan”: A Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan or REO Loan.

“Performing Party”: As defined in Section 10.14 of this Agreement.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities:

(A)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

(B)          repurchase agreements on obligations specified in clause (A) of this definition, with a party agreeing to repurchase such obligations (a)(1) in the case of such investments with maturities of 30 days or less, the short term obligations of which are rated in the highest short term rating category by Moody’s, and the long term obligations of which are rated at least “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), (2) in the case of such investments with maturities of three months or less, but more than 30 days, the short term obligations of which are rated at least in the highest short term rating category by Moody’s, or the long term obligations of which are rated at least “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), (3) in the case of such investments with maturities of six months or less, but more than three months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated at least “Aa3” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), and (4) in the case of such investments with maturities of more than six months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated “Aaa” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), and (b) the short-term obligations of the applicable repurchase agreement counterparty are rated in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) (or, in the case of any such Rating Agency as set forth in subclauses (a) – (b) above, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency and Morningstar);

(C)           federal funds, unsecured uncertificated certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof, (a)(1) in the case of such investments with maturities of 30 days or less, the short term obligations of which are rated in the highest short term rating category by Moody’s or the long term obligations of which are rated at least “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), (2) in the case of such investments with maturities of three months or less, but more than 30 days, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated at least “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), (3) in the case of such investments with maturities of six months or less, but more than three months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated at least “Aa3” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), and (4) in the case of such investments with maturities of more than six months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated “Aaa” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities), and (b) the short term obligations of which bank or trust company are rated in the highest short term debt rating category of DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) and, if it has a term in excess of six months, the long term debt obligations of which are rated “AAA” (or the equivalent) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) (or, in the case of any such Rating Agency as set forth in subclauses (a) – (b) above, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency and Morningstar);

(D)          commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) (a)(1) in the case of such investments with maturities of 30 days or less, the short-term obligations of which corporation are rated in the highest short-term rating category by Moody’s or the long-term obligations of which corporation are rated at least “A2” by Moody’s, (2) in the case of such investments with maturities of three months or less, but more than 30 days, the short-term obligations of which corporation are rated at least “P-1” by Moody’s or the long-term obligations of which corporation are rated at least “A2” by Moody’s, (3) in the case of such investments with maturities of six months or less, but more than three months, the short-term obligations of which corporation are rated at least “P-1” by Moody’s or the long-term obligations of which corporation are rated at least “Aa3” by Moody’s, and (4) in the case of such investments with maturities of more than six months, the short-term obligations of which corporation are rated at least “P-1” by Moody’s or the long-term obligations of which corporation are rated “Aaa” by Moody’s, (b) the short-term obligations of which corporation are rated in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar)) and (c) such commercial paper is rated in the highest short term category by KBRA (if then rated by KBRA) (or, in the case of any such Rating Agency as set forth in subclauses (a) – (c) above, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency and Morningstar);

(E)           units of taxable money market mutual funds, issued by regulated investment companies (including the Federated Prime Obligation Money Market Fund, US Bank Long Term Eurodollar Sweep or the Wells Fargo Advantage Heritage Money Market Fund) so long as any such fund is rated in the highest category by each of Moody’s and

DBRS (or, if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include the Rating Agencies) or otherwise acceptable to such Rating Agency and Morningstar, in any such case, as confirmed in a No Downgrade Confirmation);

(F)       an obligation or security that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (B) – (E) above, and is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities from each Rating Agency for which the minimum rating(s) set forth in the applicable clause is not satisfied with respect to such obligation or security; and

(G)       any other obligation or security other than one listed in clauses (A) – (E) above, that is the subject of a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities from each and every Rating Agency;

provided that each investment described hereunder shall not (A) evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on “prohibited transactions” under Section 860F of the Code or (D) have an “r” highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than thirty (30) days and (Z) except in the case of a Permitted Investment described in clause (E) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a “cash flow investment” (within the meaning of the REMIC Provisions).

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”: With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.02(k) of this Agreement.

“Pooled Certificates”: The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class V Certificates.

“Pooled Certificateholder Quorum”: The holders of Certificates evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates, on an aggregate basis.

“Pooled Non-Reduced Certificates”: As of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.

“Pooled Voting Rights”: At all times during the term of this Agreement, the Pooled Voting Rights shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C and Class X-D Certificates. Pooled Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Pooled Voting Rights shall be allocated to the Class LR, Class R, Class V or Loan-Specific Certificates.

“Prepayment Assumption”: The assumption that (i) each Mortgage Loan (other than an ARD Loan) or Courtyard by Marriott Non-Pooled Trust Companion Loan does not prepay prior to its respective Maturity Date and (ii) each ARD Loan prepays on its Anticipated Repayment Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans or the Serviced Companion Loan serviced by the Master Servicer that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loans or Serviced Companion Loans, in each case after the Due Date in the month of such Distribution

Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans or Serviced Companion Loan on the amount of such Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the related Loan Documents, to the extent such interest is collected by the Master Servicer or the Special Servicer (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Companion Loan serviced by the Master Servicer that was subject to a Principal Prepayment in full or in part and which did not include a full month’s interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loan or Serviced Companion Loan, in each case after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan or Serviced Companion Loan on the amount of such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan or Serviced Companion Loan and ending on (and including) the day immediately preceding such Due Date (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

“Prepayment Premium”: Any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable on a Mortgage Loan or Serviced Companion Loan by a Borrower as the result of a Principal Prepayment thereon, not otherwise due thereon, in respect of principal or interest, which is intended to compensate the holder of the related Note for prepayment.

“Pricing Date”: May 6, 2015.

“Primary Servicing Fee Rate”: (A) With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the rate per annum set forth on Exhibit B to this Agreement and (B) with respect to the 9200 & 9220 Sunset Companion Loan, the Courtyard by Marriott Pari Passu Companion Loans, the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan, the 3 Columbus Circle Companion Loans and the La Gran Plaza Companion Loans, 0.0025% per annum. With respect to a Non-Serviced Mortgage Loan, except as provided for on Exhibit B to this Agreement, no Primary Servicing Fee Rate is charged by the Master Servicer, but the Pari Passu Loan Primary Servicing Fee Rate is charged by the applicable Other Servicer pursuant to the related Other Pooling and Servicing Agreement.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time. The Certificate Administrator shall notify in writing the Master Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Distribution Amount”: For any Distribution Date, an amount equal to (i) the sum of the following items received with respect to the Mortgage Loans (which, for the avoidance of doubt, will not include the Courtyard by Marriott Non-Pooled Trust Companion Loans), (without duplication):

(a)           the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)           the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(c)           the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with a Breach or Defect pursuant to Section 2.03 of this Agreement, purchased pursuant to Section 3.16 of this Agreement, or purchased from the Trust Fund pursuant to Section 9.01 of this Agreement;

(d)           the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)           the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

(f)            all other Principal Prepayments on Mortgage Loans received in the related Collection Period;

(g)           any other full or partial recoveries in respect of principal of Mortgage Loans, including Net Insurance Proceeds, Net Liquidation Proceeds and Net REO Proceeds received in the related Collection Period (net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account pursuant to Section 3.06(e) of this Agreement during the related Collection Period); and

(h)           as reduced by (ii) any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date

(provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, are subsequently recovered on the related Mortgage Loan or Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 of this Agreement.

“Principal Prepayment”: Any payment of principal made by a Borrower on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Private Certificate”: Each of the Loan-Specific Certificates and the Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates.

“Private Global Certificate”: Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Private Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Private Placement Memorandum”: Means the Private Placement Memorandum, dated the Pricing Date, pursuant to which the Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates will be offered for sale.

“Privileged Information”: Any (i) correspondence or other communications between a Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under this Agreement or any related Intercreditor Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

“Privileged Person”: A party to this Agreement, a designee of the Depositor, each Serviced Companion Loan Noteholder that delivers a certification substantially in the form of Exhibit EE hereto, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), each Loan-Specific Directing Holder, each Mortgage Loan Seller, each Underwriter, each Initial Purchaser and any other person who delivers to the Certificate Administrator an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, as applicable; provided, that in no event shall a Borrower, a Manager of a Mortgaged Property, an Affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

“Prohibited Party”: Any proposed Servicing Function Participant that is listed on the Depositor’s Do Not Hire List.

“Property Advance”: As to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, any advance made by the Master Servicer or the Trustee, as applicable, in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or a Serviced Loan Combination or to pay taxes and assessments or insurance premiums with respect to the related Mortgaged Property, to the extent the making of any such advance is specifically provided for in this Agreement, including, but not limited to, as provided in Section 3.01(e) and Section 3.21 of this Agreement, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate. Notwithstanding anything to the contrary, “Property Advance” shall not include allocable overhead of the Master Servicer or the Special Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

“Property Protection Expenses”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.04, Section 3.08(a), Section 3.10, Section 3.11, Section 3.15(a), Section 3.15(b), Section 3.15(c), Section 3.16(c) or Section 3.24(a) of this Agreement or indicated herein as being payable as a Property Advance or as a cost or expense of the Trust Fund (and, in the case of the Serviced Loan Combinations, the Serviced Companion Loan Noteholders but subject to the provisions of Section 1.02(e)) or the Lower-Tier REMIC or Upper-Tier REMIC to be paid out of the Collection Account.

“Prospectus”: The Depositor’s Prospectus dated September 3, 2014, as supplemented by the Prospectus Supplement dated the Pricing Date, relating to the offering of the Publicly Offered Certificates.

“PTCE”: Prohibited Transaction Class Exemption.

“Publicly Offered Certificates”: Each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class X-A, Class A-M, Class B, Class C and Class D Certificates.

“Publicly Offered Global Certificates”: Each of the Publicly Offered Certificates, if and so long as the applicable Class of Publicly Offered Certificates is registered in the name of the Depository.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any Person or Persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”: As used in Section 3.08 of this Agreement,

(i) in the case of each Mortgage Loan or Serviced Loan Combination, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated (a) at least “A(low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (x) at least two NRSROs (which may include S&P, Morningstar and/or Moody’s) or (y) one NRSRO (which may include S&P, Morningstar and/or Moody’s) and A.M. Best), and (b) at least “A3” by Moody’s (or, if not rated by Moody’s, an equivalent rating by (x) at least two NRSROs (which may include S&P, DBRS and/or Morningstar) or (y) one NRSRO (which may include S&P, DBRS and/or Morningstar) and A.M. Best), and

(ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d) of this Agreement, a company that shall have a claim paying ability rated at least equal to any one of the following: (1) “A-” or better by S&P, (2) “A3” or better by Moody’s, (3) “A-“ or better by Fitch, (4) “A (low)” or better by DBRS or (5) “A-:X” or better by A.M. Best, or, in the case of clauses (i) and (ii), such other rating as to which the related Rating Agency (and, if applicable, the related Serviced Companion Rating Agency) has provided a No Downgrade Confirmation relating to the Certificates and any Serviced Companion Loan Securities (subject to the foregoing exceptions).

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

“Qualifying Substitute Mortgage Loan”: A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Removed Mortgage Loan; (iii) have the same Due Date as the Removed Mortgage Loan; (iv) accrue interest on the same basis as the Removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Removed Mortgage Loan; (vi) have an original loan to value ratio not higher than that of the Removed Mortgage Loan and a current loan to value ratio not higher than the then current loan-to-value ratio of the Removed Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an (A) Environmental Report that indicates no material adverse environmental conditions with respect to the Mortgaged Property and (B) engineering report that does not disclose any deferred maintenance or poor repair conditions at the Mortgaged Property and both of which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Removed Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the Removed Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller’s expense) to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date that is three years prior to the Rated Final Distribution Date; (xii) not be substituted for a Removed Mortgage Loan unless the Certificate Administrator and the Trustee have received prior No Downgrade Confirmation (the cost, if any, of obtaining such No Downgrade Confirmation to be paid by the applicable Mortgage Loan Seller (provided that no such confirmation from any Rating Agency shall be required with respect to any Serviced Companion Loan Securities); (xiii) have been approved, so long as no Control Termination Event has occurred and is continuing, by the Directing Holder; (xiv) prohibit defeasance within two years after the Closing Date; and (xv) not be substituted for a Removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Removed Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the Weighted Average Net Mortgage Pass-Through Rate) of any Class of Sequential Pay Certificates having an outstanding Certificate Balance. When a Qualifying Substitute Mortgage Loan is substituted for a Removed Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator, the Operating Advisor, the Trustee and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

“Rated Final Distribution Date”: (a) With respect to each Class of Certificates other than the Loan-Specific Certificates and the Class R and Class LR Certificates, the

Distribution Date in May 2048, and (b) with respect to each Class of Loan-Specific Certificates, the Distribution Date in April 2030. The Class R and Class LR Certificates will not have a Rated Final Distribution Date.

“Rating Agency”: Any of Moody’s, DBRS, Morningstar or KBRA; provided, that with respect to any matter affecting a Non-Serviced Mortgage Loan or any Serviced Loan Combination, “Rating Agency” shall also refer to any rating agency engaged to rate the Serviced Companion Loan Securities related to such Serviced Loan Combination or securities related to such Non-Serviced Mortgage Loan, as applicable.

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 3.14(d) of this Agreement.

“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

“Realized Loss”: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions of principal on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans in the Mortgage Pool that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans in the Mortgage Pool (which excludes the Courtyard by Marriott Non-Pooled Trust Companion Loans) for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date.

“Reassignment of Assignment of Leases, Rents and Profits”: As defined in Section 2.01(a)(viii) of this Agreement.

“Record Date”: With respect to each Distribution Date, the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Regular Certificates”: The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation D”: Regulation D under the Act.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: Each of the Class X-B, Class X-C, Class X-D, Class E, Class F and Class G Certificates issued as such on the Closing Date.

“Regulation S Investor”: With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

“Regulation S Transfer Certificate”: As defined in Section 5.02(c)(i)(B) of this Agreement.

“Relevant Action”: As defined in Section 3.30(d) of this Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee on Schedule II to this Agreement). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, the term “Relevant Servicing Criteria” refers to the items of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code and the REMIC Provisions.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Removed Mortgage Loan”: A Mortgage Loan (including a Courtyard by Marriott Non-Pooled Trust Companion Loan) which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

“Rents from Real Property”: With respect to any Serviced REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a)           except as provided in Section 856(d)(4) or Section 856(d)(6) of the Code, any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b)           any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Section 856(d)(2)(B) and Section 856(d)(5) of the Code;

(c)           any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property if any Person Directly Operates such Serviced REO Property;

(d)           any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such Serviced REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e)           rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such Serviced REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”: As defined in Section 3.15(b) of this Agreement.

“REO Loan”: Any Mortgage Loan, Courtyard by Marriott Non-Pooled Trust Companion Loan or Serviced Loan Combination, but excluding any Non-Serviced Mortgage Loan, as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”: With respect to any Serviced REO Property and the related Serviced REO Loan, all revenues received by the Special Servicer with respect to such Serviced REO Property or Serviced REO Loan which do not constitute Liquidation Proceeds.

“REO Property”: A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, or in the case of a Non-Serviced Mortgage Loan, the Trust Fund’s beneficial interest in the Mortgaged Property acquired by the Other Trustee pursuant to the Other Pooling and Servicing Agreement.

“Replacement Mortgage Loan”: Any Qualifying Substitute Mortgage Loan that is substituted for one or more Removed Mortgage Loans.

“Reporting Servicer”: As defined in Section 10.12 of this Agreement.

“Repurchase Communication”: For purposes of Section 2.03(d) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Price”: With respect to (i) any Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans to be repurchased or purchased pursuant to Section 2.03(e) or Section 9.01 of this Agreement, (ii) any Specially Serviced Loan or any Serviced REO Loan to be sold pursuant to Section 3.16 of this Agreement or (iii) any Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan to be sold by the Special Servicer in accordance with the proviso in Section 3.16(b) of this Agreement, an amount, calculated by the Master Servicer or the Special Servicer, as applicable, equal to:

(a)           the outstanding principal balance of such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans as of the date of purchase; plus

(b)           all accrued and unpaid interest on such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans at the related Mortgage Rate in effect from time to time to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty; plus

(c)           all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and all Special Servicing Fees and Workout Fees allocable to such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable servicer, Other Servicer, the Other Special Servicer or the Other Trustee allocable to such Mortgage Loan); plus

(d)           any Liquidation Fee due pursuant to Section 3.12 of this Agreement allocable to such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans or Specially Serviced Mortgage Loan; plus

(e)           all Additional Trust Fund Expenses allocable to such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans; plus

(f)            if such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loans (or related REO Loan) is being purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any such expenses previously reimbursed from the Collection Account or the applicable Serviced Loan Combination Collection Account, as applicable, plus accrued and unpaid interest thereon at the Advance Rate, to the extent payable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee.

For purposes of this Agreement, (i) the “Repurchase Price” in respect of a Serviced Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust Companion Loans) that is purchased by the related Mortgage Loan Seller shall be the repurchase price paid by the related Mortgage Loan Seller under the related Other Pooling and Servicing Agreement or the applicable servicing agreement and (ii) with respect to a sale of an REO Property securing a

Serviced Loan Combination, the term Mortgage Loan or REO Loan shall be construed to include any related Companion Loans.

“Repurchase Request”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Recipient”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Rejection”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Withdrawal”: As defined in Section 2.03(d) of this Agreement.

“Repurchased Note”: As defined in Section 2.03(d) of this Agreement.

“Repurchased Percentage Interest”: As defined in Section 2.03(d) of this Agreement.

“Repurchasing Seller”: As defined in Section 2.03(d) of this Agreement.

“Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E to this Agreement.

“Requesting Holders”: As defined in Section 4.08(b) of this Agreement.

“Requesting Party”: As defined in Section 3.30(a) of this Agreement.

“Reserve Accounts”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Loan Combination and Section 3.06(b) of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Loan Documents for the related Mortgage Loan or Serviced Loan Combination.

“Residual Certificates”: The Class R and Class LR Certificates, collectively.

“Resolution Extension Period” shall mean:

(a)           for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(b)           for purposes of remediating a Material Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(c)           for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of the end of such Initial Resolution Period and the applicable Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(d)           for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days; provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

“Responsible Officer”: When used with respect to the Trustee or the Certificate Administrator, any officer of the Trustee or the Certificate Administrator, as the case may be, assigned to the Corporate Trust Office of such party; in each case, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Certificate Administrator, as such list may from time to time be amended.

“Restricted Certificate”: As defined in Section 5.02(k) of this Agreement.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Initial Purchasers and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

“Revised Rate”: With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated

Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Global Certificate”: Each of the Class X-B, Class X-C, Class X-D, Class E, Class F and Class G Certificates issued as such on the Closing Date.

“Rule 15Ga-1 Notice”: As defined in Section 2.03(d) of this Agreement.

“Rule 15Ga-1 Notice Provider”: As defined in Section 2.03(d) of this Agreement.

“S&P”: Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor in interest. If neither such rating agency nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes Oxley Act”: The Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes Oxley Certification”: As defined in Section 10.08 of this Agreement.

“Securities Legend”: As defined in Section 5.02(c)(iii) of this Agreement.

“Sequential Pay Certificate”: The Class A-1, Class A-2, Class A-3, Class A-SB Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

“Serviced Companion Loan”: With respect to any Serviced Loan Combination, any mortgage loan in such Serviced Loan Combination that is serviced under this Agreement but either (1) is not included as an asset of the Trust or (2) as in the case of each of the Courtyard by Marriot Non-Pooled Trust Companion Loans, is an asset of the Trust but is not part of the Mortgage Pool. A Serviced Companion Loan is generally (a) payable on a pari passu basis with the related Mortgage Loan included in the Trust or Mortgage Pool, as applicable, to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Mortgage Loan included in the Trust or Mortgage Pool, as applicable, to the extent set forth in the related Intercreditor Agreement. Each of the 9200 & 9220 Sunset Companion Loan, the Courtyard by Marriott Pari Passu Companion Loans, the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan and the 3 Columbus Circle Companion Loan is a Serviced Companion Loan. In addition, prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, each of the La Gran Plaza Companion Loans will be a Serviced Companion Loan. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, each of the La Gran Plaza Companion Loan will be a Non-Serviced Companion Loan.

“Serviced Companion Loan No Downgrade Confirmation”: With respect to any matter involving the servicing and administration of a Serviced Companion Loan or Serviced REO Loan as to which any Serviced Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Serviced Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Serviced Companion Loan Securities (if then rated by such Serviced Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Serviced Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Serviced Companion Loan No Downgrade Confirmation is sought (such written notice, a “Serviced Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Serviced Companion Loan No Downgrade Confirmation from the applicable Serviced Companion Loan Rating Agency with respect to such matter shall not apply.

“Serviced Companion Loan Noteholder”: Any holder of a Serviced Companion Loan; provided that for so long as a Serviced Companion Loan is included in an Other Securitization, for purposes of providing or distributing any reports, statements, notices or other information required or permitted to be provided to a Serviced Companion Loan Noteholder hereunder, “Serviced Companion Loan Noteholder” shall also include the related Other Servicer. The Serviced Companion Loan Noteholder for the Courtyard by Marriott Non-Pooled Trust Companion Loans will be the Trustee, as holder for the benefit of the holders of the Loan-Specific Certificates.

“Serviced Companion Loan Noteholder Register”: As defined in Section 3.27(b) of this Agreement.

“Serviced Companion Loan Rating Agency”: With respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

“Serviced Companion Loan Securities”: With respect to any Serviced Companion Loan, for so long as the related Trust Mortgage Loan or any successor Serviced REO Loan is an asset of the Trust Fund, any class of securities backed by such Serviced Companion Loan. Any reference herein to a “series” of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

“Serviced Companion Loan Service Provider”: With respect to any Serviced Companion Loan that has been deposited into a securitization trust, the related Other Trustee, Other Servicer, Other Special Servicer, any sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“Serviced Loan Combination”: Any Loan Combination serviced under this Agreement that is divided into one or more notes, which includes a mortgage note that is included in the Trust and one or more Serviced Companion Loans. References herein to a Serviced Loan Combination shall be construed to refer to the aggregate indebtedness under the related notes. Each of the 9200 & 9220 Sunset Loan Combination, the Courtyard by Marriott Loan Combination and the 3 Columbus Circle Loan Combination shall be a Serviced Loan Combination. In addition, prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be a Serviced Loan Combination. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be a Non-Serviced Loan Combination.

“Serviced Loan Combination Collection Account”: With respect to each Serviced Loan Combination, the separate account, sub-account or ledger account within the Collection Account created and maintained by the Master Servicer pursuant to Section 3.05(g) on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Serviced Loan Combination Collection Account.” Amounts in any Serviced Loan Combination Collection Account applicable to the related Serviced Companion Loans that are not assets of the Trust Fund shall not be assets of the Trust Fund, but instead shall be held by the Master Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and, the related Serviced Companion Loan Noteholders. Any such account or sub-account shall be an Eligible Account or a sub-account of an Eligible Account (including a sub-account of the Collection Account).

“Serviced Loan Combination Remittance Amount”: For each distribution date that a Master Servicer is required to make a distribution to a Serviced Companion Loan Noteholder pursuant to Section 3.05(i) and with respect to each Serviced Loan Combination and related Mortgaged Property (if it becomes a Serviced REO Property), the amounts received by the Master Servicer (or, with respect to a Serviced REO Property, the Special Servicer) during the related Collection Period that is allocated to the related Mortgage Loan or Companion Loan pursuant to the related Intercreditor Agreement and available for payment after withdrawals from the related Serviced Loan Combination Collection Account (1) payable to the Serviced Companion Loan Noteholder(s) pursuant to the related Intercreditor Agreement, (2) to be remitted to the Collection Account or (3) to be remitted to the Courtyard Rakes Collection Sub-Account.

“Serviced Loan Combination REO Account”: As defined in Section 3.15(b) of this Agreement.

“Serviced Loan Combination Special Servicer”: Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Serviced Loan Combination or any related Serviced REO Property.

“Serviced Pari Passu Companion Loan”: With respect to any Serviced Loan Combination, any related Serviced Companion Loan that is generally payable on a pari passu basis with the related Mortgage Loan included in the Mortgage Pool to the extent set forth in the related Intercreditor Agreement. Each of the 9200 & 9220 Sunset Companion Loan, the Courtyard by Marriott Pari Passu Companion Loans, and the 3 Columbus Circle Companion Loan shall be a Serviced Pari Passu Companion Loan. In addition, prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Companion Loans shall be a

Serviced Pari Passu Companion Loan. On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Companion Loans shall be a Non-Serviced Companion Loan.

“Serviced Pari Passu Companion Loan Noteholder”: Any holder of a Serviced Pari Passu Companion Loan. The Serviced Pari Passu Companion Loan Noteholder for the Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan will the Trustee, as holder for the benefit of the holders of the Loan Specific Certificates and the Class LR Certificates.

“Serviced Pari Passu Companion Loan Securitization Agreement”: With respect to any Serviced Pari Passu Companion Loan that is not an asset of the Trust Fund, any agreement under which any securities evidencing interests in such Serviced Pari Passu Companion Loan are issued, as from time to time amended, supplemented or modified.

“Serviced Pari Passu Companion Loan Trustee”: With respect to any Serviced Pari Passu Companion Loan that is not an asset of the Trust Fund, the trustee with respect to such Serviced Pari Passu Companion Loan appointed and acting under the related Serviced Pari Passu Companion Loan Securitization Agreement, if any.

“Serviced REO Loan”: Any REO Loan that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced REO Property”: Any REO Property that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced Subordinate Companion Loan”: With respect to any Serviced Loan Combination, any related Serviced Companion Loan that is generally subordinated in right of payment to the related Mortgage Loan included in the Mortgage Pool to the extent set forth in the related Intercreditor Agreement. The Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan is a Serviced Subordinate Companion Loan.

“Service(s)(ing)”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Remittance Date”: With respect to any Distribution Date, the Business Day preceding such Distribution Date.

“Servicer Termination Event”: A Master Servicer Termination Event or Special Servicer Termination Event, as applicable.

“Servicing Compensation”: With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Master Servicer under this Agreement for such period.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan or Serviced Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Servicing Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Serviced Companion Loan on such Due Date). The Servicing Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement.

“Servicing Fee Amount”: With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Serviced Companion Loan, (a) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan or Serviced Companion Loan over the servicing fee rate (if any) applicable to such Mortgage Loan or Serviced Companion Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan or Serviced Companion Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Serviced Companion Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

“Servicing Fee Rate”: (A) With respect to each Mortgage Loan and each Courtyard by Marriott Non-Pooled Trust Companion Loan, the sum of the Master Servicing Fee Rate and the related Primary Servicing Fee Rate, if any, which rates per annum are set forth on Exhibit B to this Agreement and (B) with respect to each Serviced Pari Passu Companion Loan (other than the Courtyard by Marriott Non-Trust Pari Passu Companion Loan), the related Primary Servicing Fee Rate.

“Servicing File”: As defined in the related Mortgage Loan Purchase Agreement and including any original of any replacement comfort letter related to any hospitality property following receipt thereof by the Master Servicer.

“Servicing Function Participant”: Any Person, other than the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (based on their Stated Principal Balance) or the Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB. No Non-Serviced Mortgage Loan Service Provider shall be a Servicing Function Participant retained by any Servicing Function Participant that is a party to this Agreement, unless such party is a Servicing Function Participant in connection with its servicing obligations under this Agreement.

“Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans and/or Serviced Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Certificate Administrator, the Operating Advisor and the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Standard”: With respect to the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to the Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and Serviced REO Loans), to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loans) or Serviced Loan Combinations, Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and Serviced REO Loans for which each is responsible in the best interests of and for the benefit of all of the Certificateholders and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, in all cases and at all times taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the applicable Loan Documents and any related Intercreditor Agreement, and to the extent not inconsistent with the foregoing, in accordance with the higher of the following standards of care:

(a)           the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis, in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan Noteholders of any Master Servicer or Special Servicer compensation (determined in accordance with the Loan Documents or, if the Loan Documents are silent, at the Calculation Rate) on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Trust and the Certificateholders and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

(b)           the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by the Master Servicer or the Special Servicer, as the case may be, with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis, in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan Noteholders of any Master Servicer or Special Servicer compensation (determined in accordance with the Loan Documents or, if the Loan Documents are silent, at the Calculation Rate) on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Trust and the Certificateholders and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment);

but without regard to any potential conflict of interest arising from (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, may have with the related Borrower, any Mortgage Loan Seller, any other party to this Agreement or any Affiliate of the foregoing; (b) the ownership of any Certificate or any interest in any Non-Serviced Companion Loan, Serviced Companion Loan or any mezzanine loan related to a Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (c) the Master Servicer’s obligation to make Advances; (d) the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; (e) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (f) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower or an Affiliate of any Borrower (including, without limitation, any mezzanine financing); and (g) any obligation of the Master Servicer or any Affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any Affiliate thereof is a Mortgage Loan Seller).

“Servicing Transfer Event”: An event specified in the definition of Specially Serviced Loan.

“Similar Law”: As defined in Section 5.02(k) of this Agreement.

“Small Loan Appraisal Estimate”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination having a Stated Principal Balance of less than $2,000,000, the Special Servicer’s good faith estimate of the value of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, as certified to the Master Servicer by the Special Servicer.

“Sole Certificateholder”: Any Holder (or Holders, provided they act in unanimity) holding 100% of the then outstanding Certificates including the Loan-Specific Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Class X-A, Class X-B and Class X-C Notional Amounts and Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates have been reduced to zero; provided, further, that if the Holders of the Class X-D, Class CM-X-CP and Class CM-X-EXT Certificates have assigned all of the Voting Rights of the Class X-D, Class CM-X-CP and Class CM-X-EXT Certificates to the Holder of 100% of the then outstanding Class E, Class F and Class G Certificates, then “Sole Certificateholder” shall mean the Holder of 100% of the Class E, Class F and Class G Certificates.

“Special Notice”: Any (a) notice transmitted to Certificateholders pursuant to Section 5.05(c) of this Agreement, (b) notice of any request by at least 25% of (i) the Pooled Voting Rights of Sequential Pay Certificates or (ii) the Courtyard by Marriott Voting Rights of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-CM-CP, Class X-CM-EXT, Class V, Class R and Class LR Certificates) to terminate and replace the Special Servicer pursuant to Section 3.22(d) of this Agreement, (c) notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor pursuant to Section 7.07(b) of this Agreement and (d) notice transmitted to Certificateholders pursuant to Section 3.22(c) of this Agreement.

“Special Servicer”: CWCapital Asset Management LLC, or its successor in interest, or any successor special servicer appointed as provided herein.

“Special Servicer Decision”: Shall mean any of the following:

(a)           approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements, for leases in excess of the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area at the related Mortgaged Property;

(b)           approving any waiver regarding the receipt of financial statements (other than any waiver affecting the timing of receipt thereof; provided that such waiver does not involve permitting delivery of financial statements less than quarterly and more than 60 days after the end of the calendar quarter);

(c)           approving annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii), payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(d)           approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such material rights-of-way or easements;

(e)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable Loan Documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)            in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Loan Documents have been satisfied, any requests to incur additional debt in accordance with the terms of the Loan Documents;

(g)           any requests for the disbursement of earnouts or holdback amounts with respect to (i) any Specially Serviced Loan that is not otherwise a Major Decision and (ii) the Mortgage Loans set forth on Exhibit U of this Agreement;

(h)           approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(i)           approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Special Servicer Termination Event”: As defined in Section 7.01(b) of this Agreement.

“Special Servicing Compensation”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer that are expressly provided for in Section 3.12 of this Agreement.

“Special Servicing Fee”: With respect to each Specially Serviced Loan (or Serviced REO Loan) for each calendar month (or portion thereof), the fraction of the Special Servicing Fee Rate applicable to such month, or portion thereof (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Stated Principal Balance of such Specially Serviced Loan as of the Due Date (without giving effect to all payments of principal on such Specially

Serviced Loan or Serviced REO Loan on such Due Date) in the Collection Period prior to such Distribution Date (or, in the event that a Principal Prepayment in full or an event described in clauses (i)-(vii) under the definition of Liquidation Proceeds has occurred with respect to any such Specially Serviced Loan or Serviced REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Proceeds event in a month consisting of 30 days). For the avoidance of doubt, the Special Servicing Fee shall be deemed to be paid from the Lower-Tier REMIC with respect to all of the Mortgage Loans.

“Special Servicing Fee Rate”: A rate equal to 0.25% per annum.

“Specially Serviced Loan”: Subject to Section 3.23 of this Agreement, any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(a)           either (i) with respect to such Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended Maturity Date or (ii) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, that if (A) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing) within 30 days after such default), (B) the related Borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related Maturity Date, unless extended by the Special Servicer in accordance with the Loan Documents, this Agreement and any related Intercreditor Agreement; and provided, further, if the related Borrower delivers to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer, and such Borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event shall have occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date or extended Maturity Date and (2) the termination of the refinancing commitment;

(b)           any Monthly Payment (other than a Balloon Payment), or any amount due on a monthly basis as an Escrow Payment or reserve funds, is 60 days or more delinquent;

(c)           the Master Servicer or Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan Noteholders to the extent provided for in the related Intercreditor Agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or Serviced Companion Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (a)(ii) above, in the case of a Balloon Payment, for at least 30 days;

(d)           the related Borrower has become a subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(e)           the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

(f)            the related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(g)           a default, of which the Master Servicer or Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and which in the opinion of the Master Servicer or Special Servicer (in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan Noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(h)           the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property;

provided, that such Mortgage Loan or Serviced Companion Loan will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (i) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower thereunder has brought such Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of such Mortgage Loan or Serviced Companion Loan, (ii) with respect to the circumstances described in clauses (c), (d), (e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, or (iii) with respect to the circumstances described in clause (g) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause such Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

If a Servicing Transfer Event exists with respect to any Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loans, and vice versa.

The right of the holder of any related Subordinate Companion Loan to cure an event of default under the related Intercreditor Agreement is subject to the limitations set forth in such Intercreditor Agreement. Any such cure deposit by the holder of a Subordinate Companion Loan shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions, and the holder of such Subordinate Companion Loan shall be treated as the beneficial owner thereof or of any reimbursement from the Trust Fund, and shall be taxable on any reinvestment income thereon.

“Startup Day”: In the case of the Upper-Tier REMIC and the Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) of this Agreement.

“Stated Principal Balance”: With respect to any Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination, as applicable, on any date of determination, the principal balance as of the Cut-off Date of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 of this Agreement to, principal of or with respect to such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination, as applicable, that are distributed to Certificateholders on such Distribution Date or Serviced Companion Loan Noteholders on the related remittance date in the same calendar month as such Distribution Date or applied to any other payments required under this Agreement or related Intercreditor Agreement on or prior to such Distribution Date, and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced Mortgage Loan, by the related Other Special Servicer or other applicable servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the Other Pooling and Servicing Agreement).

A Mortgage Loan or any related REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders. The Stated Principal Balance of any Mortgage Loan, Courtyard by Marriott Non-Pooled Trust Companion Loan or Serviced Loan Combination with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination is zero.

“Sub-Servicer”: Any Person engaged by the Master Servicer or the Special Servicer (including, for the avoidance of doubt, each Mortgage Loan Seller Sub-Servicer and any primary servicer) to perform servicing activities with respect to one or more Mortgage Loans or REO Loans.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer or a Servicing Function Participant.

“Subordinate Companion Loan”: With respect to any Loan Combination, any related subordinated loan not included in the Mortgage Pool, which is subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. The Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan is a Subordinate Companion Loan.

“Substitution Shortfall Amount”: In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate initial Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

“Tax Returns”: The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Certificate Administrator on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed by the Certificate Administrator on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

“Terminated Party”: As defined in Section 7.01(c) of this Agreement.

“Terminating Party”: As defined in Section 7.01(c) of this Agreement.

“Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01 of this Agreement.

“Third Party Appraiser”: A Person performing an Appraisal.

“Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report, engineering report, structural report, property condition report or similar report, if any.

“Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

“Transferee Affidavit”: As defined in Section 5.02(l)(ii) of this Agreement.

“Transferor Letter”: As defined in Section 5.02(l)(ii) of this Agreement.

“Trust” or “Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund) therein): (i) such Trust Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

“Trust Ledger”: Amounts deposited in the Collection Account, a Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account and attributable to the Trust Mortgage Loans or related Serviced Loan Combination, as applicable, which are maintained pursuant to Section 3.06(a), Section 3.06(b) and Section 3.06(_) of this Agreement, as applicable, and held on behalf of the Trustee on behalf of the Certificateholders or held on behalf of the Trustee on behalf of the Certificateholders and related Companion Loan Noteholders, as applicable.

“Trust Mortgage Loan”: The Mortgage Loans and the Courtyard by Marriott Non-Pooled Trust Companion Loans.

“Trust REMICs”: The Lower-Tier REMIC and the Upper-Tier REMIC.

“Trustee”: Wilmington Trust, National Association, a national banking association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided.

“Trustee/Certificate Administrator Fee”: With respect to each Trust Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Trustee/Certificate Administrator Fee Rate (adjusted to a monthly rate) multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Trustee/Certificate Administrator Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Trustee/Certificate Administrator Fee with respect to each Trust Mortgage Loan shall be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”: A rate equal to 0.0034% per annum.

“Underwriters”: Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., Jefferies LLC and Citigroup Global Markets Inc. and their respective successors in interest.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(a) of this Agreement, as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

“Unscheduled Payments”: With respect to a Trust Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Trust Mortgage Loan, the Repurchase Price of any Trust Mortgage Loan that is repurchased or purchased pursuant to Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(g) of this Agreement and any other payments under or with respect to such Trust

Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums or Yield Maintenance Charges, if any) during such Collection Period.

“Updated Appraisal”: An Appraisal of a Mortgaged Property or Serviced REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Property Advance by the Master Servicer. Updated Appraisals shall be conducted by an Independent MAI appraiser selected by the Special Servicer.

“Updated Valuation”: With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, an Updated Appraisal. With respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, an updated Small Loan Appraisal Estimate or an Updated Appraisal.

“Upper-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(f) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Upper-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Upper-Tier Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Upper-Tier Distribution Account and amounts held therein from time to time.

“U.S. Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Certificateholders of the respective Classes of Sequential Pay Certificates and the Loan-Specific Certificates (other than the Class CM-X-CP and Class CM-X-EXT Certificates) in proportion to the Certificate Balances of their Certificates, (b) 2% to be allocated among the Certificateholders of the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP and Class CM-X-EXT Certificates (allocated to the Class X-A, Class X-B, Class X-C, Class

X-D, Class CM-X-CP and Class CM-X-EXT Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination) and (c) 0%, in the case of the Class V, Class R and Class LR Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

“Walgreens Portfolio Loan Combination”: The Walgreens Portfolio Pari Passu Companion Loans, together with the Walgreens Portfolio Mortgage Loan. References herein to the Walgreens Portfolio Loan Combination shall be construed to refer to the aggregate indebtedness under the Walgreens Portfolio Pari Passu Note A-1, the Walgreens Portfolio Pari Passu Note A-2 and the Walgreens Portfolio Pari Passu Note A-3.

“Walgreens Portfolio Mortgage Loan”: As defined in the Preliminary Statement.

“Walgreens Portfolio Pari Passu Companion Loans”: As defined in the Preliminary Statement.

“Walgreens Portfolio Pari Passu Note A-1”: The promissory note designated as note A-1, which evidences a portion of the Walgreens Portfolio Loan Combination. The Walgreens Portfolio Pari Passu Note A-1 is not included in the Trust and is pari passu in right of payment to the Walgreens Portfolio Pari Passu Note A-2 and the Walgreens Portfolio Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“Walgreens Portfolio Pari Passu Note A-2”: The promissory note designated as note A-2, which evidences a portion of the Walgreens Portfolio Loan Combination. The Walgreens Portfolio Pari Passu Note A-2 is not included in the Trust and is pari passu in right of payment to the Walgreens Portfolio Pari Passu Note A-1 and the Walgreens Portfolio Pari Passu Note A-3, as set forth in the related Intercreditor Agreement.

“Walgreens Portfolio Pari Passu Note A-3”: The promissory note designated as note A-3, which evidences a portion of the Walgreens Portfolio Loan Combination. The Walgreens Portfolio Pari Passu Note A-3 is included in the Trust and is pari passu in right of payment to the Walgreens Portfolio Pari Passu Note A-1 and the Walgreens Portfolio Pari Passu Note A-2, as set forth in the related Intercreditor Agreement.

“Walgreens Portfolio Service Providers”: With respect to each of the Walgreens Portfolio Pari Passu Companion Loans, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“Weighted Average Net Mortgage Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate for each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

“WHFIT”: shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: shall mean Treasury Regulations section 1.671-5, as amended.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

“Withheld Amount”: With respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and the Courtyard by Marriott Non-Pooled Trust Companion Loans, and with respect to each Distribution Date occurring in January of each calendar year that is not a leap year and February of each calendar year, unless in either case such Distribution Date is the final Distribution Date, an amount equal to one day’s interest at the Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent that a Monthly Payment or a P&I Advance is made in respect thereof.

The Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on a 30/360 basis will be equal to 1/31 of the interest accrued in respect of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof.

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan or, with respect to Property Advances, any Serviced Loan Combination, the amount of any Advance made with respect to such Mortgage Loan or Serviced Loan Combination on or before the date such Mortgage Loan or Serviced Loan Combination becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan or Serviced Loan Combination becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Loan Documents.

“Workout Fee”: An amount equal to the lesser of (1) 1.0% of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Defect or a Material Breach shall not be considered a prepayment for purposes of this definition), Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on a Specially Serviced Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c) of this Agreement and (2) $1,000,000, in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that the Workout Fee with respect to any Corrected Mortgage Loan shall be capped in accordance with Section 3.12(c) of this Agreement; provided, further that no Workout Fee shall be payable by the Trust with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (c) of the definition of “Specially Serviced Loan” (and no other clause of such definition) and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of this Agreement; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer shall not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related Borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such workout. The total amount of Workout Fees payable by the Trust with respect to any Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) shall be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to such Corrected Mortgage Loan; provided that the Special Servicer shall be entitled to collect such Workout Fees from the Trust until such time it has been fully paid such reduced amount. For the avoidance of doubt, the Mortgage Loan Seller will be required to pay a Workout Fee in connection with a repurchase or substitution to the extent the Special Servicer was entitled to such a fee and such fee was unpaid immediately prior to such repurchase or substitution or was previously paid by the Trust and was not reimbursed by the related Borrower immediately prior to such repurchase or substitution. In furtherance of the foregoing, upon a Specially Serviced Loan becoming a Corrected Mortgage Loan, the Special Servicer shall provide the Master Servicer with a calculation of the total amount of Workout Fees expected to be payable by the Trust with respect to such Corrected Mortgage Loan throughout its term (which calculation shall be reasonably acceptable to the Master Servicer) and the total amount of related Offsetting Modification Fees received by the Special Servicer.

“Yield Maintenance Charge”: With respect to any Mortgage Loan or Serviced Loan Combination, the yield maintenance charge set forth in the related Loan Documents; provided that, amounts shall be considered Yield Maintenance Charges pursuant to the allocation set forth under Section 1.02(f) or Section 1.02(g), as applicable.

Section 1.02     Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

(a)           All calculations of interest with respect to the Mortgage Loans and Serviced Companion Loans (other than the Actual/360 Mortgage Loans) and of Advances in respect thereof provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided in respect thereof provided for herein shall be made as set forth in the Loan Documents for such Mortgage Loans and, if applicable, Serviced Companion Loans, with respect to the calculation of the related Mortgage Rate. The Servicing Fee, the

Trustee/Certificate Administrator Fee, the CREFC® License Fee and the Operating Advisor Fee for each Mortgage Loan or Serviced Loan Combination, as applicable, shall accrue on the same basis as interest accrues on such Mortgage Loan or Serviced Loan Combination, as applicable.

(b)           Any Mortgage Loan or Serviced Loan Combination payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Certificate Administrator; provided, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Serviced Loan Combination are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination on which interest accrues.

(c)           Except as otherwise provided in the related Loan Documents or Intercreditor Agreement, any amounts received in respect of a Mortgage Loan or Serviced Loan Combination as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan or Serviced Loan Combination prior to the application to late fees.

(d)           Allocations of payments between a Mortgage Loan and the related Serviced Companion Loans in a Loan Combination shall be made in accordance with the related Intercreditor Agreement.

(e)           If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust Fund, either Trust REMIC or the Grantor Trust or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or Grantor Trust tax or expense or this Agreement states that any expense is solely “an expense of the Trust Fund” or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Serviced Companion Loan Noteholder and such Serviced Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

(f)           All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan (other than an REO Loan) in the form of payments from the related Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, of any amounts payable to the holder of the related Serviced Companion Loan, pursuant to the related Intercreditor Agreement) shall be allocated to amounts due and owing under the related Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and, with respect to any Mortgage Loan that is part of a Serviced Loan Combination, the related Intercreditor Agreement; provided, absent such express provisions, all such amounts collected (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, of any amounts payable to the holder of the related Serviced Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)           as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest at the Advance Rate thereon to the extent previously allocated to principal collections with respect to such Mortgage Loan;

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)           to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if such Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)           as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)          as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)         as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)        as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

(ix)          as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

(x)           as a recovery of any Assumption Fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)          as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

(xii)         as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the Lender’s rights under the related Loan Documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125% or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the Stated Principal Balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC Provisions.

(g)           Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an REO Property related to a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Serviced Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)            as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest at the Advance Rate thereon to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

(v)           as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)          as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under the related Mortgage Loan;

(vii)         as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under the related Mortgage Loan;

(viii)        as a recovery of any Assumption Fees and Modification Fees then due and owing under the related Mortgage Loan; and

(ix)          as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

(h)           The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan, or any REO Property pursuant to paragraph (g) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(i)            All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made in accordance with the Loan Documents or, if the Loan Documents are silent, using the Calculation Rate.

(j)            For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related loan documents may provide otherwise.

Section 1.03     Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates. For such purposes, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, collectively, shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates (other than any Class of Class X Certificates, the Class V Certificates, the Class LR Certificates and the Class R Certificates) shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class V Certificates shall be outstanding so long as any of the ARD Loans are outstanding. For purposes of this Agreement, the Class R and Class LR Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 of this Agreement or any other Class of Certificates remains outstanding. For purposes of this Agreement, each of Class of Class X Certificates shall be deemed to be outstanding until its applicable Notional Balance has been reduced to zero.

Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, each reference to any action by the Master Servicer or Special Servicer that is subject to the consent or approval of the Directing Holder shall in each case be further subject to the determination by the Master Servicer or Special Servicer that taking or refraining from taking the action as proposed by the Directing Holder, or not taking such action as proposed by the Master Servicer or Special Servicer if the Directing Holder fails to grant its consent or approval to any action proposed to be taken by the Master Servicer or Special Servicer, in each case, is consistent with the Servicing Standard. In each case, (a) if the response by the Directing Holder hereunder is inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer shall take such action as is consistent with the Servicing Standard, and (b) if the Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholder and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) and has made a reasonable effort to contact the Directing Holder, it may take such action without waiting for a response from the Directing Holder.

Section 1.04     Certain Matters Relating to the Non-Serviced Mortgage Loan.

Each Other Servicer, Other Special Servicer, Other Depositor and Other Trustee, and any of their respective directors, officers, employees or agents (collectively, the “Other Indemnified Parties”), shall be indemnified by the Trust and held harmless against the Trust’s pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the related Non-Serviced Mortgage Loan under the related Other Pooling and Servicing Agreement, this Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any Other Indemnified Party’s willful misconduct, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the Other Pooling and Servicing Agreement or the related Intercreditor Agreement.

On and after the La Gran Plaza Pari Passu Note A-1 Securitization Date, the La Gran Plaza Loan Combination shall be a “Non-Serviced Loan Combination,” each La Gran Plaza Companion Loan shall be a “Non-Serviced Companion Loan”, and the La Gran Plaza Mortgage Loan shall be a “Non-Serviced Mortgage Loan”.

On the La Gran Plaza Pari Passu Note A-1 Securitization Date (i) the Custodian shall, upon receipt of a Request for Release transfer the Mortgage File (other than the La Gran Plaza Pari Passu Note A-3, the original of which shall be retained by the Custodian) for the La Gran Plaza Loan Combination to the applicable Other Trustee under the related Other Pooling and Servicing Agreement and retain a copy of such Mortgage File and (ii) the Master Servicer shall, upon receipt of a Request for Release, transfer the Servicing File for the La Gran Plaza Loan Combination to the applicable Other Servicer.

ARTICLE II

CONVEYANCE OF TRUST MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Trust Mortgage Loans; Assignment of Mortgage Loan Purchase Agreements. (a) The Depositor, concurrently with the execution and delivery hereof on the Closing Date, does hereby establish a trust designated as “COMM 2015-CCRE23 Mortgage Trust,” appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Trust Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and a security interest in all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts, $100 to be deposited in the Upper-Tier Distribution Account in respect of the Class X-C Certificates and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Trust Mortgage Loans after the Cut-off Date and, in the case of a Trust Mortgage Loan included in a Loan Combination, is subject to the related Intercreditor Agreement. Transfer and assignment of a Non-Serviced Mortgage Loan and the right to service a Non-Serviced Mortgage Loan is further subject to the terms and conditions of the Other Pooling and Servicing Agreement and the related Intercreditor Agreement. The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein), for the benefit of the Certificateholders and the Serviced Companion Loan Noteholders, all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements as provided therein (excluding Sections 6(e)-(g) of each Mortgage Loan Purchase Agreement, the representations, warranties and covenants in favor of the Depositor set forth in clause (viii) of Section 4(b) of each Mortgage Loan Purchase Agreement and the Depositor’s rights and remedies with respect to a breach thereof, and excluding the Depositor’s rights and remedies under the Indemnification Agreements) to the extent related to any Trust Mortgage Loan. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts relating to the Trust Mortgage Loans (other than the Non-Serviced Mortgage Loans) to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the Mortgage Loan Sellers.

With respect to any Trust Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2.01(a) serve as an assignment and assumption agreement between the Depositor, as the assignor, and the Trustee on behalf of the Trust, as the assignee. Accordingly, the Depositor hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Trustee all right, title and interest of the Depositor in, to and arising out of the related Intercreditor Agreement and the Trustee on behalf of the Trust hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Depositor with respect to related Intercreditor Agreement from and after the Closing Date. In addition, the Trustee acknowledges that any such Trust Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of this Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan and each Serviced Companion Loan (which, except for the Note referred to in clause (i) below, relate to the Serviced Loan Combination) so assigned (provided, the original of documents specified in items (xix) and (xx) shall be delivered to the Master Servicer):

(i)            (A) the original Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, without recourse”; and (B) in the case of each related Serviced Companion Loan other than the Courtyard by Marriott Non-Pooled Trust Companion Loans, a copy of the executed Note for such Serviced Companion Loan;

(ii)           the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)          an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an Assignment of Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders);

(iv)          (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)       (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan or Serviced Loan Combination (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related Mortgage Loan Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as

CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)          the original or a copy of the Loan Agreement relating to such Mortgage Loan or Serviced Loan Combination, if any;

(vii)         the original or a copy (which may be in electric form) of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan or Serviced Loan Combination, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or, subject to Section 2(d) of the applicable Mortgage Loan Purchase Agreement, a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of the applicable Mortgage Loan Purchase Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)        (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)          the original or a copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Loan Combination and copies of Environmental Reports;

(x)           copies of the currently effective Management Agreements, if any, for the related Mortgaged Property;

(xi)          if the Borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof, if any;

(xii)         if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the Trustee;

(xiii)         if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders));

(xiv)        originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Note or any related security document have been modified or the Mortgage Loan or Serviced Loan Combination has been assumed;

(xv)         the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Serviced Loan Combination together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)        the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)       with respect to each Loan Combination, a copy of the related Intercreditor Agreement and, if applicable, a copy of the related Other Pooling and Servicing Agreement;

(xviii)      with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Trust Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan or Serviced Loan Combination and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer;

(xix)         the original (or copy, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2.01(c)) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Loan Combination;

(xx)          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Loan Combination (or copy thereof, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2.01(c)) which entitles the Master Servicer on behalf of the Trust and, with respect to any Serviced Loan Combination, the Companion Loan Noteholders to draw thereon; and

(xxi)         with respect to any Mortgage Loan or Serviced Loan Combination with related mezzanine debt or other subordinate debt (other than a Companion Loan), a co-lender agreement, a subordination agreement or other intercreditor agreement.

The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

With respect to Serviced Loan Combinations, except for the Note referred to in clause (i)(B) of the preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered. With respect to a Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller to the Custodian of copies of the documents specified above (other than the Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes and any assignments or other transfer documents referred to in clause (i)(B) of the preceding paragraph as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee. Notwithstanding any contrary provision set forth above, in connection with the La Gran Plaza Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earlier of (i) the La Gran Plaza Pari Passu Note A-1 Securitization Date, if such instruments are required to be assigned and recorded pursuant to the related Other Pooling and Servicing Agreement, (ii) the date the La Gran Plaza Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 90 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Mortgage Loans until the occurrence, if any, of the La Gran Plaza Pari Passu Note A-1 Securitization Date, and (2) following the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Person selling such Companion Loan to the related Other Depositor, at its own expense, will be (a) entitled to direct the Trustee or Custodian to deliver the originals of all mortgage loan documents in its possession (other than the promissory note evidencing the La Gran Plaza Mortgage Loan) to the related Other Trustee or custodian therefor, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Trustee or Custodian of photocopies of the mortgage loan documents so delivered to such Other Trustee or other custodian, (c) required to cause the completion and recordation of instruments of assignment in the name of such Other Trustee or other custodian, and (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded.

With respect to the Trust Mortgage Loans, within 45 days after the Closing Date or, without limiting the requirements of the second paragraph of Section 2.01(b), after such later date on which the Mortgage Loan Seller has received all the missing recording/filing information, each Mortgage Loan Seller will, or will at the expense of such Mortgage Loan Seller retain a third party vendor to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (and with respect to a Serviced Loan Combination, the related Serviced Companion Loan Noteholders) in the appropriate public recording office (a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in Section 2.01(a)(v)(B) and (xiii) which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument in respect of any Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the related Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute thereof or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Custodian or such other third party vendor as retained by the Mortgage Loan Seller for recording or filing, as appropriate, at such Mortgage Loan Seller’s expense (as set forth in the related Mortgage Loan Purchase Agreement). In the event that any Mortgage Loan Seller receives the original recorded or filed copy, each Mortgage Loan Seller will, promptly upon receipt of the original recorded or filed copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations of the related Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable.

If a Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery to the Custodian of a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller will be required to deliver to the Custodian, promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof). Copies of recorded or filed Assignments of Mortgage, Reassignments of Assignment of Leases, Rents and Profits and UCC assignments of financing statements shall be held by the Custodian.

Subject to the third preceding paragraph, all original documents relating to the Trust Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor or the Master Servicer (or a sub-servicer on its behalf), as the case may be, in trust for the benefit of the Certificateholders and, insofar as they also relate to the Serviced Companion Loans, on behalf of and for the benefit of the related Serviced Companion Loan Noteholders. In the event that any such original document, or in the case of a Serviced Companion Loan, the original Note, is required pursuant to the terms of this Section to be a part of a Mortgage File in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

(b)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with or cause to be delivered to and deposited with, (i) the Custodian, on or before the Closing Date, for each Trust Mortgage Loan so assigned the Note (or a copy of the Note evidencing each related Serviced Companion Loan), the original or a copy of the related Mortgage, the original or a copy of the title policy for each Trust Mortgage Loan (subject to the second-to-last paragraph under Section 2.01(a)), a copy of the related ground lease (or, with respect to a leasehold interest where the Borrower is a lessee with respect to a space lease or air rights, a copy of the related space lease or air rights lease), if applicable, for each Trust Mortgage Loan and an original (or copy, if the original is held by the Master Servicer pursuant to Section 2.01(c)) of any letters of credit held by the lender as beneficiary or assigned as security for the Trust Mortgage Loan, and, except as otherwise provided in the following paragraph, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Trust Mortgage Loan or Serviced Companion Loan, in each case with copies to the Master Servicer and (ii) the Master Servicer, on or before the Closing Date, all documents and records that are part of each applicable Servicing File. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Certificate Administrator, the Trustee and the Custodian.

If the applicable Mortgage Loan Seller or the Depositor cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in Section 2.01(a)(ii), Section 2.01(a)(iii), Section 2.01(a)(v), Section 2.01(a)(viii), Section 2.01(a)(xiv) and Section 2.01(a)(xvi) and the UCC financing statements and UCC assignments of financing statements referred to in Section 2.01(a)(xiii), with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days after the Closing Date (or within such longer period after the Closing Date so long as the related Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder’s or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

(c)           Notwithstanding anything herein to the contrary, with respect to the documents referred to in Section 2.01(a)(xix) and Section 2.01(a)(xx) of this Agreement, the Master Servicer shall hold (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan will hold) the original of each such document in trust on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) in order to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01 of this Agreement by delivering the original of each such document to the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) who shall forward a copy of the applicable document to the Custodian (or the custodian in the applicable Other Securitization with respect to any Non-Serviced Mortgage Loan). The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit (which amendment shall change the beneficiary of the letter of credit to the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) in care of the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan)) required in order for the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan). In the event that the documents specified in Section 2.01(a)(xx) of this Agreement are missing with respect to any Trust Mortgage Loan (other than a Non-Serviced Mortgage Loans) because the related assignment or amendment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

(d)           With respect to the Trust Mortgage Loans (other than a Non-Serviced Mortgage Loan) secured by the Mortgaged Properties identified as Loan Nos. 8, 19, 20, 45, 46, 47, 52, 53, 54, 63, 64, 67 and 72 on the Mortgage Loan Schedule, which are each subject to a franchise agreement with a related comfort letter in favor of the respective Mortgage Loan Seller that requires the lender to take some action such as provide notice to the related franchisor or request that the related franchisor transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter issued in the name of the Trust, the related Mortgage Loan Seller or its designee will be required to provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Trust Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

Section 2.02     Acceptance by Custodian and the Trustee. By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Trust Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Trust Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Serviced Companion Loan Noteholders.

The Custodian hereby certifies to each of the Directing Holder, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the Custodian’s closing date certification, which shall be delivered no later than two Business Days after the Closing Date substantially in the form attached as Exhibit N-1 to this Agreement, (i) each Note (or copy thereof, with respect to any Serviced Companion Loan) is in its possession and has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Trust Mortgage Loan and (ii) each of the documents specified in Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xix) of this Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified in the Mortgage Loan Schedule. If the Custodian does not send a closing date certification on the Closing Date, it shall send an email confirmation to the Trustee and the Depositor that it has received all of the Notes (or copies or lost note affidavits as permitted), subject to any exceptions noted therein, on the Closing Date.

On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller (or, if applicable, its affiliate) has repurchased or substituted for the last affected Trust Mortgage Loan), the Custodian shall review each Mortgage File and shall certify to each of the Controlling Class Representative, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and each Mortgage Loan Seller in the form attached as Exhibit N-2 to this Agreement that all documents (other than documents referred to in clauses (xix) and (xx) of Section 2.01(a) of this Agreement, which shall be delivered to the Master Servicer and the documents referred to in clauses (iii), (v)(B) and (viii)(B) of Section 2.01(a) of this Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of this Agreement, which shall be delivered for filing or recording by the related Mortgage Loan Seller as provided herein) referred to in Section 2.01(a) above (in the case of the documents referred to in Section 2.01(a)(iv), (vi), (viii), (ix), (x), (xii) through (xvi) and (xviii) through (xx) of this Agreement, as identified to it in writing by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the Custodian shall only be required to certify to each of the Controlling Class Representative, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and each Mortgage Loan Seller that the document set forth in Section 2.01(a)(i)(A) has been received.

If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Trust Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached as Exhibit M to this Agreement) the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Trust Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the related Mortgage Loan Seller to deliver to the Custodian an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form constitutes a Material Defect, the Depositor shall cause the related Mortgage Loan Seller to cure, repurchase or substitute for the related Trust Mortgage Loan in the manner provided in Section 2.03(e) of this Agreement. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

Contemporaneously with its execution of this Agreement, the Depositor shall cause each Mortgage Loan Seller to deliver a power of attorney substantially in the form of Exhibit C to the applicable Mortgage Loan Purchase Agreement to the Master Servicer and Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Trust Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. Pursuant to the related Mortgage Loan Purchase Agreement, each of the Mortgage Loan Sellers will be required to effect (at the expense of the applicable Mortgage Loan Seller) the assignment and recordation of its respective Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

In reviewing any Mortgage File pursuant to the third preceding paragraph or Section 2.01 of this Agreement, the Master Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to, examine any opinions or determine whether any document is legal, valid, binding, sufficient, duly authorized or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of “instruments” (as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that if the transfer of the Trust Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

Section 2.03     Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans. (a) The Depositor hereby represents and warrants that:

(i)            The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)           The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Trust Mortgage Loans in accordance with this Agreement;

(iii)          This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)          The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)           The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

 (A)         to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following: (I) “fully-modified pass-through” certificates (“GNMA Certificates”) issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association (“GNMA”), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-Through Certificates (“FNMA Certificates”) issued and guaranteed as to timely payment of principal and interest by FNMA; (III) Mortgage Participation Certificates (“FHLMC Certificates”) issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the “Agency Securities”); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as “Private Securities”); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans (“Mortgage Loans”); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (“Contract”); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period (“Other Assets”);

(B)           to loan its funds to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(C)           to authorize, issue, sell and deliver bonds or other evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(D)          to authorize, issue, sell and deliver certificates evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

(E)           to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

Capitalized terms defined in this clause (v) shall apply only to such clause;

(vi)          There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

(vii)         No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

(viii)        The Trustee, if not the owner of the related Trust Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Trust Mortgage Loans and any proceeds thereof.

(b)           The Depositor hereby represents and warrants with respect to each Trust Mortgage Loan that:

(i)            Immediately prior to the transfer and assignment to the Trustee by the Depositor, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Trust Mortgage Loan and had full right to transfer and sell the Trust Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest; provided, that, in the case of a Non-Serviced Mortgage Loan, the related Mortgage has been (or will be) assigned to the Other Trustee under the Other Pooling and Servicing Agreement for the benefit of the holders of securities issued in connection with the related Other Securitization, as applicable;

(ii)           The Depositor is transferring such Trust Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Trust Mortgage Loan;

(iii)          The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

(iv)          No claims have been made by the Depositor under the lender’s title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender’s title insurance policy.

(c)           It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, any Serviced Companion Loan Noteholders, Certificate Administrator, the Trustee, the Custodian, the Master Servicer and the Special Servicer.

(d)           If the Master Servicer or the Special Servicer (i) receives a Repurchase Communication of a request or demand for repurchase or replacement of a Trust Mortgage Loan because of a Breach or a Defect (each as defined below) (any such request or demand, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); (ii) receives a Repurchase Communication of a withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), (iii) receives a Repurchase Communication that any Trust Mortgage Loan that was subject to a Repurchase Request has been repurchased or replaced (a “Repurchase”), or (iv) receives a Repurchase Communication of the rejection of a Repurchase Request (a “Repurchase Request Rejection”), then such Person shall deliver written notice of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection (each such notice, a “Rule 15Ga-1 Notice”) to the Depositor, Master Servicer, Special Servicer and the related Mortgage Loan Seller, in each case within ten Business Days from such party’s receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable; provided however, if the Master Servicer receives notice of a Repurchase Request Withdrawal or Repurchase Request Rejection from the Special Servicer (which notice copies the Depositor and the related Mortgage Loan Seller), the Master Servicer shall have no obligation to deliver such notice to any other party; provided, further, if the Special Servicer receives notice of a Repurchase Request Withdrawal or Repurchase Request Rejection from the Master Servicer (which notice copies the Depositor and the related Mortgage Loan Seller), the Special Servicer shall have no obligation to deliver such notice to any other party.

Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, was received and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

No Person that is required to provide a Rule 15Ga-1 Notice pursuant to this Section 2.03(d) (a “Rule 15Ga-1 Notice Provider”) shall be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.03(d) is so provided only to assist the related Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(d) by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Master Servicer, if relating to a Performing Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, and include the following statement in the related correspondence: “This is a “Repurchase Request [Withdrawal]” under Section 2.03(d) of the Pooling and Servicing Agreement relating to the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”. Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.03(d) with respect to such Repurchase Request or Repurchase Request Withdrawal. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

(e)           A “Defect” shall exist with respect to a Trust Mortgage Loan if any document constituting a part of the related Mortgage File has not been delivered within the time periods provided for in the related Mortgage Loan Purchase Agreement, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule. A “Breach” shall mean a breach of any representation or warranty of any

Mortgage Loan Seller made pursuant to the related Mortgage Loan Purchase Agreement with respect to any Trust Mortgage Loan. If any party hereto discovers or receives notice of a Defect or a Breach, and if such Defect is a Material Defect or such Breach is a Material Breach, as applicable, then such party, on behalf of the Trust Fund, shall give prompt written notice thereof to the related Mortgage Loan Seller, the other parties hereto, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Serviced Companion Loan Noteholder (if any) and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder. If any such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in any Trust Mortgage Loan or Mortgaged Property, or causes the related Trust Mortgage Loan to be other than a Qualified Mortgage, then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, that if any of the documents specified in Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xix) of this Agreement are not delivered as required in the related Mortgage Loan Purchase Agreement, it shall be deemed a Material Defect. The Custodian, the Certificate Administrator and the Trustee shall not be required to make any such determination. Promptly upon receiving written notice of any such Material Defect or Material Breach with respect to a Trust Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence from any party hereto, on behalf of the Trust Fund, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) shall, not later than 90 days from the applicable Mortgage Loan Seller’s receipt of such notice of such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Trust Mortgage Loan not being a Qualified Mortgage, not later than 90 days after the Mortgage Loan Seller or any party hereto discovering such Material Defect or Material Breach, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the related Mortgage Loan Purchase Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Repurchase Price in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualifying Substitute Mortgage Loan for such affected Trust Mortgage Loan (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account (or, with respect to any Serviced Loan Combination, the applicable Serviced Loan Combination Collection Account) any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period or, with respect to the immediately preceding proviso, the time period set forth therein, (ii) such Material Defect or Material Breach is not related to any Trust Mortgage Loan’s not being a Qualified Mortgage and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Trust Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan. Notwithstanding the foregoing, if a Trust Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Trust Mortgage Loan shall not be a Material Defect.

With respect to a Non-Serviced Mortgage Loan, any Defect as such term is defined in the related Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan or any assignment(s) in favor of the applicable Other Trustee or any power of attorney related thereto) will constitute a Defect under this Agreement, and there shall not be any other Defects with respect to such Non-Serviced Mortgage Loans other than the failure to deliver the items in Section 2.01(a)(i)(A).

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties with respect to a Trust Mortgage Loan, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase the Trust Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

If a Mortgage Loan Seller, in connection with a Material Defect or a Material Breach (or an allegation of a Material Defect or a Material Breach) pertaining to a Trust Mortgage Loan, makes a cash payment pursuant to an agreement or a settlement between the applicable Mortgage Loan Seller and the Special Servicer on behalf of the Trust (and with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) (each such payment, a “Loss of Value Payment”) with respect to such Trust Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(e) of this Agreement. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase or substitute for the affected Trust Mortgage Loan based on such Material Breach or Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Trust, provided, that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude the Mortgage Loan Seller or the Trustee from exercising any of its rights related to a Material Defect or a Material Breach in the manner and timing set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Trust Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Repurchase Price of the affected Trust Mortgage Loan; and (iii) a Material Defect or a Material Breach as a result of a Trust Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, certain representations set forth in the related Mortgage Loan Purchase Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the

Master Servicer or Special Servicer, such Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of the such Mortgage Loan Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such breach. Upon its making such deposit, such Mortgage Loan Seller shall be deemed to have cured such breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase or otherwise cure such breach.

(f)            In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, (A) the Custodian, the Master Servicer (with respect to any Performing Loan) and the Special Servicer (with respect to any Specially Serviced Loan) shall each tender to the applicable Mortgage Loan Seller all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Trust Mortgage Loan possessed by it, upon delivery (i) to each of the Master Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the applicable Mortgage Loan Seller, (B) each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of such Trust Mortgage Loan to the extent such ownership was transferred to the Trustee (provided, that the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the extent in its possession to the Mortgage Loan Seller in connection with such Mortgage Loan Seller’s preparation of such endorsement or assignment) and (C) the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause a release of, any escrow payments and reserve funds held by the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, or on the Trustee’s, the Certificate Administrator’s, the Master Servicer’s and the Special Servicer’s, as applicable, behalf, in respect of such Trust Mortgage Loan to the applicable Mortgage Loan Seller.

(g)           The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall, for the benefit of the Certificateholders and the Trustee, use reasonable efforts to enforce the obligations of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, pursuant to Section 3.06 of this Agreement (with respect to the related Trust Mortgage Loan), out of the related Repurchase Price or Substitution Shortfall Amount, as applicable, to the extent that such expenses are a specific component thereof; and second, if at the conclusion of such enforcement action it is determined that the amounts described in clause first are insufficient, then, in the case of a repurchase of Mortgage Loan, pursuant to Section 3.06 of this Agreement, out of general collections on the Mortgage Loans in the Mortgage Pool on deposit in the Collection Account in each case with interest thereon at the Advance Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed. To the extent the applicable Mortgage Loan Seller prevails in such proceeding, such Mortgage Loan Seller shall be entitled to reimbursement from the related portion of the Trust (i.e., the Mortgage Pool on the one hand and the Courtyard Non-Pooled Trust Companion Loans on the other hand) for all necessary and reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys’ fees.

So long as document exceptions are outstanding, on each anniversary of the Closing Date, the Custodian shall prepare and forward to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative (as identified to the Custodian by the Certificate Administrator), the Courtyard by Marriott Controlling Class Representative (only with respect to the Courtyard by Marriott Pooled Mortgage Loan) and the applicable Mortgage Loan Seller, a document exception report setting forth the then current status of any Defects related to the Mortgage Files pertaining to the Trust Mortgage Loans sold by such Mortgage Loan Seller.

As to any Qualifying Substitute Mortgage Loan, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall direct the related Mortgage Loan Seller to deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer and Special Servicer), the related Mortgage File with the related Note endorsed as required by Section 2.01(a)(i) hereof. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders will include the Monthly Payment(s) due on the related Removed Mortgage Loan, if and to the extent received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and such Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which a Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount and promptly notify the Certificate Administrator thereof. Promptly upon receipt of such notice, the Certificate Administrator shall direct such Mortgage Loan Seller to deposit into the Collection Account and/or the applicable Serviced Loan Combination Collection Account, as applicable, cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof. The Certificate Administrator shall also direct such Mortgage Loan Seller to give written notice to the Depositor, the Trustee, the Master Servicer and the Special Servicer of such deposit. The Certificate Administrator shall amend the Mortgage Loan Schedule to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan; and, upon such amendment, the Certificate Administrator shall deliver or cause the delivery of such amended

Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

It is understood and agreed that Section 6 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders and the Trustee on behalf of the Certificateholders respecting any Breach (including a Breach with respect to a Trust Mortgage Loan failing to constitute a Qualified Mortgage) or any Defect.

(h)           In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor’s representations and warranties relating to the Trust Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense and shall not be required to obtain any consent from the Master Servicer, the Special Servicer or the Directing Holder, unless such defense results in any liability of the Master Servicer, the Special Servicer or the Directing Holder, as applicable.

(i)            If for any reason a Mortgage Loan Seller fails to fulfill its obligations under the related Mortgage Loan Purchase Agreement with respect to any Trust Mortgage Loan, the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts in enforcing any obligation of such Mortgage Loan Seller to cure, repurchase or substitute for such Trust Mortgage Loan under the terms of the related Mortgage Loan Purchase Agreement all at the expense of such Mortgage Loan Seller.

Section 2.04     Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor. (a) The Master Servicer, as Master Servicer, hereby represents and warrants with respect to itself to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Special Servicer, the Operating Advisor and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)            The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)          The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)          The Master Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)          The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Master Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

(viii)        Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Loan Combinations is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement or the Master Servicer self-insures for such risks in compliance with the requirements of Section 3.08(d) of this Agreement.

(b)           The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)            The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)          The Special Servicer has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Operating Advisor, the Certificate Administrator, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special

Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

(viii)        Each officer and employee of the Special Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Loan Combinations is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement.

(c)           It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Serviced Companion Loan Noteholders and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Certificate Administrator, the Master Servicer, Special Servicer, the Operating Advisor, the Serviced Companion Loan Noteholders or the Trustee in any Trust Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, the Serviced Companion Loan Noteholders and the Mortgage Loan Sellers.

(d)           The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Serviced Companion Loan Noteholders as of the Closing Date, that:

(i)            The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

(ii)           This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)          Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound which, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

(iv)          The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

(v)           No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Trustee’s ability to perform its obligations hereunder.

(vi)          To the best of the Trustee’s knowledge, no litigation is pending or threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of the Pricing Date, between the Trustee, the Depositor and the Underwriters.

(e)           The Certificate Administrator hereby represents and warrants to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Serviced Companion Loan Noteholders as of the Closing Date, that:

(i)            The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

(ii)           This Agreement has been duly authorized, executed and delivered by the Certificate Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Certificate Administrator in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)          Neither the execution and delivery of this Agreement by the Certificate Administrator nor the consummation by the Certificate Administrator of the transactions herein contemplated to be performed by the Certificate Administrator, nor compliance by the Certificate Administrator with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Certificate Administrator or its properties or the organizational documents of the Certificate Administrator or the terms of any material agreement, instrument or indenture to which the Certificate Administrator is a party or by which it is bound which, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

(iv)          The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Certificate Administrator or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Certificate Administrator or its properties.

(v)           No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Certificate Administrator of or compliance by the Certificate Administrator with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Certificate Administrator’s ability to perform its obligations hereunder.

(vi)          To the best of the Certificate Administrator’s knowledge, no litigation is pending or threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of the Pricing Date, between the Certificate Administrator, the Depositor and the Underwriters.

(f)            The Operating Advisor hereby represents and warrants to the Trustee, the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

(i)            The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

(ii)           The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not (A) violate the Operating Advisor’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or its financial condition;

(iii)          The Operating Advisor has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, and the Depositor, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Operating Advisor is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Operating Advisor’s reasonable judgment, is likely to materially and adversely affect the financial condition or operations of the Operating Advisor or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)          No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor which would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor; and

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Operating Advisor, or compliance by the Operating Advisor with, this Agreement or the consummation of the transactions of the Operating Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder.

Section 2.05     Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Trust Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Trust Mortgage Loans (excluding the Excess Interest) for the benefit of (y) the Holders of the Class LR Certificates and (z) the Lower-Tier REMIC as holder of such portions of the Trust Mortgage Loans; (ii) acknowledges and hereby declares that it holds the Excess Interest for the benefit of the Class V Certificates; (iii) in exchange for the Trust Mortgage Loans (excluding Excess Interest), acknowledges the issuance of the Lower-Tier Regular Interests and has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or as so directed in this Agreement and duly authenticated by the Authenticating Agent; (iv) acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests to the Upper-Tier REMIC and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Certificates (other than the Class V and Class LR Certificates); and (v) in exchange for the Lower-Tier Regular Interests, has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Regular Certificates and Class R Certificates in authorized denominations; and the Depositor hereby acknowledges the receipt by it or its designees of the Regular Certificates, the Class R Certificates and the Class V Certificates, which Certificates evidence ownership of the entire Trust Fund.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Excess Interest to the Trustee for the benefit of the holders of the Class V Certificates. The Trustee (i) acknowledges the assignment to it of the Excess Interest, (ii) declares that it holds and will hold the Excess Interest in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates and (iii) has caused the Certificate Administrator to execute, and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, and the Depositor hereby acknowledges the receipt by it or its designees of the Class V Certificates in authorized Denominations.

Section 2.06     Miscellaneous REMIC and Grantor Trust Provisions. (a) The Lower-Tier Regular Interests issued hereunder are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Regular Certificates are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class R Certificates are hereby designated as the sole Class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(l) of the Code is the Rated Final Distribution Date.

(b)           None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01     The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans and the Serviced Companion Loans.

 (a) The Master Servicer (generally with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Companion Loans that are not Specially Serviced Loans) and the Special Servicer (generally with respect to Specially Serviced Loans and Serviced REO Loans), each as an independent contractor servicer, shall service and administer the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Companion Loans on behalf of the Trust Fund and the Trustee (as Trustee for the Certificateholders) and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Serviced Loan Combination with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan)), in each case, in accordance with the Servicing Standard.

The Master Servicer’s or Special Servicer’s liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectability of the Mortgage Loans or the Serviced Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01, to the related sub-servicing agreement with each sub-servicer and to Section 3.01(e) of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, and in the case of the Serviced Loan Combinations, in the best interests of the Certificateholders and the Serviced Companion Loan Noteholders, as a collective whole as if such Certificateholders and (with respect to a Serviced Loan Combination) Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan)) to prepare, execute and deliver, on behalf of the Certificateholders and Serviced Companion Loan Noteholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to such Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Section 3.03, Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26 and Section 3.27 hereof. The Master Servicer (with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Companion Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and Serviced REO Loans) shall provide to the Borrowers related to such Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Loan Documents. Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer, as applicable, any powers of attorney (substantially in the form attached hereto as Exhibit CC, or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and other documents (including but not limited to other powers of attorney) prepared by the Master Servicer and Special Servicer, as applicable, and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer, as applicable, to carry out their servicing and administrative duties hereunder. The Trustee shall not be held liable for any misuse of any such power of attorney or such other documents by the Master Servicer and Special Servicer, as applicable. Notwithstanding anything contained herein to the contrary, none of the Master Servicer or the Special Servicer shall, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity); or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

(b)           Unless otherwise provided in the related Note or related Intercreditor Agreement, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, on a date other than a Due Date to the Stated Principal Balance of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note or related Intercreditor Agreement, the Master Servicer shall apply any amounts received on U.S. Treasury obligations in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, being defeased pursuant to its terms to the Stated Principal Balance of and interest on such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the receipt of such amounts.

(c)           The Master Servicer and the Special Servicer, may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder subject (but not in the case of any Mortgage Loan Seller Subservicer) to the consent of the Directing Holder (so long as no Control Termination Event has occurred and is continuing), provided that (i) any such agreement requires the Sub-Servicer to comply in all material respects with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Loan Documents and, in the case of a Serviced Companion Loan, the related Intercreditor Agreement, (ii) if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any such agreement provides that (x) the failure of such Sub-Servicer to comply with any of the requirements under Article X of this Agreement applicable to such Sub-Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Article X and (y) the failure of such Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which the Master Servicer shall (and the Depositor may) immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement, which termination shall be deemed for cause, (iii) no Sub-Servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan or Serviced Companion Loan, as applicable, or foreclose any Mortgage without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26, Section 3.27, (as applicable), (iv) such agreement shall be consistent with the Servicing Standard and (v) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of this Section 3.01(c) (including, for the avoidance of doubt, that no such agent or Subcontractor is a Prohibited Party, if such agent or Subcontractor would be a Servicing Function Participant, at the time the related sub-servicing agreement is entered into). Any monies received by a Sub-Servicer pursuant to a Sub-Servicing agreement (other than sub-servicing fees) shall be deemed to be received by the Master Servicer on the date received by such Sub-Servicer.

Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed by the Trustee (in its sole discretion, but must be assumed with respect to any Mortgage Loan Seller Sub-Servicer so long as such

Mortgage Loan Seller Sub-Servicer is not in default under the applicable Sub-Servicing Agreement) if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 (it being understood that any such obligations shall be the obligations of the terminated Master Servicer or Special Servicer, as applicable, only).

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans or Serviced Companion Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Trust Fund, the Operating Advisor, the Certificateholders and, if applicable, Serviced Companion Loan Noteholders shall not be deemed parties thereto and shall have no claims, rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(c)(ii) and Section 3.01(d).

Any Sub-Servicing Agreement as to which a Mortgage Loan Seller required the Master Servicer to enter into shall provide that the Master Servicer (and any successor Master Servicer) or Trustee may only terminate the related Mortgage Loan Seller Sub-Servicer for cause pursuant to such Sub-Servicing Agreement and as otherwise specified in such Sub-Servicing Agreement.

Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.01, in no event shall the Trust Fund, the Trustee, the Certificate Administrator, the Depositor or any Serviced Companion Loan Noteholder bear any termination fee required to be paid to any Sub-Servicer as a result of the termination of any Sub-Servicing Agreement.

Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

(d)           If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to the extent necessary to permit the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c). In such event, such successor shall be deemed to have assumed all of the Master Servicer’s or the Special Servicer’s interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to such successor, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of such successor.

If the Trustee or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, then upon request of such successor, the Master Servicer or Special Servicer, as applicable, shall at its own expense (except (i) in the event that the Special Servicer is terminated pursuant to Section 3.22(b), at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Trust) deliver to such successor all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans and/or the Serviced Companion Loans, as applicable, then being serviced hereunder or thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to such successor. Neither the Master Servicer nor the Special Servicer shall be required to assume the obligations of the other and nothing in this paragraph shall imply otherwise.

(e)           The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Intercreditor Agreement and, with respect to a Non-Serviced Mortgage Loan, further subject to the servicing under and all other terms and conditions of the Other Pooling and Servicing Agreement. The parties hereto further recognize the respective rights and obligations of each Companion Loan Noteholder under the related Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Loan Combination) on or in respect of the related Mortgage Loan and (B) the allocation of Default Interest on or in respect of the related Mortgage Loan.

Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to the Serviced Loan Combinations are limited by and subject to the terms of the related Intercreditor Agreement and, with respect to any Non-Serviced Mortgage Loan, the rights of the Other Servicer and the Other Special Servicer under the Other Pooling and Servicing Agreement. The Master Servicer shall, consistent with the applicable Servicing Standard, enforce the rights of the Trustee (as holder of a Non-Serviced Mortgage Loan) under the related Intercreditor Agreement and the Other Pooling and Servicing Agreement. The parties hereto acknowledge that each Non-Serviced Loan Combination and any related REO Property are being serviced and administered under the related Other Pooling and Servicing Agreement and the Other Servicer will make any property advances required thereunder in respect of such Non-Serviced Loan Combination and remit collections on the Non-Serviced Mortgage Loan to or on behalf of the Trust. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall have any obligation or authority to supervise the related Other Servicer, the related Other Special Servicer or the related Other Trustee or to make Property Advances with respect to any such Non-Serviced Loan Combination. Although each Non-Serviced Loan Combination is being serviced under the related Other Pooling and Servicing Agreement, the Controlling Class Representative may have certain information and consultation rights relating to the servicing of the Non-Serviced Loan Combination pursuant to the terms of the related Intercreditor Agreement and the related Other Pooling and Servicing Agreement. Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Loan Combination shall be dependent on its receipt of the corresponding information and collections from the related Other Servicer or the related Other Special Servicer. Nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Non-Serviced Loan Combinations. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of an Intercreditor Agreement related to a Non-Serviced Loan Combination and the provisions, terms or conditions of this Agreement, the related Intercreditor Agreement shall govern.

If any Mortgage Loan included in any Serviced Loan Combination is no longer part of the Trust Fund and the servicing and administration of such Serviced Loan Combination is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and, if such Serviced Loan Combination is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Serviced Loan Combination and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make P&I Advances. All amounts due the Master Servicer and the Special Servicer (including Advances and interest thereon) pursuant to this Agreement and the applicable Intercreditor Agreement shall be paid to the Master Servicer and the Special Servicer by the successor Master Servicer or Special Servicer, as applicable, or as an Additional Trust Fund Expense on the first Servicer Remittance Date following termination. In addition, until such time as a separate servicing agreement with respect to such Serviced Loan Combination and any related Serviced REO Property has been entered into and, notwithstanding that neither such Mortgage Loan nor any related Serviced REO Property is part of the Trust Fund, the Custodian shall continue to hold the Mortgage File and the Master Servicer and, if applicable, the Special Servicer shall (subject to the preceding sentence) continue to service such Serviced Loan Combination or any related Serviced REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement. Nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Serviced Loan Combinations. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of an Intercreditor Agreement related to a Serviced Loan Combination and the provisions, terms or conditions of this Agreement, the related Intercreditor Agreement shall govern, and as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

Section 3.02     Liability of the Master Servicer and the Special Servicer When Sub-Servicing. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer, as applicable, and any Person acting as sub-servicer (or its agents or Subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Certificateholders and, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Noteholders, for the servicing and administering of the Mortgage Loans and Serviced Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or Subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans and Serviced Companion Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03     Collection of Mortgage Loan and Serviced Companion Loan Payments. The Master Servicer (with respect to all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Companion Loans (other than Specially Serviced Loans) that the Master Servicer is Servicing) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans each is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans or the Serviced Companion Loans; provided, further, that with respect to such Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations, as applicable, that have Anticipated Repayment Dates, so long as the related Borrower is in compliance with each provision of the related Loan Documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable) shall not take any enforcement action with respect to the failure of the related Borrower to make any payment of Excess Interest, other than requests for collection, until the final maturity date of such Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of such Mortgage Loan or Serviced Loan Combination, as applicable, has been paid in full, however, consistent with the applicable Servicing Standard, the Master Servicer, or the Special Servicer each may in its discretion waive the Excess Interest (even at the final maturity date) in connection with any Mortgage Loan it is obligated to service hereunder if taking such action is in the best interest of the Certificateholders as a collective whole. With respect to each Performing Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof. The Master Servicer shall provide at least 90 days’ notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments coming due on Performing Loans (other than a Non-Serviced Mortgage Loan). Consistent with the foregoing, the Master Servicer (with respect to each Performing Loan) or the Special Servicer (with respect to Specially Serviced Loans) may in their discretion waive any late payment charge or Default Interest in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan or Serviced Companion Loan that it is servicing. In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Serviced Companion Loan as are permitted or required under this Agreement.

Section 3.04     Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Master Servicer, in the case of all Mortgage Loans (other than a Non-Serviced Mortgage Loan) and Serviced Loan Combinations that it is servicing, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto. With respect to each Specially Serviced Loan, the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents. The Special Servicer, in the case of Serviced REO Loans, and the Master Servicer, in the case of all Mortgage Loans (other than a Non-Serviced Mortgage Loan) and Serviced Loan Combinations that it is servicing, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect, or, if the Special Servicer, to use reasonable efforts to cause the Master Servicer to effect, payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Loan Documents for the related Mortgage Loan or Serviced Companion Loan. If a Borrower under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement). The Master Servicer shall be entitled to reimbursement of Property Advances, with interest thereon at the Advance Rate, that it makes pursuant to this Section 3.04 of this Agreement from amounts received on or in respect of the related Mortgage Loan or Serviced Loan Combination respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the amount owing under the related Mortgage Loans or Serviced Companion Loans, notwithstanding that the terms of such Mortgage Loans or Serviced Companion Loan so permit.

The parties acknowledge that with respect to Non-Serviced Mortgage Loans, the Other Servicer is obligated to make (or any other service provider provided for in the related Other Pooling and Servicing Agreement may make) property advances with respect to such Non-

Serviced Mortgage Loans pursuant to the related Other Pooling and Servicing Agreement. The Other Servicer (or other service provider) shall be entitled to reimbursement for nonrecoverable property advances (as such term or similar term may be defined in the related Other Pooling and Servicing Agreement) with, in each case, any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing Agreement in the manner set forth in such Other Pooling and Servicing Agreement, the related Intercreditor Agreement and Section 3.06(a)(v) of this Agreement.

(b)           The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Serviced Mortgage Loans) or any Serviced Companion Loan that it is servicing constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds and maintained in accordance with the requirements of the related Mortgage Loan or Serviced Loan Combination, as applicable, and in accordance with the Servicing Standard. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments to the extent required pursuant to Section 3.07(b) of this Agreement and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan or Serviced Loan Combination. Escrow Accounts shall be Eligible Accounts (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account); provided, if the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account), the Master Servicer shall have 30 days (or such longer time as confirmed by a No Downgrade Confirmation, obtained at the expense of the Master Servicer relating to the Certificates and any related Serviced Companion Loan Securities) to transfer such account to an Eligible Account. Escrow Accounts shall be entitled, “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates and Various Borrowers and, if applicable, Serviced Companion Loan Noteholders”. Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)            to effect timely payments of items constituting Escrow Payments for the related Mortgage;

(ii)           to transfer funds to the Collection Account and/or the applicable Serviced Loan Combination Collection Account (or any sub-account thereof) to reimburse the Master Servicer or the Trustee for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan and/or Serviced Loan Combination, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)          for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and/or Serviced Loan Combination, as applicable, and the Servicing Standard;

(iv)          to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan and/or Serviced Loan Combination, as applicable;

(v)           to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Loan Documents for such Mortgage Loan or Serviced Loan Combination, or otherwise to the Master Servicer; or

(vi)          to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

(c)           The Master Servicer shall, as to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Companion Loan that it is servicing, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans and Serviced Companion Loan that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Loan Documents for such Mortgage Loan and Serviced Companion Loan (or, if such Mortgage Loan or Serviced Companion Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Loan Documents that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.21 of this Agreement, the Master Servicer shall timely make a Property Advance with respect to the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations that it is servicing, if any, to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower’s failure to timely pay such items.

Section 3.05     Collection Accounts; Excess Liquidation Proceeds Account; Distribution Accounts; Interest Reserve Account; Serviced Loan Combination Collection Accounts and Courtyard Rakes Collection Sub-Account. (a) The Master Servicer shall establish and maintain a Collection Account, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests with respect to the Mortgage Loans that it is servicing. The Collection Account shall be established and maintained as an Eligible Account. Amounts in the Collection Account attributable to the Mortgage Loans (other than Excess Interest) will be assets of the Lower-Tier REMIC, and amounts attributable to Excess Interest will be assets of the Grantor Trust. Amounts attributable to the Companion Loans (other than the Courtyard by Marriott Non-Pooled Trust Companion Loans) will not be assets of the Trust Fund.

The Master Servicer shall deposit or cause to be deposited in the Collection Account within two Business Days following receipt of properly identified funds of the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date on or with respect to the (1) the Mortgage Loans that are not part of Serviced Loan Combination and (2) as specified in clause (xii) below, each Mortgage Loan that is part of a Serviced Loan Combination:

(i)            all payments on account of principal on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination), including the principal component of all Unscheduled Payments;

(ii)           all payments on account of interest on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination) (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges, Excess Interest and the interest component of all Unscheduled Payments;

(iii)          any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement, in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(iv)         all Net REO Proceeds withdrawn from the related REO Account (other than the Serviced Loan Combination REO Account) pursuant to Section 3.15(b) of this Agreement;

(v)           any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination), to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)          all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than any Mortgage Loan related to a Serviced Loan Combination) or any REO Property (other than a Serviced REO Property related to a Serviced Loan Combination), other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 of this Agreement, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the related Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination); provided, that any Liquidation Proceeds related to a sale, pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement, of a Mortgage Loan included in a Serviced Loan Combination shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds;

(vii)         Penalty Charges on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination) to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d) of this Agreement;

(viii)       any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) of this Agreement in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination);

(ix)          any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Serviced Loan Combination Collection Account pursuant to Section 3.06(b)(i)(B) and, with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable, other than in respect of a Serviced Loan Combination) to be deposited into the Collection Account by the Master Servicer or Special Servicer;

(x)           any Master Servicer Prepayment Interest Shortfall Amounts in respect of the Mortgage Loans that the Master Servicer is servicing (other than any Non-Serviced Mortgage Loan or any Mortgage Loan related to a Serviced Loan Combination) pursuant to Section 3.17(c) of this Agreement;

(xi)          any Loss of Value Payments, as set forth in Section 3.06(e) of this Agreement; and

(xii)         in the case of any Mortgage Loan that is part of a Serviced Loan Combination, the amounts to be withdrawn from the related Loan-Specific Collection Account and deposited into the Collection Account pursuant to Section 3.06(b)(i).

In the case of Excess Liquidation Proceeds, the Master Servicer shall make appropriate ledger entries received with respect thereto, which the Master Servicer shall hold for the Trustee (i) for the benefit of the Certificateholders (other than the Class V Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests, and (ii) for the benefit of any Serviced Companion Loan Noteholder entitled thereto. Any Excess Liquidation Proceeds shall be identified separately from any other amounts held in the Collection Account (with amounts attributable to each Class or Classes and any Serviced Companion Loan also identified separately).

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 and the related Intercreditor Agreement), Assumption Fees, Modification Fees and consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans that it is servicing as additional compensation.

If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Upon receipt of any of the amounts described in clauses (i), (ii), (v) and (vi) of this Agreement above with respect to any Specially Serviced Loan which is not a Serviced REO Loan, the Special Servicer shall remit such amounts within one Business Day after receipt thereof (except, if such amounts are not properly identified, the Special Servicer shall promptly identify such amounts and shall remit such amounts within one Business Day after such identification) to the Master Servicer for deposit into the Collection Account in accordance with the second paragraph of this Section 3.05 of this Agreement, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property (other than any Serviced REO Property related to the Serviced Loan Combinations) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.15(b) of this Agreement. With respect to any related Serviced Loan Combination, the Special Servicer shall comply with Section 3.05(g) of this Agreement. With respect to any such amounts paid by check to the order of the Special Servicer, the applicable Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

(b)           The Certificate Administrator shall establish and maintain (1) the Lower-Tier Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders (excluding the Certificateholders of the Loan-Specific Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests and (2) the Courtyard by Marriott Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders of the Loan-Specific Certificates. Each of the Lower-Tier Distribution Account and the Courtyard by Marriott Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

(c)           With respect to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator on or before the Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) of this Agreement and deposits from the Serviced Loan Combination Collection Account pursuant to Section 3.06(b)(i) of this Agreement. Upon receipt from the Master Servicer of such amounts held in the Collection Account, the Certificate Administrator shall deposit in (A) the Lower-Tier Distribution Account (i) the amount of Available Funds to be distributed pursuant to Section 4.01 of this Agreement on such Distribution Date and (ii) the amount of Excess Liquidation Proceeds allocable to any Trust Mortgage Loan to be deposited into the Lower-Tier Distribution Account (which the Certificate Administrator shall then deposit in the Excess Liquidation Proceeds Account) pursuant to Section 3.06 of this Agreement, (B) the Interest Reserve Account as part of the Lower-Tier REMIC, the amount of any Withheld Amounts with respect to the Mortgage Loans to be deposited pursuant to Section 3.05(e) of this Agreement and (C) in the Class V Distribution Account, the Excess Interest to be distributed to the Class V Certificates.

(d)           If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e) of this Agreement, the Master Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Master Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it and, upon the direction of and receipt of requisite information from the Special Servicer separately notate by ledger entry any amounts attributable to the Mortgage Loans and any amount attributable to the Courtyard by Marriott Non-Pooled Trust Companion Loans. The Certificate Administrator shall, based upon information obtained from the CREFC® reports delivered by the Master Servicer pursuant to the terms hereof, account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of either Trust REMIC or the Grantor Trust. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account or the Courtyard Rakes Collection Sub-Account (in the case of the Courtyard by Marriott Non-Pooled Trust Companion Loans) to the Certificateholders as contributed to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account or a Serviced Loan Combination Collection Account (in the case of the Courtyard by Marriott Non-Pooled Trust Companion Loans) to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(e)           The Certificate Administrator shall establish and maintain the Interest Reserve Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders (other than the Holders of the Class V Certificates) and the Trustee as the Holder of the Lower-Tier Regular Interests. The Interest Reserve Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

On each Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless in either case such Servicer Remittance Date is the final Servicer Remittance Date, the Certificate Administrator shall calculate the Withheld Amounts. On each such Servicer Remittance Date, the Certificate Administrator shall, with respect to each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months and the Courtyard by Marriott Non-Pooled Trust Companion Loans, withdraw or be deemed to withdraw (1) from the Lower-Tier Distribution Account and deposit or be deemed to deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts with respect to the Mortgage Loans, as calculated in accordance with the previous sentence and (2) from the Courtyard by Marriott Distribution Account and deposit or be deemed to deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans, as calculated in accordance with the previous sentence. If the Certificate Administrator shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the

Interest Reserve Account any provision herein to the contrary notwithstanding. On or prior to the Servicer Remittance Date in March of each calendar year (or in February if the final Distribution Date will occur in such month), the Certificate Administrator shall transfer to the (1) Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to the Mortgage Loans and (2) to the Courtyard by Marriott Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans.

(f)           The Certificate Administrator shall establish and maintain the Upper-Tier Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders (other than Holders of the Loan-Specific Certificates and the Class LR and Class V Certificates). The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account. Promptly on each Distribution Date, the Certificate Administrator shall withdraw or be deemed to withdraw from the Lower-Tier Distribution Account and deposit or be deemed to deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests (other than the Lower-Tier Regular Interests corresponding to the Loan-Specific Certificates) pursuant to Section 4.01(a) and Section 4.01(d) of this Agreement on such date. The Certificate Administrator shall establish and maintain the Courtyard by Marriott Distribution Account in its own name on behalf of the Trustee, for the benefit of the Certificateholders of the Loan-Specific Certificates. The Courtyard by Marriott Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account, and may be a sub-account of the Upper-Tier Distribution Account but shall, for purposes of this Agreement, be treated as a separate account. Promptly on each Distribution Date, the Certificate Administrator shall withdraw from the Courtyard by Marriott Distribution Account the amounts to be distributed in respect of the Loan-Specific Certificates pursuant to Section 4.01A of this Agreement on such date.

(g)          With respect to each Serviced Loan Combination or any related Serviced REO Property, the Master Servicer shall maintain, or cause to be maintained, a Serviced Loan Combination Collection Account in which the Master Servicer shall deposit or cause to be deposited within two Business Days following receipt of properly identified funds the following payments and collections received or made by or on behalf of it on such Serviced Loan Combination or Serviced REO Property subsequent to the Cut-off Date:

(i)          all payments on account of principal on such Serviced Loan Combination, including the principal component of Unscheduled Payments;

(ii)         all payments on account of interest on such Serviced Loan Combination (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

(iii)        any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in such Serviced Loan Combination Collection Account;

(iv)         all Net REO Proceeds withdrawn from the related REO Account in respect of such Serviced Loan Combination pursuant to Section 3.15(b);

(v)          any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to such Serviced Loan Combination, to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)         all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Loan Combination or any related Serviced REO Property (other than Excess Liquidation Proceeds (except as provided in Section 3.32(f)) and Liquidation Proceeds that are received in connection with a purchase of all the Trust Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01), together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of such Serviced Loan Combination; provided, that any Liquidation Proceeds related to a sale pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement of (1) a Mortgage Loan included in a Serviced Loan Combination shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds, (2) the Courtyard by Marriott Non-Pooled Trust Companion Loans shall be deposited directly into the Courtyard Rakes Collection Sub-Account and applied solely to pay expenses relating to the Courtyard by Marriott Non-Pooled Trust Companion Loan and to Courtyard by Marriott Available Funds and (3) a Serviced Companion Loan other than the Courtyard by Marriott Non-Pooled Trust Companion Loans shall be deposited into the Serviced Loan Combination Collection Account and applied solely to pay expenses relating to that Serviced Companion Loan and to pay amounts due to the related Serviced Companion Loan Noteholder;

(vii)        Penalty Charges on such Serviced Loan Combination to the extent required to offset interest on Advances made by the Master Servicer or the Trustee, as applicable, and debt service advances made by a Serviced Companion Loan Service Provider and to reimburse the Trust Fund for Additional Trust Fund Expenses pursuant to Section 3.12(d);

(viii)      any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force placed policy in respect of such Serviced Loan Combination;

(ix)        any other amounts required by the provisions of this Agreement (including with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the applicable Serviced Loan Combination Collection Account by the Master Servicer or the Special Servicer;

(x)          any cure payments remitted by any Serviced Companion Loan Noteholder pursuant to the related Intercreditor Agreement;

(xi)          any Master Servicer Prepayment Interest Shortfall Amounts in respect of such Serviced Loan Combination pursuant to Section 3.17(c); and

(xii)         any Loss of Value Payments, as set forth in Section 3.06(e) of this Agreement.

The foregoing requirements for deposits into the applicable Serviced Loan Combination Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 and the related Intercreditor Agreement), Assumption Fees, Modification Fees, consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the applicable Serviced Loan Combination Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Serviced Loan Combinations as additional compensation. If the Master Servicer deposits in the applicable Serviced Loan Combination Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Loan Combination Collection Account, any provision herein to the contrary notwithstanding.

Each Serviced Loan Combination Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage backed securities of other series and the other accounts of the Master Servicer; provided, that such Serviced Loan Combination Collection Account may be a sub-account or ledger account of the Master Servicer’s Collection Account but shall, for purposes of this Agreement, be treated as a separate account. Each Serviced Loan Combination Collection Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

Upon receipt of any of the foregoing amounts described in clauses (i), (ii), (v) and (vi) above with respect to each Serviced Loan Combination for so long as it is a Specially Serviced Loan but is not a Serviced REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Loan Combination Collection Account in accordance with the first paragraph of this Section 3.05(g), unless the Special Servicer determines, consistent with the applicable Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property related to any Serviced Loan Combination shall initially be deposited by the Special Servicer into the related Serviced Loan Combination REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Loan Combination Collection Account pursuant to Section 3.15(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer (A) with respect to any Specially Serviced Loan shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier and (B) with respect to any REO Loan shall deposit such check into the applicable Loan Combination REO Account.

(h)           With respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans, the Master Servicer shall maintain, or cause to be maintained, the Courtyard Rakes

Collection Sub-Account in which the Master Servicer shall deposit or cause to be deposited the amounts to be withdrawn from the Serviced Loan Combination Collection Account held in respect of the Courtyard by Marriott Loan Combination pursuant to Section 3.06(b)(i), which represent the funds available for application to the Courtyard by Marriott Non-Pooled Trust Companions Loans pursuant the terms of the related Intercreditor Agreement and the terms of this Agreement.

With respect to each Distribution Date and the Courtyard by Marriott Non-Pooled Trust Companion Loans, the Master Servicer shall deliver to the Certificate Administrator on or before the Servicer Remittance Date the funds on deposit in the Courtyard Rakes Collection Sub-Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) of this Agreement. Upon receipt from the Master Servicer of such amounts held in the Courtyard Rakes Collection Sub-Account, the Certificate Administrator shall deposit in (A) the Courtyard by Marriott Distribution Account, the amount of Courtyard by Marriott Available Funds to be distributed pursuant to Section 4.01A of this Agreement on such Distribution Date, (B) the Lower-Tier Distribution Account (which the Certificate Administrator shall then deposit in the Excess Liquidation Proceeds Account) the amount of Excess Liquidation Proceeds allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans after such Loan-Specific Certificates have been repaid in full together with any Courtyard by Marriott Realized Losses and Class Interest Shortfalls thereon and (C) the Interest Reserve Account as part of the Lower-Tier REMIC, the amount of any Withheld Amounts with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans to be deposited pursuant to Section 3.05(e) of this Agreement.

(i)           Notwithstanding anything to the contrary contained herein, with respect to each Due Date and any Serviced Pari Passu Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust Pari Passu Companion Loan), within one (1) Business Day after each Determination Date (or such later time period as provided in the related Intercreditor Agreement), or, from and after a Serviced Companion Loan is deposited into a securitization, unless provided otherwise in the related Intercreditor Agreement, on the second Business Day before the “servicer remittance date,” as such term or a similar term is defined in the related Other Pooling and Servicing Agreement (as long as such date is at least one Business Day after receipt), the Master Servicer shall remit, from amounts on deposit in the applicable Serviced Loan Combination Collection Account in accordance with Section 3.06(e), to each applicable Serviced Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Noteholder or an agent therefor appearing on the Serviced Companion Loan Noteholder Register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first class mail to the address of such Serviced Companion Loan Noteholder or its agent appearing on the Serviced Companion Loan Noteholder Register) the portion of the applicable Serviced Loan Combination Remittance Amount allocable to such Serviced Companion Loan Noteholder.

(j)            Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Liquidation Proceeds are received, the Certificate Administrator shall establish and maintain the Excess Liquidation Proceeds Account, which may have one or more sub-accounts, to be held in its own name on behalf of the Trustee, for the benefit of the Certificateholders (other than the Holders of the Class V Certificates), and with respect to each Serviced Loan Combination, the related Serviced Companion Loan Noteholders, and the Trustee as holder of the Lower-Tier Regular Interests. Each account that constitutes an Excess Liquidation Proceeds Account shall be an Eligible Account or a sub-account of an Eligible Account. On each Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account or, if allocable to any Serviced Loan Combination, the Master Servicer shall withdraw from the applicable Serviced Loan Combination Collection Account, and remit to the Certificate Administrator (i) in the case of the Mortgage Loans (other than the Serviced Loan Combinations), for deposit in the Lower-Tier Distribution Account, as applicable (which the Certificate Administrator shall then deposit in the Excess Liquidation Proceeds Account), and (ii) in the case of the Serviced Loan Combinations, for deposit in the Excess Liquidation Proceeds Account, all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Servicer Remittance Date which are allocable to a Mortgage Loan or Serviced Loan Combination; provided that on the Business Day prior to the final Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account (after allocation to any related Serviced Companion Loan as provided in Section 4.01(e)), for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account attributable to the Mortgage Loans.

(k)           Funds in the Collection Account, the Serviced Loan Combination Collection Account, the Courtyard Rakes Collection Sub-Account, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06(b) of this Agreement; provided, however that, for so long as Wells Fargo Bank, National Association is the Certificate Administrator, then the funds in the Distribution Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account held by the Certificate Administrator shall not be invested.

The Master Servicer shall give written notice to the Depositor, the Trustee, the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and, if applicable, the Serviced Loan Combination Collection Account as of the Closing Date and shall notify the Depositor, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, in writing prior to any subsequent change thereof. In addition, the Master Servicer shall provide notice to each affected holder of a Serviced Companion Loan of the location and account number of the relevant Serviced Loan Combination Collection Account as well as notice in writing prior to any subsequent change thereof if not maintained on a ledger basis. The Certificate Administrator shall give written notice to the Depositor, the Trustee, the Special Servicer and the Master Servicer of the location and account number of the Interest Reserve Account and the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Trustee, the Special Servicer and the Master Servicer, as applicable, in writing prior to any subsequent change thereof.

(l)            The Certificate Administrator shall establish and maintain the Class V Distribution Account, in its own name, for the benefit of the Holders of the Class V Certificates,

with respect to the Excess Interest, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Class V Certificates and shall not be an asset of any Trust REMIC. The Class V Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account. Following the distribution of Excess Interest to the Class V Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Class V Distribution Account.

Section 3.06     Permitted Withdrawals from the Collection Accounts, the Serviced Loan Combination Collection Accounts, the Courtyard Rakes Collection Sub-Account and the Distribution Accounts; Trust Ledger. (a) The Master Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Mortgage Loan the Master Servicer shall make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

(i)            on or before 3:00 p.m. (New York City time) on each Servicer Remittance Date, to remit to the Certificate Administrator the amounts to be deposited into the Lower-Tier Distribution Account (including any amount transferred from the Serviced Loan Combination Collection Account in respect of each Mortgage Loan that is part of a Serviced Loan Combination) (including without limitation the aggregate of the Available Funds, Prepayment Premiums, Yield Maintenance Charges and Excess Liquidation Proceeds) which the Certificate Administrator shall then deposit into the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, pursuant to Section 3.05(f), Section 3.05(e) and Section 3.05(j) of this Agreement, respectively;

(ii)          to pay (A) itself unpaid Servicing Fees (or, with respect to any Excess Servicing Fee Rights, to pay any Excess Servicing Fees to the holder of such Excess Servicing Fee Rights pursuant to Section 3.12(a) of this Agreement); the Operating Advisor, unpaid Operating Advisor Fees; and the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in a Serviced Loan Combination), as applicable, the Master Servicer’s, the Operating Advisor’s or Special Servicer’s, as applicable, rights to payment of Servicing Fees, Operating Advisor Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in a Serviced Loan Combination), as applicable, being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Loan or REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) the Special Servicer, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan that is a Specially Serviced Loan or

Serviced REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, but in the case of each Mortgage Loan that is part of a Serviced Loan Combination, only to the extent that amounts on deposit in the applicable Serviced Loan Combination Collection Account are insufficient therefor (except as set forth in Section 3.06(_)), (C) each month to the Other Servicer or Other Special Servicer, as applicable, the Trust’s pro rata portion (based on the related Mortgage Loan’s Stated Principal Balance) of any unpaid special servicing fees, liquidation fees, workout fees and additional trust expenses in respect of a Non-Serviced Mortgage Loan remaining unpaid (including amounts payable to such parties under Section 1.04 of this Agreement), out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties and (D) the Operating Advisor, any unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees were received from the related Borrower);

(iii)          to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances made with respect to the Mortgage Loans (excluding (1) Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and (2) the Mortgage Loans and Serviced REO Loans included in a Serviced Loan Combination) the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections for the applicable Mortgage Loan (excluding the Mortgage Loans and Serviced REO Loan included in a Serviced Loan Combination) during the applicable period; provided, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal in respect of the Mortgage Loans to the extent provided in clause (v) below;

(iv)          to reimburse the Trustee or itself, in that order, (with respect to any Mortgage Loan or Serviced REO Property) (excluding (1) Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and (2) the Mortgage Loans and Serviced REO Loans included in a Serviced Loan Combination or any Serviced REO Property securing any Serviced Loan Combination), for unreimbursed Property Advances, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or Serviced REO Property being limited to, as applicable, payments received from the related Borrower which represent reimbursements of such Property Advances, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds with respect to the applicable Mortgage Loan or Serviced REO Property; provided, that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection

Account from time to time that represent collections or recoveries of principal in respect of the Mortgage Loans to the extent provided in clause (v) below;

(v)           (A) to reimburse the Trustee or itself, in that order (with respect to any Mortgage Loan or Serviced REO Property), (1) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds, if any, received on the related Mortgage Loan and related REO Properties, second, out of the principal portion of general collections on the Mortgage Loans and related REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion (or at the Trustee’s sole discretion for the reimbursement of the Trustee) to defer reimbursement thereof pursuant to this Section 3.06(a) of this Agreement, out of other collections on the Mortgage Loans and related REO Properties and (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and related REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (1) above, but in the case of either clause (1) or (2) above with respect to each Mortgage Loan that is part of a Serviced Loan Combination, only to the extent that amounts on deposit in the applicable Serviced Loan Combination Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement and then if such Nonrecoverable Advance is a Property Advance only in an amount equal to the related Mortgage Loan’s pro rata share of such Nonrecoverable Property Advance (except as provided in Section 3.06(d)), (B) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and related REO Properties, with respect to any Mortgage Loan or related Serviced REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or related Serviced REO Property and the deposit into the Collection Account of all amounts received in connection therewith, and (C) to reimburse the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, out of general collections on the Mortgage Loans and related REO Properties for the Trust’s pro rata portion (based on the related Non-Serviced Mortgage Loan’s Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the related Non-Serviced Mortgage Loans;

(vi)          (A) at such time as it reimburses the Trustee or itself, in that order (with respect to any Mortgage Loan or Serviced REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (2) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or Serviced REO Property pursuant to clause (iv) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or Serviced REO Property and any Nonrecoverable Property Advances made with respect to a Mortgage Loan or REO Property or any Workout-Delayed Reimbursement Amounts

pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon (in the case of a Mortgage Loan that is part of a Serviced Loan Combination, only in an amount equal to the related Mortgage Loan’s pro rata share of the interest on such Property Advance, except as provided in Section 3.06(d)), in each case, first, from Penalty Charges as provided in Section 3.12(d); but in the case of a Serviced Loan Combination only to the extent that such Nonrecoverable Advance has not been reimbursed and only to the extent that amounts on deposit in the applicable Serviced Loan Combination Collection Account (to the extent permitted under the terms of this Agreement and the related Intercreditor Agreement to be used to pay such Advance Interest Amounts) are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement) and (B) at such time as it reimburses the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, for any nonrecoverable servicing advances made with respect to any related Non-Serviced Mortgage Loan or the related REO Property pursuant to clause (v) above, to pay the related Other Servicer, the related Other Special Servicer and the related Other Trustee, as applicable, any interest accrued and payable thereon;

(vii)         to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Advance Rate, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Loan Combination) subject to the following: (a) if the Repurchase Price is paid for such Mortgage Loan, then such Person’s right to reimbursement shall be limited to that portion of the Repurchase Price that represents such expense in accordance with clause (f) of the definition of Repurchase Price, or (b) if no Repurchase Price is paid or if an amount less than the Repurchase Price is paid and proceedings are instituted to enforce the related Mortgage Loan Seller’s payment or performance pursuant to the applicable Mortgage Loan Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of such Mortgage Loan Seller, settlement of the Breach or Defect claim, or payment of such Loss of Value Payment, as the case may be;

(viii)        to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of any Mortgage Loan or Serviced REO Loan included in a Serviced Loan Combination) not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)           (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of this Agreement, (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.12(b) of this Agreement (but only to the extent of the net investment earnings with respect to such Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) Penalty Charges on the

Mortgage Loans that are not Specially Serviced Loans (exclusive of any Mortgage Loan or Serviced REO Loan included in a Serviced Loan Combination), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or pay or reimburse the Trust for Additional Trust Fund Expenses incurred with respect to such Mortgage Loan during or prior to the related Collection Period (including Special Servicing Fees, Workout Fees or Liquidation Fees); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.12(c), Net Default Interest and any other Penalty Charges on Specially Serviced Loans (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Loan Combination), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances or Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees or Liquidation Fees), all in accordance with Section 3.12;

(x)           to pay itself, the Special Servicer, the Depositor, the Operating Advisor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) of this Agreement, subject to the provisions of Section 3.06(i);

(xi)          to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 11.08 of this Agreement, , subject to the provisions of Section 3.06(i);

(xii)         to pay out of general collections on the Mortgage Loans in the Mortgage Pool and REO Properties any and all federal, state and local taxes imposed on the Lower-Tier REMIC, the Upper-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to this Agreement, but subject to the provisions of Section 3.06(i);

(xiii)        to reimburse the Trustee, the Custodian or the Certificate Administrator out of general collections on the Mortgage Loans in the Mortgage Pool and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, but subject to the provisions of Section 3.06(i);

(xiv)        to pay any Person permitted to purchase a Mortgage Loan under Section 3.16 of this Agreement with respect to each Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Loan Combination), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xv)         to pay to itself, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(a) of this Agreement, subject to the provisions of Section 30.6(i);

(xvi)        to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto (including any amounts relating to a Mortgage Loan that is part of a Serviced Loan Combination);

(xvii)       to pay from time to time to itself in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account;

(xviii)      to transfer Excess Liquidation Proceeds allocable to Mortgage Loans to the Lower-Tier Distribution Account for deposit by the Certificate Administrator into the Excess Liquidation Proceeds Account in accordance with Section 3.05(j) of this Agreement;

(xix)        to pay itself, the Special Servicer or the related Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g) of this Agreement;

(xx)         to pay to the Certificate Administrator, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(d) of this Agreement, subject to the provisions of Section 3.06(i);

(xxi)         pursuant to the CREFC® License Agreement, to pay the CREFC® License Fee to CREFC® on a monthly basis; and

(xxii)       to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and Serviced REO Loan and any related Serviced Companion Loan, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any request for withdrawal from the Collection Account.

The Master Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger. Upon written request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to (i) the Lower-Tier REMIC with respect to such Mortgage Loans (other than the Excess Interest), (ii) the Excess Interest and (iii) the Companion Loans.

The Master Servicer shall pay to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Other Trustee, the Other Servicer or the Other Special Servicer from the Collection Account amounts permitted to be paid to such person therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, a responsible officer of the Other Trustee, a Responsible Officer of the Certificate Administrator, a certificate of an officer of the Operating Advisor, a certificate of a Servicing Officer or a certificate of the Other Servicer or Other Special Servicer, as applicable, describing the item and amount to which such Person is entitled (unless such payment to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Other Trustee, the Other Servicer or Other Special Servicer, as the case may be, is specifically required pursuant to this Agreement and the timing and the amount of payment is specified in, or calculable pursuant to, this Agreement, in which case a certificate is not required). The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

The Trustee, the Certificate Administrator, the Custodian, the Special Servicer, the Master Servicer, CREFC®, the Operating Advisor, with respect to each Non-Serviced Pari Passu Companion Loan, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement (to the extent specified in Section 11.12) shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), Trustee/Certificate Administrator Fees, Special Servicing Compensation (including investment income), the CREFC® License Fee, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the Borrowers), Advances, Advance Interest Amounts (for each of such Persons other than CREFC®), their respective indemnification payments (if any) pursuant to Section 6.03, Section 8.05 or Section 11.02 of this Agreement (for each of such Persons other than CREFC®), their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement. For the avoidance of doubt, any fees or expenses (including legal fees) for which a party is to be indemnified pursuant to Section 6.03 herein may be submitted directly to the Trust Fund and paid from amounts on deposit in the Collection Account on behalf of such party pursuant to this Agreement. In addition, the Certificate Administrator, the Trustee, the Special Servicer, the Master Servicer and the Operating Advisor shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement and payment of any federal, state or local taxes imposed on any Trust REMIC.

Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans in the Mortgage Pool (or (1) with respect to Property Advances on a Serviced Loan Combination, the full amount of the principal portion of general collections on such Serviced Loan Combination or (2) with respect to P&I Advances on the Courtyard by Marriott Non-Pooled Trust Companion Loans, the full amount of the principal portion of collections on such Serviced Loan Combination allocated to the Courtyard by Marriott Non-Pooled Trust Companion Loans) deposited in the Collection Account (or related Serviced Loan Combination Collection Account or Courtyard Rakes Collection Sub-Account, as applicable) and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a) or Section 3.06(b) or Section 3.06(f) of this Agreement, as applicable, immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized (in its sole discretion) to wait for principal collections on the Mortgage Loans and Serviced Companion Loan to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof) until the end of such Collection Period; provided, the Master Servicer or the Trustee shall give notice of its election to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), at least 15 days prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account, a Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account allocable to interest on any of the Trust Mortgage Loans unless (1) the Master Servicer or the Trustee determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Trustee has not timely received from the Certificate Administrator information requested by the Master Servicer or the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee shall give notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account, a

Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account allocable to interest on any of the Trust Mortgage Loans as soon as reasonably practicable in such circumstances to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Neither the Master Servicer nor the Trustee shall have any liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this Section 3.06(a) or to comply with the terms of this Section 3.06(a) and the other provisions of this Agreement that apply once such an election, if any, has been made. If the Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral as described above, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Account, the applicable Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Advance Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and, as applicable, the Serviced Companion Loan Noteholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders or the Serviced Companion Loan Noteholders. Nothing herein shall be deemed to create in the Certificateholders or the Serviced Companion Loan Noteholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise). In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and neither the Master Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Serviced Companion Loan Noteholders for any such election that such party makes as contemplated by this Section 3.06(a) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

None of the Master Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person’s determination, or to prohibit any such other authorized Person from making a determination, that an Advance constitutes, or would constitute, a Nonrecoverable Advance.

If the Master Servicer, the Trustee or any Non-Serviced Mortgage Loan Service Provider, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any Advance Interest Amount), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal

Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date and, second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay the Advance Interest Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or the Advance Interest Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of the Advance Interest Amount.

(b)           The Master Servicer shall maintain a separate Trust Ledger with respect to the Serviced Loan Combinations that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Serviced Loan Combination, the Master Servicer shall make withdrawals from amounts allocated thereto in the related Serviced Loan Combination Collection Account (and may debit the Trust Ledger) for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)            to make remittances each month within one (1) Business Day of receipt from the Borrower (or such later time as set forth in the applicable Intercreditor Agreement) in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Serviced Loan Combination Remittance Amount to (A) the related Serviced Companion Loan Noteholders in accordance with Section 3.05(i) of this Agreement in respect of amounts allocable to the related Serviced Companion Loans, (B) the Collection Account for the benefit of the Trust in respect of amounts allocable to the related Mortgage Loan, and (C) the Courtyard Rakes Collection Sub-Account for the benefit of the Trust in accordance with Section 4.06(b) of this Agreement in respect of amounts allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans, in each case (x) based on the amount allocable to the related Mortgage Loan and the related Companion Loan pursuant to the terms of the related Intercreditor Agreement and (y) after taking into account the amounts permitted to be withdrawn from the Serviced Loan Combination Account pursuant to this Section 3.06(b) and the allocation of such amount as between the Mortgage Loan and related Companion Loans as provided in the related Intercreditor Agreement; provided that (1) Liquidation Proceeds relating to the repurchase of any Serviced Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust

Companion Loans) by the related seller thereof shall be remitted solely to the holder of such Serviced Companion Loan, as the case may be, (2) Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Loan Combination by the related Mortgage Loan Seller shall be remitted solely to the Collection Account and (3) Liquidation Proceeds relating to the repurchase of a Courtyard by Marriott Non-Pooled Trust Companion Loan by the related Mortgage Loan Seller shall be remitted solely to the Courtyard Rakes Collection Sub-Account;

(ii)           to pay (A) to itself unpaid Servicing Fees and to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Loan Combination or related Serviced REO Loan, as applicable, the Master Servicer’s or the Special Servicer’s, as applicable, rights to payment of Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, pursuant to this clause (ii)(A) with respect to such Serviced Loan Combination or related Serviced REO Loan, as applicable, being limited to amounts received on or in respect of such Serviced Loan Combination (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such Serviced REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to the Special Servicer, each month to the extent not covered by clause (ii)(A) above, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Loan Combination or related Serviced REO Loan, as applicable, remaining unpaid out of general collections in the Collection Account as provided in Section 3.06(a)(ii) of this Agreement;

(iii)          to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances with respect to the applicable Trust Mortgage Loans and to reimburse the related Serviced Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Serviced Companion Loan, the Master Servicer’s, the Trustee’s and the applicable Serviced Companion Loan Service Provider’s right to reimbursement pursuant to this clause (iii) being limited to amounts received in the applicable Serviced Loan Combination Collection Account which represent Late Collections received in respect of such Trust Mortgage Loan or Serviced Companion Loan, as applicable (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement), during the applicable period; provided, that if such P&I Advance on the applicable Mortgage Loan becomes a Nonrecoverable Advance or a Workout Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in accordance with clause (v) below;

(iv)          to reimburse the Trustee or itself, in that order, as applicable (with respect to such Serviced Loan Combination or Serviced REO Property), for unreimbursed Property Advances with respect to such Serviced Loan Combination or related Serviced REO Property, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments by the applicable Borrower with respect to such Property Advance, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Serviced Loan Combination; provided, that if such Property Advance becomes a

Nonrecoverable Advance or a Workout Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed in accordance with clause (v) below;

(v)          except with respect to Nonrecoverable Advances related to the Courtyard by Marriott Loan Combination, which shall be governed by the terms of Section 3.32(d) and (e), (A) to reimburse the Trustee or itself, in that order, (with respect to such Serviced Loan Combination or related REO Property), as applicable (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Serviced Loan Combination and related REO Properties, and second, out of general collections in the Collection Account as provided in Section 3.06(a) and (y) with respect to the Workout Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Serviced Loan Combination and related REO Properties, net of such amounts being reimbursed pursuant to the subclause first in the preceding clause (x) above and second out of general collections in the Collection Account as provided in Section 3.06(a); provided that in the case of both clause (x) and clause (y) of this clause (v), prior to making any reimbursement from general collections, such reimbursements shall be made first, from collections on, and proceeds of the applicable Serviced Subordinate Companion Loan, if any, and then from collections on, and proceeds of the related Mortgage Loan, or in the case of a Serviced Loan Combination with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the Mortgage Loan and any related Serviced Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Serviced Companion Loan’s principal balance) and then from general collections of the Trust (provided that, in the case of a Property Advance that is a Nonrecoverable Advance, the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loan from the related Companion Loan Noteholder) or (B) to pay itself or the Special Servicer out of general collections on such Serviced Loan Combination and related REO Properties, any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Serviced Loan Combination or related REO Property and the deposit into the applicable Serviced Loan Combination Collection Account of all amounts received in connection therewith; provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount that is a P&I Advance, being limited (except to the extent set forth in Section 3.06(a)) to amounts on deposit in the applicable Serviced Loan Combination Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Serviced Loan Combination as to which such Nonrecoverable Advance or such Workout-Delayed Reimbursement Amount were incurred (provided, that to the extent such amounts are insufficient to repay such Advances on any Mortgage Loan as to which there is a related Serviced Subordinate Companion Loan, such P&I Advances may be reimbursed from collections on the related Serviced Loan Combination allocable to such Serviced Subordinate Companion Loan);

(vi)         except with respect to Advance Interest Amounts related to the Courtyard by Marriott Loan Combination, which shall be governed by the terms of Section 3.32(d) and (e), at such time as it reimburses the Trustee or itself, in that order, as applicable, for (A) any unreimbursed P&I Advance with respect to the applicable Mortgage Loan (including any such Advance that constitutes a Workout Delayed Reimbursement Amount) or any unreimbursed principal and/or interest advance with respect to the related Serviced Companion Loan pursuant to clause (iii) above, to pay itself, the Trustee or such Serviced Companion Loan Service Provider, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Property Advances (including any such Advance that constitutes a Workout Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or any Serviced Companion Loan Service Provider, as the case may be, any Advance Interest Amounts accrued and payable thereon, with such amounts payable in the case of clauses (A), (B) and (C) above, first, from Penalty Charges pursuant to Section 3.12(d), then, from collections on, and proceeds of the applicable Serviced Subordinate Companion Loan, if any, and then, from collections on, and proceeds of, on a pro rata basis as between the Mortgage Loan and any related other Serviced Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Serviced Pari Passu Companion Loan’s principal balance), provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (vi) with respect to any such interest on P&I Advances (including any such P&I Advance that is a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount) being limited to amounts on deposit in the applicable Serviced Loan Combination Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Serviced Loan Combination as to which such advance relates (provided, that any Mortgage Loan as to which there is a related Serviced Subordinate Companion Loan, such interest on P&I Advances may be reimbursed from collections on the related Serviced Loan Combination allocable to such Serviced Subordinate Companion Loan);

(vii)        to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, as applicable, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the related Trust Mortgage Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement or, with respect to a Serviced Companion Loan, under the related mortgage loan purchase agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to such Serviced Loan Combination being limited to that portion of the Repurchase Price paid for the related Trust Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Repurchase Price (or, with respect to a Serviced Companion Loan, a comparable expense);

(viii)       to pay itself all Prepayment Interest Excesses on any related Trust Mortgage Loan or Serviced Companion Loan included in the Serviced Loan Combinations not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)          (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Loan Combination held in the applicable Serviced Loan Combination Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to such Serviced Loan Combination Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) any Penalty Charges on the related Mortgage Loan and Serviced Companion Loan (except to the extent prohibited by the related Intercreditor Agreement and other than Specially Serviced Loans) but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the Serviced Loan Combinations have been paid and are not needed to pay Advance Interest Amounts, interest on debt service advances made by the related Serviced Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the portion of any Penalty Charges on the related Mortgage Loan and Serviced Companion Loan (except to the extent prohibited by the related Intercreditor Agreement), during the period it is a Specially Serviced Loan (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, interest on debt service advances made by the related Serviced Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement);

(x)           to recoup any amounts deposited in such Serviced Loan Combination Collection Account in error;

(xi)          to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Loan Combinations;

(xii)         to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 11.08 to the extent that such opinions specifically relate to such Serviced Loan Combinations;

(xiii)        to pay out of general collections on such Serviced Loan Combination and related Serviced REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that neither the Master Servicer, the Special Servicer, the Certificate Administrator nor the Trustee is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Mortgage Loan or to the Serviced Companion Loan (but only to the extent that any Serviced Companion Loan is included in a REMIC);

(xiv)       to reimburse the Trustee and the Certificate Administrator out of general collections on such Serviced Loan Combination and related REO Properties for expenses incurred by and reimbursable to it by the Trust Fund specifically related to such Serviced Loan Combination;

(xv)        to pay any Person permitted to purchase a Trust Mortgage Loan under Section 3.16 with respect to the Trust Mortgage Loan included in such Serviced Loan Combination, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xvi)        [Reserved]

(xvii)      to pay to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Trust Mortgage Loan included in such Serviced Loan Combination, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(b), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement or in the related Intercreditor Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

(xviii)     to pay the related Mortgage Loan Seller with respect to any Trust Mortgage Loan included in such Serviced Loan Combination, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Trust Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g); and

(xix)        to clear and terminate such Serviced Loan Combination Collection Account at the termination of this Agreement pursuant to Section 9.01.

In the case of the amounts payable as set forth above in this Section 3.06(b) with respect to any Serviced Loan Combination, if such amount is not specifically payable, pursuant to the terms of this Agreement or the related Intercreditor Agreement, out of collections or proceeds allocable to any particular note that is a part of such Serviced Loan Combination, such amount shall be paid from collections on, and proceeds of the related Serviced Subordinate Companion Loan, if any, and then, from collections on, and proceeds of, on a pro rata basis as between, the related Mortgage Loan and any related Serviced Pari Passu Companion Loans

 (based on the related Mortgage Loan’s principal balance or the related Serviced Pari Passu Companion Loan’s principal balance).

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from any Serviced Loan Combination Collection Account. All withdrawals with respect to any Serviced Loan Combination shall be made first, from the applicable Serviced Loan Combination Collection Account and then, from the Master Servicer’s Collection Account to the extent permitted by Section 3.06(a). Upon request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to the Lower-Tier REMIC and the Companion Loans.

The Master Servicer shall pay to the Special Servicer from the Serviced Loan Combination Collection Accounts amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer is entitled (unless such payment to the Special Servicer is specifically required pursuant to this Agreement and the timing and the amount of payment is specified in, or calculable pursuant to, this Agreement, in which case a certificate is not required). The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in the Serviced Loan Combination and related REO Loan, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any request for withdrawal from any Serviced Loan Combination Collection Account.

Any permitted withdrawals under this Section 3.06(b) with respect to reimbursement for advances or other amounts payable to an Other Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Other Trustee, if any.

Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Serviced Loan Combination Collection Account and remit to the related Serviced Companion Loan Noteholders, within (x) with respect to any Serviced Subordinate Companion Loan, two Business Days of receipt thereof and (y) with respect to any Serviced Pari Passu Companion Loan, one (1) Business Day after the Determination Date, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 3:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Serviced Companion Loan for such month.

If the Master Servicer fails, as of 5:00 p.m. (New York City time) on any Servicer Remittance Date or any other date a remittance is required to be made, to remit to the Certificate Administrator (in respect of the related Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of any related Serviced Companion Loan) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 and any Excess Liquidation Proceeds allocable to the Serviced Companion Loan pursuant to Section 4.01(e)), the Master Servicer shall pay to the Certificate Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loan), for the account of the Certificate Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loans), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Certificate Administrator or the Serviced Companion Loan Noteholders, as applicable.

(c)           On each Servicer Remittance Date, all net income and gain realized from investment of funds to which the Master Servicer or the Special Servicer is entitled pursuant to Section 3.07(b) of this Agreement shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable.

(d)          With respect to the Serviced Loan Combinations, if amounts required to pay the expenses allocable to any related Serviced Companion Loan exceed amounts on deposit in the Serviced Loan Combination Collection Account, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may seek reimbursement from the Trust Fund with respect to such expenses allocable to such Serviced Companion Loan if the Master Servicer has reasonable grounds to believe that it will be able to promptly recover such amount from such Serviced Companion Loan Noteholder and the Master Servicer or Special Servicer, as applicable, shall use commercially reasonable efforts (on behalf of the Trust Fund, subject to the related Intercreditor Agreement) to exercise the rights of the Trust under the related Intercreditor Agreement to obtain payment or reimbursement from the holder of the related Serviced Subordinate Companion Loan, if any, and then for the pro rata portion of such expenses allocable to the Serviced Pari Passu Companion Loan from the related Serviced Companion Loan Noteholder or, if such Serviced Companion Loan has been deposited into a securitization, out of general collections in the collection account established pursuant to the related Other Pooling and Servicing Agreement (for such purpose the Mortgage Pool as the holder of the Courtyard by Marriott Pooled Mortgage Loan will be treated as a holder separate and apart from the Trust as holder of the Courtyard by Marriott Non-Pooled Trust Companion Loans).

(e)           Loss of Value Payments:

(A)          Pooled Mortgage Loans: If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related Serviced REO Property, then the Master Servicer shall promptly (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date), transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund for deposit into the Collection Account.   The Master Servicer shall distribute such funds for the following purposes:

(i)            to reimburse the Master Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related Serviced REO Property (together with the Advance Interest Amount);

(ii)           to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any compensation or expense relating to such Mortgage Loan or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense including any Liquidation Fee and any other amount due, payable or reimbursable to the parties to this Agreement;

(iii)          to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Loan;

(iv)          following the occurrence of a liquidation event with respect to such Mortgage Loan or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

(v)           on the final Distribution Date after all distributions have been made as set forth in clause (i) through (iv) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be, Additional Trust Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(B)           Courtyard by Marriott Non-Pooled Trust Companion Loans: If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans or any related Serviced REO Property, then the Master Servicer shall promptly (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special

Servicer with five Business Days’ prior notice of such final Distribution Date), transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund for deposit into the Courtyard Rakes Collection Sub-Account. The Master Servicer shall disburse such funds for the following purposes:

(i)            to reimburse the Master Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans or any related Serviced REO Property (together with the Advance Interest Amount);

(ii)           to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any compensation or expense relating to the Courtyard by Marriott Non-Pooled Trust Companion Loans or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense including any Liquidation Fee and any other amount due, payable or reimbursable to the parties to this Agreement;

(iii)          to offset any portion of Courtyard by Marriott Realized Losses (as calculated without regard to the application of such Loss of Value Payments);

(iv)          following the occurrence of a liquidation event with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to the Courtyard by Marriott Non-Pooled Trust Companion Loans, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

(v)           on the final Distribution Date after all distributions have been made as set forth in clause (i) through (iv) above, to the related Mortgage Loan Seller.

Any Loss of Value Payments transferred to the Serviced Loan Combination Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Serviced Loan Combination Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans or REO Loan for which such Loss of Value Payments are being transferred to the Serviced Loan Combination Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(f)            On each Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), the Master Servicer shall make withdrawals from amounts on deposit in the Courtyard Rakes Collection Sub-Account (which may be maintained as a Trust Ledger) for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)             on or before 3:00 p.m. (New York City time) on each Servicer Remittance Date, to remit to the Certificate Administrator the amounts deposited into the Courtyard Rakes Collection Sub-Account in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans (including without limitation the aggregate of the Courtyard by Marriott Available Funds and any Prepayment Premiums, Yield Maintenance Charges and Excess Liquidation Proceeds (as provided in Section 3.32) received with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans) which the Certificate Administrator shall then deposit into the Courtyard by Marriott Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, pursuant to Section 3.05(f), Section 3.05(e) and Section 3.05(j) of this Agreement, respectively;

(ii)           to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances made with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans (excluding Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (iii) below) and Advance Interest Amounts thereon, the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (ii) being limited to amounts received which represent Late Collections for the Courtyard by Marriott Non-Pooled Trust Companion Loans; provided, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed pursuant to clause (iii) below;

(iii)          to reimburse the Trustee or itself, in that order (x) with respect to Nonrecoverable P&I Advances and Advance Interest Amounts thereon first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans, and second, out of general collections in the Courtyard Rakes Collection Sub-Account and (y) with respect to the Workout Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Courtyard Rakes Collection Sub-Account, net of such amounts being reimbursed pursuant to the subclause first in the preceding clause (x) above;

(iv)          to recoup any amounts deposited in such Serviced Loan Combination Collection Account in error; and

(v)           to clear and terminate such Serviced Loan Combination Collection Account at the termination of this Agreement pursuant to Section 9.01

(g)            The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority), in each case to the extent not previously paid from the Collection Account:

(i)             to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(a) of this Agreement in the Upper-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(a) of this Agreement;

(ii)           to pay itself, the Trustee and the Custodian respective portions of any accrued but unpaid Trustee/Certificate Administrator Fees with respect to the Pooled Certificates;

(iii)          to pay itself an amount equal to all net income and gain realized from investment of funds in the Lower-Tier Distribution Account pursuant to Section 3.07(b) of this Agreement;

(iv)          to pay to itself, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b), Section 8.05(c) and Section 8.05(d) of this Agreement;

(v)           to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

(vi)          to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(h)           The Certificate Administrator may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

(i)            to make distributions to Certificateholders (other than Holders of the Loan-Specific Certificates and the Class V and Class LR Certificates) on each Distribution Date pursuant to Section 4.01, Section 4.01A or Section 9.01 of this Agreement, as applicable;

(ii)           to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

(iii)          to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(i)            With respect to permitted withdrawals from the Collection Account pursuant to Section 3.06(a)((x), (xi), (xii), (xiii), (xv) and (xxx) the amounts to be withdrawn from the Collection Account are intended to be the portion of the expenses described therein that relate to the Mortgage Loans and the Mortgage Pool. Therefore, (a) if such cost, expense or liability relates to a particular Mortgage Loan, the full amount of such cost liability or expense shall be withdrawn from the Collection Account, (b) if such cost, expense or liability relates to solely to a Serviced Companion Loan, the full amount of such cost liability or expense shall be withdrawn from the related Serviced Loan Combination Collection Account, (c) if such cost, expense or liability relates solely to the Courtyard by Marriot Non-Pooled Trust Companion Loans, the full amount of such cost liability or expense shall be withdrawn from the Courtyard Rakes Collection Sub-Account, and (d) if such cost, expense or liability is not related to any particular Mortgage Loan or Serviced Loan Combination, such cost liability or expense shall be withdrawn from the Collection Account and the Courtyard Rakes Collection Sub-Account, pro rata, based on the respective Stated Principal Balances of the Mortgage Loans and the Courtyard by Marriot Non-Pooled Trust Companion Loans at the time of withdrawal, subject to the rights of reimbursement from Companion Loan Noteholders pursuant to the applicable Intercreditor Agreements.

Section 3.07     Investment of Funds in the Collection Accounts, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts. (a) The Master Servicer (with respect to the Collection Account, any Serviced Loan Combination Collection Account, the Courtyard Rakes Collection Sub-Account, any Loss of Value Reserve Fund and any Borrower Accounts (as defined below and subject to the second succeeding sentence)), the Special Servicer (with respect to any REO Account) and the Certificate Administrator (with respect to the Distribution Accounts, the Interest Reserve Account and the Excess Liquidation Proceeds Account) may direct any depository institution maintaining the Collection Account, any Serviced Loan Combination Collection Account, the Excess Liquidation Proceeds Account, any Borrower Accounts, any REO Account, any Loss of Value Reserve Fund, the Interest Reserve Account and the Distribution Accounts (each such account, for purposes of this (a), an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Master Servicer, the Special Servicer or the Certificate Administrator shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the “Borrower Accounts”), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent that the Master Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this (a), the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the

Master Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. Neither the Certificate Administrator nor the Trustee shall have any responsibility or liability with respect to the investment directions of the Master Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment directions of the Master Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) shall:

(x)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)           demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)           All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the related Loan Documents for the Mortgage Loan or applicable law, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Excess Liquidation Proceeds Account, the Interest Reserve Account and the Distribution Accounts, which shall be for the benefit of the Certificate Administrator) and, if held in the Collection Account, any Serviced Loan Combination Collection Account, REO Account or Distribution Account shall be subject to withdrawal by the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 or Section 3.15(b) of this Agreement, as applicable. The Master Servicer, or with respect to any REO Account, the Special Servicer, or with respect to the Excess Liquidation Proceeds Account, the Distribution Accounts, the Certificate Administrator, shall deposit from its own funds into the Collection Account, the applicable Serviced Loan Combination Collection Account, any REO Account or Loss of Value Reserve Fund, the Excess Liquidation Proceeds Account, the Interest Reserve Account or the Distribution Accounts, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, that the Master

Servicer, the Special Servicer or the Certificate Administrator, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the related Loan Documents for the Mortgage Loan, Serviced Loan Combination or applicable law; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company has satisfied the qualifications set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, in either case as a result of an action or inaction of the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If the Trustee takes any such action, (i) the Master Servicer, if such Permitted Investment was for the benefit of the Master Servicer, (ii) the Special Servicer, if such Permitted Investment was for the benefit of the Special Servicer or (iii) the Certificate Administrator, if such Permitted Investment was for the benefit of the Certificate Administrator, shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.

Section 3.08     Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage. (a) In the case of each Mortgage Loan or Serviced Loan Combination, as applicable (but excluding any REO Loan and any Non-Serviced Mortgage Loan), the Master Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to cause the related Borrower, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and Serviced Loan Combinations that it is servicing, to maintain the following insurance coverage (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property: (x) except where the Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or Serviced Loan Combination, as applicable, and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) that is required, subject to applicable law, under the related Loan Documents; provided, that:

(i)            the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and (x) such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination, as applicable, or (y) such insurance policy was required by the related Loan Documents and is available at commercially reasonable rates, provided that the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)           if and to the extent that any Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

(iii)          the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Loan Documents; provided, that this clause shall not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy, as provided herein;

(iv)          except as provided below (including under clause (vi) below), in no event shall the Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such Borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer);

(v)           to the extent that the Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis at commercially reasonable rates, and only to the extent the Trust as lender has an insurable interest thereon; and

(vi)          any explicit terrorism insurance requirements contained in the related Loan Documents shall be enforced by the Master Servicer in accordance with the Servicing Standard, unless the Special Servicer (and, if no Control Termination Event has occurred and is continuing, the Directing Holder) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Loan Documents) in writing of that provision in accordance with the Servicing Standard; provided that the Special Servicer shall promptly notify the Master Servicer in writing of such waiver.

The Master Servicer shall notify the Special Servicer, the Certificate Administrator, the Trustee and the Directing Holder if the Master Servicer determines in accordance with the Servicing Standard that a Borrower under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination has failed to maintain insurance required under the Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if a Borrower under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination has notified the Master Servicer in writing that the Borrower does not intend to maintain such insurance and that the Master Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

Subject to Section 3.15(b) of this Agreement, with respect to each Serviced REO Property, the Special Servicer shall use reasonable efforts and only if the Trustee has an insurable interest, consistent with the Servicing Standard, to maintain (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer shall make such Property Advance) with Qualified Insurers to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan, Serviced REO Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Loan Documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, that the Special Servicer shall not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard.

All such insurance policies maintained as described above shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Master Servicer (on behalf of the Trustee on behalf of Certificateholders and, with respect to a Serviced Loan Combination, the related Serviced Companion Loan Noteholders), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (on behalf of Certificateholders and, with respect to a Serviced Loan Combination, the related Serviced Companion Loan Noteholders) (in the case of insurance maintained in respect of an REO Property). Any amounts collected by the Master Servicer or Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or Serviced REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account (or, in the case of the Serviced Loan Combinations, in the applicable Serviced Loan Combination Collection Account), subject to withdrawal pursuant to Section 3.06 of this Agreement, in the case of amounts received in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.15 of this Agreement, in the case of amounts received in respect of a Serviced REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the Stated Principal Balance of the related Mortgage Loan or the Serviced Loan Combination, notwithstanding that the terms of such Mortgage Loan or Serviced Loan Combination so permit; provided, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination. Any costs incurred by the Master Servicer in maintaining any such insurance policies in respect of the Mortgage Loans or Serviced Loan Combination or Specially Serviced Loans (other than REO Properties) (i) if the Borrower defaults on its obligation to do so, shall be advanced by the Master Servicer as a Property Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to Serviced REO Properties shall be an expense of the Trust Fund (and in the case of any Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) payable out of the related REO Account (or Serviced Loan Combination REO Account, as applicable) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Property Advance (or paid from the Collection Account or Serviced Loan Combination Collection Account, as applicable, if the Master Servicer determines such Advance would be a Nonrecoverable Advance, subject to Section 3.21(d) of this Agreement).

(b)           If either:

(x) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than Non-Serviced Mortgage Loans), Serviced Loan Combinations or Serviced REO Properties, as applicable, then, to the extent such policy

(i)       is obtained from a Qualified Insurer, and

(ii)      provides protection equivalent to the individual policies otherwise required, or

(y) the Master Servicer or the Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by (A) at least any two other NRSROs (which may include Moody’s and/or Morningstar) or (B) one NRSRO (which may include Moody’s and/or Morningstar) and A.M. Best Company), and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.

Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.08(a) of this Agreement, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, in the case of a Serviced Loan Combination, in the related Serviced Loan Combination Collection Account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination, as applicable (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee, Certificateholders and, if applicable the Serviced Companion Loan Noteholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or Serviced REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or Serviced REO Property is covered thereby) shall be paid as a Property Advance.

(c)           With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable, that is subject to an Environmental Insurance Policy, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and Serviced REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust, on behalf of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders (giving due regard to the junior nature of the related Subordinate Companion Loan, if any), is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(d)           The Master Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties as to which it is the Special Servicer are included in the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Master Servicer or Special Servicer, as applicable, shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or long term deposits of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch and/or KBRA)), the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

The Master Servicer and Special Servicer, as applicable, shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with their servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or long term deposits of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch and/or KBRA)), the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

Section 3.09      Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions.   (a) If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners), which by its terms:

(i)            provides that such Mortgage Loan or Serviced Loan Combination will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners),

(ii)           provides that such Mortgage Loan or Serviced Loan Combination may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, or

(iii)          provides that such Mortgage Loan or Serviced Loan Combination may be assumed or transferred without the consent of the mortgagee, provided certain conditions set forth in the Loan Documents are satisfied, then, for so long as such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination is included in the Trust Fund, subject to the rights of the Directing Holder, neither the Master Servicer (with respect to Performing Loans) nor the Special Servicer (with respect to Specially Serviced Loans), as applicable, on behalf of the Trust Fund, shall be required to enforce any such due-on-sale clauses and in connection therewith neither shall be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption if (1) such provision is not exercisable under applicable law or if the Master Servicer (with respect to Performing Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, determines, subject to the rights of the Directing Holder, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the Borrower or (2) the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard and subject to the rights of the Directing Holder, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause. If the Master Servicer (with respect to Performing Loans (other than a Non-Serviced Mortgage Loan) and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, determines that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (a)(iii) above relating to the assumption or transfer of a related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination have been satisfied, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans) is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and substitute the new Borrower as obligor thereon, provided that (a) the credit status of the prospective new Borrower is in compliance with the Servicing Standard and the terms of the related Mortgage and (b) the Master Servicer (with respect to Performing Loans (other than a Non-Serviced Mortgage Loan)) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, has followed the No Downgrade Confirmation process pursuant to Section 3.30 relating to the Certificates and Serviced Companion Loan Securities, if any, with respect to Moody’s, DBRS, KBRA or Morningstar in the case of any such Trust Mortgage Loan that (1) represents more than 5% of the aggregate Stated Principal Balance of the Trust Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (2) has a Stated Principal Balance that is more than $35,000,000, (3) represents one of the ten largest Trust Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (4) is the Courtyard by Marriott Loan Combination or (5) is a Trust Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other

Securitization based on outstanding principal balance (provided, that the Master Servicer or Special Servicer, as applicable, shall be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization). In addition, with respect to a Serviced Companion Loan, neither the Master Servicer nor the Special Servicer shall waive any rights under a due on sale clause unless it first obtains a No Downgrade Confirmation with respect to the related Serviced Companion Loan Securities to the extent required. The Special Servicer shall be entitled to rely on the master servicer and/or the special servicer of the Other Securitization to determine whether a No Downgrade Confirmation is required with respect to the Serviced Companion Loans under the Other Securitization. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Master Servicer. The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall notify the Trustee, the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator and the Directing Holder that any such assumption or substitution agreement has been completed by forwarding to the Custodian (with a copy to the Master Servicer, the Certificate Administrator, the Trustee and the Directing Holder, as applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, neither the Master Servicer nor the Special Servicer, as applicable, shall approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund, provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a Performing Loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Loan) shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loan from the holders of such Serviced Companion Loan.

(b)            If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)           provides that such Mortgage Loan or Serviced Loan Combination shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners),

(ii)           requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), or

(iii)          provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), provided certain conditions set forth in the Loan Documents are satisfied, then, neither the Master Servicer (with respect to Performing Loans other than a Non-Serviced Mortgage Loan) nor the Special Servicer (with respect to Specially Serviced Loans), on behalf of the Trust Fund, shall be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate the payments on the related Mortgage Loan or Serviced Loan Combination or (ii) withhold its consent to such lien or encumbrance, if the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, subject to the rights of the Directing Holder, (x) determines, in accordance with the Servicing Standard that such enforcement would not be in the best interests of the Trust Fund or the holder of the related Serviced Companion Loan, if applicable (giving due regard to the junior nature of the related Subordinate Companion Loan, if any), or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (b)(iii) above that the conditions to further encumbrance have been satisfied and (y) as to any Mortgage Loan or Serviced Loan Combination, follows the No Downgrade Confirmation procedure pursuant to Section 3.30 with respect to Moody’s, DBRS, KBRA or Morningstar in the case of any such Mortgage Loan that (1) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (2) has a Stated Principal Balance that is more than $20,000,000, (3) represents one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (5) has an aggregate Debt Service Coverage Ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, (6) is the Courtyard by Marriott Loan Combination or (7) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization based on outstanding principal balance (provided, that the Master Servicer or Special Servicer, as applicable, shall be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator, as applicable, of the applicable Other Securitization regarding whether the Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization) provided, that with respect to clauses (1), (3), (4), (5) and (7), such Mortgage Loan shall have a Stated Principal Balance of at least $10,000,000 for the requirement of a No Downgrade Confirmation to apply. In addition, with respect to each Serviced Companion Loan, neither the Master Servicer nor the Special Servicer, as applicable, shall waive any rights under a due-on-encumbrance clause unless it first obtains a No Downgrade Confirmation with respect to the related Serviced Companion Loan Securities. To the extent not precluded by the Loan Documents, neither the Master Servicer (with respect to Performing Loans) nor the Special Servicer (with respect to Specially Serviced Loans) shall approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund; provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a Performing Loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Mortgage Loan) shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans.

(c)           Notwithstanding any other provision of this Agreement, the Special Servicer may not waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause relating to any Specially Serviced Loan without, if no Control Termination Event has occurred and is continuing, the consent of the Directing Holder. The Directing Holder shall have 10 Business Days (or longer period provided by the related Intercreditor Agreement) after receipt of notice along with the Special Servicer’s recommendation and analysis with respect to such waiver and any additional information the Directing Holder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due-on-sale” or “due-on-encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Holder in writing within such period, then the Directing Holder shall be deemed to have consented to such proposed waiver or consent).

(d)           The Master Servicer and the Special Servicer, as applicable, shall provide copies of any waivers it effects pursuant to Section 3.09(a) or (b) of this Agreement to the other party, the 17g-5 Information Provider (who shall promptly post such waivers to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and the related Other 17g-5 Information Provider (if any) with respect to each Mortgage Loan or Serviced Loan Combination.

(e)            Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Trust Mortgage Loan or Serviced Loan Combination, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(f)            In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related Note, other than pursuant to Section 3.26 hereof, as applicable.

(g)           With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination which permits release of Mortgaged Properties through defeasance:

(i)            If such Mortgage Loan or Serviced Loan Combination requires that the lender purchase the required government securities, then the Master Servicer shall purchase, or shall cause the purchase of, such obligations on behalf of the Trust, at the related Borrower’s expense, in accordance with the terms of such Mortgage Loan; provided that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable government securities have been identified.

(ii)           To the extent not inconsistent with such Mortgage Loan or Serviced Loan Combination, the Master Servicer shall require the related Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

(iii)          To the extent not inconsistent with such Mortgage Loan or Serviced Loan Combination, the Master Servicer shall require a certificate at the related Borrower’s expense from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Serviced Loan Combination in compliance with the requirements of the terms of the related Loan Documents.

(iv)          Prior to permitting the release of any Mortgaged Property through defeasance, the Master Servicer shall obtain, at the related Borrower’s expense, a No Downgrade Confirmation; provided, the Master Servicer shall not be required to obtain such No Downgrade Confirmation from any Rating Agency if the related Mortgage Loan or Serviced Loan Combination at the time of such defeasance is not (w) a Mortgage Loan that is one of the ten largest Mortgage Loans in the Mortgage Pool by Stated Principal Balance, (x) a Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, (y) the Courtyard by Marriott Loan Combination or (z) a Mortgage Loan that represents 5% or more of the Stated Principal Balance of all Mortgage Loans in the Mortgage Pool.

(v)           Prior to permitting release of any Mortgaged Property through defeasance, the Master Servicer shall require an Opinion of Counsel to the effect that such release will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions; provided that to the extent not inconsistent with the Mortgage Loan or Serviced Loan Combination, the related Borrower shall pay the cost related to the Opinion of Counsel (and shall otherwise be a Servicing Advance).

(vi)          No defeasance shall occur on or prior to the second anniversary of the Startup Day of the Trust REMICs, or in the case of any Companion Loan, on or prior to the second anniversary of the startup day of any REMIC holding such Companion Loan.

(vii)         The Trustee shall at the expense of the related Borrower (to the extent not inconsistent with the related Loan Documents) hold the U.S. government securities as pledgee for the benefit of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders, and the Certificate Administrator shall apply payments of principal and interest received on the government obligations to the Collection Account (or Serviced Loan Combination Account) in respect of the defeased Mortgage Loan (or Serviced Companion Loan) according to the payment schedule existing immediately prior to the defeasance.

(viii)        The Master Servicer shall, in accordance with the Servicing Standard, enforce provisions in the Mortgage Loans that it is servicing requiring Borrowers to pay all reasonable expenses associated with a defeasance.

(ix)          To the extent not inconsistent with such Mortgage Loan (or Serviced Loan Combination), or to the extent the related Loan Documents provide the lender with discretion, the Master Servicer shall require a single purpose entity, formed solely for the purpose of owning and pledging the government securities related to one or more of the Mortgage Loans (or Serviced Loan Combination), to act as a successor borrower.

(x)           The Master Servicer may accept as defeasance collateral of any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not cause an Adverse REMIC Event.

(xi)          Neither the Master Servicer nor the Special Servicer shall charge a fee for defeasance in excess of that permitted under the Loan Documents in the event that the Loan Documents provide for such a fee limitation.

(h)            Subject to Section 3.23(e), with respect to all Specially Serviced Loans and Performing Loans, the Special Servicer shall, prior to waiving its rights or granting its consent to any proposed action of the Master Servicer under this Section 3.09, and prior to itself taking such an action, obtain the written consent of the Directing Holder, which consent shall be deemed given 10 Business Days (or such longer period if necessary for a Serviced Loan Combination pursuant to the terms of the related Intercreditor Agreement) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder. When the Special Servicer’s consent is requested under this Section 3.09, such consent shall be deemed given 15 Business Days (or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.

Section 3.10     Appraisals; Realization upon Defaulted Mortgage Loans.  (a) Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any (A) modification of the Maturity Date or extended Maturity Date, a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term of a Mortgage Loan or Serviced Loan Combination, (B) extension of the Maturity Date or extended Maturity Date of a Mortgage Loan or Serviced Loan Combination as described below in Section 3.26 of this Agreement, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension is not granted, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Valuation, the Special Servicer shall use commercially reasonable efforts to obtain an Updated Valuation (or a letter update for an existing appraisal which is less than two years old) within 60 days of such request, the cost of which shall constitute a Property Advance; provided, that the Special Servicer shall not be required to obtain an Updated Valuation pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an Appraisal, Updated Appraisal or Small Loan Appraisal Estimate which is less than nine months old unless the Special Servicer has actual knowledge of a material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Appraisal, Updated Appraisal or Small Loan Appraisal Estimate. For so long as such Mortgage Loan or Serviced Loan Combination is a Specially Serviced Loan, the Special Servicer shall obtain letter updates to each Updated Valuation every nine months, and the Master Servicer shall recalculate the Appraisal Reduction Amount prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan or Serviced Loan Combination. Subject to any required consent from the Directing Holder, nothing herein is intended to limit the Special Servicer’s ability to pursue multiple strategies contemporaneously if the Special Servicer deems such actions appropriate under the Servicing Standard. The Special Servicer shall update, every nine months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as an Appraisal Reduction Event exists with respect to the related Mortgage Loan or Serviced Loan Combination and the Master Servicer shall recalculate the Appraisal Reduction Amount based on such updated Small Loan Appraisal Estimate or Updated Appraisal. The Special Servicer shall send all such letter updates and Updated Valuations to the Master Servicer, the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Serviced Companion Loan Noteholder (if any) and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or Serviced Loan Combination) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b) of this Agreement, the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and, if applicable, Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender) (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) on a present value basis (discounting at the related Calculation Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.26 hereof. In connection with causing the Trust to foreclose on collateral that consists of multiple properties held for sale to customers by the related Borrower (such as unsold condominium units in a single project), the Special Servicer directing such foreclosure shall consider the effect of the bidding price for the properties on the tax basis of such properties if such properties are likely to be treated in the hands of the Trust as properties held for sale to customers. The Master Servicer shall pay the costs and expenses in any such proceedings as a Property Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Property Advance would constitute a Nonrecoverable Advance; provided, if such Property Advance would constitute a Nonrecoverable Advance but the Special Servicer determines that such payment would be in best interests of the Certificateholders and, if applicable, Serviced Companion Loan Noteholders as a collective whole (as if such Certificateholders and (with respect to a Serviced Loan Combination) Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) (with the Master Servicer permitted to conclusively rely upon any such determination by the Special Servicer), the Special Servicer shall direct the Master Servicer to make such payment from the Collection Account (or, if applicable, the applicable Serviced Loan Combination Collection Account), which payment shall be an Additional Trust Fund Expense. The Trustee shall be entitled to conclusively rely upon any determination of the Master Servicer or Special Servicer that a Property Advance, if made, would constitute a Nonrecoverable Advance. If the Master Servicer does not make such Property Advance in violation of the second preceding sentence, the Trustee shall make such Property Advance, unless the Trustee determines that such Property Advance would be a Nonrecoverable Advance. The Master Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to this paragraph to the extent permitted by Section 3.06 of this Agreement.

(b)           If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if (i) the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or (ii) if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee and the Certificate Administrator.

(c)           In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee (on behalf of the Trust Fund), or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as Holder of the Lower-Tier Regular Interests and the Certificateholders and, if applicable, the Serviced Companion Loan

Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Loan Combination, as applicable, such Mortgage Loan or Serviced Loan Combination, as applicable, shall (except for purposes of Section 9.01 of this Agreement) be considered to be a Serviced REO Loan until such time as the related Serviced REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan or Serviced Loan Combination, as applicable, shall be considered to be an outstanding Mortgage Loan or Serviced Loan Combination, as applicable:

(i)            it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii)           subject to Section 1.02(g) of this Agreement, Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note(s) in accordance with the terms of such Note(s) and any applicable Intercreditor Agreement. In the absence of such terms, Net REO Proceeds shall, subject to Section 1.02(g) of this Agreement, be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related Serviced REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan or Serviced Companion Loan, as applicable, deemed to be due and payable in accordance with the terms of such Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan or Serviced Companion Loan, as applicable. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable.

(d)           Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)            such personal property is incident to real property (within the meaning of Section 856(e)(l) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)           the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding (and such Opinion of Counsel may be premised on the designation hereby of any such personal property as being deemed part of an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) with the owner of such personal property for federal income tax purposes to be designated at such time).

(e)           Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund (and in the case of any Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement)) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f)           Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not cause the Trustee, on behalf of the Trust Fund, to obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, to obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise cause the Trustee to acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders or Serviced Companion Loan Noteholders, if applicable, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

(i)            such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund (and with respect to the Serviced Loan Combinations, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii)          there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(g)           The environmental assessment contemplated by Section 3.10(f) of this Agreement shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Master Servicer of pertinent back-up information the Master Servicer shall advance the cost of preparation of such environmental assessments as a Property Advance unless the Master Servicer determines, in its good faith judgment, that such Property Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06. The Special Servicer shall provide written reports and a copy of any environmental assessments in electronic format to the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Master Servicer, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Serviced Companion Loan as to which the environmental testing contemplated by Section 3.10(f) of this Agreement has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of (i) satisfaction of both such conditions, (ii) repurchase of the related Trust Mortgage Loan by the applicable Mortgage Loan Seller or (iii) release of the lien of the related Mortgage on such Mortgaged Property.

(h)           If the Special Servicer determines pursuant to Section 3.10(f)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Loan Combinations, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(f)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Loan Combinations, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall (with the consent of the Directing Holder, if no Control Termination Event has occurred and is continuing) take such action as it deems to be in the best economic interest of the Trust Fund (and with respect to the Serviced Loan Combinations, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced

Companion Loan Noteholders constituted a single lender, but only if the Certificate Administrator has mailed notice to the Holders of the Regular Certificates and the related Serviced Companion Loan Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Certificate Administrator does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates entitled to a majority of the Voting Rights and, with respect to Serviced Loan Combinations, the applicable Serviced Companion Loan Noteholders directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee and the Certificate Administrator setting forth the basis for such determination, then the Special Servicer may take or cause to be taken such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(h) at the direction of the Certificateholders or with respect to any Serviced Loan Combination, at the direction of the Certificateholders and the related Serviced Companion Loan Noteholders unless the Certificateholders and, with respect to any Serviced Companion Loan, the Serviced Companion Loan Noteholders agree to indemnify the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer with respect to such action or inaction. The Master Servicer shall advance the cost of any such compliance, containment, clean-up or remediation as a Property Advance unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

(i)            The Special Servicer shall notify the Master Servicer of any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C or Form 1099A, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. The Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(j)            The costs of any Updated Valuation obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as a Property Advance and shall be reimbursable from the Collection Account or, with respect to the Serviced Loan Combinations, first, from the applicable Serviced Loan Combination Collection Account and second, to the extent amounts in the Serviced Loan Combination Collection Accounts are insufficient therefor, from the Collection Account in accordance with Section 3.06(a); provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loan from the related Companion Loan Noteholder.

Section 3.11     Custodian to Cooperate; Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan or Serviced Loan Combination, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or the applicable Serviced Loan Combination Collection Account, as applicable, pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be chargeable to the Trust Fund. The Master Servicer agrees to use reasonable efforts in accordance with the Servicing Standard to enforce any provision in the relevant Loan Documents that require the Borrower to pay such amounts. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Custodian.

From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Serviced Loan Combination into a Serviced REO Property, or in the event of a substitution of a Mortgage Loan pursuant to Section 2.03 of this Agreement, or receipt by the Custodian of a certificate of a Servicing Officer stating that such Mortgaged Property was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the applicable Serviced Loan Combination Collection Account, as applicable, have been so deposited, or that such Mortgage Loan or Serviced Loan Combination has become a Serviced REO Property, or that the Master Servicer has received a Qualifying Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or the Special Servicer, as applicable. If from time to time, pursuant to the terms of the applicable Intercreditor Agreement or Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the related Non-Serviced Mortgage Loan, the Other Servicer or the Other Special Servicer requests delivery to it of the original Note by providing the Trustee and the Custodian a Request for Release, then the Custodian shall release or cause the release of such original Note to the Other Servicer or the Other Special Servicer or its designee. In connection with the release of the original Mortgage Note for a Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Custodian shall obtain such documentation as is appropriate to evidence the holding by the related Other Master Servicer, the related Other Special Servicer or such other similar party, as the case may be, of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

Within five (5) Business Days (or, in case of an emergency, within such shorter period as is reasonable under the circumstances) after receipt of a written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) any court pleadings, requests for a trustee’s sale or other documents prepared by the

Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, that the proposed action is consistent with the Servicing Standard and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.12     Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation.   (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan and Serviced Companion Loan that it is servicing. The Master Servicer’s rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement or as provided in the second succeeding paragraph with respect to the Excess Servicing Fee.

In addition, the Master Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Serviced Loan Combination, the related Serviced Loan Combination Collection Account) and certain Reserve Accounts (to the extent consistent with the related Loan Documents), (ii) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Performing Loan (and the related Serviced Companion Loan, if applicable), in each case, remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Performing Loan and to pay or reimburse the Trust for any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) relating to such Performing Loan incurred during or prior to such Collection Period and, in the case of the Serviced Loan Combinations, to the extent allocated to the related Mortgage Loan in the related Intercreditor Agreement, and as further described in Section 3.12(d), (iii) any amounts collected for checks returned for insufficient funds (with respect to any Performing Loan or Specially Serviced Loan) and (iv) to the extent permitted by applicable law and the related Loan Documents, 100% of any Modification Fees with respect to (and other similar fees relating to) any Performing Loan or Serviced Companion Loan where the consent of the Special Servicer is not required (50% where the consent of the Special Servicer is required hereunder), 100% of any defeasance fees (provided, however, that 50% of the portion of any fees payable solely in connection with certain modifications, waivers, consents or amendments in connection with defeasance transactions where the Special Servicer’s consent is required under this Agreement shall be paid by the Master Servicer to the Special Servicer), 100% of Assumption Fees relating to the transactions referred to in Section 3.09 of this Agreement with respect to Performing Loans or the Serviced Companion Loans where the consent of the Special Servicer is not required (50% where the consent of the Special Servicer is required), 100% of any and all demand fees, beneficiary statement charges, and other usual and customary charges and fees (but not including Prepayment Premiums or Yield Maintenance Charges) with respect to Performing Loans or the

Serviced Companion Loans where the consent of the Special Servicer is not required (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Performing Loans or the Serviced Companion Loan, in each case to the extent received and not required to be deposited or retained in the Collection Account (or Serviced Loan Combination Collection Account), in each case pursuant to Section 3.05 of this Agreement, 50% of all fees paid in connection with any Major Decision or any Special Servicer Decision for a Performing Loan and 0% of any fee paid in connection with any Major Decision or any Special Servicer Decision for a Specially Serviced Loan. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.06(a)(viii) or 3.07(b) of this Agreement, as applicable, to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, that accrue on the Mortgage Loans that it is servicing and any interest or other income earned on deposits therein. Subject to the provisions of the related Intercreditor Agreement, the Master Servicer shall be entitled to the portion of Net Default Interest and any late payment fees or penalty charges collected by the Other Servicer servicing a Non-Serviced Mortgage Loan that are allocated to such Non-Serviced Mortgage Loan remaining after application thereof to reimburse interest on related P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in this Agreement. Except as specified in the preceding sentence and except with respect to clause (i) in this paragraph, the Master Servicer will not be entitled to the compensation set forth in clauses (iii) and (iv) in this paragraph with respect to a Non-Serviced Mortgage Loan.

The Master Servicer and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Loans with respect to such Mortgage Loans) shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws and is otherwise made in accordance with the Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit W-1 hereto, and (iii) the prospective transferee shall have delivered to the Master Servicer and the Depositor a certificate substantially in the form attached as Exhibit W-2 hereto. None of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. The Master Servicer and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and the Master Servicer hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Operating Advisor and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Master Servicer with respect to the related Mortgage Loan or successor REO Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to the Master Servicer as Servicing Fee with respect to such Mortgage Loan or REO Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Servicing Fee to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Depositor, the Special Servicer or the Trustee shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

As compensation for its activities hereunder on each Distribution Date, the Certificate Administrator shall be entitled with respect to each Mortgage Loan to its portion of the Trustee/Certificate Administrator Fee, which shall be payable from amounts on deposit in the Lower Tier Distribution Account. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. The Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations under this Agreement.

Except as otherwise provided herein, the Master Servicer shall pay all of its overhead expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it (but excluding Mortgage Loan Seller Sub-Servicers). Except as otherwise provided herein, the Trustee and the Certificate Administrator shall each pay all expenses incurred by it in connection with its activities hereunder.

(b)           As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan and Serviced REO Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account or the Serviced Loan Combination Collection Account, as applicable, as set forth in Section 3.06 of this Agreement. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents, (i) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Specially Serviced Loan remaining after application thereof during such Collection Period (and in the case of the Serviced Loan Combinations, as set forth in and subject to the terms of the related Intercreditor Agreement and Section 3.12(d) herein) to pay the Advance Interest Amount relating to such Specially Serviced Loan and any unreimbursed

Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred during or prior to such Collection Period on such related Specially Serviced Loan (but not NSF check fees and the like, which shall be paid to the Master Servicer) as further described below in this subsection (b), (ii) 50% of any Assumption Fees, consent fees (or similar fees) relating to the transactions referred to in Section 3.09 of this Agreement, Modification Fees (and other similar fees) and loan service transaction fees, beneficiary statement charges, demand fees or similar items and other usual and customary charges and fees with respect to the Performing Loans and the related Companion Loans relating to any Performing Loan, when the approval of the Special Servicer is required and excluding any Prepayment Premiums or Yield Maintenance Charges, (iii) any interest or other income earned on deposits in the REO Accounts, (iv) 100% of any Assumption Fees, assumption application fees, consent fees (or similar fees) relating to the transactions referred to in Section 3.09 of this Agreement, Modification Fees (and other similar fees), loan service transaction fees, beneficiary statement charges, demand fees or similar items and other usual and customary charges and fees relating solely to any Specially Serviced Loan or Serviced REO Loan, (v) 50% of the portion of any fees payable solely in connection with certain modifications, waivers, consents or amendments in connection with defeasance transactions where the Special Servicer’s consent is required under this Agreement, shall be paid by the Special Servicer to the Master Servicer if received by the Special Servicer or retained by the Master Servicer, if received by the Master Servicer and (vi) 50% of all fees paid in connection with any Major Decision or any Special Servicer Decision on a Performing Loan and 100% of any fee paid in connection with any Major Decision or any Special Servicer Decision for a Specially Serviced Loan.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

Subject to the provisions of the related Intercreditor Agreement, the Special Servicer shall be entitled to the portion of Net Default Interest and any other Penalty Charges collected by the Other Special Servicer servicing the related Non-Serviced Mortgage Loan and that are allocated to such Non-Serviced Mortgage Loan remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Non-Serviced Mortgage Loan and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred during or prior to such Collection Period on such related Non-Serviced Mortgage Loan (but not NSF check fees and similar fees, which shall be paid to the Master Servicer) as provided in this Agreement. Except as specified in the preceding sentence, the Special Servicer will not be entitled to the compensation set forth in this Section 3.12(b) with respect to a Non-Serviced Mortgage Loan.

(c)           In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination that ceases to be a Specially Serviced Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on such Mortgage Loan or Serviced Loan Combination for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such

Mortgage Loan or Serviced Loan Combination will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes a Serviced REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again ceases to be a Specially Serviced Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Loan during the period that it had responsibility for servicing such Specially Serviced Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A Liquidation Fee will be payable to the Special Servicer, except as described below, with respect to (i) each Mortgage Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement, (ii) each Specially Serviced Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, (iii) any Specially Serviced Loan or Serviced REO Property and (iv) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the proviso in Section 3.16(b) of this Agreement, in each case as to which the Special Servicer recovered any Liquidation Proceeds. As to each such Mortgage Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement or Specially Serviced Loan and Serviced REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds to the extent set forth in the definition of “Liquidation Fee” herein. With respect to any future mezzanine debt, to the extent not prohibited by the Loan Documents, the Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that if a Mortgage Loan is purchased by the related mezzanine lender on a date that is more than 90 days following the date that the related option first becomes exercisable, such mezzanine lender shall be required to pay a Liquidation Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan (provided, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstances, be payable out of the Trust unless the Master Servicer fails to require the related mezzanine intercreditor agreement to require the mezzanine lender to pay such amounts in breach of its obligation to do so under this paragraph). If Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or any Specially Serviced Loan. If (i) the Special Servicer resigns or has been terminated, and (ii) either prior or subsequent to such resignation or termination, either (A) a Specially Serviced

Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Trust with respect to each Mortgage Loan, Serviced Loan Combination or Serviced REO Loan through the period such Mortgage Loan is an asset of the Trust shall be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or Serviced REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or Serviced REO Loan shall be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or Serviced REO Loans shall not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer or Other Special Servicer shall also not be taken into account).

The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers, any amounts due and owing to any of its Affiliates, and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.08 of this Agreement, except to the extent such premiums are reimbursable pursuant to Section 3.08 of this Agreement), if and to the extent such expenses are not expressly payable directly out of the Collection Account or if a Serviced Loan Combination is involved, the applicable Serviced Loan Combination Collection Account or the applicable REO Account or as a Property Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Agreement; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(d)           In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan or, unless prohibited by the related Intercreditor Agreement to be so applied, any Serviced Companion Loan (but not the Courtyard by Marriott Loan Combination, which shall be governed by the provisions on Section 3.32(g)), during the related Collection Period shall be applied (as between Default Interest and late payment charges, in the priority set forth in the definition of “Advance Interest Amount”) to (i) pay the Master Servicer or the Trustee for interest on Advances at the Advance Rate with respect to such Mortgage Loan or Serviced Loan Combination that accrued in the period that such Penalty Charges were collected and advance interest to any related Serviced Companion Loan Service Provider for any debt service advance made by such party with respect to any related Serviced Companion Loan that accrued in the period that such Penalty Charges were collected, (ii) reimburse the Trust Fund for all interest on Advances with respect to such Mortgage Loan or Serviced Loan Combination previously paid to the Master Servicer, the Trustee or to any Serviced Companion Loan Service Provider pursuant to Section 3.06(a)(vi) or Section 3.06(b)(vi) of this Agreement, and (iii) reimburse the Trust Fund for any Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. Except as set forth in this Agreement, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees with respect to any Non-Serviced Mortgage Loan or any related REO Property. For the avoidance of doubt, the portion of Penalty Charges allocated to a Mortgage Loan that is part of a Non-Serviced Loan Combination (in accordance with the applicable Intercreditor Agreement and, if applicable, the Other Pooling and Servicing Agreement) shall be allocated in accordance with clauses (i), (ii) and (iii) above (except that, Advances in clauses (i) and (ii) shall mean P&I Advances).

If the La Gran Plaza Loan Combination becomes a Specially Serviced Loan prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Special Servicer shall service and administer the La Gran Plaza Loan Combination and any related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property and shall be entitled to all rights and compensation earned with respect to such Serviced Loan Combination as Special Servicer of such Serviced Loan Combination. With respect to the La Gran Plaza Mortgage Loan, prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If the La Gran Plaza Loan Combination is still a Specially Serviced Loan on the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Other Special Servicer and the Special Servicer shall be entitled to compensation with respect to the La Gran Plaza Loan Combination as if the Special Servicer were being terminated as Special Servicer and the Other Special Servicer were replacing as successor the Special Servicer.

If the La Gran Plaza Loan Combination is being specially serviced by the Special Servicer on the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Special Servicer shall be entitled to compensation for the period during which it acted as Special Servicer with respect to such Loan Combination, including its share of any liquidation or workout fees and any additional servicing compensation, as well as all surviving indemnity and other rights in respect of such special servicing role under this Agreement.

(e)           The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to reimbursement from the Trust Fund (and, prior to recovery from the Trust Fund, in the case of any Serviced Loan Combinations, subject to the related Intercreditor Agreement, first, from the related Subordinate Companion Loan up to the full principal balance thereof, if any, and second, to the extent any such costs and expenses remain unreimbursed, from the related Mortgage Loan and the Collection Account, or in the case of a Serviced Loan Combination with a Serviced Pari Passu Companion Loan, first, out of the related Serviced Loan Combination Collection Account from collections on the related Serviced Pari Passu Companion Loan and the related Mortgage Loan on a pro rata basis by principal balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(xv) of this Agreement. All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC and the related Serviced Loan Combination, if applicable.

(f)           No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, the cost of which would not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder hereunder, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the

Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

Section 3.13     Reports to the Certificate Administrator; Collection Account Statements.  (a) The Master Servicer shall deliver to the Certificate Administrator no later than 3:00 p.m. (New York City time) one Business Day prior to the Servicer Remittance Date prior to each Distribution Date (beginning June 2015), the CREFC® Loan Periodic Update File with respect to all of the Mortgage Loans that it is servicing for the related Distribution Date (which shall include, without limitation, the amount of Available Funds allocable to all of the Mortgage Loans (other than the Courtyard by Marriott Available Funds allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans) and Courtyard by Marriott Available Funds with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans, as applicable) including information therein that states the anticipated P&I Advances for the related Distribution Date. The Master Servicer’s responsibilities under this Section 3.13(a) with respect to Serviced REO Loans shall be subject to the satisfaction of the Special Servicer’s obligations under Section 3.23 of this Agreement. With respect to each Serviced Companion Loan, the Master Servicer shall (no later than the time(s) that it or any portion thereof is made to the Certificate Administrator) make available to each Serviced Companion Loan Noteholder with respect to the related Loan Combination or, if such Serviced Companion Loan is securitized, the respective Other Servicer, the CREFC® Investor Reporting Package (excluding any templates) pursuant to the terms of this Agreement on a monthly basis. The Special Servicer shall provide any templates relating to the Serviced Companion Loan included in the CREFC® Investor Reporting Package and prepared by the Special Servicer pursuant to the terms hereof to the Master Servicer promptly upon reasonable request. The Master Servicer shall provide any templates relating to the Serviced Companion Loan included in the CREFC® Investor Reporting Package (with respect to templates required to be prepared by the Special Servicer pursuant to the terms hereof, to the extent received) to the Other Servicer upon reasonable request.

(b)           For so long as the Master Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or any Serviced Loan Combination Collection Account, not later than 15 days after each Distribution Date, the Master Servicer shall forward to the Certificate Administrator, upon request, a statement prepared by the Master Servicer setting forth the status of each of the Collection Account and each Serviced Loan Combination Collection Account as of the close of business on the last Business Day of the prior Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account and each Serviced Loan Combination Collection Account of each category of deposit (or credit) specified in Section 3.05 of this Agreement and each category of withdrawal (or debit) specified in Section 3.06 of this Agreement for the related Collection Period, in each case for the Mortgage Loans (including the Non-Serviced Mortgage Loans). The Trustee and the Certificate Administrator and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

(c)            Beginning in July 2015, no later than 4:00 p.m. (New York City time) on each Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator (who shall promptly post such reports to the Certificate

Administrator’s Website pursuant to Section 4.02(b)(iii)(B) of this Agreement), the Serviced Companion Loan Noteholders and the Operating Advisor the following reports (in electronic form) with respect to the Trust Mortgage Loans that it is servicing (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) to the extent the Master Servicer has received the most recent CREFC® Special Servicer Loan File from the Special Servicer at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® Loan Setup File (with respect to the first Distribution Date) and CREFC® REO Status Report received from such Special Servicer, (ii) the most recent CREFC® Property File, CREFC® Financial File, CREFC® Comparative Financial Status Report and the CREFC® Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File), (iii) the CREFC® Servicer Watch List with information that is current as of such Determination Date and (iv) the CREFC® Advance Recovery Report.

The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer (other than information as to which the Master Servicer has the primary responsibility to generate) at least two Business Days prior to the related Servicer Remittance Date in the form required by Section 3.13(g) of this Agreement or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports and any information provided by the Certificate Administrator or the Trustee without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(d)           The Master Servicer shall deliver or cause to be delivered to the Trustee, the Certificate Administrator, the Serviced Companion Loan Noteholders, the Underwriters, the Initial Purchasers and the Operating Advisor the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Courtyard by Marriott Non-Pooled Trust Companion Loan, Specially Serviced Loan and Serviced REO Loan:

(i)            Within 30 days after receipt of any quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2015, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Courtyard by Marriott Non-Pooled Trust Companion Loan, Specially Serviced Loan and Serviced REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar quarter, together with copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for

REO Properties, only to the extent received by the Special Servicer); provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery shall satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) shall use commercially reasonable efforts to obtain said quarterly and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (except with respect to any Non-Serviced Mortgage Loan) (followed up with telephone calls), requesting such quarterly and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents; provided, however, that any analysis or update with respect to the first calendar quarter of each year shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

(ii)           At least annually, on or before June 30 of each year, beginning with June 30, 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Courtyard by Marriott Non-Pooled Trust Companion Loan, Specially Serviced Loan and Serviced REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Serviced REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (initially, year-end 2015), together with copies of the related operating statements and related rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and related rent rolls for REO Properties, only to the extent received by the Special Servicer) for the current trailing 12 months, if available, or year-to-date. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) shall use commercially reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (except with respect to any Non-Serviced Mortgage Loan) (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents. Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls and the Master Servicer shall promptly update the Operating Statement Analysis Report (commencing with the quarter ending March 31, 2016); provided, however, that any analysis or update with respect to the year-end of each year or quarter shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

(iii)          Within 45 days after receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer in the case of a Serviced REO Property) of any annual year-end operating statements and related rent rolls with respect to any Mortgaged Property or Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Serviced REO Property), commencing within 45 or 60 days, as applicable, of receipt of such statements for year-end 2015, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit). The Master Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is a Serviced REO Property or constitutes security for a Specially Serviced Loan or a Non-Serviced Mortgage Loan) to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property; provided, however, that any analysis or update with respect to the year-end of each year or quarter shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

Except with respect to a request received through the Rating Agency Q&A Forum and Document Request Tool, upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Master Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property (and shall not be required to maintain any such report for a Mortgaged Property securing a Non-Serviced Mortgage Loan) and Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Serviced REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan) relating to a Mortgage Loan that it is servicing. The CREFC® Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property that secures a Non-Serviced Mortgage Loan or which is a Serviced REO Property or constitutes security for a Specially Serviced Loan) is to be updated with trailing 12-month information, as available, or year-to-date information until 12-month trailing information (commencing with the quarter ending September 30, 2015) is available by the Master Servicer and such updated report shall be delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Directing Holder and any related Serviced Companion Loan Noteholder in the calendar month following receipt by the Master Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

The Special Servicer shall pursuant to Section 3.13(h) of this Agreement, deliver to the Master Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Loans and Serviced REO Loans.

(e)           In connection with their servicing of the Trust Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced REO Properties, the Master Servicer and the Special Servicer, as applicable, shall provide to each other and to the Trustee and the Certificate Administrator, written notice of any event that comes to their knowledge with respect to a Trust Mortgage Loan or Serviced REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Trust Mortgage Loan or Serviced REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

(f)           The Master Servicer or the Special Servicer, as applicable, shall make available to the Controlling Class Representative and the Courtyard by Marriott Controlling Class Representative (only with respect to the Courtyard by Marriott Pooled Mortgage Loan for so long as no Courtyard by Marriott Control Termination Event exists) copies of all rent rolls, operating statements and financial statements actually provided by each Borrower, including any monthly or quarterly statements or rent rolls, within 15 Business Days of receipt.

(g)          At least two Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Controlling Class Representative or any Rating Agency, to such requesting party, the CREFC® Special Servicer Loan File with respect to the Specially Serviced Loans (and, if applicable, the related Serviced REO Properties), providing the required information as of the Determination Date (or, upon the reasonable request of any Master Servicer, data files in a form acceptable to the Master Servicer), which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the CREFC® Supplemental Servicer Reports. Such reports or data shall be presented in writing and in an electronic format reasonably acceptable to the Master Servicer.

(h)          The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Loans or Serviced REO Properties, as applicable, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

(i)           At least annually, on or before June 1 of each year, commencing with 2016, with respect to each Serviced REO Loan, a CREFC® Operating Statement Analysis Report for the related Serviced REO Property as of the end of the preceding calendar year (initially year-end December 31, 2015) together with copies of the operating statements and related rent rolls for the related Serviced REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and related rent rolls for Serviced REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date. The Special Servicer shall use its reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each Serviced REO Property.

(ii)          Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Serviced REO Property, a CREFC® NOI Adjustment Worksheet for such Serviced REO Property (with the annual operating statements attached thereto as an exhibit); provided, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form reasonably acceptable to the Master Servicer. The Special Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Serviced REO Property to update the CREFC® Operating Statement Analysis Report for such REO Property.

Except with respect to a request received through the Rating Agency Q&A Forum and Document Request Tool, upon request for receipt of any such items from any Rating Agency, the Special Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Special Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Serviced REO Property. The CREFC® Operating Statement Analysis Report for each Serviced REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such REO Property; provided, that, the Special Servicer may instead provide data files in an electronic form acceptable to the Special Servicer. The Special Servicer shall provide each such report to the Master Servicer in the then applicable CREFC® format.

(i)           If the Master Servicer or the Special Servicer, as applicable, is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.14), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) delivering such statement, report or information in a commonly used electronic format or (y) making such statement, report or information available on the Master Servicer’s Website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated in Article X; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x).

(j)           The Master Servicer may, but is not required to, make any of the reports or files it delivers pursuant to this Section 3.13 available each month on the Master Servicer’s Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, and has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

(k)           With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer within two Business Days following each related Determination Date, who shall deliver, to the extent it has received, to the Certificate Administrator, without charge and on each Servicer Remittance Date, an electronic report which may include html, word or excel compatible format, clean and searchable pdf format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer (or Master Servicer on its behalf) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided that no report regarding Disclosable Special Servicer Fees shall be required to be delivered if there are no Disclosable Special Servicer Fees for the related Collection Period.

Section 3.14     Access to Certain Documentation.  (a) The Master Servicer and Special Servicer, as applicable, shall provide to any Certificateholders and any Serviced Companion Loan Noteholders (and any registered holder or beneficial owner of Serviced Companion Loan Securities) that are federally insured financial institutions, the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Federal Reserve Board, the FDIC and the Office of the Comptroller of Currency and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Serviced Companion Loan Securities) is subject, access to the documentation regarding the Mortgage Loans or the Loan Combinations, as applicable, that it is servicing required by applicable regulations of the Federal Reserve Board, FDIC, the Office of the Comptroller of Currency or any such federal or state banking or regulatory authority, such access being afforded without charge but only upon reasonable written request and during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable. In addition, upon reasonable prior written notice to the Master Servicer or the Special Servicer, as the case may be, the Trustee, the Certificate Administrator, the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Depositor or their accountants or other representatives shall have reasonable access to review the documents, correspondence and records in the possession of the Master Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any Serviced REO Property during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be. Nothing in this Section 3.14 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

(b)           In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Serviced Companion Loan Securities) or any regulatory authority that may exercise authority over a Certificateholder or Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Serviced Companion Loan Securities), the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Serviced Companion Loan Noteholder (or registered holder or beneficial owner of Serviced Companion Loan Securities) (to the extent permitted in the related Intercreditor Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing

Certificateholders or Serviced Companion Loan Noteholders (or any registered holder or beneficial owner of Serviced Companion Loan Securities) access to the information described in the preceding paragraph the Master Servicer and the Special Servicer, as applicable, may require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates or Serviced Companion Loan Securities (or any registered holder or beneficial owner of Serviced Companion Loan Securities) or a regulator or governmental body and will keep such information confidential.

(c)          Upon the reasonable request of any Certificateholder identified to the Master Servicer to the Master Servicer’s reasonable satisfaction (or, with respect to any Serviced Companion Loan, the request of any Serviced Companion Loan Noteholder, registered holder or beneficial owner of Serviced Companion Loan Securities), the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder, Serviced Companion Loan Noteholder or registered holder or beneficial owner of Serviced Companion Loan Securities) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is a Holder of Certificates or Serviced Companion Loan Securities (or any registered holder or beneficial owner of Serviced Companion Loan Securities) or a beneficial holder of Book-Entry Certificates or a regulator or a governmental body and will keep such information confidential.

(d)           The 17g-5 Information Provider shall make available solely to the Depositor and to any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider the following items to the extent such items are delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto) in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “COMM 2015-CCRE23” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial (provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format):

(i)           any waivers delivered to the 17g-5 Information Provider pursuant to Section 3.09 of this Agreement;

(ii)           any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance delivered to the 17g-5 Information Provider pursuant to Section 3.21(d) or Section 4.07(c) of this Agreement and notice of determination not to refrain from reimbursement of all Nonrecoverable Advances;

(iii)         any Asset Status Report delivered by the Special Servicer pursuant to Section 3.23(e) of this Agreement;

(iv)         any environmental reports delivered by the Special Servicer pursuant to Section 3.10(g) of this Agreement;

(v)          any annual statements as to compliance and related Officer’s Certificates delivered pursuant to Section 10.11 and Section 10.12 of this Agreement;

(vi)         any annual independent public accountants’ attestation reports delivered pursuant to Section 10.13 of this Agreement;

(vii)        any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.10 of this Agreement;

(viii)       any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving a No Downgrade Confirmation from any Rating Agency as set forth in the definition of “No Downgrade Confirmation” pursuant to Section 3.30 of this Agreement;

(ix)         copies of any questions or requests submitted by the Rating Agencies directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(x)          any requests for a No Downgrade Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.30 of this Agreement;

(xi)         any notice of resignation of the Trustee or Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.07 or Section 8.08 of this Agreement;

(xii)        any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer pursuant to Section 6.04 of this Agreement;

(xiii)       any notice of Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.03 of this Agreement;

(xiv)       any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09 of this Agreement;

(xv)        any notice of the merger or consolidation of the Master Servicer, the Special Servicer or the Operating Advisor pursuant to Section 6.02 of this Agreement;

(xvi)       any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to Section 11.08 of this Agreement;

(xvii)      any notice or other information provided by the Master Servicer pursuant to Section 11.07 of this Agreement;

(xviii)     any summary of oral communication with the Rating Agencies delivered to the 17g-5 Information Provider pursuant to Section 3.14(f) of this Agreement; provided that the summary of such oral communication shall not attribute which Rating Agency the communication was with;

(xix)       the Rating Agency Q&A Forum and Document Request Tool; and

(xx)         such information as is delivered to the 17g-5 Information Provider by the Depositor in mutually agreeable electronic format within fifteen (15) days of the Closing Date.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on the Depositor’s website at www.intralinks.com or such other website as the Depositor may notify the parties hereto in writing). Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be or whether such information (other than (solely with respect to the 17g-5 Information Provider’s obligation to post such information) the information set forth in clauses (i) through (xix) above) is required to be posted on the 17g-5 Information Provider’s Website pursuant to this Agreement or Rule 17g-5. If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website. Access will be provided by the 17g-5 Information Provider to the Rating Agencies, and to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit V hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 17g5informationprovider@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto).

Upon request of the Depositor or the Rating Agencies (through the Rating Agency Q&A Forum and Document Request Tool) or if otherwise required under this Agreement, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor (including any pre-closing material from the Depositor’s Rule 17g-5 website) or the Rating Agencies or if otherwise required under this Agreement to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.14 of this Agreement. In no event shall any party to this Agreement disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each NRSRO each time a document is posted to the 17g-5 Information Provider’s Website.

The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where Rating Agencies and NRSROs may (i) submit Inquiries to the Certificate Administrator relating to the Distribution Date Statement, submit Inquiries to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(d), the Trust Mortgage Loans (other than, in the case of the Special Servicer, a Non-Serviced Mortgage Loan) or the Mortgaged Properties or submit inquiries to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights pursuant to Section 3.31, whether or not referenced in such Operating Advisor Annual Report, (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information. Upon receipt of an Inquiry for the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Inquiry to the Certificate Administrator, Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the applicable party under the related Other Pooling and Servicing Agreement, in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry or request relating to the subject matters described in clauses (i) or (iii) above, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Certificate Administrator, the Operating Advisor, Master Servicer or Special Servicer shall be by email to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website. Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the question is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law, the Servicing Standard, this Agreement or the applicable Loan Documents, (iii) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or answering such inquiry is otherwise not advisable or (iv) (A) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator or the Operating Advisor) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Inquiry and, in the case of the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such Inquiry on the Rating Agency Q&A Forum and Document Request Tool together with a statement that such Inquiry was not answered. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee or any of their respective Affiliates and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any Person which are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information; provided that it is acknowledged and agreed that the 17g-5 Information Provider shall not be charged with knowledge of any of the contents of such information solely by virtue of its compliance with its obligations to post such information to the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall not be liable for its failure to make any information available to the NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, with a subject heading of “COMM 2015-CCRE23” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website; provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format.

The 17g-5 Information Provider shall not be responsible or have any liability for any act, omission or delay attributable to the failure of any other party to this Agreement to timely deliver information to be posted on the 17g-5 Information Provider’s Website or for any errors or defects in the information supplied by any such party.

The 17g-5 Information Provider’s obligations in respect of Rule 17g-5 or any other law or regulation related thereto shall be limited to the specific obligations contained in this Agreement and the 17g-5 Information Provider makes no representations or warranties as to the compliance of the Depositor with Rule 17g-5 or any other law or regulation related thereto.

With respect to each Non-Serviced Mortgage Loan, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall provide to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, promptly upon receipt from a Non-Serviced Mortgage Loan Service Provider, all reports, statements, documents, notices and other information it receives in respect of such Non-Serviced Mortgage Loan that such party would otherwise have been required to be submitted to the 17g-5

Information Provider under this Agreement for posting had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website all such information it receives in accordance with this Agreement.

(e)           Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information identified in Section 3.14(d) of this Agreement relating to the Mortgage Loans or Loan Combinations, the Mortgaged Properties or the related Borrowers, for review by the Depositor, the Underwriters, the Initial Purchasers and any other Persons who deliver an Investor Certification in accordance with this Section 3.14, the related Serviced Companion Loan Noteholder (if any), the Directing Holder and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously or previously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 3.14(d) of this Agreement, who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.14(d) of this Agreement), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the related Loan Documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, enter into an Investor Certification or other confidentiality agreement acceptable to the Master Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.14(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder (or a licensed or registered investment advisor acting on behalf of such Certificateholder), an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein (or a licensed or registered investment advisor acting on behalf of such prospective purchaser), an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.14 unless (i) the Master Servicer or Special Servicer, as applicable, is the original source for such information and (ii) such failure to deliver complete and accurate information is by reason of such party’s willful misconduct, bad faith, fraud and/or negligence.

In connection with the delivery by the Master Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall provide electronic confirmation to the Master Servicer or the Special Servicer, as applicable, of when such information, report, notice or document has been posted to the 17g-5 Information Provider’s Website. The Master Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information report, notice or other document to the applicable Rating Agency or Rating Agencies following the earlier of (a) receipt of such notice from the 17g-5 Information Provider and (b) two Business Days following delivery to the 17g-5 Information Provider.

(f)           The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, Serviced Loan Combination, any Certificateholder, any Serviced Companion Loan Noteholder, any Mortgaged Property or any REO Property; provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the 17g-5 Information Provider and the related Other 17g-5 Information Provider (if any) with such summary in accordance with the procedures set forth in Section 3.14(d) of this Agreement the same day such communication takes place; provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.14(d) of this Agreement.

(g)          None of the foregoing restrictions in this Section 3.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Operating Advisor or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s, the Operating Advisor or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(h)           The costs and expenses of compliance with this Section 3.14 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be Additional Trust Fund Expenses.

Section 3.15     Title and Management of REO Properties and REO Accounts.  (a) If title to any Mortgaged Property (other than with respect to a Non-Serviced Mortgage Loan) is acquired for the benefit of Certificateholders (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders). The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such Serviced REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such Serviced REO Property within the applicable extension period or if the Special Servicer has applied for extension as provided in this clause (i) but such request has not yet been granted or denied, the additional time specified in such request, or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement), addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Trust Fund of such Serviced REO Property for an additional specified period will not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such Serviced REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.16 hereof. In the case of the Trust Fund’s beneficial interest in any REO Property acquired by the Other Trustee pursuant to an Other Pooling and Servicing Agreement, the Special Servicer shall coordinate with the Other Special Servicer with respect to any REO extension on behalf of the Trust Fund. The Special Servicer shall manage, conserve, protect and operate each Serviced REO Property for the Certificateholders (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders) solely for the purpose of its prompt disposition and sale in a manner which does not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) and such that income from the operation or sale of such property does not result in receipt by the Trust Fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code with respect to such property.

(b)           The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any Serviced REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such Serviced REO Property any “net income from foreclosure property,” within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee and the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (and, in the case of the Serviced Loan Combinations, the related Serviced Companion Loan Noteholders) than an alternative method of operation or rental of such Serviced REO Property that would not be subject to such a tax.

The Special Servicer shall segregate and hold all revenues received by it with respect to any Serviced REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any Serviced REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled “CWCapital Asset Management LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates REO Account.” With respect to a Serviced REO Property securing a Serviced Loan Combination, the Special Servicer shall establish an REO Account solely with respect to such property (each such account, a “Serviced Loan Combination REO Account”), each of which shall be an Eligible Account and shall be entitled “CWCapital Asset Management LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates and the related Serviced Companion Loan Noteholders REO Account,” to be held for the benefit of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account or a Serviced Loan Combination REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account or the applicable Serviced Loan Combination REO Account within one Business Day after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such

Serviced REO Property and for other Property Protection Expenses with respect to such Serviced REO Property, including:

(i)           all insurance premiums due and payable in respect of any Serviced REO Property;

(ii)          all real estate taxes and assessments in respect of any Serviced REO Property that may result in the imposition of a lien thereon;

(iii)         all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any Serviced REO Property including, if applicable, the payments of any ground rents in respect of such Serviced REO Property; and

(iv)         any taxes imposed on the Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make such Advance unless the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, that such Property Advance would constitute a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement) and if the Master Servicer does not make any such Advance, the Trustee, to the extent the Trustee has actual knowledge of the Master Servicer’s failure to make such Advance, shall make such Advance, unless in each case, the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Master Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, when making an independent determination whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its reasonable judgment. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06 of this Agreement. The Special Servicer shall withdraw from each REO Account or Serviced Loan Combination REO Account, as applicable, and remit to the Master Servicer for deposit into the Collection Account or the applicable Serviced Loan Combination Collection Account, as applicable, on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each Serviced REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account or Serviced Loan Combination REO Account, as applicable, reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

Notwithstanding the foregoing, the Special Servicer shall not:

(i)           permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)          permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)         authorize or permit any construction on any Serviced REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)         Directly Operate or allow any Person to Directly Operate any Serviced REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund and, in the case of a Serviced Loan Combination with a Serviced Companion Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) to the effect that such action will not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund, (and, in the case of the Serviced Loan Combinations, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) and payable out of REO Proceeds, for the operation and management of any Serviced REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any Serviced REO Property other than through an Independent Contractor shall not cause such Serviced REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code) (which opinion shall be an expense of the Trust Fund, and in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), provided that:

(i)           the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii)          any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such Serviced REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

(iii)         none of the provisions of this Section 3.15(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, the related Companion Loan Noteholders, with respect to the operation and management of any such Serviced REO Property; and

(iv)          the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Serviced REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)           Promptly following any acquisition by the Special Servicer of a Serviced REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Master Servicer thereof, and, upon delivery of such notice, the Special Servicer shall obtain an Updated Valuation thereof, but only if any Updated Valuation with respect thereto is more than 9 months old and the Special Servicer has no actual knowledge of any material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Updated Valuation, in order to determine the fair market value of such Serviced REO Property and shall notify the Depositor and the Master Servicer and with respect to a Serviced Loan Combination, the holder of the related Companion Loan, if any, and of the results of such Updated Valuation. Any such Updated Appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund and allocated to the Classes of Sequential Pay Certificates in the following order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-M Certificates; and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4, pro rata based on their respective Certificate Balances. In the case of any Serviced Loan Combination such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement. The Special Servicer shall obtain a new Updated Valuation or a letter update every 9 months thereafter until the Serviced REO Property is sold.

(d)           When and as necessary, the Special Servicer shall send to the Certificate Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any Serviced REO Property in accordance with Sections 3.15(a) and 3.15(b) of this Agreement.

(e)           Upon the disposition of any Serviced REO Property in accordance with this Section 3.15, the Special Servicer shall calculate the Excess Liquidation Proceeds allocable to a Mortgage Loan or the applicable Serviced Loan Combination, if any, realized in connection with such sale.

Section 3.16     Sale of Specially Serviced Loans and REO Properties.   (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in or contemplated by Section 2.03(e) and Section 9.01 of this Agreement or in an applicable Intercreditor Agreement.

(b)           If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the Certificateholders and the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) to attempt to sell a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (subject to the terms of any related Intercreditor Agreement), the Special Servicer shall use reasonable efforts to solicit offers for each such Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer shall be entitled in its sole discretion (but not required) to sell such Non-Serviced Mortgage Loan but only (1) subject to the transfer restrictions in the related Intercreditor Agreement, (2) in accordance with the Servicing Standard, (3) with the consent of the Directing Holder prior to a Control Termination Event, and (4) if it determines in accordance with the Servicing Standard (taking into consideration the rights and obligations of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and Other Pooling and Servicing Agreement) that such action would be in the best interests of the Certificateholders. The Special Servicer shall accept the first (and, if multiple offers are received, the highest cash offer received in the solicitation process within the time frame set for such process by the Special Servicer) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder, not less than ten Business Days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such Defaulted Mortgage Loan pursuant to this Agreement.

(c)           Whether any cash offer constitutes a fair price for such Defaulted Mortgage Loan, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless it is the highest offer received. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such Appraisal, on a narrative appraisal prepared by an Independent MAI Appraiser selected by (i) the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to such Defaulted Mortgage Loan, (ii) by the Master Servicer if the Special Servicer is making such an offer unless the Master Servicer and Special Servicer are Affiliates or (iii) the Operating Advisor if the Master Servicer and Special Servicer are Affiliates and the Special Servicer is making an offer. The cost of any such Updated Appraisal or narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In addition, the Trustee shall be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance by such Interested Person as a condition to the Trustee determining the fair price of such Defaulted Mortgage Loan.

In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the Delinquency on such Defaulted Mortgage Loan, the period and amount of the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery from such Defaulted Mortgage Loan if the Special Servicer were to pursue a workout strategy, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property.

In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer’s reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.16(c) shall constitute, and be reimbursable as, Property Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.16(c).

The Repurchase Price (which, in connection with the administration of a Defaulted Mortgage Loan related to a Serviced Loan Combination, shall be construed and calculated as if the loans in such Serviced Loan Combination together constitute a single Mortgage Loan thereunder) for any such Defaulted Mortgage Loan shall in all cases be deemed a fair price.

(d)           Subject to subsection (c) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any such Defaulted Mortgage Loan, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the REO Account, the Collection Account or, in the case of any Serviced Loan Combination, the applicable Serviced Loan Combination Collection Account. Any sale of such Defaulted Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder or Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(e)           Any sale of such Defaulted Mortgage Loan shall be for cash only.

(f)           The parties hereto may sell or purchase, or permit the sale or purchase of, a Serviced REO Property only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in an applicable Intercreditor Agreement.

(g)            The Special Servicer shall use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.15(a) of this Agreement. The Special Servicer (with the consent of the Directing Holder) shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such Serviced REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any Serviced REO Property within the time constraints imposed by Section 3.15(a) of this Agreement, then the Special Servicer (with the consent of the Directing Holder) shall dispose of such Serviced REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder, not less than ten Business

Days’ prior written notice of its intention to sell any Serviced REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Serviced REO Property pursuant to this Agreement.

(h)           Whether any cash offer constitutes a fair price for any Serviced REO Property, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless it is the highest offer received. In determining whether any offer received from an Interested Person represents a fair price for any such Serviced REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI Appraiser selected by the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to a Serviced REO Property (or by the Master Servicer if the Special Servicer is making such an offer). The cost of any such Updated Appraisal or narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance by such Interested Person as a condition to the Trustee determining the fair price of such Serviced REO Property. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Serviced REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Serviced REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the Mortgaged Property or Serviced REO Property, the state of the local economy and the obligation to dispose of any Serviced REO Property within the time period specified in Section 3.15(a) of this Agreement. The Repurchase Price (which, in connection with the administration of a Serviced REO Property related to a Serviced Loan Combination, shall be construed and calculated as if the loans in such Serviced Loan Combination together constitute a single Mortgage Loan thereunder) for any Serviced REO Property shall in all cases be deemed a fair price.

(i)           Subject to subsections (g) and (h) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any Serviced REO Property, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, in the case of any Serviced Loan Combination, the applicable Serviced Loan Combination Collection Account. Any sale of a Serviced REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(j)            Any sale of a Serviced REO Property shall be for cash only.

(k)          Notwithstanding any of the foregoing paragraphs of this Section 3.16, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders) constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan).

(l)           With respect to each defaulted Serviced Companion Loan, the Special Servicer shall, if it determines to sell such Defaulted Mortgage Loan, sell such defaulted Serviced Companion Loan together with the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement as if such Mortgage Loan and Serviced Companion Loans were one whole loan on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall provide notice to the applicable Other Special Servicer (if any) as soon as practicable following its decision to attempt to sell, and prior to the commencement or marketing of, any Serviced Companion Loan. The Special Servicer shall deliver to the holders of the related Serviced Companion Loans: (i) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the related Serviced Loan Combination; (ii) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (iii) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Loan Combination, and any documents in the servicing file reasonably requested by the holders of the applicable Serviced Companion Loans that are material to the sale price of such Serviced Loan Combination; and (iv) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. The holders of the Serviced Companion Loans (or, in any case, their respective representatives) shall be permitted to submit an offer at any sale of such related Serviced Loan Combination; however, the related Borrower and its agents and Affiliates shall not be permitted to submit an offer at such sale. Notwithstanding the foregoing, with respect to the 9200 & 9220 Sunset Mortgage Loan, the Courtyard by Marriott Pooled Mortgage Loan, the 3 Columbus Circle Mortgage Loan and the La Gran Plaza Mortgage Loan a holder of a related Serviced Companion Loan may waive any of the delivery or timing requirements set forth in this paragraph.

Section 3.17     Additional Obligations of the Master Servicer and the Special Servicer; Inspections.  (a) The Master Servicer (at its own expense) (or, with respect to Specially Serviced Loans and Serviced REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property securing a Trust Mortgage Loan (other than a Non-Serviced Mortgage Loan) that it is servicing at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (A) $2,000,000 or more at least once every 12 months (commencing in 2016) and (B) less than $2,000,000 at least once every 24 months (commencing in 2017), (or, in each case, at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any); provided, that if any Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed in accordance with the Servicing Standard by the Special Servicer shall be paid by the Master Servicer as a Property Advance; provided, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust payable out of general collections. With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination shall be paid out of amounts on deposit in the Serviced Loan Combination Collection Account related to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable Serviced Loan Combination Collection Account relating to a Serviced Loan Combination are insufficient, then any deficiency shall be paid from amounts on deposit in the Collection Account; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholders and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the related Companion Loan Noteholders. The Master Servicer or the Special Servicer, as applicable, shall prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property securing a Mortgage Loan that it is servicing and specifying the existence of any material vacancies in such Mortgaged Property, any sale, transfer or abandonment of such Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on applicable Mortgaged Property. The Master Servicer or Special Servicer, as applicable, shall send such reports to the 17g-5

Information Provider (who shall promptly post such reports to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Other 17g-5 Information Provider (if any), and, upon request, to the Underwriters and the Initial Purchasers within 20 days of completion of the inspection report, each inspection report.

(b)           With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable, the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Loan) shall exercise the Trustee’s rights, in accordance with the Servicing Standard, with respect to the Manager under the related Loan Documents and Management Agreement, if any.

(c)            If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) or Serviced Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Loan Documents if the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard, (iv) pursuant to applicable law or a court order or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall, then the Master Servicer shall deliver to the Certificate Administrator on each Servicer Remittance Date for deposit in the Lower-Tier Distribution Account (or, in the case of a Prepayment Interest Shortfall with respect to a Serviced Companion Loan, remit to the holder of the Serviced Companion Loan a pro rata portion of the following amount), without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0025% per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loan serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Mortgage Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related Borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment, (d) pursuant to applicable law or court order or (e) the circumstances covered in clauses (i), (ii), (iii), (iv) or (v) above), the Master Servicer shall be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, shall not be cumulative.

(d)           The Master Servicer shall, as to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is secured by the interest of the related Borrower under a ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), promptly (and in any event within 60 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan or Serviced Loan Combination to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer.

(e)           The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Loan Documents, not apply any funds with respect to a Mortgage Loan or Serviced Loan Combination (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan or Serviced Loan Combination prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan or Serviced Loan Combination. Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan or Serviced Loan Combination.

Section 3.18     Authenticating Agent.  The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator, the Trustee, the Depositor and the Master Servicer. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.18, the Certificate Administrator may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.18.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator, as applicable.

Section 3.19     Appointment of Custodians.  The Certificate Administrator shall be the initial Custodian hereunder. The Certificate Administrator may appoint one or more additional Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Depositor. The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Certificate Administrator shall not be liable for any act or omission of the Custodian under the Custodial Agreement. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “Baa2” from Moody’s, “A (low)” by DBRS and, if rated by KBRA, an equivalent rating from KBRA. Each Custodial Agreement may be amended only as provided in Section 11.08 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. If the Custodian is an entity other than the Certificate Administrator, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.19 shall be issued by a Qualified Insurer.

Section 3.20     Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.  The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any relating to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations it is servicing.

Section 3.21     Property Advances.  (a) The Master Servicer (or, to the extent provided in Section 3.21(c) of this Agreement, the Trustee) to the extent specifically provided for in this Agreement, shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof with respect to the Mortgage Loans (other than Non-Serviced

Mortgage Loans) or Serviced Loan Combinations that it is servicing. For purposes of distributions to Certificateholders and compensation to the Master Servicer, the Special Servicer or the Trustee, Property Advances shall not be considered to increase the Stated Principal Balance of any such Mortgage Loan or Serviced Loan Combination, notwithstanding that the terms of such Mortgage Loan or Serviced Loan Combination so provide.

(b)           Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall give the Master Servicer not less than five Business Days’ written notice with respect to any Property Advance to be made on any Specially Serviced Loan, before the date on which the Master Servicer is required to make such Property Advance with respect to such Specially Serviced Loan or Serviced REO Loan; provided, that the Special Servicer shall be required to provide the Master Servicer with only two Business Days’ written notice in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments). If the Master Servicer or the Trustee makes a Property Advance with respect to any Serviced Loan Combination then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such Property Advance with respect to such Serviced Loan Combination as part of its monthly report following the making of such Property Advance. The Special Servicer shall have no obligation to make any Advance.

(c)           The Master Servicer shall notify the Trustee and the Certificate Administrator in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.21(d) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions.

(d)           The Special Servicer shall promptly furnish any party required to make Property Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Property Advances may reasonably request for purposes of making recoverability determinations. Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer or Trustee, as applicable.

Notwithstanding anything herein to the contrary, no Property Advance shall be required hereunder if the Person otherwise required to make such Property Advance determines that such Property Advance would, if made, constitute a Nonrecoverable Property Advance. In addition, the Master Servicer shall not make any Property Advance to the extent that it has received written notice that the Special Servicer has determined (if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative)

that such Property Advance would, if made, constitute a Nonrecoverable Property Advance. In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan (or the related Serviced Loan Combination, as applicable) are a source of recovery not only for the Property Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Property Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Property Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

Any determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as the case may be, has made a Property Advance that is a Nonrecoverable Property Advance or any determination by the Master Servicer, the Special Servicer or the Trustee that any proposed Property Advance, if made, would constitute a Nonrecoverable Property Advance shall be evidenced in the case of the Master Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other, to the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, any related Companion Loan holder(s) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate

Administrator, any related Companion Loan holder(s), the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Property Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee. Notwithstanding the foregoing, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Advance is a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any Property Advance shall be conclusive and binding on the Certificateholders and the Serviced Companion Loan Noteholders.

Notwithstanding the above, the Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination by the Master Servicer and the Master Servicer, the Trustee and the Certificate Administrator shall be bound by any determination of the Special Servicer that a Property Advance, if made, would be a Nonrecoverable Property Advance. The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Property Advance shall use its reasonable judgment.

With respect to the payment of insurance premiums and delinquent tax assessments, if the Master Servicer determines that a Property Advance of such amounts would constitute a Nonrecoverable Advance, the Master Servicer shall deliver notice of such determination to the Trustee, the Certificate Administrator and the Special Servicer. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) shall determine (with the reasonable assistance of the Master Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loans, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). If the Master Servicer or the Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) shall direct the Master Servicer in writing to make such payment and the Master Servicer shall make such payment, to the extent of available funds, from amounts in the Collection Account or, if a Serviced Loan Combination is involved, from amounts in the applicable Serviced Loan Combination Collection Account.

Notwithstanding anything to the contrary contained in this Section 3.21, the Master Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Master Servicer has determined that a Property Advance with respect to such expenditure would be a Nonrecoverable Property Advance (unless, with respect to Specially Serviced Loans or Serviced REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Master Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Certificate Administrator) that making such expenditure is in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). The Master Servicer may elect to obtain reimbursement of Nonrecoverable Property Advances from the Trust Fund in accordance with Section 3.06 of this Agreement.

(e)           The Master Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06 of this Agreement, if applicable, of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer, the Special Servicer and the Trustee each hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

The parties acknowledge that, pursuant to the applicable Other Pooling and Servicing Agreement, the applicable Other Servicer is obligated to make property advances with respect to the related Non-Serviced Mortgage Loan. The Other Servicer, the Other Special Servicer (to the extent it has made an advance), the Other Trustee or fiscal agent or other Persons making advances under the applicable Other Pooling and Servicing Agreement shall be entitled to reimbursement in accordance with Section 3.06(b) of this Agreement for the pro rata portion

(based on Stated Principal Balance) of the related Mortgage Loan (after amounts allocated to the related Subordinate Companion Loan, if any) with respect to any property advance that is nonrecoverable (with, in each case, any pro rata portion of accrued and unpaid interest thereon provided for under the Other Pooling and Servicing Agreement) in the manner set forth in the Other Pooling and Servicing Agreement and the related Intercreditor Agreement, as applicable.

(f)           With respect to any Serviced Loan Combination, if the Master Servicer, the Special Servicer or Trustee, as applicable, determines that a proposed Property Advance with respect to such Serviced Loan Combination, if made, or any outstanding Property Advance with respect to any such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, together with supporting evidence for such determination within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement.

Section 3.22     Appointment and Replacement of Special Servicer.  (a) CWCapital Asset Management LLC is hereby appointed as the initial Special Servicer to service each Specially Serviced Loan.

(b)          With respect to any Mortgage Loan (other than the La Gran Plaza Mortgage Loan and a Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative shall be entitled to terminate the rights (subject to Section 3.05, Section 3.12 and Section 6.03(a) of this Agreement) and obligations of the Special Servicer under this Agreement (in the case of the Courtyard by Marriott Pooled Mortgage Loan, if the Directing Holder at such time is the Courtyard by Marriott Controlling Class Representative, only with respect to the Courtyard by Marriott Pooled Mortgage Loan), with or without cause, and appoint a successor Special Servicer pursuant to Section 7.02 of this Agreement, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Paying Agent, the Certificate Administrator, the Operating Advisor and the Trustee; provided that, with respect to any Serviced Loan Combination, the related Directing Holder’s right to terminate the rights and obligations of the Special Servicer under this Agreement with respect to such Serviced Loan Combination shall be subject to the limitations set forth in the related Intercreditor Agreement.

(c)          With respect to any Mortgage Loan (other than the La Gran Plaza Mortgage Loan and a Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), following the occurrence of a Consultation Termination Event, subject to the immediately succeeding paragraph, if the Operating Advisor determines that the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor shall deliver to the Trustee and to the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided that the Operating Advisor shall not be permitted to recommend the replacement of the Special Servicer with respect to any Loan Combination so long as the holder of the related Companion Loan is the Loan-Specific Directing Holder under the related Intercreditor Agreement) setting forth the reasons supporting its position (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a replacement special servicer; provided, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement. The Certificate Administrator shall have no obligation to determine if the Operating Advisor is not permitted to make such a recommendation with respect to a Loan Combination. In such event, the Certificate Administrator shall promptly post notice to all Certificateholders of such recommendation on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and shall conduct the solicitation of votes of all Certificates in such regard. Subsequently, upon (i)(a) in the case of any Mortgage Loan or Serviced Loan Combination (other than the Courtyard by Marriott Loan Combination) the written direction of Holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) (which vote shall occur not more than 180 days from the date the Certificate Administrator posts such recommendation on the Certificate Administrator’s Website; provided that if such written direction is not provided within 180 days of the posting of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect) and (b) in the case of the Courtyard by Marriott Loan Combination the written direction of Holders of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates) evidencing at least a majority of the aggregate Courtyard by Marriott Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) (which vote shall occur not more than 180 days from the date the Certificate Administrator posts such recommendation on the Certificate Administrator’s Website; provided that if such written direction is not provided within 180 days of the posting of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect) and (ii) receipt of a No Downgrade Confirmation from each Rating Agency with respect to the Certificates and, if such successor Special Servicer shall also specially service a Serviced Loan Combination, any class of related Serviced Companion Loan Securities, by the Trustee following satisfaction of the foregoing clause (i), the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint a successor Special Servicer approved by the Certificateholders; provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable fees and out-of-pocket costs associated with administering such vote shall be an Additional Trust Fund Expense. If the Trustee does not receive at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances), then the Trustee shall not remove the Special Servicer. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22(c).

(d)           With respect to any Mortgage Loan (other than the La Gran Plaza Mortgage Loan and a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing and upon (i)(a) in the case of any Mortgage

Loan or Serviced Loan Combination (other than the Courtyard by Marriott Loan Combination), written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, and (b) in the case of the Courtyard by Marriott Loan Combination, written direction of holders of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates) evidencing not less than 25% of the Courtyard by Marriott Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates) requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a No Downgrade Confirmation from each Rating Agency with respect to the Certificates (which No Downgrade Confirmation shall be obtained at the expense of those Certificateholders requesting such vote) and, if such successor Special Servicer shall also specially service a Serviced Loan Combination, any class of related Serviced Companion Loan Securities, the Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and conduct the solicitation of votes of all Certificates in such regard. Subsequently, if a Control Termination Event has occurred and is continuing, upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Pooled Certificateholder Quorum or (ii) holders of Non-Reduced Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders, provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination; provided that if such written direction is not provided within 180 days of the notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. In the case of the Courtyard by Marriott Loan Combination, upon the written direction of (i) holders of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates) evidencing at least 75% of a CBM Certificateholder Quorum or (ii) holders of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class CM-X-CP, Class CM-X-EXT, Class V, Class R and Class LR Certificates) evidencing more than 50% of the aggregate Courtyard by Marriott Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders, provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination; provided that if such written direction is not provided within 180 days of the notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable fees and out-of-pocket costs associated with administering such vote shall be an Additional Trust Fund Expense. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(e)           The Trustee shall, promptly after receiving any removal notice pursuant to Section 3.22(b) of this Agreement or direction to terminate pursuant to Section 3.22(c) or Section 3.22(d) of this Agreement, so notify the Certificate Administrator, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). The termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.22 shall not be effective until (i) the Trustee receives from each Rating Agency a No Downgrade Confirmation or, if such successor Special Servicer shall also specially service a Serviced Loan Combination, a Serviced Companion Loan No Downgrade Confirmation, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing reasonably satisfactory to the Trustee, (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and (z) this Agreement will be enforceable against such replacement in accordance with its terms, (iv) the replacement Special Servicer certifies that such replacement special servicer satisfies all related qualifications set forth in the Intercreditor Agreement relating to such Serviced Companion Loan and (v) receipt by the Certificate Administrator of notice and information required to be delivered by the successor Special Servicer under Section 10.03 of this Agreement. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) of this Agreement mutatis mutandis. In no event may a successor Special Servicer be a current or former Operating Advisor or any Affiliate of such current or former Operating Advisor. Further, such successor shall be a Person that (i) satisfies all of the eligibility requirements applicable to the special servicer contained in this Agreement, (ii) is not obligated or allowed to pay the Operating Advisor any fees or otherwise compensate the Operating Advisor (x) in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Operating Advisor and (iv) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders. In addition, any replacement Special Servicer that will service any Serviced Loan Combination shall meet any requirements specified in the related Intercreditor Agreement or, if applicable, the related Other Pooling and Servicing Agreement.

The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus the right to receive any Workout Fee or Liquidation Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated and any indemnification rights that the Special Servicer is entitled to pursuant to Section 6.03(a) of this Agreement) notwithstanding any such removal. Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Mortgage Loans and, if applicable, Loan Combinations.

(f)           The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, that neither the Trustee nor the Master Servicer shall be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders or the Directing Holder, as applicable, so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Serviced Companion Loan Noteholder (unless such Serviced Companion Loan Noteholder is the Directing Holder).

(g)           If a replacement special servicer is appointed with respect to a Serviced Loan Combination or any related Serviced REO Property in accordance with this Section 3.22 such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean the applicable Serviced Loan Combination Special Servicer, insofar as such duties and obligations relate to the subject Serviced Loan Combination or any related Serviced REO Property, and shall mean the General Special Servicer (as defined below in clause (h)), in all other cases (provided, that in Section 3.14 and Article VII of this Agreement, the term “Special Servicer” shall mean each of the Serviced Loan Combination Special Servicers and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean the applicable Serviced Loan Combination Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Serviced Loan Combination or any related Serviced REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Mortgage Loans pursuant to Section 3.16 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (v) when used in the context of the

Special Servicer being replaced pursuant to this Section 3.22 by the applicable Directing Holder, the term “Special Servicer” shall mean the General Special Servicer or the Serviced Loan Combination Special Servicer, if applicable; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Serviced Loan Combination Special Servicers and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Serviced Loan Combination Special Servicer or the General Special Servicer, as applicable.

(h)           References in this Section 3.22 to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of any Loan Combination or related REO Property as to which a different Serviced Loan Combination Special Servicer has been appointed with respect thereto).

(i)           No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22. All costs and expenses of any such termination made without cause shall be paid by the Controlling Class Certificateholders.

Section 3.23     Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report.  (a) Upon the occurrence of any event specified in the definition of Specially Serviced Loan with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination of which the Master Servicer may have notice, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the related Mortgage Loan Seller, if no Consultation Termination Event has occurred and is continuing, the Directing Holder and, if applicable, the related Serviced Companion Loan Noteholders and shall use efforts in accordance with the Servicing Standard to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan or Serviced Loan Combination, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use efforts in accordance with the Servicing Standard to comply with the preceding sentence within five Business Days of the date it has notice of the occurrence of any event specified in the definition of Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan or Serviced Loan Combination until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Loan Combination, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan or Serviced Loan Combination that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan or Serviced Loan Combination to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Loan to the Special Servicer, who shall send such notice to the related Borrower.

Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, and upon giving such notice, such Mortgage Loan or Serviced Loan Combination shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Mortgage Loan or Serviced Loan Combination shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan or Serviced Loan Combination as a Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan shall resume.

(b)           In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)           Not later than two Business Days preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) of this Agreement to the Certificate Administrator, the Special Servicer shall deliver to the Certificate Administrator, with a copy to the Trustee, the Operating Advisor and the Master Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Loan, and with respect to REO Properties, the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the Serviced REO Property relating to each applicable Specially Serviced Loan, in each case in accordance with Section 3.15 of this Agreement (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(g) of this Agreement, this Section 3.23(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Loans as the Master Servicer, the Certificate Administrator or the Trustee reasonably request, to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Master Servicer in writing and/or in such electronic media as is acceptable to the Master Servicer.

(d)           Notwithstanding the provisions of the preceding Section 3.23(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans relating to a Mortgage Loan that it is servicing and shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

(e)           No later than 30 days after servicing of a Mortgage Loan or Serviced Loan Combination that becomes a Specially Serviced Loan is transferred to the Special Servicer, the Special Servicer shall deliver to the Master Servicer, the Directing Holder (only if no

Consultation Termination Event has occurred and is continuing), each related Serviced Companion Loan Noteholder, the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), each related Serviced Companion Loan Noteholder, and upon request, the Underwriters and the Initial Purchasers, a report (the “Asset Status Report”) with respect to such Mortgage Loan or Serviced Loan Combination and the related Mortgaged Property; provided, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Holder if the Special Servicer and the Directing Holder are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)            date of transfer of servicing of such Mortgage Loan or Serviced Loan Combination to the Special Servicer;

(ii)           summary of the status of such Specially Serviced Loan and any negotiations with the related Borrower;

(iii)          a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

(iv)          the most current rent roll and income or operating statement available for the related Mortgaged Property;

(v)           (A) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or Serviced REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(vi)         the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Loan Combination;

(vii)         a description of any amendment, modification or waiver of a material term of any ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, any such space lease or air rights lease) or franchise agreement;

(viii)    the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(ix)       an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions;

(x)        the appraised value of the related Mortgaged Properties together with the assumptions used in the calculation thereof, and a copy of the last obtained Appraisal of the Mortgaged Property; and

(xi)       such other information as the Special Servicer deems relevant in light of the Servicing Standard.

As provided in Section 3.12(d), if the La Gran Plaza Loan Combination becomes a Specially Serviced Loan prior to the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Special Servicer shall service and administer the La Gran Plaza Loan Combination and related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property, shall be entitled to all Special Servicing Compensation earned with respect to such Serviced Loan Combination and shall have all the rights and obligations with respect to such Serviced Loan Combination as Special Servicer of such Serviced Loan Combination.

For so long as no Control Termination Event has occurred and is continuing, if within 10 Business Days of receiving an Asset Status Report, the Directing Holder does not disapprove such Asset Status Report in writing, the Directing Holder will be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of all the Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan))), the terms of the applicable Loan Documents or any related Intercreditor Agreement. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves such Asset Status Report within such 10 Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Directing Holder, the Master Servicer, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and each related Serviced Companion Loan Noteholder, a new Asset Status Report as soon as practicable, but in no event later than 30 Business Days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.23(e) until the Directing Holder fails to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). In any event, for so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Holder (with a copy to the Trustee and the Certificate Administrator) if (i) the estimated sales proceeds, foreclosure proceeds, workout or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and it has made a reasonable effort to contact the Directing Holder and, if any Serviced Loan Combination is involved, the related Serviced Companion Loan Noteholders and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of all the Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

During the period when a Control Termination Event has occurred and is continuing, the Special Servicer shall consult on a non-binding basis with the Operating Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status

Report and the Operating Advisor shall propose, by written notice, alternative courses of action within 10 days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously included in the Control Eligible Classes), as a collective whole as if such Certificateholders constituted a single lender. This determination shall be made pursuant to the Operating Advisor Standard. The Special Servicer shall consider any such proposals from the Operating Advisor and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement. In addition, with respect to a Serviced Loan Combination, such Asset Status Reports are subject to any consultation rights that the holders of the related Pari Passu Companion Loans have pursuant to the related Intercreditor Agreement.

During the period when a Control Termination Event has occurred and is continuing and for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer shall consult on a non-binding basis with the Directing Holder in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Directing Holder shall have the right to propose, by written notice, alternative courses of action within 10 days of receipt of each Asset Status Report. The Special Servicer shall consider any such proposals from the Directing Holder and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement.

If neither the Operating Advisor nor the Directing Holder proposes alternative courses of action within 10 days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

Notwithstanding anything to the contrary herein, if a Consultation Termination Event has occurred and is continuing, the Directing Holder shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. If a Control Termination Event has occurred and is continuing, the Directing Holder shall have no right to consent to any Asset Status Report under this Section 3.23.

No direction, advice, consent, approval or disapproval of the Directing Holder or Operating Advisor shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, any related Intercreditor Agreement, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.16, Section 3.18 and Section 3.25 and the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC and the grantor trust status of the Grantor Trust, or (b) result in the imposition of a “prohibited transaction” or “contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Certificate Administrator, the Paying Agent, the Operating Advisor, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, Certificate Administrator’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Holder described in this paragraph.

(f)            Unless a Control Termination Event has occurred and is continuing, the Special Servicer shall deliver to the Operating Advisor only each Final Asset Status Report.

Section 3.24     Special Instructions for the Master Servicer and/or Special Servicer. (a) Prior to taking any action with respect to a Mortgage Loan or a Serviced Loan Combination secured by Mortgaged Properties located in a “one-action” state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of any Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

(b)           The Master Servicer shall send written notice to each Borrower (other than with respect to a Non-Serviced Mortgage Loan) and the related Manager and clearing bank relating to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that it is servicing that, if applicable, it and/or the Trustee has been appointed as the “Designee” of the “Lender” under any related Lock-Box Agreement.

(c)           Without limiting the obligations of the Master Servicer hereunder with respect to the enforcement of a Borrower’s obligations under the related Loan Documents, the Master Servicer agrees that it shall, in accordance with the Servicing Standard, enforce the provisions of the Loan Documents relating to the Trust Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Companion Loan that it is servicing with respect to the collection of Prepayment Premiums and Yield Maintenance Charges.

(d)           If a Rating Agency shall charge a fee in connection with providing a No Downgrade Confirmation, the Master Servicer shall require the related Borrower (other than with respect to a Non-Serviced Mortgage Loan) to pay such fee to the extent not inconsistent with the applicable Loan Documents. If such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in Section 4.01(e) of this Agreement) and (2) in the case of any Mortgage Loan other than the Courtyard by Marriott Pooled Mortgage Loan, the Trust Fund, the costs of which may be advanced as a Property Advance, and, in the case of a Serviced Loan Combination with a Serviced Pari Passu Companion Loan (but not a Subordinate Companion Loan), allocated in accordance with the allocation provisions of the related Intercreditor Agreement, the costs of which may be advanced as a Property Advance.

(e)           The Master Servicer shall, in accordance with the Servicing Standard, enforce the right of the Trust to recover any amounts owed by the Serviced Companion Loan Noteholders to the Trust Fund pursuant to the related Intercreditor Agreement (but in the case of any Serviced Subordinate Companion Loan, subject to Section 1.02). The cost of such enforcement on behalf of the Trust shall be paid and reimbursable as a Property Advance.

(f)            With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with a Stated Principal Balance equal to or greater than the lesser of 5% of the Stated Principal Balance of all Mortgage Loans held by the Trust Fund and $35,000,000, or with respect to any Mortgage Loan that is one of the ten largest Mortgage Loans based on Stated Principal Balance, to the extent not inconsistent with the related Mortgage Loan or Serviced Loan Combination, the Master Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) serviced hereunder or the property manager with respect to a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) serviced hereunder unless the Master Servicer obtains a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any.

(g)           With respect to certain Mortgage Loans originated or acquired by JLC and subject to defeasance, JLC has retained on behalf of itself or its Affiliate the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral (“Loan Seller Defeasance Rights and Obligations”). If the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that provides for Loan Seller Defeasance Rights and Obligations, the Master Servicer shall provide, upon receipt of such notice, written notice of such defeasance request to JLC in the case of the Mortgage Loans for which JLC is the related Mortgage Loan Seller. If the successor borrower is not designated or formed by CDHC, LLC or any affiliate or successor thereto, the successor borrower shall be reasonably acceptable to the Master Servicer in accordance with the Servicing Standard.

Section 3.25     Certain Rights and Obligations of the Master Servicer and/or the Special Servicer. (a) In addition to its rights and obligations with respect to Specially Serviced Loans, the Special Servicer has the right, whether or not the applicable Mortgage Loan (other than a Non-Serviced Mortgage Loan) is a Specially Serviced Loan, to approve (i) certain modifications to the extent described under Section 3.26 of this Agreement and (ii) certain waivers of due-on-sale or due-on-encumbrance clauses as described above under Section 3.09 of this Agreement. With respect to Performing Loans (other than Non-Serviced Mortgage Loans), the Master Servicer shall notify the Special Servicer of any request for approval (a “Request for Approval”) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation and analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer’s possession). Subject to Section 3.09(h) of this Agreement, the Special Servicer shall have 15 Business Days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a Performing Loan and, prior to the end of such 15 Business Day period, for so long as no Control Termination Event has occurred and is continuing, is required to notify the Directing Holder and each Serviced Companion Loan Noteholder of such Request for Approval and its recommendation with respect thereto. Following such notice, the Directing Holder shall have 10 Business Days from the date it receives the Special Servicer recommendation and any other information it may reasonably request (or, with respect to any Serviced Loan Combination, such longer time period as may be provided in the related Intercreditor Agreement) to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Directing Holder does not respond to a Request for Approval by 5 p.m. on the 10th Business Day after such request, the Special Servicer or the Master Servicer, as applicable, may deem its recommendation approved by the Directing Holder and if the Special Servicer does not respond to a Request for Approval within the required 15 Business Days (or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval), the Master Servicer may deem its recommendation approved by the Special Servicer. With respect to a Specially Serviced Loan, the Special Servicer must notify the Directing Holder of any Request for Approval received relating to the Directing Holder’s above-referenced approval rights and its recommendation with respect thereto. The Directing Holder shall have 10 Business Days (after receipt of all information reasonably requested) to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Directing Holder does not respond to any such Request for Approval by 5 p.m. on the 10th Business Day after such request, the Special Servicer may deem its recommendation approved by the Directing Holder. Notwithstanding the foregoing, (i) with respect to any Loan Combination, the procedure and timing for approval by the Directing Holder (to the extent it is the related Companion Loan Noteholder) of the related Request for Approval shall be governed by the terms of the related Intercreditor Agreement and (ii) if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any Serviced Loan Combination, the Certificateholders and the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) and the Special Servicer has made a reasonable effort to contact the Directing Holder, it need not wait for a response from the Directing Holder.

(b)           Notwithstanding any other provision of this Agreement, neither the Master Servicer nor the Special Servicer shall be required to take or refrain from taking any action pursuant to instructions from the Directing Holder or any Companion Loan holder, or due to any failure to approve an action by the Directing Holder or any Companion Loan holder, or due to any objection by the Directing Holder or any Companion Loan holder that would (i) cause any one of them to violate applicable law, the terms of any Loan Documents, any Intercreditor Agreement, this Agreement, including the Servicing Standard, or the REMIC Provisions, (ii) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, a Mortgage Loan Seller, the Trust Fund, the Operating Advisor, the Trustee, the Certificate Administrator, or the Custodian or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, (iii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

(c)           The Master Servicer and the Special Servicer, as applicable, shall discuss with the Directing Holder, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that is a Specially Serviced Loan, which is delinquent, has been placed on a “Watch List” or has been identified by the Master Servicer or the Special Servicer as exhibiting deteriorating performance.

Section 3.26     Modification, Waiver, Amendment and Consents. (a) Subject to Sections 3.25, 3.26(f) and 3.27, and, if applicable, each Intercreditor Agreement, (i) with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent, except as provided in Section 3.09 and Section 3.26(m)) or (ii) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and consultation with the Operating Advisor (if no Control Termination Event has occurred and is continuing and to the extent the

Operating Advisor has consultation rights pursuant to Section 3.23(e), Section 3.31 and Section 6.07 of this Agreement), may modify, waive or amend any term of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan or Serviced Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) cause either Trust REMIC to fail to qualify as a REMIC or (2) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” under Section 860G(c) of the Code). Each of the Master Servicer and the Special Servicer may conclusively rely on an Opinion of Counsel in meeting this requirement. In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan or Serviced Loan Combination, then such calculation shall exclude the value of any personal property and going concern value, if any. If, following any such release or taking, the loan-to-value ratio as so calculated is greater than 125%, the Master Servicer or Special Servicer, as applicable, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions, unless the related Borrower provides an Opinion of Counsel that if such amount is not paid the related Trust Mortgage Loan will not fail to be a Qualified Mortgage.

(b)           Neither the Master Servicer nor the Special Servicer may extend the Maturity Date of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan beyond the date that is the date occurring later than the earlier of (1)(A) other than with respect to the Courtyard by Marriott Loan Combination, five years prior to the Distribution Date in May 2048 or (B) solely with respect to the Courtyard by Marriott Loan Combination, seven years prior to the Distribution Date in April 2030, and (2) in the case of a Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan secured solely or primarily by the related Borrower’s interest in a ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date that is 20 years prior to the expiration date of such ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration date of such lease if the Master Servicer or the Special Servicer, as applicable gives due consideration to the remaining term of such ground lease (or, with respect to a leasehold interest where the Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and, with respect to a Serviced Loan Combination, the related Serviced Companion Loan Noteholder (as a collective whole as if such Certificateholders and (with respect to a Serviced Loan Combination) Serviced Companion Loan Noteholder constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

(c)           Neither the Master Servicer nor the Special Servicer shall permit any Borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, shall have obtained a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any.

(d)           Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or, if applicable, Serviced Companion Loan Noteholders, be added to the unpaid principal balance of the related Mortgage Loan or Serviced Loan Combination, notwithstanding that the terms of such Mortgage Loan or Serviced Loan Combination or such modification, waiver or amendment so permit.

(e)           Except for waivers of Penalty Charges and waivers of notice periods, all material modifications, waivers and amendments of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations in accordance with this Section 3.26 or in Section 3.27 of this Agreement (with respect to Serviced Loan Combinations) shall be in writing.

(f)            The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Directing Holder (other than if a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

(g)           The Master Servicer or the Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Loan Combination and is permitted by the terms of this Agreement and applicable law, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable and customary fee for the additional services performed in connection with such request (provided that the charging of such fee would not constitute a “significant modification” of the related Mortgage Loan or Serviced Loan Combination within the meaning of Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the

Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

(h)           Notwithstanding the foregoing, the Master Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Serviced Loan Combination (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and satisfies the conditions set forth in Section 3.09(g) of this Agreement.

(i)            Notwithstanding anything herein or in the related Loan Documents to the contrary (but subject to the Special Servicer’s right to consent to any request with respect to a Special Servicer Decision or to consent to the Master Servicer processing such request pursuant to Section 3.09(g)), the Master Servicer may permit the substitution of direct, non-callable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (including U.S. government agency securities if such securities are eligible defeasance collateral under then current guidelines of the Rating Agencies) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination (or any portion thereof) in lieu of the defeasance collateral specified in the related Loan Documents; provided that, the Master Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan Documents to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Borrower to the extent permitted under the Loan Documents) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan or Serviced Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or result in the imposition of a tax upon the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”) and provided, that the requirements set forth in Section 3.09(g) of this Agreement are satisfied.

(j)            If required under the related Loan Documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts, which may be sub-accounts of the Collection Account (the “Defeasance Accounts”), into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan Documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 12 months, unless such amounts are reinvested by the Master Servicer in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account or, if a Serviced Loan Combination is involved, the

Serviced Loan Combination Collection Account and treat any such payments as payments made on the Mortgage Loan or Serviced Loan Combination, as applicable, in advance of its Due Date in accordance with clause (a) of the definition of Principal Distribution Amount, and not as a prepayment of the related Mortgage Loan or Serviced Loan Combination. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account or, if a Serviced Loan Combination is involved, the Serviced Loan Combination Collection Account for a period in excess of 365 days.

(k)           Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Directing Holder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Directing Holder by written notice given to the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable. Upon delivery of any such notice of waiver given by the Directing Holder, any time period (exclusive or otherwise) afforded the Directing Holder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. If the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Holder or any advice from the Directing Holder would cause the Master Servicer or Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, any related Intercreditor Agreements, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Master Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Directing Holder, the Trustee, the Certificate Administrator, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor.

(l)            Any modification, waiver or amendment of or consents or approvals relating to a Mortgage Loan or Serviced Loan Combination that is a Specially Serviced Loan or Serviced REO Loan (i) shall be performed by the Special Servicer and not the Master Servicer, (ii) to the extent provided in this Agreement and/or the applicable Intercreditor Agreement, shall be subject to the consent of the related Directing Holder, and (iii) shall be structured so as to be consistent with the allocation and payment priorities in the related Loan Documents and Intercreditor Agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Loan Documents and Intercreditor Agreement.

(m)          In addition, with respect to a Performing Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer, with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision, shall (subject to the Special Servicer’s consent) process the request directly. The Master Servicer shall prepare and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to the consultation rights of the Operating Advisor or the consent or consultation rights of the Directing Holder) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision or Special Servicer Decision. When the Special Servicer’s consent is required hereunder, such consent shall be deemed given 15 Business Days, or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval, (or in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer. With respect to all Specially Serviced Loans and Performing Loans (other than Non-Serviced Mortgage Loans), the Special Servicer shall, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, obtain the written consent of the related Directing Holder, which consent shall be deemed given 10 Business Days after receipt (or in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by such Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by such Directing Holder.

(n)           For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to (i) any Specially Serviced Loan shall be processed by the Special Servicer and (ii) any Mortgage Loan listed on Exhibit U received by the Master Servicer shall be processed by the Master Servicer and submitted to the Special Servicer for approval. For purposes of this Agreement, “disbursement of earnouts or holdback amounts” shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance-related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable loan documents, have been satisfied.

Section 3.27     Certain Intercreditor Matters Relating to the Serviced Loan Combinations. (a) With respect to Serviced Loan Combinations, except for those duties to be performed by, and notices to be furnished by, the Trustee under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust, or the obligation of the master servicer or the special servicer, as applicable, following securitization, under the related Intercreditor Agreement.

(b)           The Master Servicer shall maintain a register (the “Serviced Companion Loan Noteholder Register”) on which the Master Servicer shall record the names and addresses of the Serviced Companion Loan Noteholders and wire transfer instructions for such Serviced Companion Loan Noteholders from time to time, to the extent such information is provided in writing to the Master Servicer by a Serviced Companion Loan Noteholder. Each Serviced Companion Loan Noteholder has agreed to inform the Master Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Intercreditor Agreement) and of any transfer thereof (together with any instruments of transfer). The name and address of each initial Serviced Companion Loan Noteholder as of the Closing Date is set forth on Schedule VII hereto. The

Master Servicer shall be entitled to conclusively rely upon the information delivered by any Serviced Companion Loan Noteholder until it receives notice of transfer or of any change in information.

In no event shall the Master Servicer be obligated to pay any party the amounts payable to a Serviced Companion Loan Noteholder hereunder other than the Person listed as the applicable Serviced Companion Loan Noteholder on the Serviced Companion Loan Noteholder Register (excluding the Courtyard by Marriott Non-Pooled Trust Companion Loans). In the event that a Serviced Companion Loan Noteholder transfers the related Serviced Companion Loan without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

The Master Servicer shall promptly provide the names and addresses of any Serviced Companion Loan Noteholder, including the identity of the controlling class representative in any related Other Securitization, to any party hereto, any related Companion Loan Noteholder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c)          The Directing Holder shall not owe any fiduciary duty to the Trustee, any Master Servicer, any Special Servicer, any Certificateholder (including the Controlling Class Representative, if applicable) or any noteholder of a Serviced Loan Combination, as applicable. The Directing Holder will not have any liability to the Certificateholders (including the Controlling Class Representative, if applicable) or any other noteholder of a Serviced Loan Combination, as applicable, for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment.

(d)          With respect to any Serviced Loan Combination, the Directing Holder shall be entitled to exercise the consent rights, cure rights and purchase rights, as applicable, to the extent set forth in the applicable Intercreditor Agreement, in accordance with the terms of the related Intercreditor Agreement and this Agreement.

(e)           The Special Servicer (if any Serviced Companion Loan is a Specially Serviced Loan or has become a Serviced REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to Section 3.13 and Section 3.17 of this Agreement and the following paragraph) the preparation and delivery of reports and other information with respect to, the Serviced Loan Combination related to any Serviced Companion Loan or any related Serviced REO Property required to be performed by the holder of the related Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as required by each related Intercreditor Agreement and/or any related mezzanine intercreditor agreement existing on the Closing Date and any related Intercreditor Agreement or mezzanine intercreditor agreement not existing on the Closing Date that is provided to the Master Servicer or Special Servicer, as applicable. In addition notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced Companion Loan:

(i)            none of the Master Servicer, the Special Servicer or the Trustee shall make any P&I Advance with respect to the Serviced Companion Loan (other than as set forth in Section 4.07 with respect to Courtyard by Marriott Non-Pooled Trust Companion Loans); and

(ii)           the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related Serviced Companion Loan Noteholder(s) to the extent required by the related Intercreditor Agreement.

The Master Servicer or Special Servicer, as applicable, shall timely provide to each related Serviced Companion Loan Noteholder any reports or notices required to be delivered to such Serviced Companion Loan Noteholder pursuant to the related Intercreditor Agreement, and the Special Servicer shall reasonably cooperate with the Master Servicer and the Master Servicer shall reasonably cooperate with the Special Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

If any Serviced Companion Loan or any portion thereof or any particular payments thereon are included in a REMIC or a “grantor trust” (within the meaning of the Grantor Trust Provisions), then neither the Master Servicer nor the Special Servicer shall knowingly take any action that would result in the equivalent of an Adverse REMIC Event with respect to such REMIC or adversely affect the tax status of such grantor trust as a grantor trust.

The parties hereto acknowledge that a Serviced Companion Loan Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a Serviced Companion Loan Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a Serviced Companion Loan Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

The parties hereto recognize and acknowledge the respective rights of each Serviced Companion Loan Noteholder under the related Intercreditor Agreement. Each of the rights of a Serviced Companion Loan Noteholder under or contemplated by this Section 3.27(e) may be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee are provided with written notice by the related Serviced Companion Loan Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

Notwithstanding anything herein or in the Intercreditor Agreement to the contrary, no direction or objection by the Serviced Companion Loan Noteholder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions of the Code, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Operating Advisor, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

Any reference to servicing any of the Mortgage Loans in accordance with any of the related Loan Documents (including the related Note and Mortgage) shall also mean, in the case of a Serviced Loan Combination, in accordance with the related Intercreditor Agreement.

To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Intercreditor Agreement for a Serviced Loan Combination or a Non-Serviced Loan Combination are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

For purposes of exercising any rights that the directing holder of the Note for any Mortgage Loan in a Serviced Loan Combination may have under the related Intercreditor Agreement, the Directing Holder shall be the designee of the Trust, as such noteholder, and the Trustee shall take such actions as may be necessary under the related Intercreditor Agreement to effect such designation. The Certificate Administrator shall provide notice of the identity of the Controlling Class Representative and/or the Directing Holder (to the extent the Certificate Administrator has received notice of a change in the identity of the Controlling Class Representative and/or Directing Holder), upon request, to the other parties to the related Intercreditor Agreement, to the extent the identity and contact information of such parties to such Intercreditor Agreement are actually known to the Certificate Administrator.

(f)            With respect to a Non-Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above described information in Section 3.13(c) and Section 3.13(d) hereof to the same Persons as described above in Section 3.13(c) and Section 3.13(d) and according to the same time frames as described above in Section 3.13(c) and Section 3.13(d), with reasonable promptness following such Master Servicer’s receipt of such information from the Other Servicer under the Other Pooling and Servicing Agreement.

Promptly following the Closing Date, or, as applicable, upon receipt of notice by the Certificate Administrator of the La Gran Plaza Pari Passu Note A-1 Securitization Date, the Certificate Administrator shall send written notice substantially in the form of Exhibit DD hereto, accompanied by a copy of an executed version of this Agreement, with respect to each Non-Serviced Mortgage Loan to each applicable Other Servicer, Other Special Servicer and Other Trustee stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan and directing each such recipient to remit to the Master Servicer no later than one (1) Business Day after each Determination Date all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer no later than one (1) Business Day after each Determination Date all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the applicable Non-Serviced Mortgage Loan under the related Intercreditor Agreement and Other Pooling and Servicing Agreement. Such notice shall also provide contact information for the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Directing Holder, the 17g-5 Information Provider and the Rating Agencies.

With respect to a Non-Serviced Mortgage Loan, if the applicable Other Servicer, Other Special Servicer or Other Trustee shall be replaced in accordance with the terms of the related Other Pooling and Servicing Agreement, promptly upon notice thereof, the applicable party to this Agreement that receives such notice shall, upon request, acknowledge such successor as the successor to the Other Servicer, Other Special Servicer or Other Trustee, as the case may be.

With respect to each Serviced Loan Combination, the Master Servicer or the Special Servicer, as applicable, shall provide each Companion Loan Noteholder and, if applicable, related Non-Directing Holder (or its designee or representative), within the same time frame and to the same extent it is required to provide such information and materials to the Certificateholders or the Directing Holder, as applicable, hereunder with (1) copies of each financial statement received by the Master Servicer pursuant to the terms of the related Loan Documents, (2) copies of any notice of default sent to the Borrower and (3) subject to the terms of the Loan Documents, copies of any other documents or information relating to the Serviced Loan Combination (including, without limitation, property inspection reports, loan servicing statements, Borrower requests and asset status reports) that the Master Servicer delivers to the related Directing Holder and copies of any other notice, information or report that it is required to provide to the Directing Holder pursuant to this Agreement with respect to any Major Decision or with respect to any “major decisions” or “major actions” as set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Loan Combination. Any copies to be furnished by the Master Servicer or the Special Servicer may be furnished by hard copy or electronic means.

Section 3.28     Directing Holder Contact with the Master Servicer and the Special Servicer. Each of the Master Servicer and the Special Servicer shall, not more frequently than once per month, without charge, make a knowledgeable Servicing Officer via telephone available during normal business hours to verbally answer questions from the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Operating Advisor (for so long as a Control Termination Event has occurred and is continuing)

regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.29     Controlling Class Certificateholders and the Controlling Class Representative; Certain Rights and Powers of the Directing Holder. (a) Each Certificateholder and Beneficial Owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal thereof. Any such Certificateholder (or Beneficial Owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or Beneficial Owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar shall notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor, the Trustee and each Serviced Companion Loan Noteholder of the identity of the Controlling Class Representative, any resignation or removal thereof and/or any new Holder or Beneficial Owner of a Control Eligible Certificate.

Each beneficial owner of a Courtyard by Marriott Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Courtyard by Marriott Control Eligible Certificate (or the beneficial ownership of any Courtyard by Marriott Control Eligible Certificate), the selection of a Courtyard by Marriott Controlling Class Representative or the resignation or removal of a Courtyard by Marriott Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Courtyard by Marriott Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Courtyard by Marriott Control Eligible Certificate (or the beneficial ownership interest in a Courtyard by Marriott Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Courtyard by Marriott Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar shall to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Courtyard by Marriott Controlling Class Representative, any resignation or removal of the Courtyard by Marriott Controlling Class Representative and/or any new holder or beneficial owner of a Courtyard by Marriott Control Eligible Certificate.

In addition, upon the request of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, as applicable, the Certificate Registrar shall promptly (but no later than five (5) Business Days after such request) provide to the requesting party, for so long as no Consultation Termination Event has occurred and is continuing, the identity of the then-current Controlling Class and a list of the Holders of Certificates of the Controlling Class. However, if any Controlling Class Certificateholder is listed as being the Depository, then the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository, the list of Beneficial Owners of the Controlling Class, and the Certificate Administrator shall provide such list to the requesting party promptly upon receipt; provided that, if any Controlling Class Certificateholder is listed as the Depository and the Certificate Administrator has actual knowledge of the identity of the related Beneficial Owner, then the Certificate Administrator shall include such Beneficial Owner in the list provided to any requesting party pursuant to first sentence of this paragraph. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor shall be entitled to conclusively rely on any such information so provided. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust.

To the extent the Master Servicer has actual knowledge of any change in the identity of a Holder (or Beneficial Owners) of the Controlling Class, then the Master Servicer shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer.

(b)           Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Paying Agent and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Controlling Class Representative shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Paying Agent and each other Controlling Class Certificateholder, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon the resignation of a Controlling Class Representative, the Certificate Administrator shall request the Controlling Class Certificateholders to select a new Controlling Class Representative.

(c)           Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Operating Advisor and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Controlling Class Representative.

(d)           The Master Servicer, Special Servicer, Trustee or Operating Advisor shall be entitled to request that the Certificate Administrator provide, and the Certificate Administrator shall promptly (but no later than five (5) Business Days after such request) provide (i) for so long as no Consultation Termination Event has occurred and is continuing, the identity of the Controlling Class Representative and, to the extent reasonably available, a list of Controlling Class Certificateholders, including names and addresses and (ii) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Controlling

Class Representative or the existence of a new Controlling Class Certificateholder, the Certificate Administrator shall notify the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer. Further, the Certificate Administrator shall post a “special notice” on the Certificate Administrator’s Website within 10 days of its determination of the commencement or cessation of any Consultation Termination Event or Control Termination Event.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator shall hold such election as soon as practicable at the expense of such requesting Certificateholders.

(e)           If to the extent the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class of such event via the related Distribution Date Statement.

(f)            Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates or Companion Loan Noteholders; (ii) the Directing Holder may act solely in the interests of the Holders of the Controlling Class (or, in the case of a Loan Combination, in the interests of one or more Companion Loan Noteholders); (iii) the Directing Holder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may take actions that favor the interests of the Directing Holder or one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan Noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan Noteholders; and (v) the Directing Holder shall have no liability whatsoever to any Certificateholder, the Trust, any Companion Loan Noteholder any party hereto or any other Person (including any Borrower under a Mortgage Loan) for having so acted as set forth in clauses (i) through (iv) of this paragraph, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

(g)           The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Trustee, the Operating Advisor, the Certificate Administrator or any Certificateholder and provide such information to the requesting party.

(h)           At any time when the most senior Class of Control Eligible Certificates are the Controlling Class, the Holder of more than 50% of the Controlling Class (by Certificate Principal Amount) may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative by irrevocable written notice delivered to the Depositor, Certificate Administrator, Certificate Registrar, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver shall remain effective with respect to such Holder and the most senior Class of Control Eligible Certificates until such time as that Certificateholder has (i) sold a majority of the most senior

Class of Control Eligible Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Certificate Registrar, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the most senior Class of Control Eligible Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the most senior Class of Control Eligible Certificates. During such waiver period a Control Termination Event and a Consultation Termination Event shall be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative shall not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the most senior Class of Control Eligible Certificates, the successor Holder of more than 50% of the most senior Class of Control Eligible Certificates, if the most senior Class of Control Eligible Certificates are the Controlling Class (by Certificate Principal Amount) shall again have the right to act as, or appoint a representative to act as, the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder shall also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above shall have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the most senior Class of Control Eligible Certificates that had not also become a corrected loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Section 3.30     No Downgrade Confirmation. (a) Notwithstanding the terms of any related Loan Documents or other provisions of this Agreement, if any action under any Loan Documents or this Agreement requires a No Downgrade Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation from each Rating Agency has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 Business Days of the No Downgrade Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party shall (without providing notice to the 17g-5 Information Provider) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 Business Days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any such condition in any Loan Document requiring such No Downgrade Confirmation or any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related Borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and Serviced REO Loans), as applicable) shall determine, in accordance with its duties under this Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and if the Requesting Party (or, if the Requesting Party is the related Borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation shall be deemed not to apply, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed to be satisfied if (i) Moody’s and/or DBRS, as applicable, has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s and/or DBRS, as applicable, is the non-responding Rating Agency, (ii) KBRA has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency and (iii) the incoming Master Servicer or Special Servicer, as applicable, confirms in writing that (a) it is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the 12 month period prior to the date of determination, and (b) either (A) such master servicer or special servicer has a then current ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer or (B)(i) such master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the servicer or special servicer, as applicable, as the sole or material factor in such rating action.

Any No Downgrade Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the No Downgrade Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written No Downgrade Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.30(a) following any requirement to obtain a No Downgrade Confirmation being considered satisfied, the Master Servicer or Special Servicer, as the case may be, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

(b)           Notwithstanding anything to the contrary in this Section 3.30, for purposes of the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any No Downgrade Confirmation requirement in the Loan Documents with respect to which the Master Servicer or Special Servicer would have been required to make the determination described in Section 3.30(a) shall be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related Borrower, the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and Serviced REO Loans), as applicable); provided, that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall in any event review the other conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied.

(c)           For all other matters or actions not specifically discussed in Section 3.30(a) above, the applicable Requesting Party shall deliver a No Downgrade Confirmation from each Rating Agency.

(d)           Notwithstanding the terms of the related Loan Documents, the other provisions of this Agreement or the applicable Intercreditor Agreement, with respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Loan Combination or any related REO Property (the “Relevant Action”) requires delivery of a No Downgrade Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action shall also require delivery of a Serviced Companion Loan No Downgrade Confirmation as a condition precedent to such action from each related Serviced Companion Loan Rating Agency. Each Serviced Companion Loan No Downgrade Confirmation shall be sought by the Master Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding No Downgrade Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Serviced Companion Loan No Downgrade Confirmation with respect to any Serviced Companion Loan Securities will be subject to, will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining No Downgrade Confirmations, as set forth in this Agreement; provided that the Master Servicer or Special Servicer, as applicable, depending on which is seeking the subject Serviced Companion Loan No Downgrade Confirmation, shall forward to one or more of its counterparts (i.e., the Other Servicer or Other Special Servicer, as applicable), the Other 17g-5 Information Provider, or such other party or parties as are agreed to by the Master Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization, at the expense of the Other Securitization to the extent not borne by the related Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Serviced Companion Loan No Downgrade Confirmation, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the No Downgrade Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (iii) any other materials that the applicable Serviced Companion Loan Rating Agency may reasonably request in connection with such Serviced

Companion Loan No Downgrade Confirmation promptly following receipt of such request from the Other Certificate Administrator.

The Certificate Administrator shall, promptly following receipt of written request from the Master Servicer or the Special Servicer, as applicable, provide to the Master Servicer or the Special Servicer, as applicable, the contact information for the Other Servicer, the Other Special Servicer, the Other Certificate Administrator, the Other Trustee and the Other 17g-5 Information Provider for the Other Securitization, solely to the extent known to it.

Section 3.31     Appointment and Duties of the Operating Advisor.

(a)              Pentalpha Surveillance LLC is hereby appointed to serve as the initial Operating Advisor.

(b)            The Operating Advisor, as an independent contractor, shall review the Special Servicer’s operational practices in respect of Specially Serviced Loans, consult, in certain circumstances with the Special Servicer and perform each other obligation of the Operating Advisor as set forth in this Agreement solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination (other than the La Gran Plaza Loan Combination), for the benefit of the related Companion Loan Noteholder (as a collective whole as if such Certificateholders and Companion Loan Noteholder constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment) (the “Operating Advisor Standard”). The Operating Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement. By purchasing a Certificate, Certificateholders are deemed to acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

(c)            With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), if no Control Termination Event has occurred and is continuing, the Operating Advisor shall:

(i)           promptly review all information available to Privileged Persons on the Certificate Administrator’s Website relevant to the Operating Advisor’s obligations under this Agreement;

(ii)           promptly review each Final Asset Status Report; and

(iii)          review any Appraisal Reduction Amount and net present value calculations pursuant to Section 3.31(e) of this Agreement.

(d)           With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), while a Control Termination Event has occurred and is continuing, the Operating Advisor shall:

(i)            consult (on a non-binding basis) with the Special Servicer in connection with any Major Decision pursuant to Section 6.07 of this Agreement;

(ii)           review, recalculate and verify the accuracy of any Appraisal Reduction Amount and net present value calculations pursuant to Section 3.31(f) of this Agreement;

(iii)          in connection with the preparation of the Operating Advisor Annual Report (defined below), review, in accordance with the Operating Advisor Standard, the Special Servicer’s operational practices on a platform-level basis in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans;

(iv)          within 120 days of the end of the prior calendar year (if any such Mortgage Loans (other than any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination) were Specially Serviced Loans during the prior calendar year), deliver an annual report setting forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year (the “Operating Advisor Annual Report”) to the Trustee, the Master Servicer, the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Each Operating Advisor Annual Report shall be substantially in the form of Exhibit X of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement) and shall be based on the Operating Advisor’s review of any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Section 10.11 of this Agreement, as applicable, any attestation report delivered to the Operating Advisor pursuant to Section 10.13 of this Agreement, any Asset Status Report, other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer and oral communications with the Special Servicer; provided that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement. Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the Special Servicer’s specific duties under this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Asset Status Report and any other information (other than communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to this Agreement. Subject to the restrictions in this Agreement, including, without limitation, Section 3.31(b) of this Agreement, each such Operating Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Loans and (B) comply with all of the confidentiality requirements applicable to the Operating Advisor described in this Agreement. Promptly upon receipt of each Operating Advisor Annual Report, the Certificate Administrator shall post such Operating Advisor Annual Report on the Certificate Administrator’s Website. Each of the Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) shall be given an opportunity to review any Operating Advisor Annual Report at least five Business Days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor shall have no obligation to consider any comments to such Operating Advisor Annual Report that are provided by the Special Servicer or Directing Holder. No Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer, if during the prior calendar year, no Asset Status Report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor shall only be required to prepare an Operating Advisor Annual Report relating to each entity that was acting as a Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder.

(e)           With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), if no Control Termination Event has occurred and is continuing, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor shall review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor shall notify the Special Servicer and the Controlling Class Representative of such error).

(f)           With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the La Gran Plaza Mortgage Loan) or Serviced Loan Combination (other than the La Gran Plaza Loan Combination), while a Control Termination Event has occurred and is continuing, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (A) Appraisal Reduction Amounts or (B) net present value, the Special

Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than 2 Business Days after finalizing the preparation of such calculations, and the Operating Advisor shall promptly, but no later than 3 Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.31(f), if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within 5 Business Days of delivery of such calculations to the Operating Advisor. If the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such 5 Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and shall determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust and shall be entitled to conclusively rely on such third party’s determination (provided such third party has been selected with reasonable care by the Certificate Administrator).

(g)           Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(c) of this Agreement.

(h)           The Operating Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

(i)            On each Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee from amounts on deposit in the Collection Account pursuant to Section 3.06 of this Agreement, as applicable. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection

Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Borrower. When the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Borrower in connection with such Major Decision, but only to the extent not prohibited by the related Loan Documents. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction.

Section 3.32     General Information Regarding the Servicing and Administration of the Courtyard by Marriott Loan Combination.

(a)           On the Closing Date the Trust Fund will acquire both (1) the Courtyard by Marriott Pooled Mortgage Loan and (2) the Courtyard by Marriott Non-Pooled Trust Companion Loans; however (A) principal, interest and other proceeds received in respect of, and allocable to, the Courtyard by Marriott Pooled Mortgage Loan pursuant to the terms of the related Intercreditor Agreement will generally be included in Available Funds and be used to make distributions to the holders of the Pooled Certificates and (B) principal, interest and other proceeds received in respect of, and allocable to, the Courtyard by Marriott Non-Pooled Trust Companion Loans pursuant to the terms of the related Intercreditor Agreement will generally be included in Courtyard by Marriott Available Funds and be used to make distributions to the holders of the Loan-Specific Certificates. The Trust Fund will not acquire the Courtyard by Marriott Non-Trust Pari Passu Companion Loans.

(b)           The terms of the related Intercreditor Agreement will determine how funds received in respect of the Courtyard by Marriott Loan Combination will be allocated between the various loans that make up the Courtyard by Marriott Loan Combination after the payment of certain costs and expenses that are required or permitted to be paid prior to such allocation pursuant to the terms of the related Intercreditor Agreement.

(c)           In general, each of (1) the Trust as the holder of the Courtyard by Marriott Pooled Mortgage Loan, (2) the Trust as the holder of the Courtyard by Marriott Non-Pooled Trust Companion Loans, (3) the holder of the Courtyard by Marriott Non-Trust Pari Passu Companion Loan evidenced by the Courtyard Note A-2B, and (4) the holder of Courtyard by Marriott Non-Trust Pari Passu Companion Loan evidenced by the Courtyard  Note A-2C,  shall be treated as a separate and individual holder  of its respective interests in the Courtyard by Marriott Loan Combination (each, a “Courtyard Lender”).

Therefore, after the payment of costs and expenses (including Special Servicer compensation) that relate to the entire Courtyard Loan Combination or related Mortgaged Property and are therefore required to be paid prior to allocation of funds to the various Courtyard Lenders in accordance with the terms of the related Intercreditor Agreement:

(i)            funds allocable to the Mortgage Loans (including the Courtyard by Marriott Pooled Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) shall not be made available to (1) make any distributions to the Holders of the Loan-Specific Certificates, (2) to cover any costs, expenses and other liabilities incurred specifically in connection with Courtyard by Marriott Non-Pooled Trust Companion Loans, the Loan-Specific Certificates or the Courtyard by Marriott Non-Trust Pari Passu Companion Loans (3) to reimburse the Master Servicer or the Trustee for any P&I Advances (or any related Advance Interest Amounts) that were made with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans or (4) to reimburse any parties to any Other Securitization that holds a Courtyard by Marriott Non-Trust Pari Passu Companion Loan for any debt service advance (or any interest accrued thereon) that were made with respect to such Courtyard by Marriott Non-Trust Pari Passu Companion Loan;

(ii)           funds allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans pursuant to the related Intercreditor Agreement shall not be made available to (1) make any distributions to the Holders of the Pooled Certificates, (2) to cover any costs, expenses and other liabilities incurred specifically in connection with the Mortgage Loans (including the Courtyard by Marriott Pooled Mortgage Loan) the Pooled Certificates or the Courtyard by Marriott Non-Trust Pari Passu Companion Loans. (3) to reimburse the Master Servicer or the Trustee for any P&I Advances (or any related Advance Interest Amounts) that were made with respect to the Mortgage Loans or (4) to reimburse any parties to any Other Securitization that holds a Courtyard by Marriott Non-Trust Pari Passu Companion Loan for any debt service advance (or any interest accrued thereon) that were made with respect to such Courtyard by Marriott Non-Trust Pari Passu Companion Loan; and

(iii)          neither the Master Servicer nor the Trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (including the Courtyard by Marriott Pooled Mortgage Loan) from any collections allocable to any of the Companion Loans in the Courtyard by Marriott Loan Combination pursuant to the related Intercreditor Agreement or (2) any Workout-Delayed Reimbursement Amounts in respect of any of the Companion Loans in the Courtyard by Marriott Loan Combination from any collections allocable to the Mortgage Loans.

(d)           With respect to P&I Advances:

(i)            with respect to any P&I Advance made with respect to the Courtyard by Marriott Pooled Mortgage Loan, the Master Servicer or Trustee, as applicable, will only be entitled to reimbursement for such P&I Advance (and any related Advance Interest Amounts) first, from the amount in the Collection Account that represent funds received in respect of the Courtyard by Marriott Pooled Mortgage Loan pursuant to Section 3.06(b)(iii) and (vi), and then from general collections on the Mortgage Pool pursuant to section 3.06(a)(v) and(vi);

(ii)           with respect to any P&I Advance made with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans, the Master Servicer or Trustee, as applicable, will only be entitled to reimbursement for such P&I Advance (and any related Advance Interest Amounts) from amounts on deposit in the Courtyard Rakes Collection Sub-Account, which represents the amounts received in respect of the Courtyard by Marriott Loan Combination that are allocable to the Courtyard by Marriott Non-Pooled Trust Companion Loans pursuant to the terms of the related Intercreditor Agreement and this Agreement. Likewise, with respect to each Courtyard by Marriott Non-Trust Pari Passu Companion Loan, any party to the Other Securitization that holds a Courtyard by Marriott Non-Trust Pari Passu Companion Loan will only be entitled to reimbursement for a “P&I advance” (and any related interest thereon) out of funds allocated to such Courtyard by Marriott Non-Trust Pari Passu Companion Loan pursuant to the terms of the related Intercreditor Agreement and any other funds permitted for such purpose in the related Other Securitization Pooling and Servicing Agreement, but not from any funds that would otherwise be allocated to any of the other loans in the Courtyard by Marriott Loan Combination pursuant to the terms of the related Intercreditor Agreement.

(e)           With respect to any Property Advances:

(i)            the Master Servicer or the Trustee, as applicable, will only be entitled to reimbursement for such Property Advance (and any related Advance Interest Amounts) first out of amounts that would have been allocated to the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan pursuant to the terms of the related Intercreditor Agreement, and then from the Courtyard by Marriott Senior Notes, on a pro rata basis (based on each such loan’s outstanding principal balance), and

(ii)           if the Property Advance is a Nonrecoverable Advance, and the amounts on deposit in the related Serviced Companion Loan Collection Account are insufficient therefor, the Master Servicer or Trustee, as applicable, will be entitled to reimbursement for such Property Advance (and any related Advance Interest Amounts) from general collections on the Mortgage Loans in the Mortgage Pool (but only to the extent the Master Servicer has reasonable grounds to believe that it will be able to recover each Serviced Companion Loan Noteholder’s respective share of such Nonrecoverable Property Advance, in which case the Master Servicer will be required, pursuant to Section 3.06(d) to use commercially reasonable efforts to exercise the rights of the Trust under the related Intercreditor Agreement to obtain reimbursement of such amount from each of the Serviced Companion Loan Noteholders as provided in the related Intercreditor Agreement (for such purpose the Trust Fund as the holder of the Courtyard by Marriott Pooled Mortgage Loan will be treated a holder separate and apart from the Trust Fund as holder of the Courtyard by Marriott Non-Pooled Trust Companion Loans)).

(f)            Excess Liquidation Proceeds that are allocated to the Courtyard by Marriott Non-Pooled Trust Companion Loans pursuant to the terms of the related Intercreditor Agreement shall be treated in the same manner as regular collections in respect of such Companion Loans, except that any such amounts received in excess of the amount necessary to pay the Holders of the Loan-Specific Certificates all amounts of principal, interest, Realized Losses and Class Interest Shortfalls shall be deposited into the Excess Liquidation Proceeds Account and will be available to make payments on the Pooled Certificates in the same manner as Excess Liquidation Proceeds received in respect of the Mortgage Loans.

(g)           Pursuant to Section 9(d) of the related Intercreditor Agreement, Penalty Charges with respect to the Courtyard by Marriott Loan Combination, to the extent actually paid by the related Borrower, shall be applied by the Master Servicer (prior to allocation to the related Mortgage Loan and Companion Loans) for following purposes:

(i)            first to pay the Master Servicer or the Trustee, as applicable, for each Courtyard Lender’s pro rata share of any Advance Interest Amounts accrued on any Property Advances and for reimbursement of any Property Advances in a manner similar to that provided in Section 3.06(b);

(ii)           second, to pay the Master Servicer or the Trustee, as applicable, or any Serviced Companion Loan Service Provider under any Other Pooling and Servicing Agreement the amount, if any, of interest accrued on any P&I Advance or debt service advance made by such party with respect to the related Mortgage Loan or Companion Loan;

(iii)          third, be used to reduce, on a pro rata basis, each Courtyard Lender’s share of Additional Trust Fund Expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Courtyard by Marriott Loan Combination; and

(iv)         fourth, (A) in the case of any Penalty Charges allocated and payable with respect to the Courtyard by Marriott Pooled Mortgage Loan or the Courtyard by Marriott Non-Pooled Trust Mortgage Loan pursuant to the related Intercreditor Agreement, to be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation in a manner similar to the manner provided in Section 3.12(d) and (B) following the closing of any Other Securitization that includes a Courtyard by Marriott Non-Trust Pari Passu Companion Loan, any Penalty Charges allocated to such Companion Loan pursuant to the related Intercreditor Agreement, to be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation in a manner similar to the manner provided in Section 3.12(d) (although prior to such Non-Lead Securitization such amounts shall be paid to the Holder of such Note).

(h)           Any conflict between terms of this Section 3.32 and the related Intercreditor Agreement shall be resolved in favor of the related Intercreditor Agreement.

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions. (a) On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Available Funds, including or reduced by, to the extent required by Section 3.05(e) of this Agreement, the Withheld Amounts with respect to the Mortgage Loans, plus any amount withdrawn from the Excess Liquidation Proceeds Account pursuant to Section 3.05(j) of this Agreement) in the case of all Classes of Lower-Tier Regular Interest (other than the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests) (such amount, the “Lower-Tier Distribution Amount”). On each Distribution Date, distributions in respect of principal shall be deemed to have been made on each Class of Lower-Tier Regular Interests (other than the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests) in an amount equal to the amount of principal actually distributed on its respective Corresponding Certificates as provided in Section 4.01(b) of this Agreement. As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Lower-Tier Principal Balance thereof. On each Distribution Date, distributions of interest made in respect of any Class of Regular Certificates (other than the Loan-Specific Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest; provided that each such Lower-Tier Regular Interest shall be deemed to have received distributions in respect of interest in an amount equal to the Interest Accrual Amount and Class Interest Shortfalls in respect of the Class X-A Strip Rate, Class X-B, Class X-C Strip Rate or Class X-D Strip Rate of its Corresponding Component, in each case to the extent actually distributed thereon as provided in Section 4.01(b) of this Agreement.

All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) or 4.01A(a) of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement to this Agreement; provided, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in this Section 4.01(a) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Lower-Tier Regular Interest corresponding to such Class of Certificates.

On each Distribution Date, the Certificate Administrator shall apply amounts related to each Prepayment Premium and Yield Maintenance Charge then on deposit in the Lower-Tier Distribution Account and received during or prior to the related Collection Period to the Lower-Tier Regular Interests (other than the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests) in proportion to the amount of principal deemed distributed to each Class of Lower-Tier Regular Interests (other than the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests) on such Distribution Date pursuant to this Section 4.01(a).

The Certificate Administrator shall be deemed to deposit the Lower-Tier Distribution Amount, the amount of any Prepayment Premiums and any Yield Maintenance Charges distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a) into the Upper-Tier Distribution Account. Any amount in respect of the Mortgage Pool that remains in the Lower-Tier Distribution Account on each Distribution Date after the deemed distribution described in the preceding sentence shall be distributed to the Holders of the Class LR Certificates.

(b)           On each Distribution Date occurring prior to the Crossover Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amount of Available Funds deposited in the Upper-Tier Distribution Account in respect of such Distribution Date pursuant to Section 4.01(a) of this Agreement and distribute such amount to the Holders of the Regular Certificates (excluding the Loan-Specific Certificates) in the amounts and in the order of priority set forth below:

(i)            First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate Interest Accrual Amount for those Classes;

(ii)           Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

(iii)          Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(A)           first, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such

Distribution Date, until the Certificate Balance of such Class is reduced to the Class A-SB Planned Principal Balance;

(B)           second, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to (A) above in this clause (b)(iii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(C)           third, to the Class A-2 Certificates, in reduction of Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to (A) and (B) above in this clause (b)(iii)) for such Distribution Date, until the aggregate Certificate Balance of such Class is reduced to zero;

(D)           fourth, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to (A), (B) and (C) above in this clause (b)(iii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(E)            fifth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to (A), (B), (C) and (D) above in this clause (b)(iii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(F)           sixth, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB Certificates pursuant to (A), (B), (C), (D), (E) and (F) above in this clause (b)(iii)) for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(iv)          Fourth, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to those Classes of Certificates;

(v)          Fifth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(vi)         Sixth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(vii)           Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(viii)         Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(ix)              Ninth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(x)          Tenth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xi)           Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xii)          Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(xiii)         Thirteenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(xiv)         Fourteenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xv)          Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xvi)       Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(xvii)        Seventeenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(xviii)     Eighteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xix)       Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xx)       Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(xxi)       Twenty-first, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(xxii)      Twenty-second, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xxiii)     Twenty-third, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxiv)      Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(xxv)       Twenty-fifth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(xxvi)      Twenty-sixth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xxvii)     Twenty-seventh, to the Class F Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxviii)    Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

(xxix)       Twenty-ninth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

(xxx)        Thirtieth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xxxi)       Thirty-first, to the Class G Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xxxii)      Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

(xxxiii)     Thirty-third, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class of Certificates is reduced to zero.

On the first Distribution Date only, the Certificate Administrator shall withdraw $100 from the Upper-Tier Distribution Account and distribute $100 to the Class X-C Certificates. Such distribution will be deemed a payment in reduction of principal on the principal balance of the Class X-C Certificates for federal income tax purposes.

(c)           On each Distribution Date, following the distribution from the Lower-Tier Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) of this Agreement, the Certificate Administrator shall make distributions of any Prepayment Premiums and Yield Maintenance Charges received in the related Collection Period (other than in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans) from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(f) of this Agreement, as follows:

to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates in an amount equal to, in the case of each such Class, the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such Principal Prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period (other than in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans) remaining after such distributions described in the preceding paragraphs (the “IO Group YM Distribution Amount”) shall be allocated and distributed in the following manner:

(i)            to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(ii)           to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(iii)          to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(iv)         to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B and Class X-C Certificates described in (i), (ii) and (iii) above.

(d)           On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Excess Liquidation Proceeds Account (or sub-account thereof) and shall distribute such amounts in the following manner:

(i)            (A) from amounts in the Excess Liquidation Proceeds Account allocable to a Mortgage Loan (other than a Mortgage Loan related to a Serviced Loan Combination), to reimburse the Holders of the Regular Certificates (other than any Class of Class X Certificates and Loan-Specific Certificates), up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date; and (B) from amounts in the Excess Liquidation Proceeds Account allocable to the Serviced Loan Combinations, first, in accordance with the terms of the related Intercreditor Agreement, and then, to the extent allocated to the related Mortgage Loan, pursuant to the terms of such Intercreditor Agreement, to reimburse the Holders of the Regular Certificates (other than any Class of Class X Certificates and Loan-Specific Certificates), up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date; and

(ii)           any amounts remaining in the Excess Liquidation Proceeds Account after such distributions on any Distribution Date that (A) are allocable to the Mortgage Loans, shall be held and maintained in such account and applied to offset future Realized Losses and Additional Trust Fund Expenses from time to time; and (B) are allocable to the Serviced Companion Loans, shall be remitted within one Business Day after each such Distribution Date by the Certificate Administrator to the Master Servicer (which shall remit to the Serviced Companion Loan Noteholders in accordance with Section 3.05(i)). On any Distribution Date, amounts held in the Excess Liquidation Proceeds Account (other than amounts allocable to any related Serviced Companion Loan pursuant to the terms of any related Intercreditor Agreement) that exceed amounts reasonably required, as determined by the Certificate Administrator, to offset future Realized Losses and Additional Trust Fund Expenses shall be distributed to the Holders of the Class LR Certificates and upon termination of the Trust Fund, any amounts remaining in the Excess Liquidation Proceeds Account (other than amounts allocable to any related Serviced Companion Loan pursuant to the terms of any related Intercreditor Agreement) shall be distributed by the Certificate Administrator to the Class LR Certificates. Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and (ii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto in the same manner as provided in Section 4.01(a) of this Agreement. Amounts paid from the Excess Liquidation Proceeds Account will not reduce the Certificate Balances of any Class of Regular Certificates receiving such distributions.

(e)           On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01(b), the Certificate Administrator shall calculate the amount, if any, of Realized Losses. Any allocation of Realized Losses to any Class of Sequential Pay Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Realized Losses so allocated to any Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Classes of Sequential Pay Certificates that previously were allocated Realized Losses, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, and then, to the remainder of the Sequential Pay Certificates in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class of Certificates. If the Certificate Balance of any Class of Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates shall be decreased by such amount.

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class of Certificates with respect to such date. Any such write-offs will be applied to the Classes of Sequential Pay Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-M Certificates; and finally, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed on the Classes of Sequential Pay Certificates as a recovery of Realized Losses previously allocable to such Classes of Sequential Pay Certificates in reverse order of allocation of Realized Losses thereto in accordance with Section 4.01(b) of this Agreement. Additional Trust Fund Expenses and shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the Mortgage Rate or a forgiveness of principal of a Mortgage Loan, or otherwise, shall be treated as and allocated in the same manner as Realized Losses.

With respect to any Distribution Date, any Realized Losses allocated pursuant to this Section 4.01(e) of this Agreement with respect to such Distribution Date shall reduce the Lower-Tier Principal Balances of the Lower-Tier Regular Interests as a write-off and shall be allocated among the Lower-Tier Regular Interests in the same priority as the Class of Corresponding Certificates.

(f)           All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

(g)          Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

(A)          the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(B)           if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, that the Class R and Class LR Certificates shall remain outstanding until no other Class of Certificates or Lower-Tier Regular Interests are outstanding.

Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) subject to applicable state laws regarding escheatment, the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Holder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

(h)           Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls shall be allocated to, and Master Servicer Prepayment Interest Shortfall Amounts shall be deemed distributed to, each Class of Regular Certificates and correspondingly to the respective Class of Corresponding Lower-Tier Regular Interests, pro rata, based upon the Interest Accrual Amount distributable to each such Class of Certificates prior to reduction by such Excess Prepayment Interest Shortfalls. Master Servicer Prepayment Interest Shortfall Amounts shall be deposited by the Master Servicer into the Collection Account on or prior to the Servicer Remittance Date.

(i)            On the final Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Mortgage Loan Sellers, any Loss of Value Payments relating to the Mortgage Loans that it is servicing and that were transferred from the Loss of Value Reserve Fund to the Collection

Account on the immediately preceding Servicer Remittance Date in accordance with Section 3.06(e)(A)(v) of this Agreement.

(j)            [Reserved].

(k)           On each Distribution date, any Excess Interest received with respect to each ARD Loan during the related Collection Period shall be distributed to the Holders of the Class V Certificates from the Class V Distribution Account established pursuant to Section 3.05(l). Any Excess Interest remaining in the Class V Distribution Account on the final Distribution Date shall be distributed to the Holders of the Class V Certificates.

Section 4.01A       Distributions on the Loan-Specific Certificates.

(a)           On each Distribution Date, the Certificate Administrator shall withdraw from the Courtyard Rakes Collection Sub-Account the amount of Courtyard by Marriott Available Funds deposited in such account in respect of such Distribution Date and in respect of the Courtyard by Marriot Non-Pooled Trust Companion Loans pursuant Section 3.05(h) of this Agreement, and deposit such amounts in the Courtyard by Marriott Distribution Account in respect of the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests. On each Distribution Date, distributions in respect of principal shall be deemed to have been made on the Class LCM-A, Class LCM-B, Class LCM-C, Class LCM-D and Class LCM-E Interests in an amount equal to the amount of principal actually distributed on the respective Class of Corresponding Certificates, and distributions of interest made in respect of any Class of Loan-Specific Certificates shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest; provided that the Class LCM-A Interest shall be deemed to have received distributions in respect of interest in an amount equal to the Interest Distribution Accrual Amount and Class Interest Shortfalls in respect of the Class CM-X Strip Rate of the Class CM-A Certificates, in each case, to the extent actually distributed thereon. On each Distribution Date, the Certificate Administrator shall withdraw from the Courtyard by Marriott Distribution Account the amount of Courtyard by Marriott Available Funds deposited in the Courtyard by Marriott Distribution Account in respect of such Distribution Date and distribute such amount to the Holders of the Loan-Specific Certificates in the amounts and in the order of priority set forth below:

(i)             first, to the Class CM-A, Class CM-X-CP and Class CM-X-EXT Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount of such Classes;

(ii)           second, to the Class CM-A, Class CM-X-CP and Class CM-X-EXT Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

(iii)          third, to the Class CM-A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Courtyard by Marriott Principal Distribution Amount, until the Certificate Balance of such Class is reduced to zero;

(iv)          fourth, to the Class CM-A Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Courtyard by Marriott Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Courtyard by Marriott Realized Losses previously allocated to such Class;

(v)           fifth, to the Class CM-B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

(vi)         sixth, to the Class CM-B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(vii)        seventh, to the Class CM-B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Courtyard by Marriott Principal Distribution Amount less amounts of Courtyard by Marriott Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(viii)       eighth, to the Class CM-B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Courtyard by Marriott Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Courtyard by Marriott Realized Losses previously allocated to such Class;

(ix)          ninth, to the Class CM-C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

(x)           tenth, to the Class CM-C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xi)          eleventh, to the Class CM-C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Courtyard by Marriott Principal Distribution Amount less amounts of Courtyard by Marriott Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xii)         twelfth, to the Class CM-C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Courtyard by Marriott Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Courtyard by Marriott Realized Losses previously allocated to such Class;

(xiii)        thirteenth, to the Class CM-D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

(xiv)         fourteenth, to the Class CM-D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xv)         fifteenth, to the Class CM-D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Courtyard by Marriott Principal Distribution Amount less amounts of Courtyard by Marriott Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xvi)        sixteenth, to the Class CM-D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Courtyard by Marriott Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Courtyard by Marriott Realized Losses previously allocated to such Class;

(xvii)       seventeenth, to the Class CM-E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

(xviii)      eighteenth, to the Class CM-E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

(xix)        nineteenth, to the Class CM-E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Courtyard by Marriott Principal Distribution

Amount less amounts of Courtyard by Marriott Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xx)          twentieth, to the Class CM-E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Courtyard by Marriott Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Courtyard by Marriott Realized Losses previously allocated to such Class; and

(xxi)         twenty-first, to the Class R and Class LR Certificates.

(b)           On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans during the related Collection Period will be required to be distributed by the Certificate Administrator in the following manner: first, to the holders of the Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates, in an amount equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Loan-Specific Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment on such Class of Loan-Specific Certificates; and (c) the aggregate amount of the Prepayment Premiums and Yield Maintenance Charges collected on such principal prepayment during the related Collection Period; and second, to the Class CM-X-CP Certificates.

(c)           On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01(b), the Certificate Administrator shall calculate the amount, if any, of Courtyard by Marriott Realized Losses. Any allocation of Courtyard by Marriott Realized Losses to any Class of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Courtyard by Marriott Realized Losses so allocated to any Class of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Courtyard by Marriott Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Courtyard by Marriott Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Courtyard by Marriot Non-Pooled Trust Companion Loans and previously resulted in a reduction of the Courtyard by Marriott Principal Distribution Amount are subsequently recovered on the related Courtyard by Marriott Non-Pooled Trust Companion Loan, the amount of such recovery will be added to the Certificate Balance of the Classes of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) that previously were allocated Courtyard by Marriott Realized Losses, pro rata, in sequential order, in each case up to the amount of the unreimbursed Courtyard by Marriott Realized Losses allocated to such Class of Certificates. If the Certificate Balance of any Class of Loan-Specific Certificates is so increased, the amount of unreimbursed Courtyard by Marriott Realized Losses of such Class of Certificates shall be decreased by such amount.

The Certificate Balances of each Class of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Courtyard by Marriott Realized Losses allocated to such Class of Certificates with respect to such date. Any such write-offs will be applied to the Classes of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class CM-E Certificates; second, to the Class CM-D Certificates; third, to the Class CM-C Certificates; fourth, to the Class CM-B Certificates; and finally, to the Class CM-A Certificates. Any amounts recovered in respect of amounts previously written off as Courtyard by Marriott Realized Losses shall be distributed on the Classes of Loan-Specific Certificates (other than Class CM-X-CP and Class CM-X-EXT Certificates) as a recovery of Courtyard by Marriott Realized Losses previously allocable to such Classes of Loan-Specific Certificates in reverse order of allocation of Courtyard by Marriott Realized Losses thereto in accordance with Section 4.01(b) of this Agreement. Shortfalls in Courtyard by Marriott Available Funds due to extraordinary expenses of the Trust Fund to the extent paid out of funds in the Courtyard Rakes Collection Sub-Account (including indemnification expenses), a reduction in the Mortgage Rate on a Courtyard by Marriott Non-Pooled Trust Companion Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the Mortgage Rate or a forgiveness of principal of the Courtyard by Marriott Non-Pooled Trust Companion Loans, or otherwise, shall be treated as and allocated in the same manner as Courtyard by Marriott Realized Losses.

With respect to any Distribution Date, any Courtyard by Marriott Realized Losses allocated pursuant to this Section 4.01A(c) of this Agreement with respect to such Distribution Date shall reduce the Lower-Tier Principal Balances of the Lower-Tier Regular Interests as a write-off and shall be allocated among the Lower-Tier Regular Interests in the same priority as the Class of Corresponding Certificates.

(d)           All amounts distributable to a Class of Loan-Specific Certificates pursuant to this Section 4.01A on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Class of Loan-Specific Certificates shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

(e)           Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Loan-Specific Certificates is expected to be made, mail to each Holder of such Class of Loan-Specific Certificates on such date a notice to the effect that:

(A)          the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Loan-Specific Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(B)           if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, that the Class R and Class LR Certificates shall remain outstanding until no other Class of Certificates or Lower-Tier Regular Interests are outstanding.

Any funds not distributed to any Holder or Holders of such Classes of Loan-Specific Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Class of Loan Specific Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Holder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

(f)            Shortfalls in Courtyard by Marriott Available Funds resulting from Excess Prepayment Interest Shortfalls shall be allocated to, and Master Servicer Prepayment Interest Shortfall Amounts shall be deemed distributed to, each Class of Loan-Specific Certificates in the following order: first, to the Class CM-E Certificates; second, to the Class CM-D Certificates; third, to the Class CM-C Certificates; fourth, to the Class CM-B Certificates; and finally, to the

Class CM-A, Class CM-X-CP and Class CM-X-EXT Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (with giving effect to any such allocation of Excess Prepayment Interest Shortfalls). Master Servicer Prepayment Interest Shortfall Amounts relating to the Courtyard by Marriot Loan Combination shall be deposited by the Master Servicer into the related Loan-Specific Collection Account on or prior to the Servicer Remittance Date.

(g)           On the final Servicer Remittance Date, the Master Servicer shall withdraw from the Loan-Specific Collection Account for the Courtyard by Marriot Loan Combination and deliver to the GACC Mortgage Loan Seller, any Loss of Value Payments relating to the Courtyard by Marriot Pooled Mortgage Loan or Courtyard by Marriot Non-Pooled Trust Companion Loans that were transferred from the Loss of Value Reserve Fund to such Loan-Specific Collection Account on the immediately preceding Servicer Remittance Date in accordance with Section 3.06(e)(B)(v) of this Agreement.

Section 4.02     Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others. (a) On each Distribution Date, the Certificate Administrator shall make available to the general public on the Certificate Administrator’s Website a statement (substantially in the form set forth as Exhibit K to this Agreement and based on the information set forth in (i) the CREFC® Investor Reporting Package (CREFC® IRP) prepared by the Master Servicer (other than the CREFC® Special Servicer Loan File) and the other reports prepared by the Master Servicer and Special Servicer relating to such Distribution Date, including the CREFC® Special Servicer Loan File, upon which information the Certificate Administrator may conclusively rely, in accordance with CREFC® guidelines and (ii) the CREFC® Reconciliation of Funds Template prepared by the Certificate Administrator) as to distributions made on such Distribution Date (each, a “Distribution Date Statement”) setting forth (with respect to each Class of Certificates) the following information:

(i)            the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(ii)           the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(iii)          the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class V Certificates and the Residual Certificates) allocable to (A) the Interest Accrual Amount and/or (B) Class Interest Shortfalls;

(iv)          the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(v)          the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, CREFC®, the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(vi)          the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(vii)        the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(viii)       the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Loans that are not delinquent, or (E) current, but not Specially Serviced Loans, as to which foreclosure proceedings have been commenced, but not REO Property (and the information described in Item 1100(b)(5) of Regulation AB to the extent material);

(ix)          (i) the Available Funds and the Courtyard by Marriott Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(x)           the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(xi)          the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(xii)         the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date and the next succeeding Distribution Date;

(xiii)        the Principal Distribution Amount for the Distribution Date;

(xiv)        the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V Certificates or the Residual Certificates), immediately before and immediately after such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class as a result of the allocation of any Realized Loss and/or Additional Trust Fund Expenses on such Distribution Date;

(xv)        the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(xvi)        the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(xvii)       the number and related Stated Principal Balance of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(xviii)      the amount of any remaining unpaid Class Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(xix)        a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period;

(xx)         a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date;

(xxi)        the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses or Courtyard by Marriott Realized Losses;

(xxii)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds or the Courtyard by Marriott Available Funds for such Distribution Date;

(xxiii)      the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(xxiv)      the then-current credit support levels for each Class of Sequential Pay Certificates;

(xxv)       the original and then-current ratings of each Class of Certificates (other than the Class R or Class LR Certificates);

(xxvi)      with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(xxvii)     with respect to any REO Property included in the Trust Fund at the close of business on the related Determination Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation;

(xxviii)    with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B)(1) in the case of any Mortgage Loan other than the Courtyard by Marriott Pooled Mortgage Loan, the Realized Loss attributable to the related Mortgage Loan and (2) in the case of the Courtyard by Marriott Pooled Mortgage Loan, the Courtyard by Marriott Realized Losses, (C) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(xxix)      the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(xxx)      material breaches of Mortgage Loan representations and warranties or any covenants under this Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received or delivered written notice;

(xxxi)      the identity of the Operating Advisor;

(xxxii)     the amount of Realized Losses, Courtyard by Marriott Realized Losses, Additional Trust Fund Expenses and Class Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(xxxiii)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(xxxiv)    the identity of the Controlling Class;

(xxxv)     the identity of the Controlling Class Representative; and

(xxxvi)    such other information as contemplated by Exhibit K to this Agreement.

In the case of information furnished pursuant to sub-clauses (ii), (iii), (vi), (vi), (vi), (vi) and (xix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

To the extent applicable, the Distribution Date Statement will also include information described in clauses (i) through (xxxvi) above with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans and the Loan-Specific Certificates.

If and for so long as the Trust is subject to the reporting requirements of the Exchange Act, no Distribution Date Statement that is part of any SEC filing shall include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any Class of Certificates.

On each Distribution Date, the Certificate Administrator shall make available to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish, upon request, to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

On each Distribution Date, the Certificate Administrator shall deliver the related Distribution Date Statement to the Depositor in electronic format to dbinvestor@list.db.com (or to such other address as the Depositor shall specify by written notice to the Certificate Administrator).

(b)           The Certificate Administrator shall make available via the Certificate Administrator’s Website, to any Privileged Person (provided that the Prospectus, the Distribution Date Statements and the SEC filings will be made available to the general public, and provided further that any Privileged Person that is a Borrower, a Manager of a Mortgaged Property, an Affiliate of the foregoing or an agent of any Borrower shall only be entitled to access documents made available to the general public) the following items, in each case to the extent received by the Certificate Administrator:

(i)            the following “deal documents”:

(A)            the Prospectus and the Private Placement Memorandum;

(B)         this Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)            the CREFC® Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)           the following “SEC filings”:

(A)        any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system (to the extent prepared by the Certificate Administrator and within one Business Day of filing);

(iii)          the following “periodic reports”:

(A)         the Distribution Date Statements;

(B)         the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (CREFC® IRP)” (other than the CREFC® Loan Setup File), to the extent it has received or prepared such report or file; and

(C)          all Operating Advisor Annual Reports.

(iv)         the following “additional documents”:

(A)          the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format; and

(B)          any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format;

(v)          the following “special notices”:

(A)          all Special Notices;

(B)          notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C)          notice of final payment on the Certificates;

(D)          all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

(E)        notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

(F)          any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(G)          any notice of the termination of the Trust;

(H)          any notice of the occurrence and continuance of a Control Termination Event;

(I)           any notice of the occurrence and continuance of a Consultation Termination Event;

(J)           all of the annual compliance statements and annual assessments as to compliance delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.11 and Section 10.12 of this Agreement; and

(K)          all of the annual independent public accountants’ servicing reports caused to be delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.13 of this Agreement;

(vi)        the Investor Q&A Forum; and

(vii)       solely to Certificateholders and Beneficial Owners, the Investor Registry.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. In connection with providing access to the Certificate Administrator’s Internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith.

The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

(c)           The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and Beneficial Owners may (A) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (B) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(c), the Trust Mortgage Loans or the Mortgaged Properties (other than a Non-Serviced Mortgage Loan or related Mortgaged Properties) and (C) submit questions to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Reports (collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the Special Servicer or the Operating Advisor, the Certificate Administrator shall forward the Inquiry to the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (and in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the Other Pooling and Servicing Agreement) in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry, the Certificate Administrator, the Master Servicer, the Special Servicer (other than with respect to the Non-Serviced Mortgage Loans or related Mortgaged Properties) or the Operating Advisor, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, Special Servicer or the Operating Advisor shall be sent by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Investor Q&A Forum. If the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Loan Documents, (iv) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or (vi) answering any Inquiry is otherwise not advisable for any reason, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Operating Advisor, shall promptly notify the Certificate Administrator, and the Certificate Administrator shall not post such Inquiry on the Investor Q&A Forum. In addition, no party shall post or otherwise disclose information known to such party to be Privileged Information as part of its response to any Inquiry. The Certificate Administrator shall notify the Person who submitted such Inquiry if the Inquiry will not be answered. The Certificate Administrator shall not be required to post to the Investor Q&A Forum any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications between the Certificate Administrator or other Person which are not submitted via the Investor Q&A Forum. In addition, no party is permitted to post or otherwise disclose direct communication with the Directing Holder as part of its response to any questions.

(d)           The Certificate Administrator shall make available to any Certificateholder and Beneficial Owner, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain contact information with respect to any other Certificateholder or Beneficial Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(e)           The Master Servicer may at its sole cost and expense, but is not required to, make any of the reports or files it delivers pursuant to this Agreement available on the Master Servicer’s Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, provided that any such Certificateholder or prospective Certificateholder, as the case may be, has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom. The Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Master Servicer is required or permitted to provide to any Borrower with respect to such Borrower’s Mortgage Loan or Serviced Loan Combination to the extent such action does not conflict with the terms of this Agreement, the terms of the related Loan Documents or applicable law. If the Master Servicer is required to deliver any statement, report or other information under any provision of this Agreement, then, the Master Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on its website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x) or (y) or, upon request, clause (z).

(f)           Subject to Section 3.13, the Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be reasonably necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate

Administrator. Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 of this Agreement and preparing the statements to Certificateholders required by Section 4.02(a) of this Agreement.

(g)           As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Certificate Administrator shall provide the requesting Certificateholder with such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(h)           The Certificate Administrator shall make available at its offices, during normal business hours, upon not less than two Business Days prior notice, for review by any Privileged Person and any Serviced Companion Loan Noteholder that is a Privileged Person (solely with respect to items (ii) and (iii), to the extent such information relates to the related Serviced Companion Loan), originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Loan Documents):

(i)           any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(f) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ii)          the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, received from the Master Servicer or the Special Servicer in respect to each Mortgaged Property;

(iii)         the Mortgage File, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(iv)           any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to such information, which may be in the form of a “click-through” confirmation. Copies of any and all of the foregoing items will be available from the Certificate Administrator upon request. The Certificate Administrator will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Certificate Administrator’s obligation under this Section 4.02(h) to make available any document is subject to the Certificate Administrator’s receipt of such document.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

(i)            The Depositor hereby authorizes the Certificate Administrator to make available to any Financial Market Publisher or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification substantially in the form of Exhibit L-2 to this Agreement, all the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 4.02 to Privileged Persons.

Section 4.03     Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders and other payees of interest, original issue discount or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for any such withholding. If the Paying Agent or its agent withholds any amount from interest, original issue discount payments or other amounts or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Person. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04     REMIC Compliance. (a) The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

(i)            make or cause to be made an election, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;

(ii)           prepare and timely file, or cause to be prepared and timely filed, and cause the Trustee to sign (and the Trustee shall sign), all required Tax Returns for the Lower-Tier REMIC and the Upper-Tier REMIC, using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

(iii)          prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions;

(iv)          if the filing or distribution of any documents of a tax administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

(v)           within 30 days of the Closing Date, obtain a taxpayer identification number for each of the Lower-Tier REMIC and the Upper-Tier REMIC on IRS Form SS-4 and (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Certificate Administrator and necessary to make such filing); and

(vi)          maintain such records relating to the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC, and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters person of the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder shall hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Certificate Administrator shall act as attorney-in-fact and agent for the tax matters person of the Lower-Tier REMIC and the Upper-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Certificate Administrator’s appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Certificate Administrator has actual knowledge that such action or omission (as the case may be) would cause the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on the Lower-Tier REMIC or the Upper-Tier REMIC (other than a tax on income expressly permitted to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor, the Trustee, the Master Servicer or the Special Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the first paragraph of this Section 4.04(a) or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) exercise reasonable care not to allow the occurrence of any “prohibited transactions” within the meaning of Section 860F(a) of the Code, unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Lower-Tier REMIC or the Upper-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Master Servicer, the Special Servicer, the Trustee or the Depositor shall be (i) permitted to take any action that the Certificate Administrator would not be permitted to take pursuant to the preceding two sentences or (ii) responsible or liable (except in connection with taking any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Trustee, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Trustee’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

The Certificate Administrator shall be responsible for the preparation of IRS Form W-9, if requested. The Trustee shall be entitled to rely on any information contained therein and is hereby directed to execute such IRS Form W-9; provided, that the Certificate Administrator shall be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by applicable Treasury Regulations.

(b)           The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Sole Certificateholder, the Master Servicer, the Special Servicer and the Certificateholder owning a majority of the Percentage Interests in the Controlling Class will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the terms of the related Mortgage Loan Purchase Agreement.

Section 4.05     Imposition of Tax on the Trust Fund. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Section 860G(d) of the Code or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related Serviced REO Property in determining Net REO Proceeds with respect to the Serviced REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the REO Account (and, in the case of any Serviced Loan Combination, from amounts in the Serviced Loan Combination REO Account) allocable to the Mortgage Loans and transfer to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, which the Certificate Administrator shall maintain in a separate, non-interest-bearing account, and the Certificate Administrator shall send to the Special Servicer for deposit in the REO Account (or, if applicable, the Serviced Loan Combination REO Account) the excess determined by the Certificate Administrator from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(xii) or, in the case of any Serviced Loan Combination, in Section 3.06(b)(xiii), and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund or in the case of a Serviced Loan Combination with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balances)) any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Mortgage Loans from any “prohibited transaction” under Section 860F(a) of the Code or (ii) the amount of any contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, or the Trustee as Holder of the Lower-Tier Regular Interests, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Master Servicer, the Special Servicer, the Certificate Administrator, nor the Trustee shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the negligence or willful misconduct of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under

Section 6.03 of this Agreement, in the case of the Master Servicer, Section 4.04 of this Agreement, in the case of the Trustee or Section 4.04 of this Agreement, in the case of the Certificate Administrator in accordance with the standard of liability set forth in those sections. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Trustee’s or the Certificate Administrator’s breaches, acts or omissions, the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer or the Special Servicer and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer or the Special Servicer.

Section 4.06     Remittances. (a) On the Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer with respect to the Mortgage Loans that it is servicing shall:

(i)            remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to Prepayment Premiums and Yield Maintenance Charges, and, for deposit in accordance with Section 3.05(j) of this Agreement, Excess Liquidation Proceeds, in each case received by the Master Servicer in its Collection Period preceding such Distribution Date;

(ii)           remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Available Funds in the Collection Account for such Distribution Date;

(iii)        remit to the Certificate Administrator for deposit in the Class V Distribution Account an amount equal to the Excess Interest for the benefit of the Class V Certificateholders received by the Master Servicer in the Collection Period preceding such Distribution Date; and

(iv)           remit to CREFC® the CREFC® License Fee.

(b)          On the Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans shall:

(i)          remit to the Certificate Administrator for deposit in the Courtyard by Marriott Distribution Account an amount equal to Prepayment Premiums and Yield Maintenance Charges received with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans;

(ii)          remit to the Certificate Administrator for deposit in the Courtyard by Marriott Distribution Account an amount equal to the Courtyard by Marriott Available Funds in the Courtyard Rakes Collection Sub-Account for such Distribution Date; and

(iii)         remit to CREFC® the CREFC® License Fee with respect to the Courtyard by Marriott Non-Pooled Trust Companion Loans and the related Loan-Specific Certificates.

Section 4.07     P&I Advances. (a) On or before 3:00 p.m. (New York City time) on each Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans and the Courtyard by Marriott Non-Pooled Trust Companion Loan either (i) remit to the Certificate Administrator for deposit (A) into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans with respect to the related Distribution Date and (B) into the Courtyard by Marriot Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans with respect to the related Distribution Date, (ii) apply amounts held in the Collection Account or the applicable Serviced Loan Combination Collection Account (or Courtyard Rakes Collection Sub-Account) for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided, that such amounts in the applicable Serviced Loan Combination Collection Account shall only be applied up to the related Mortgage Loan’s or the Courtyard by Marriott Non-Pooled Trust Companion Loans’ pro rata share of the amounts held therein on such date, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer, except that the portion of such P&I Advance equal to the CREFC® License Fee for each such Trust Mortgage Loan shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC®. Any amounts held in the Collection Account or any Serviced Loan Combination Collection Account (or Courtyard Rakes Collection Sub-Account), as applicable, for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account or the applicable Serviced Loan Combination Collection Account (or Courtyard Rakes Collection Sub-Account), as applicable, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through either (x) the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made or (y) the deposit of Monthly Payments collected prior to the expiration of any applicable grace period that ends after the P&I Advance Determination Date in respect of which such P&I Advances were made). The Master Servicer shall notify the Trustee and the Certificate Administrator of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date. If the Master Servicer fails to make a required P&I Advance by 3:00 p.m. (New York City time) on any Servicer Remittance Date, then the Trustee shall make such P&I Advance pursuant to Section 7.06 of this Agreement by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Master Servicer shall have cured such failure (and shall have provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. Neither the Master Servicer nor the Trustee shall make principal or interest advances with respect to any delinquent payment amounts due on any Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust Companion Loans). If the Master Servicer or the Trustee makes a P&I Advance with respect to any Trust Mortgage Loan that is part of a Loan Combination with a related Serviced Companion Loan or Non-Serviced Companion Loan, then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such P&I Advance with respect to such Mortgage Loan within two (2) Business Days of making such P&I Advance.

(b)           Subject to Section 4.07(c) and 4.07(d) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments with respect to the Trust Mortgage Loans (in each case, net of related Servicing Fees, in the case of any Non-Serviced Mortgage Loan, and net of the servicing fee rate pursuant to the applicable Other Pooling and Servicing Agreement) other than Balloon Payments, that were due during the related Collection Period and delinquent (or unpaid, pending the expiration of any applicable grace period with respect to any Trust Mortgage

Loan having a grace period extending past the P&I Advance Determination Date) as of the close of business on the P&I Advance Determination Date (or not advanced by the Master Servicer or any sub-servicer on behalf of the Master Servicer) with respect to the Trust Mortgage Loans that it is servicing and (ii) with respect to each Trust Mortgage Loan that the Master Servicer is servicing and as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent (including any applicable grace period) as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances, with respect to the Trust Mortgage Loans that it is servicing, is mandatory, and with respect to any applicable Trust Mortgage Loan or REO Loan, shall continue until the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed. The Monthly Payment or Assumed Scheduled Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.26 of this Agreement or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers. Neither the Master Servicer nor the Trustee shall make any P&I Advances in respect of any Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust Companion Loans for which P&I Advances will be required in the manner described above subject to a recoverability determination, which may include consideration of the subordinate nature of any non-pooled trust companion loan).

(c)           Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, the Master Servicer shall not make any P&I Advance to the extent that it has received written notice that the Special Servicer has determined (if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed, (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances. None of the Master Servicer or Trustee shall make any P&I Advances with respect to delinquent amounts due on any Companion Loan (other than the Courtyard by Marriott Non-Pooled Trust Companion Loans). If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related Intercreditor Agreement).

Any such determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as applicable, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, the Trustee and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such determination, together with a certificate of a Servicing Officer and the supporting information described above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a P&I Advance is a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the

Special Servicer) may obtain, at the expense of the Trust Fund (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on and shall be bound by any determination by the Master Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable P&I Advance and (ii) the Master Servicer shall rely conclusively on and be bound by any determination of the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination that an advance constitutes, or would constitute, a Nonrecoverable Advance). The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable P&I Advance shall use its reasonable judgment. The Special Servicer shall promptly furnish the Master Servicer and the Trustee with any information in its possession regarding the Specially Serviced Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, in making any recoverability determination respecting a P&I Advance in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans, shall look solely to the proceeds available in respect of the Courtyard by Marriott Non-Pooled Trust Companion Loans and shall be entitled to take into account the subordinate nature of the Courtyard by Marriott Non-Pooled Trust Subordinate Companion Loan.

(d)           In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(a) of this Agreement, any Serviced Loan Combination Collection Account pursuant to Section 3.06(b) of this Agreement or the Courtyard Rakes Collection Sub-Account pursuant to Section 3.06(f) of this Agreement, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property) out of any amounts then on deposit in the Collection Account or the applicable Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account (subject to the provisions of Section 3.06), interest at the Advance Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement with respect to the Mortgage Loan that the Master Servicer is servicing. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the applicable Serviced Loan Combination Collection Account or the Courtyard Rakes Collection Sub-Account with respect to the Trust Mortgage Loan that the Master Servicer is servicing.

Notwithstanding anything to the contrary contained in Section 4.06 of this Agreement, (i) neither the Master Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges or Penalty Charges and (ii) if the Master Servicer receives notice of an Appraisal Reduction Event and the related Appraisal Reduction Amount, the interest portion of any P&I Advance with respect to a Mortgage Loan or Courtyard by Marriott Non-

Pooled Trust Companion Loan (other than a Non-Serviced Mortgage Loan) as to which there has been an Appraisal Reduction Amount will be an amount equal to the product of (x) the amount required to be advanced without giving effect to the Appraisal Reduction Amount and (y) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan, as applicable, as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan (or Courtyard by Marriott Non-Pooled Trust Companion Loan) and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Courtyard by Marriott Non-Pooled Trust Companion Loan, as applicable, as of such Determination Date. All P&I Advances for any Mortgage Loans or Courtyard by Marriott Non-Pooled Trust Companion Loans that have been modified shall be calculated on the basis of their terms as modified. With respect to any Non-Serviced Mortgage Loan, if the Master Servicer or the Trustee, as applicable, does not receive notice of an Appraisal Reduction Event and the related Appraisal Reduction Amount from the related Other Servicer, then the Master Servicer or the Trustee, as applicable, shall have no obligation to proportionately reduce the interest portion of any P&I Advance required to be made by the Master Servicer or the Trustee, as applicable. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Trust, shall notify each Other Servicer and each Other Trustee of a Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan has been included in this Trust and (b) upon (i) the existence of an Appraisal Reduction Event and/or (ii) the related calculation of any Appraisal Reduction Amount (or receipt of notice of any such calculation), such Other Servicer shall provide the Master Servicer (who shall promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee with prompt notice of the existence of any such Appraisal Reduction Event and/or any such Appraisal Reduction Amount once calculated. With respect to any Serviced Companion Loan, the Master Servicer and the Trustee shall notify the related Other Servicer and Other Trustee of the existence of an Appraisal Reduction Event and any related Appraisal Reduction Amount. The Master Servicer and the Trustee shall be deemed to have delivered notice of any such Appraisal Reduction Event and any related Appraisal Reduction Amount if the Master Servicer includes such event and/or amount in its monthly servicer statements provided to the other servicer.

The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Monthly Payment(s), as accrued at the related Net Mortgage Pass-Through Rate (or Courtyard by Marriott Net Mortgage Pass-Through Rate, if applicable) from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, if the interest portion(s) of one or more P&I Advances with respect of such Mortgage Loan or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Mortgage Loan or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Mortgage Loan or REO Loan.

(e)           With respect to any Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer and the Trustee will each be permitted to make its determination that the Master Servicer or the Trustee has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made by the Other Servicer (or any master servicer with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any) under the Other Pooling and Servicing Agreement (or any pooling and servicing agreement with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any). If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that a proposed P&I Advance with respect to any Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall provide the Other Servicer (and any master servicer with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any), the Other Special Servicer and Other Trustee with written notice of such determination, promptly and in any event within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from an Other Servicer (or any master servicer with respect to a commercial mortgage securitization holding another Non-Serviced Companion Loan related to such Non-Serviced Mortgage Loan, if any) that it has determined, with respect to the related Non-Serviced Companion Loan, that any proposed advance of principal and/or interest with respect to the related Non-Serviced Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, such determination shall not be binding on the Certificateholders, the Master Servicer or the Trustee; provided that, with respect to each Non-Serviced Loan Combination, each of the Master Servicer and the Trustee shall be entitled to conclusively rely on any such nonrecoverability determination.

If the Master Servicer receives notice from a Rating Agency that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a Non-Serviced Companion Loan related to a Non-Serviced Mortgage Loan, if any.

(f)            With respect to any Serviced Loan Combination that has a Serviced Companion Loan, the Master Servicer will be permitted to make its determination that it has made a P&I Advance on the related Trust Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Trust Mortgage Loan in accordance with Section 4.07(a) independently of any determination made in respect of the related Serviced Companion Loan, by the master servicer under the related Other Pooling and Servicing Agreement. If the Master Servicer or Trustee, as applicable, determines that a proposed P&I Advance with respect to such Serviced

Loan Combination, if made, or any outstanding P&I Advance with respect to any such Trust Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance or if the Master Servicer or Trustee, as applicable, subsequently determines that a proposed Property Advance would be a Nonrecoverable Advance or an outstanding Property Advance is or would be a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, promptly and in any event within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any master servicer under any such Other Pooling and Servicing Agreement that such master servicer has determined, with respect to the related Serviced Companion Loan, that any proposed advance of principal and/or interest with respect to such Serviced Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, such determination shall not be binding on the Certificateholders, the Master Servicer or the Trustee; provided that, with respect to each Non-Serviced Loan Combination, each of the Master Servicer and the Trustee shall be entitled to conclusively rely on any such nonrecoverability determination.

If the applicable Master Servicer receives notice from a Rating Agency that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a Serviced Pari Passu Companion Loan related to any Serviced Loan Combination, if any.

(g)           The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06 of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06 of this Agreement and the Master Servicer and the Special Servicer each hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan and this Agreement.

Section 4.08     Appraisal Reductions. (a) For purposes of (x) determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and (y) determining the Pooled Voting Rights of the Classes of Pooled Certificates for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each Class of Sequential Pay Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class of Certificates is reduced to zero (i.e., first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates and eighth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their Certificate Balances).

For purposes of (x) determining the Courtyard by Marriott Controlling Class (and whether a Courtyard by Marriott Control Termination Event has occurred and is continuing) and (y) determining the Courtyard by Marriott Voting Rights of the Classes of Loan-Specific Certificates for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Courtyard by Marriott Non-Pooled Trust Companion Loans shall be allocated to each class of Loan-Specific Certificates (other than the Class CM-X--CP and Class CM-X-EXT Certificates) in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero..

The Master Servicer shall notify the Certificate Administrator of the amount of any Appraisal Reduction Amount allocated to each Mortgage Loan or Serviced Loan Combination. Based on information in its possession, the Certificate Administrator shall determine from time to time which Class of Certificates is the Controlling Class. Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall notify the Master Servicer, the Special Servicer and the Operating Advisor of such event, including the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from the Depository being an expense of the Trust).

(b)           The Holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”), and use its commercially reasonable efforts to obtain an Appraisal reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination shall not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer shall use reasonable efforts to obtain an Appraisal reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer shall not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph shall be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of any such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted shall direct the Master Servicer to, and the Master Servicer shall, recalculate such Appraisal Reduction Amount based upon such second Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class shall be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The holders of the majority (by Certificate Balance) of any Class of Courtyard by Marriott Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, a “Courtyard by Marriott Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal in the same manner similar to that described in the preceding paragraphs with respect to an Appraised-Out Class.

(c)           An appraisal for any Trust Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

(d)           Notwithstanding the foregoing, within 60 days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of such Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) or applicable Serviced Loan Combinations having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer shall order and use commercially reasonable efforts to obtain an Updated Appraisal or (ii) with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) or applicable Serviced Loan Combinations having a Stated Principal Balance of less than $2,000,000, the Special Servicer, at its option, shall (A) provide a Small Loan Appraisal Estimate within the same time period as an Appraisal would otherwise be required and such Small Loan Appraisal Estimate shall be used in lieu of an Updated Appraisal to calculate the Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combinations; or (B) order and use commercially reasonable efforts to obtain an Updated Appraisal.

(e)           On the first Distribution Date occurring at least two (2) Business Days after the delivery of an Updated Appraisal or completion of a Small Loan Appraisal Estimate, as applicable, the Master Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer. Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Small Loan Appraisal Estimate or Updated Appraisal, as applicable, and any letter updates, as of the date of each such subsequent Small Loan Appraisal Estimate, Updated Appraisal or letter update, as applicable.

Section 4.09     Grantor Trust Reporting. (a) The Certificate Administrator shall maintain adequate books and records to account for the separate entitlements of the Grantor Trust.

(b)           The parties intend that the Grantor Trust shall be treated as a “grantor trust” under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, none of the Depositor, the Master Servicer, the

Special Servicer, the Trustee or the Certificate Administrator shall vary the assets of the Grantor Trust so as to take advantage of market fluctuations or so as to improve the rate of return of the Class V Certificates and shall otherwise comply with Treasury Regulations Section 301.7701-4(c). Within 30 days of the Closing Date, the Certificate Administrator shall obtain a taxpayer identification number for the Grantor Trust on IRS Form SS-4. The Certificate Administrator shall file or cause to be filed with the IRS Form 1041 (or, if the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class V Certificates their allocable share of income and expense with respect to the Class V Specific Grantor Trust Assets and proceeds thereof, as such amounts are received or accrue, as applicable.

(c)           (i) The Grantor Trust will be treated as a WHFIT that is a WHMT. The Certificate Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis. With respect to the Class V Certificates, the Certificate Administrator is hereby directed to assume that DTC is the only “Middleman” as defined by the WHFIT Regulations unless it has actual knowledge to the contrary or the Depositor provides the Certificate Administrator with the identities or other “Middleman” who are Certificateholders. The Certificate Administrator shall not be liable for any tax reporting penalties that may arise under the WHFIT Regulations, and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that such notice is incorrect.

(ii)           The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method. The Certificate Administrator shall make available (via the Certificate Administrator’s Website) WHFIT information to Certificateholders annually. In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(iii)          The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(iv)          To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on the Certificate Administrator’s

Website the CUSIPs for the Certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP. The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

ARTICLE V

THE CERTIFICATES

Section 5.01     The Certificates. (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-SB Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-M Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates, the Class R Certificates, the Class LR Certificates, the Class CM-A Certificates, the Class CM-X-CP Certificates, the Class CM-X-EXT Certificates, the Class CM-B Certificates, the Class CM-C Certificates, the Class CM-D Certificates and the Class CM-E Certificates.

The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class X-C, Class X-D, Class B, Class C, Class D, Class E, Class F, Class G, Class V, Class R, Class LR, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates will be substantially in the forms for such Class of Certificates as set forth next to such Classes in the Table of Exhibits to this Agreement. The Certificates of each Class (other than the Class V, Class R and Class LR Certificates) will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the “Denomination” thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Depository Participant or indirect participating brokerage firm, as applicable, (ii) expressed in terms of Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.
Class	Minimum Denomination	Aggregate Denomination of all Certificates of Class
A-1	$ 10,000	$ 53,800,000
A-2	$ 10,000	$ 168,100,000
A-SB	$ 10,000	$ 85,300,000
A-3	$ 10,000	$ 270,000,000
A-4	$ 10,000	$ 381,594,000
X-A	$ 100,000	$1,059,810,000

Class	Minimum Denomination	Aggregate Denomination of all Certificates of Class
A-M	$ 10,000	$ 101,016,000
B	$ 10,000	$ 92,797,000
C	$ 10,000	$ 61,295,000
D	$ 100,000	$ 58,212,000
X-B	$ 100,000	$ 154,092,000
X-C	$ 100,000	$ 58,212,000
X-D	$ 100,000	$ 27,394,000
E	$ 100,000	$ 27,394,000
F	$ 100,000	$ 29,107,000
G	$ 100,000	$ 41,091,186
CM-A	$ 100,000	$ 33,500,000
X-CM-CP	$ 100,000	$ 33,500,000
CM-X-EXT	$ 100,000	$ 33,500,000
CM-B	$ 100,000	$ 84,500,000
CM-C	$ 100,000	$ 87,381,000
CM-D	$ 100,000	$ 121,483,000
CM-E	$ 100,000	$ 61,636,000

Each Certificate will share ratably in all rights of the related Class.

The Class V, Class R and Class LR Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

(b)           Except insofar as pertains to any Individual Certificate, the Trust Fund, the Certificate Administrator, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, that, for purposes of transmitting communications pursuant to Section 5.05(a) of this Agreement, to the extent that the Depositor has provided the Certificate Administrator with the names of Beneficial Owners (even if such Certificateholders hold their Certificates through the Depository) the Certificate Administrator shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in this Section 5.01 of this Agreement and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Certificate Administrator cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Certificate Administrator shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

(c)           Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

(d)           The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

(e)           If (i) the Depository advises the Certificate Administrator in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects in writing to the Certificate Administrator and to the Depository to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates, the Certificate Administrator shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Certificate Administrator of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Administrator shall issue the Individual Certificates. Neither the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

(f)           If the Trustee, its agents, the Certificate Administrator, its agents or the Master Servicer or Special Servicer have instituted or have been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer have been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer may in their sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Certificate Administrator or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Certificate Administrator or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

(g)           If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Certificate Administrator shall make available to each Holder and Beneficial Owner of a Class of Certificates, upon request of such a Holder, information, to the extent such information is in its possession, substantially equivalent in scope to the information currently filed by the Certificate Administrator with the Commission pursuant to the Exchange Act, plus additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

For so long as the Class V, Class R or Class LR Certificates remain outstanding, none of the Depositor, the Trustee or the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

(h)           Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Certificate Administrator or the Authenticating Agent and delivered to, or at the order of, the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Certificate Administrator or Authenticating Agent shall bind the Certificate Administrator or

Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-26 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(i)            If, in connection with any Distribution Date, the Certificate Administrator shall have reported the amount of an anticipated distribution to the Depository based on the expected receipt of any monthly payment based on information set forth in any report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two Business Days preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders. Any out-of-pocket costs incurred by the Certificate Administrator as a consequence of a Borrower failing to make such payments shall be reimbursable to the Certificate Administrator as an expense of the Trust Fund.

Section 5.02     Registration, Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at its offices books (the “Certificate Register”) for the registration, transfer and exchange of Certificates (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Master Servicer, Special Servicer, the Trustee, the Certificate Administrator, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Section 5.01(h) and Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement. Upon request of the Certificate Administrator, the Certificate Registrar shall provide the Certificate Administrator with the names, addresses and Percentage Interests of the Holders.

(b)           Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of this Agreement. Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement.

(c)           In addition to the provisions of Sections 5.01(h) and 5.02(d), (e), (f), (g), (h) and (i) of this Agreement and the rules of the Depository, the exchange, transfer and registration of transfer of Private Certificates that are Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

(i)             Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in a Class of Private Certificates to a transferee that takes delivery in the form of an Individual Certificate (other than transfers of the Class V, Class R and Class LR Certificates, which may be made only in accordance with Section 5.02(i) of this Agreement):

 (A)           Other than the initial transfer from the Initial Purchasers to an initial investor, the Certificate Registrar shall register the transfer of such Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 to this Agreement (an “Investment Representation Letter”), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

 (B)           The Certificate Registrar shall register the transfer of such Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G to this Agreement (a “Regulation S Transfer Certificate”), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

 (C)           The Certificate Registrar shall register the transfer of such Individual Certificate (other than in the case of Loan-Specific Certificates, which shall not be transferred to an Institutional Accredited Investor or an Affiliated Person that is not a Qualified Institutional Buyer) if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) in the case of a transfer to an Affiliated Person, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

and, in each case, the Certificate Registrar shall register the transfer of such Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor’s expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(ii)            Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within such Global Certificate shall only be made in accordance with this Section 5.02(c)(ii).

(A)          Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H to this Agreement given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(B)           Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I to this Agreement given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(C)           Regulation S Global Certificate to Rule 144A Global Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J to this Agreement given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

(iii)           Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F to this Agreement (the “Securities Legend”), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

(A)          Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor (other than in the case of Loan-Specific Certificates, which shall not be transferred to an Institutional Accredited Investor or an Affiliated Person that is not a Qualified Institutional Buyer) will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C) of this Agreement.

 (B)           Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Section 5.02(c)(i)(A) or (B) of this Agreement, respectively.

 (C)           Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to Subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

(iv)           Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.05(a) of this Agreement, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder’s transferee (as instructed by the Holder), and the Certificate

Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate, other than the initial transfer from the Initial Purchasers or the Underwriters to an initial investor.

(v)            All Transfers. An exchange of a beneficial interest in a Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificates, so long as the Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

(d)           If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a “restricted security” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

(e)           Subject to the restrictions on transfer and exchange set forth in Section 5.01(i) and in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Certificate Administrator or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Certificate Administrator or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Certificate Administrator or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Certificate Administrator or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

(f)            An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to Section 5.01 of this Agreement) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar has actual knowledge that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g)           Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(h)           No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(i)            Subject to Section 5.02(e) of this Agreement, transfers of the Class V, Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. The Certificate Registrar shall register the transfer of a Class V Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer or an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor’s expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(j)            No transfer, sale, pledge or other disposition of any Class of Private Certificates or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws, or is otherwise made in accordance with the Act and such state securities laws. Neither the Depositor, the Master Servicer, the Certificate Administrator, the Trustee nor the Certificate Registrar are obligated to register or qualify the Private Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Private Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(k)            No transfer of any Class E, Class F, Class G, Class CM-D, Class CM-E, Class V, Class R or Class LR Certificate (each, a “Restricted Certificate”) shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (ii) a collective investment fund whose underlying assets include Plan assets by reason of a Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, other than (with respect to transfer of Restricted Certificates other than the Class V Certificates and the Residual Certificates), an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Code Section 4975 under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Each prospective transferee of a Restricted Certificate shall either (A) deliver to the Depositor, the Certificate Registrar and the Certificate Administrator, a transfer or representation letter, substantially in the form of Exhibit D-2 to this Agreement, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (B) if the transferee is such an entity specified in (i) or (ii) above (except in the case of a Class V Certificate or a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity), such entity, at its own expense, shall provide any opinion of counsel, officers’ certificates or agreements as may be required by, and in form and substance satisfactory to, the Depositor, the Certificate Administrator and the Certificate Registrar, to the effect that the purchase and holding of the

Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Sections 406 and 407 of ERISA and Section 4975 of the Code, and will not subject the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar to any obligation or liability. None of the Certificate Administrator or the Certificate Registrar shall register a Class V, Class R or Class LR Certificate in any Person’s name unless such Person has provided the letter referred to in clause (A) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class V Certificates and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the “prohibited transaction” provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Any transfer of a Restricted Certificate that would violate or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law shall be deemed absolutely null and void ab initio.

(l)            Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

(i)            Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

(ii)           No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income from the Class R or Class LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)          Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

Neither the Certificate Administrator nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate (including, without limitation, the Securities Legend), or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Certificate Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Beneficial Owners made in violation of applicable restrictions.

Upon written notice to the Certificate Registrar, or upon the Certificate Registrar having actual knowledge, that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate

Registrar and the Certificate Administrator, the Certificate Registrar and the Certificate Administrator may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided that such Persons shall in no event be excused from furnishing such information.

Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it and the Certificate Administrator harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04     Appointment of Paying Agent. The Certificate Administrator may appoint a paying agent (a “Paying Agent”) for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator, the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. Except for the Certificate Administrator, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “A2” by Moody’s and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and Morningstar), or shall be otherwise acceptable to each Rating Agency, as confirmed by receipt of a No Downgrade Confirmation.

Section 5.05     Access to Certificateholders’ Names and Addresses; Special Notices. (a) If any Certifying Certificateholder (for purposes of this Section 5.05, an “Applicant”) applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

(b)           Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator and the Certificate Registrar that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c)           Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.06     Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and the Trustee and, when required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator, the Trustee and the Master Servicer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator or the Trustee deems sufficient.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Certificate Administrator or the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)           The Certificate Administrator, the Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

Section 5.07     Rule 144A Information. The Certificate Administrator shall, upon request of any Certifying Certificateholder that is a Holder of a Private Certificate or any beneficial owner of such a Certificate, furnish to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner who is a Qualified Institutional Buyer the information required to be delivered under Rule 144A(d)(4) under the Act, to the extent such information has been provided to the Certificate Administrator and has been identified as Rule 144A information (which shall include all information on the Certificate Administrator’s Website and all information currently required to be made available to Certificateholders, as well as any other specifically identified information herein), if at the time of such request periodic reports are not being filed with respect to the Trust under Section 13 or Section 15(d) of the Exchange Act.

ARTICLE VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER AND THE OPERATING ADVISOR

Section 6.01     Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor. The Depositor, the Master Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 6.02     Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor. Subject to the following paragraph, each of the Master Servicer and the Special Servicer shall keep in full effect its existence, rights and good standing as a national banking association under the laws of the United States of America or a limited liability company under the laws of the State of Delaware, respectively, and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties securing the Mortgage Loans that it is servicing are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans that it is servicing and to perform its respective duties under this Agreement. In addition, subject to the following paragraph, the Operating Advisor shall keep in full effect its existence, rights and good standing as a limited liability company under the laws of the State of New York and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any Person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, shall be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, hereunder, if each of the Rating Agencies has provided a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any; provided that none of the Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if the Master Servicer, Special Servicer or Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate; provided, further, if the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity under applicable law, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall not, as a result of the merger, be required to provide a No Downgrade Confirmation or obtain the consent of the Depositor. Notwithstanding the foregoing, no Master Servicer, Special Servicer or Operating Advisor may remain the Master Servicer, Special Servicer or Operating Advisor, as applicable, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer or Operating Advisor, as applicable, is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

Section 6.03     Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others. (a) None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any Affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any liability to the Trust Fund, the Certificateholders, any Serviced Companion Loan Noteholders, any party hereto or any third party beneficiary for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement (including actions taken or not taken at the direction of any Directing Holder), or for errors in judgment; provided, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of (x) the Master Servicer or Special Servicer, by reason of any specific liability imposed hereunder for a breach of the Servicing Standard or (y) the Operating Advisor, by reason of any specific liability imposed hereunder for a breach of the Operating Advisor Standard) in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, and any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® License Fee to CREFC®, to report any such CREFC® License Fee so paid or to make available any Distribution Date Statement to the general public (or in particular, CREFC®).

The Trust Fund and each Serviced Companion Loan Noteholder shall be indemnified and held harmless by each of the Master Servicer, the Special Servicer and the Operating Advisor (severally and not jointly) for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment or liability relating to this Agreement or the Certificates, incurred by the Trust Fund or such Serviced Companion Loan Noteholder, as applicable, by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder, or by reason of negligent disregard of obligations and duties thereunder, on the part of such indemnifying party.

The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any Affiliates, directors, officers, employees, members, managers, representatives and agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be indemnified and held harmless by the Trust Fund for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its Affiliates, directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that such indemnified parties shall be paid out of the Collection Account in accordance with Section 3.06(a) of this Agreement; provided, further, that if such matter relates directly to any Serviced Loan Combination, such indemnified parties shall be paid first out of the applicable Serviced Loan Combination Collection Account (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement), and then, if funds therein are insufficient, out of the Collection Account, in each case, as and to the extent provided in Section 3.06; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loan from the related Companion Loan Noteholder.

The Depositor shall indemnify the Operating Advisor (both in its capacity as Operating Advisor and individually) and each of its Affiliates and each of its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Depositor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

The Operating Advisor shall indemnify the Depositor (both in its capacity as Depositor and individually) and each of its Affiliates and each of its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Operating Advisor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Operating Advisor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

(b)           None of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any obligation to appear in, prosecute or defend any legal action, unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, that each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may in its discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and holders of Serviced Companion Loan Securities, if applicable, hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to be reimbursed therefor from the Collection Account in accordance with Section 3.06(a) of this Agreement no later than 60 days after submitting such expenses or costs for reimbursement, provided that a failure to reimburse such parties within such 60 days will not affect or limit such parties’ rights to receive reimbursement hereunder; provided, further, that in the case of any Serviced Loan Combination, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement, and such parties shall be entitled to be reimbursed first, from the applicable Serviced Loan Combination Collection Account and then, from the Collection Account, all in accordance with Section 3.06(a) of this Agreement and the related Intercreditor Agreement.

(c)           The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

Section 6.04     Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor. (a) Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution (or, in the case of the Operating Advisor, an Eligible Operating Advisor), organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the Master Servicer, Special Servicer or Operating Advisor or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, (B) shall be acceptable to each Rating Agency as confirmed in a No Downgrade Confirmation delivered to the Trustee and the Certificate Administrator relating to the Certificates and Serviced Companion Loan Securities, if any, (C) shall execute and deliver to the Trustee and the Certificate Administrator an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, Special Servicer or Operating Advisor, as applicable under this Agreement from and after the date of such agreement and (D) shall not be a Prohibited Party; (ii) the Master Servicer, the Special Servicer or the Operating Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iii) the rate at which the Servicing Compensation, Special Servicing Compensation or Operating Advisor Fee, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect and (iv) the resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Operating Advisor, as applicable, hereunder.

(b)           Except as provided in Section 6.02 of this Agreement and this Section 6.04, the Master Servicer, the Special Servicer and the Operating Advisor shall not resign from its respective obligations and duties hereby imposed on it except (i) upon determination that such duties hereunder are no longer permissible under applicable law, (ii) in connection with the assignment of rights and delegation of duties as set forth in Section 6.04(a), or (iii) solely with respect to the Operating Advisor, pursuant to Section 6.04(e). Any such determination described in clause (i) above permitting the resignation of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Operating Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

(c)           The Trustee shall be permitted to remove the Master Servicer or the Special Servicer upon a Master Servicer Termination Event or Special Servicer Termination Event, as applicable. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicing Compensation or Special Servicing Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Master Servicer, the successor Master Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer had immediately prior to its termination without regard to the operation of this paragraph.

(d)           No resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor as contemplated by the preceding paragraphs of this Section 6.04 shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor shall have assumed the resigning or terminated Master Servicer’s, Special Servicer’s or Operating Advisor’s responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Operating Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor shall be treated as Realized Losses.

(e)           (i) The Operating Advisor shall have the right to resign without cost or expense upon the occurrence of the Early Termination Notice Date. The Operating Advisor shall provide all of the parties to this Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation pursuant to this Section 6.04(e). If the Operating Advisor resigns pursuant to this Section 6.04(e), then no replacement Operating Advisor shall be appointed. The resigning Operating Advisor shall be entitled, and subject, to any rights and obligations that accrued under this Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnifications rights arising out of events occurring prior to such resignation.

(ii)           In addition, the Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days’ prior written notice to the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee and the Controlling Class Representative (if applicable), and (b) upon the appointment of, and the acceptance of such appointment by, a successor Operating Advisor meeting the requirements of an Eligible Operating Advisor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the Operating Advisor’s responsibilities and obligations. The resigning Operating Advisor shall pay all reasonable out-of-pocket costs and expenses of each party to this Agreement, the Trust and each Rating Agency and Serviced Companion Loan Securities Rating Agency in connection with the resignation of the Operating Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor) pursuant to this Section 6.04(e)(ii).

The resigning Operating Advisor shall be entitled, and subject, to any rights and obligations that accrued under this Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnifications rights arising out of events occurring prior to such resignation.

Section 6.05     Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer. Solely with respect to their performance of their respective duties under this Agreement, the Master Servicer and the Special Servicer shall afford the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon written request, the Master Servicer and/or the Special Servicer, as applicable, shall furnish to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee its most recent publicly available financial statements (or, with respect to the Master Servicer, those of its ultimate parent) and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise any rights of such Person hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. If the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Accounts (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination Collection Account), as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicer (solely with respect to any action or failure to act by the Special Servicer) or the Special Servicer (solely with respect to any action or failure to act by the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and no such party is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06     The Master Servicer or Special Servicer as Owners of a Certificate. The Master Servicer or an Affiliate of the Master Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may, but will not be required to, seek the approval of the Certificateholders to such action (or inaction) by delivering to the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action (or inaction) that the Master Servicer or the Special Servicer proposes to take (or refrain from taking). The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and, if no Control Termination Event has occurred and is continuing, the applicable Directing Holder (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07     The Directing Holder. (a) For so long as no Control Termination Event has occurred and is continuing, the applicable Directing Holder shall be entitled to advise (1) the Special Servicer with respect to the related Specially Serviced Loans, (2) the Special Servicer with respect to the related Performing Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer (other than with respect to Special Servicer Decisions), and (3) the Special Servicer with respect to the related Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to the second and third paragraphs of this Section 6.07, both (a) the Master Servicer shall not be permitted to take any action constituting a Major Decision or Special Servicer Decision unless it has obtained the prior written consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any of the following actions nor will the Special Servicer itself be permitted to take any action constituting a Major Decision as to which the applicable Directing Holder has objected in writing within ten (10) Business Days (or 30 days with respect to clause (j) of the definition of “Major Decision”) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period (or 30 days with respect to clause (j) of the definition of “Major Decision” or such longer period provided for in any related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval), then the Directing Holder will be deemed to have approved such action); provided that, if the Special Servicer or Master Servicer (if the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) in this Agreement, is necessary to protect the interests of the Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response. The Special Servicer is not required to obtain the consent of the Directing Holder for any Major Decision if a Control Termination Event has occurred and is continuing with respect to any Mortgage Loan or Serviced Loan Combination; provided that, with respect to any Mortgage Loan or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing the Special Servicer shall consult with the Operating Advisor in connection with any Major Decision and consider alternative actions recommended by the Operating Advisor; provided, further, that, with respect to each Mortgage Loan (other than the La Gran Plaza Mortgage Loan), if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer shall consult with the Directing Holder in connection with any Major Decision and any other matters set forth in this Agreement as to which the consent or approval of the Directing Holder would have been required or as to which the Directing Holder would have had the right to advise or direct the Special Servicer or the Master Servicer if no Control Termination Event had occurred and was continuing and consider alternative actions recommended by the Directing Holder; provided, further, that such consultation with the Directing Holder or the Operating Advisor is not binding on the Special Servicer.

In addition, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein; provided that, notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder.

If the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Directing Holder, or any advice from the Directing Holder, would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Mortgage Loan, any Intercreditor Agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify the Directing Holder, the Trustee, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Holder that does not violate any law or the Servicing Standard or any other provisions of this Agreement or any Intercreditor Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Notwithstanding anything to the contrary contained in this Agreement, with respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer shall be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor. Such consultation shall not be binding on the Special Servicer. With respect to each Non-Serviced Loan Combination, the Controlling Class Representative shall have certain non-binding consultation rights with respect to the servicing of such Non-Serviced Loan Combination as provided in the related Intercreditor Agreement.

Notwithstanding anything to the contrary contained in this Agreement, with respect to the Non-Serviced Mortgage Loans, (i) at all times when no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative shall be entitled to the rights of the “Non-Directing Holder” (or similar term) under the related Intercreditor Agreement and (ii) at no time shall the Operating Advisor be entitled to the rights of the “Non-Directing Holder” (or similar term) under the related Intercreditor Agreement.

The Directing Holder shall have no liability to the Trust Fund, any party to this Agreement, any Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided that the Directing Holder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

(b)           Notwithstanding anything to the contrary contained herein (i) if a Control Termination Event has occurred and is continuing, the Directing Holder shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Directing Holder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) if a Consultation Termination Event has occurred and is continuing, the Directing Holder shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, Voting Rights given to all Certificateholders and rights to receive reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.

(c)           The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may from time to time request that the Certificate Administrator provide the name of the then-current Directing Holder for any applicable Mortgage Loan or Serviced Loan Combination. Upon such request, the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) provide the name of the then-current Directing Holder to the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, as applicable, but only to the extent the Certificate Administrator has actual knowledge of the identity of the then-current Directing Holder; provided that if the Certificate Administrator does not have actual knowledge of the identity of the then-current Directing Holder, then (i) the Certificate Administrator shall determine which Class is the Controlling Class and (ii) the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository, the list of Beneficial Owners of the Controlling Class, and the Certificate Administrator shall provide such list to the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor shall be entitled to conclusively rely on any such information so provided.

To the extent the Master Servicer or the Special Servicer has written notice of any change in the identity of a Directing Holder or the list of Holders (or Beneficial Owners, if applicable) of the Controlling Class, then the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer or the Special Servicer, as applicable.

Section 6.08     Rights of Non-Directing Holders. With respect to each Serviced Loan Combination, the Master Servicer or the Special Servicer, as applicable, shall:

(a)           consult with the related Non-Directing Holder (or its designee or representative) on a strictly non-binding basis, to the extent that such Non-Directing Holder (or its designee or representative) requests consultation with respect to any “major decision” or “major action” set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to the Serviced Loan Combination, and to consider alternative actions recommended by such Non-Directing Holder (or its designee or representative); provided, that after the expiration of a period of ten (10) Business Days from the delivery to the related Non-Directing Holder (or its designee or representative) of written notice of a proposed action, together with copies of the related notice, information or report, the Master Servicer or Special Servicer, as applicable, shall no longer be obligated to consult with the applicable Non-Directing Holder (or its designee or representative) (unless the Master Servicer or Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the foregoing non-binding consultation rights of the Non-Directing Holder, the Master Servicer or the Special Servicer, as applicable, may take any “major decision” or “major action” set forth in the related Intercreditor Agreement or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Master Servicer or the Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholder and the related Companion Loan Noteholder. Unless specified otherwise in the related Intercreditor Agreement, neither the Master Servicer or the Special Servicer shall be obligated at any time to follow or take any alternative actions recommended by the Non-Directing Holder; and

(b)           in addition to the foregoing non-binding consultation rights, if provided for in the related Intercreditor Agreement, the Non-Directing Holder shall have the right to annual conference calls with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the related Loan Combination are discussed.

ARTICLE VII

SERVICER AND OPERATING ADVISOR TERMINATION

Section 7.01     Servicer Termination Events. (a) “Master Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)            any failure by the Master Servicer (A) to make any deposit required to the Collection Account or the Serviced Loan Combination Collection Account for any Serviced Loan Combination on the day and by the time such deposit was first required to be made under the terms of this Agreement, which failure is not remedied within two Business Days, (B) to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required P&I Advance, unless the Master Servicer determines such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, that to the extent the Master Servicer does not timely make such remittance to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made), or (C) to remit to any holder of a Serviced Companion Loan, as and when required by this Agreement or any related Intercreditor Agreement, any amount required to be so remitted (which failure continues for two Business Days);

(ii)           any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Serviced Companion Loan Noteholder; provided, if such failure is capable of being cured and the Master Servicer is diligently pursuing such cure, such 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(iii)          any breach on the part of the Master Servicer of any representation or warranty contained in Section 2.04(a) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Master Servicer by any party hereto or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class

evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Serviced Companion Loan Noteholder; provided, if such breach is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)           the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(vi)          the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)         (a) either Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, (b) DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS within sixty (60) days of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, or (c) either (A) the Master Servicer has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer and such ranking is not reinstated within 60 days of such event (if the Master Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer has not been ranked by Morningstar on or after the Closing Date, and Morningstar has (1) qualified, downgraded or withdrawn its rating or ratings of one or more classes of commercial mortgage securities or (2) within the prior 12 months, placed one or more classes of commercial mortgage securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (1) or (2), has publicly cited servicing concerns with the Master Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); or

(viii)        subject to Section 10.16(c), any failure by the Master Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Master Servicer to the Trustee or the Certificate Administrator under Article X (other than items to be delivered by a Mortgage Loan Seller Sub-Servicer) by the time required under Article X after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (viii));

then, and in each and every such case, so long as a Master Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of (x) the Holders of at least 25% of the aggregate Pooled Voting Rights of all Certificates or (y) the Depositor with respect to clause (viii) above upon five (5) Business Days’ notice, shall, terminate all of the rights and obligations of the Master Servicer (other than as set forth in Section 7.01(d)). In the case of clause (vii), the Certificate Administrator shall be required to notify Certificateholders and Serviced Companion Loan Noteholders of such Master Servicer Termination Event and request whether such Certificateholders and, if applicable, Serviced Companion Loan Noteholders favor such termination.

If the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, then the Master Servicer shall also be terminated as Special Servicer.

If the Master Servicer receives notice of termination under this Section 7.01(a) solely due to a Master Servicer Termination Event under Section 7.01(a)(vii) and if the Master Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(a). Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans and Serviced Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and 7.02 of this Agreement (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Serviced Companion Loan under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Serviced Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans and Serviced Companion Loans for which it was the Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Mortgage Loan and Serviced Companion Loan serviced, the excess of the related Servicing Fee Rate minus the related Excess Servicing Fee Rate (each, a “Servicing Retained Bid”); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.01(c) of this Agreement (each, a “Servicing Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid from any Person qualified to act as a Master Servicer) (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, that if the Trustee does not receive a No Downgrade Confirmation in accordance with the procedures set forth in Section 3.30 of this Agreement with respect to such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such No Downgrade Confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer; provided, that the initial Master Servicer may request and obtain, with the prior written consent of the Directing Holder, an additional 20 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer’s Certificate stating that the sale and assumption of the right to service the Mortgage Loans and Serviced Companion Loan cannot be completed in the initial 45-day period and specifying the reasons therefor.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the Master Servicer to be terminated pursuant to this Section 7.01(a), the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

The Master Servicer to be terminated pursuant to this Section 7.01(a) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and Serviced Companion Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(a) of this Agreement shall reimburse the Trustee for all reasonable “out of pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(a). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02 of this Agreement.

Notwithstanding anything to the contrary in this Article VII, if the Master Servicer shall timely deliver the notice and request for proposal materials referred to in the fourth preceding paragraph, no resignation or termination of the Master Servicer shall be effective in connection with a Master Servicer Termination Event under Section 7.01(a)(vii) of this Agreement, and the Master Servicer shall continue to perform as such and to collect the servicing fee until the conclusion of the process described in this Section 7.01(a).

(b)            “Special Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)            any failure by the Special Servicer to deposit into the REO Account at or within the time specified by this Agreement and such failure continues unremedied for two Business Days, or any failure by the Special Servicer to remit to Master Servicer for deposit into, the Collection Account (or, in the case of a Serviced Loan Combination, the related Serviced Loan Combination Collection Account) any amount required to be so remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, that the failure of the Special Servicer to remit such amount to the Master Servicer shall not be a Special Servicer Termination Event if such failure is remedied within two Business Days and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting Advance Interest Amount due to the Master Servicer;

(ii)           any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Special Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Serviced Companion Loan Noteholder; provided, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

(iii)          any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Special Servicer by any party hereto, or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Serviced Companion Loan Noteholder; provided, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)           the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

(vi)          the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)         (a) either Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, (b) DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS within sixty (60) days of such event), and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, or (c) either (A) the Special Servicer has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer and such ranking is not reinstated within 60 days of such event (if the Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Special Servicer has not been ranked by Morningstar on or after the Closing Date, and Morningstar has (1) qualified, downgraded or withdrawn its rating or ratings of one or more classes of commercial mortgage securities or (2) within the prior 12 months, placed one or more classes of commercial mortgage securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (1) or (2), has publicly cited servicing concerns with the Special Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); or

(viii)        subject to Section 10.16(c), any failure by the Special Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Special Servicer to the Trustee or the Certificate Administrator under Article X by the time required under Article X after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Special Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (viii).

then, and in each and every such case, so long as a Special Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of (x) the Holders of at least 25% of the aggregate Courtyard by Marriott Voting Rights, (y) for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative or (z) the Depositor with respect to clause (viii) above upon five (5) Business Days’ notice, shall, terminate all of the rights and obligations of the Special Servicer (other than the rights to indemnification provided in Section 6.03(a) of this Agreement and compensation provided in Section 3.12(c) of this Agreement). In the case of clause (vii) above, the Trustee shall, upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, be required to notify the Special Servicer and the Certificate Administrator or the Trustee, as applicable, and the Certificate Administrator, upon receipt of such notice or upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, shall notify the Certificateholders and Serviced Companion Loan Noteholders of such Special Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Noteholders favor such termination.

(c)           Notwithstanding Section 7.01(a), (i) if any Master Servicer Termination Event occurs that affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the Trustee, at the direction of the Companion Loan Noteholder (or in the case of the Courtyard by Marriott Loan Combination, either the holder of a Companion Loan or the Courtyard by Marriott Directing Holder), shall direct the Master Servicer to appoint a sub-servicer (or if a sub-servicer is then sub-servicing such Serviced Loan Combination, to appoint a new sub-servicer to service such Serviced Loan Combination, but only if such existing sub-servicer is in default after any applicable cure periods under the related sub-servicing agreement, and the Master Servicer shall be permitted to terminate the sub-servicing agreement due to such default) with respect all of the rights and obligations of the Master Servicer under this Agreement related to such Serviced Loan Combination. The Master Servicer shall appoint a replacement sub-servicer with respect to such Serviced Loan Combination; provided, that such sub-servicer meets the eligibility requirements of a successor master servicer under Section 7.02 (including receipt of a No Downgrade Confirmation relating to the Certificates and Serviced Companion Loan Securities, if any) and the eligibility requirements of each Other Pooling and Servicing Agreement.

(d)           Notwithstanding Section 7.01(b), (i) if any Special Servicer Termination Event occurs that affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the Trustee, at the direction of the Companion Loan Noteholder, shall terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

(e)           If the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the “Terminating Party”) shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party has to Excess Servicing Fees, any rights it has hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement notwithstanding any such termination), and with respect to the Special Servicer, the right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c) of this Agreement. No successor Special Servicer shall be entitled to such Workout Fee received by the terminated Special Servicer. On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder if and to the extent that it is a Certificateholder), the Mortgage Loans, the Serviced Companion Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the applicable Serviced Loan Combination Collection Account, any REO Account, the Loss of Value Reserve Fund, any Excess Liquidation Proceeds Account, Lock-Box Account or Cash Collateral Account or which shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Master Servicer or successor Special Servicer (which may include the Trustee) all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special

Servicer shall reasonably request (including electronic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses of the Terminating Party (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

In no event shall the Trustee or the Certificate Administrator be deemed to have knowledge of, or be aware of, any Master Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice thereof or has actual knowledge thereof.

Section 7.02     Trustee to Act; Appointment of Successor. Upon the receipt of a notice of termination by the Master Servicer or the Special Servicer pursuant to Section 7.01 of this Agreement, the Terminating Party (subject to Section 7.01(a) and Section 7.01(c)) shall be its successor, until a successor is appointed by the Directing Holder as provided in this Section 7.02 or Section 3.22(b), as applicable, in all respects in its capacity as the Master Servicer or the Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof, provided, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a termination event for such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided to the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as the Master Servicer or the Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.06(b) hereunder nor shall the Trustee be required to purchase any Mortgage Loan or any Serviced Companion Loan hereunder. As compensation therefor, the

Terminating Party as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans or the Serviced Companion Loan that accrue after the date of the Terminating Party’s succession to which such predecessor Master Servicer or Special Servicer would have been entitled if such predecessor Master Servicer or Special Servicer, as applicable, had continued to act hereunder. If any Advances made by the Master Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act or if the Holders of Certificates entitled to (i) in the case of the Master Servicer, at least 25% of the aggregate Pooled Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), (ii) in the case of the Special Servicer with respect to a Mortgage Loan other than the Courtyard by Marriott Pooled Mortgage Loan, at least 25% of the aggregate Pooled Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) or (iii) in the case of the Special Servicer with respect to the Courtyard by Marriott Pooled Mortgage Loan, at least 25% of the aggregate Courtyard by Marriott Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request in writing to the Trustee, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan Noteholder so requests in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld) to act as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that the Trustee shall obtain a No Downgrade Confirmation with respect to the Certificates and any Serviced Companion Loan Securities. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder, which appointment has been approved, if no Control Termination Event has occurred and is continuing, by the Directing Holder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. Pending the appointment of a successor to the Special Servicer, the Trustee shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loan or otherwise as it and such successor shall agree; provided, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder, unless no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, in which case additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. Any successor Special Servicer shall be subject to the rights of the Directing Holder under Section 3.22(b) of this Agreement. The Depositor, the Trustee, the Master Servicer or

Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the resigning or terminated Master Servicer, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent that its or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03     Notification to Certificateholders and Other Persons. (a) Upon its receipt of written notice of any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Operating Advisor, and to each Serviced Companion Loan Noteholder at its address appearing in the Serviced Companion Loan Noteholder Register.

(b)           Within 30 days after the occurrence of any Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Depositor, the Certificate Administrator (who shall then notify all Holders of Certificates), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and each Serviced Companion Loan Noteholder, notice of such Servicer Termination Event or Operating Advisor Termination Event, unless such Servicer Termination Event or Operating Advisor Termination Event shall have been cured or waived.

Section 7.04     Other Remedies of Trustee. During the continuance of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01 of this Agreement, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Serviced Companion Loan, of the related Serviced Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, in the case of any Serviced Loan Combination, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event.

Section 7.05     Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than 66-2/3% of (i) in the case of a Mortgage Loan other than the Courtyard by Marriott Pooled Mortgage Loan, the aggregate Pooled Voting Rights of the Pooled Certificates or (ii) in the case of the Courtyard by Marriott Pooled Mortgage Loan, the aggregate Courtyard by Marriott Voting Rights of the Certificates may, together with each affected Serviced Companion Loan Noteholder (to the extent they are adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, as applicable), on behalf of all Holders of Certificates waive any termination event with respect to the Master Servicer, the Special Servicer or the Operating Advisor in the performance of its obligations hereunder and its consequences, except a termination event with respect to making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, any Serviced Loan Combination Collection Account or the Lower-Tier Distribution Account, or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past termination event, such termination event shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other termination event or impair any right consequent thereon. Notwithstanding the foregoing, a Master Servicer Termination Event under Section 7.01(a)(viii) or a Special Servicer Termination Event under Section 7.01(b)(viii) of this Agreement may be waived only with the consent of the Depositor.

An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Pooled Voting Rights of the Pooled Certificates and each Serviced Companion Loan noteholder adversely affected by such Operating Advisor Termination Event.

Section 7.06     Trustee as Maker of Advances. If the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Master Servicer Termination Event resulting from such failure by the Master Servicer with respect to Property Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Property Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee’s receipt of notice of failure pursuant to Section 4.07(a) of this Agreement unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer’s failure to perform its obligations hereunder); provided, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Master Servicer hereunder.

Section 7.07     Termination of the Operating Advisor. (a) An “Operating Advisor Termination Event” means any one of the following events whether any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)            any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Operating Advisor by any party hereto or to the Operating Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Pooled Voting Rights of each Class of Pooled Certificates; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)           any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days;

(iii)          any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)           the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)          the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on the Certificate Administrator’s Website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event has occurred then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the aggregate Pooled Voting Rights of each Class of Pooled Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination, including the right to receive all amounts accrued and owing to it under this Agreement, and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor has actual knowledge.

(b)           Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Pooled Voting Rights of each Class of Pooled Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Operating Advisor and to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website and (ii) mail at their addresses appearing in the Certificate Register. Upon the written direction of Holders of Certificates evidencing more than 50% of the Pooled Voting Rights of the Pooled Certificates that exercise their right to vote (provided that Holders of at least 50% of the Pooled Voting Rights of the Pooled Certificates exercise their right to vote), the Trustee shall terminate all of the rights and obligations of the Operating Advisor with respect to the Mortgage Loans under this Agreement by notice in writing to the Operating Advisor, other than rights and obligations accrued prior to such termination including the right to receive all amounts accrued and owing to it under this Agreement and other than indemnification rights arising out of events occurring prior to such termination. The provisions set forth in the foregoing sentences of this Section 7.07(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions other than may arise, as a result of the failure to comply with the above described voting procedures. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(c)           On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04(a) of this Agreement or (2) the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the aggregate Pooled Voting Rights of each Class of Pooled Certificates appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an Affiliate of the Trustee and shall be the proposed Operating Advisor in the case of a termination pursuant to Section 7.07(b) of this Agreement; provided, that if the Trustee is acting as the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator shall promptly provide such notice to the Controlling Class Representative, each Serviced Companion Loan Noteholder and each Certificateholder) within one Business Day of such appointment. The Operating Advisor shall be an Eligible Operating Advisor. The appointment of the successor Operating Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates. If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the aggregate Pooled Voting Rights of each Class of Pooled Certificates appoint a successor Operating Advisor subject to and in accordance with this Section 7.07(c), which successor Operating Advisor may be an Affiliate of the Trustee.

(d)           Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Certificateholders, any Serviced Companion Loan Noteholder and, if no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). If the Operating Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

(e)            If there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D Certificates, the Class V Certificates, the Class R Certificates and the Class LR Certificates and any related classes of interest-only or residual certificates, then all of the rights and obligations of the Operating Advisor under this Agreement shall terminate without payment of any termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating

Advisor is terminated pursuant to this Section 7.07(e), then no replacement Operating Advisor shall be appointed. The Trustee shall provide the Operating Advisor with prompt notice upon its termination pursuant to this Section 7.07(e).

ARTICLE VIII

CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Section 8.01     Duties of Trustee and Certificate Administrator. (a) Each of the Trustee and the Certificate Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and 7.05 of this Agreement shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           The Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, that, the Trustee or the Certificate Administrator, as applicable, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to such Trustee’s or such Certificate Administrator’s reasonable satisfaction, such Trustee or such Certificate Administrator will provide notice thereof to the Certificateholders.

(c)           None of the Trustee, the Certificate Administrator or any of their officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)           The Trustee’s and the Certificate Administrator’s duties and obligations shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in regard to such party in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, as the case may be, the Trustee and the Certificate

Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

(ii)            Reserved;

(iii)          Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other higher or lower percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as the case may be, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as the case may be, under this Agreement;

(iv)          Neither the Trustee nor the Certificate Administrator nor any of their directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or the Certificate Administrator, respectively, and that is selected other than by the Trustee or the Certificate Administrator, respectively, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)           Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Certificate Administrator in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund (and, in the case of any Loan Combination, any such costs and expenses shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), and the Trustee or the Certificate Administrator, as applicable, shall be entitled, as provided in Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the Collection Account (and with respect to any Serviced Loan Combination, the related Serviced Loan Combination Collection Account) or the Distribution Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or the Certificate Administrator, as applicable, or any breach of a representation or warranty of the Trustee or the Certificate Administrator, as applicable, contained herein; and

(vi)          Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure. Neither the Trustee nor the Certificate Administrator

shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or the Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee or the Certificate Administrator, in its capacity as Certificate Administrator, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as the case may be, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as the case may be, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under this Agreement, except, in the case of the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement. Notwithstanding any other provision hereof, when acting as the Master Servicer or Special Servicer hereunder, the Trustee and the Certificate Administrator shall comply with the Servicing Standard.

Section 8.02     Certain Matters Affecting the Trustee and the Certificate Administrator. (a) Except as otherwise provided in Section 8.01 of this Agreement:

(i)            The Trustee and the Certificate Administrator may request and/or conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)           Each of the Trustee and the Certificate Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the written advice of such counsel or such Opinion of Counsel;

(iii)          (A) Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as the

case may be, reasonable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as the case may be, against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; and (B) the right of the Trustee and the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Certificate Administrator, as the case may be, shall not be answerable for other than its own negligence or willful misconduct or bad faith in the performance of any such act;

(iv)          None of the Trustee, the Certificate Administrator or any of their directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable (A) for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, unless it shall be proved that the Trustee or the Certificate Administrator, as the case may be, was negligent in ascertaining the pertinent facts or (B) for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)           Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to greater than 25% (or such other percentage as is specified herein) of the Percentage Interests of each affected Class; provided, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as the case may be, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as the case may be, not reasonably assured to the Trustee or the Certificate Administrator, as the case may be, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as the case may be, may require indemnity reasonably satisfactory to it from such requesting Holders against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively, and otherwise by the Certificateholders requesting the investigation;

(vi)          The Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder and the Trustee and the Certificate Administrator may perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys but shall not be relieved of the obligations hereunder; provided, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party; and

(vii)        Other than in the case of actual fraud (as determined by a non-appealable final court order), in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)           Following the Startup Day, the Trustee and the Certificate Administrator shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust, at any time that any Certificates are outstanding, or subject the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances or cause the Grantor Trust not to be treated as a grantor trust.

(c)           All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee and the Certificate Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee and the Certificate Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)          The Trustee shall not have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Trust Mortgage Loan by any Mortgage Loan Seller pursuant to this Agreement or the eligibility of any Trust Mortgage Loan for purposes of this Agreement.

(e)           Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

(f)            In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee. Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Law.

Section 8.03     Trustee and Certificate Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, or the Special Servicer and the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any offering document used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Trust Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) or the enforceability thereof; (iii) the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (iv) the validity of the assignment of any Trust Mortgage Loan to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File; the performance or enforcement of any Trust Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (vi) the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of written notice or other discovery of any non-compliance therewith or any breach thereof; (vii) any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Certificate Administrator, the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; (viii) the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of them on behalf of the Trust Fund or the Trustee hereunder; or (ix) any action by or omission of the Trustee or the Certificate Administrator taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) unless the taking of such action is not permitted by the express terms of this Agreement; provided, that the foregoing shall not relieve the Trustee or the

Certificate Administrator of their respective obligations to perform their duties as specifically set forth in this Agreement. The Trustee or the Certificate Administrator shall not be accountable for the use or application by the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Accounts, any Serviced Loan Combination Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Lock-Box Account, the Cash Collateral Account, the Reserve Accounts, the Interest Reserve Account, any REO Account or any Excess Liquidation Proceeds Account or any other account maintained by or on behalf of the Certificate Administrator, the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as the case may be, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law. The Depositor is not obligated to monitor or supervise the performance of the Trustee or the Certificate Administrator under this Agreement or otherwise.

Section 8.04     Trustee and Certificate Administrator May Own Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee, Certificate Administrator or such agent, as the case may be.

Section 8.05     Payment of Trustee’s and Certificate Administrator’s Fees and Expenses; Indemnification. (a) On each Distribution Date, prior to the distribution of amounts to the Certificateholders, the Certificate Administrator shall be entitled to withdraw and pay the Trustee and itself its respective portion of the Trustee/Certificate Administrator Fee, as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account, for all services rendered in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Certificate Administrator at the Trustee/Certificate Administrator Fee Rate.

(b)           If the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than the rights of the Special Servicer to receive any Workout Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated).

(c)           The Trustee, the Custodian and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Custodian or the Certificate Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which the Certificate Administrator will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith; provided, that, subject to the last paragraph of Section 8.01 and Section 8.02(a)(iii) of this Agreement, the Trustee, the Custodian or the Certificate Administrator shall not refuse to perform any of their respective duties hereunder solely as a result of the failure to be paid their respective portion of the Trustee/Certificate Administrator Fee, or the Trustee’s, Custodian’s or Certificate Administrator’s previously-incurred expenses, as applicable. The term “unanticipated expenses incurred by the REMIC” shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to the Lower-Tier REMIC, the Upper-Tier REMIC and the losses, liabilities, damages, claims or expenses (including reasonable attorneys’ fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or Special Servicer (except in the case of removal of the Special Servicer without cause), as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence, willful misconduct or bad faith of the Trustee.

(d)           Each of the Certificate Administrator, the Custodian, the Paying Agent, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, for purposes of this Section 8.05(d), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually) and the Certificate Administrator (in its capacity as Certificate Administrator, Custodian, Paying Agent and individually) and each of their Affiliates and each of the directors, officers, employees, representatives and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this

Section 8.05(d), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-servicer).

The Trust Fund shall indemnify each Indemnified Party and the Custodian from, and hold it harmless against, any and all losses, liabilities, damages, penalties, fines, forfeitures, judgments, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Mortgage Loans or the Certificates other than (i) resulting from the willful misconduct, bad faith, fraud or negligence of the Indemnified Party or the Custodian, as applicable, in the performance of its obligations and duties under this Agreement, (ii) by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Indemnified Party or the Custodian, as applicable, made in this Agreement and (iii) as to which such Indemnified Party or the Custodian, as applicable, is entitled to indemnification pursuant to this Section 8.05(d). The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

(e)           Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation, removal or termination of the Trustee or the Certificate Administrator, as the case may be, regarding rights accrued prior to such resignation, removal or termination and (with respect to any acts or omissions during its respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Certificate Registrar or the Custodian.

(f)            This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

(g)           Each of the Certificate Administrator, the Custodian, the Paying Agent and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(g), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trust Fund, the Depositor, the Master Servicer, the Special Servicer and each other, and each of their respective Affiliates and each of the directors, officers, employees and agents of the Master Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.05(g), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this

Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

(h)           The Certificate Administrator (for purposes of this Section 8.05(h), the “Indemnifying Party”) shall, solely in its capacity as the 17g-5 Information Provider, indemnify each Mortgage Loan Seller and Deutsche Bank Securities Inc. (each, for purposes of this Section 8.05(h), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to (i) the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard referred to in clause (i) above by the Indemnifying Party.

Section 8.06     Eligibility Requirements for Trustee and Certificate Administrator. The Trustee and Certificate Administrator hereunder shall at all times:

(i)            be a corporation, national bank, national banking association or a trust company organized and doing business under the laws of any state or the United States of America,

(ii)           be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement,

(iii)           have a combined capital and surplus of at least $50,000,000,

(iv)          (a) have a rating on its unsecured long term debt of at least (1) “A2” by Moody’s (or, in the case of Wilmington Trust, National Association, a long-term senior unsecured debt rating of at least “Baa2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s) and, if rated by KBRA, an equivalent rating from KBRA, and (2) “AA (low)” by DBRS, and (b) have a rating on its short-term unsecured debt obligations rated at least “P-1” by Moody’s (or, in the case of Wilmington Trust, National Association, a short-term unsecured debt rating of at least “P-2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s) and, if rated by KBRA, an equivalent rating from KBRA,

(v)           be subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except, in the case of the Trustee, during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to Section 7.02 of this Agreement), and

(vi)          not be a Prohibited Party.

Notwithstanding the foregoing, if the Trustee or the Certificate Administrator meets the provisions of clauses (i) through (iii), (v) and (vi) above, but does not meet the provisions of clause (iv) above, the Trustee or the Certificate Administrator, as the case may be, shall be deemed to meet the provisions of such clause (iv) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clauses (i) through (vi) above and shall have assumed in writing all obligations of the Trustee or the Certificate Administrator, as the case may be, to make Advances under this Agreement as and when required of the Trustee or the Certificate Administrator, as the case may be. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of either Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement.

Section 8.07     Resignation and Removal of Trustee and Certificate Administrator. The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Upon notice of resignation from the Trustee, the Depositor shall promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement and shall be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the initial Directing Holder (or, in the event that there is a successor Directing Holder that is not a Controlling Class Certificateholder as of the Closing Date, the Master Servicer, and otherwise, such successor Directing Holder). Upon notice of resignation from the Certificate Administrator, the Trustee shall promptly appoint a successor certificate administrator, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate

Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor. The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out of pocket costs and expenses of each other party hereto and each Rating Agency in connection with its resignation.

If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 of this Agreement and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as the case may be (or of its property), shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as the case may be (or of its property or affairs), for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee or the Certificate Administrator, as the case may be, and the Depositor or the Master Servicer shall promptly appoint a successor by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as the case may be, so removed and to the successor.

The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee or the Certificate Administrator and appoint a successor by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the successor trustee or certificate administrator, as applicable.

In addition, if the Trustee or the Certificate Administrator is terminated without cause, the terminating party shall pay all of the expenses of the Trustee or the Certificate Administrator, as the case may be, necessary to affect the transfer of its responsibilities to the successor.

If the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses, indemnities, and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

If the Certificate Administrator is terminated or removed pursuant to this Section 8.07, (i) all of its rights and obligations under this Agreement and in and to the Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, indemnities, expenses and other amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination or removal) and (ii) such resignation, termination, or removal shall be effective with respect to each of its other capacities hereunder except its capacity as Custodian (but including, without limitation, its capacities as Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

Upon the resignation, assignment, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee, at its own expense without right to reimbursement therefor, shall (A) endorse the original executed Note for each Trust Mortgage Loan (to the extent that the original executed Note for each Trust Mortgage Loan was endorsed to the outgoing Trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates or in blank, and (B) in the case of the other assignable Loan Documents (to the extent such other Loan Documents were assigned to the outgoing Trustee), assign and record such Loan Documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Trust Mortgage Loan, and certify in writing that, as to each Trust Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Note for a Trust Mortgage Loan was not endorsed to the outgoing Trustee, the Custodian shall deliver such Note to the successor trustee and the Custodian shall cooperate with any successor trustee to ensure that such Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor trustee, as trustee for the registered holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates or in blank. If any assignable Loan Document (other than the Note) was not assigned to the outgoing Trustee or if the Trustee is removed pursuant to Section 8.07 without cause, with respect to the Loan Documents identified in clause (B) of the preceding sentence, the Custodian shall deliver such Loan Document to the successor trustee and, if appropriate, such Loan Documents shall be recorded at the expense of the Trust (i) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Controlling Class Representative, (ii) after the occurrence and continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, after consultation with the Controlling Class Representative and the Operating Advisor and (iii) after the occurrence and continuance of a Consultation Termination Event, after consultation with the Operating Advisor and the reasonable cooperation (as determined by the Depositor) of the Depositor.

Section 8.08     Successor Trustee and Certificate Administrator. (a) Any successor trustee or certificate administrator shall execute, acknowledge and deliver to the Depositor, the Operating Advisor, the Master Servicer, the Certificate Administrator (or in the case of a successor certificate administrator, to the predecessor Certificate Administrator) and the Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein; provided that such successor shall satisfy the requirements contained in Section 8.06 of this Agreement. The predecessor Trustee or Certificate Administrator, as applicable, shall deliver to its successor all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor all such rights, powers, duties and obligations. No successor trustee or certificate administrator, as the case may be, shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 of this Agreement.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

(b)           Any successor trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09     Merger or Consolidation of Trustee or Certificate Administrator. Any corporation into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as the case may be, hereunder; provided that such corporation shall be eligible under the provisions of Section 8.06 of this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Certificate Administrator, as applicable, shall notify the other parties hereto of any such event, and the Certificate Administrator shall post notice of such merger or consolidation to the Certificate Administrator’s Website in accordance with Section 3.14(d) of this Agreement and provide notice of such event to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

Section 8.10   Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trust) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

ARTICLE IX

TERMINATION

Section 9.01     Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of this Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of this Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to Section 9.01(g), and then the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer and the Master Servicer, in that order, shall have the option to terminate the Trust Fund pursuant to subsection (c). For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

(b)           The Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a “plan of complete liquidation” within the meaning of Section 860F(a)(4)(A) of the Code providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) of this Agreement shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for each such REMIC and for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to such REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or such other reasonable period. The Trustee shall sign all Tax Returns and other reports required by this Section.

(c)           The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early

Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(i)         100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(ii)        the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(iii)       all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(iv)       the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

If the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and all property acquired in respect of any Trust Mortgage Loan remaining in the Trust Fund in accordance with this Section 9.01(c), the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a) of this Agreement, which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Certificate Administrator for deposit in the Lower-Tier Distribution Account all amounts required to be transferred thereto on the Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation by the Master Servicer in writing that it has transferred all such amounts to the Certificate Administrator, the Custodian shall release or cause to be released to the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Trust Mortgage Loans and all property acquired in respect of any Trust Mortgage Loan remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Trustee and the Certificate Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a “qualified liquidation” under Section 860F(a)(4)(A) of the Code. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

(d)           If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Trust Mortgage Loans previously provided to it, that the final distribution will be made to the Holders of outstanding Regular Certificates, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Class of Certificates, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(b) of this Agreement; provided, that, if no such Classes of Certificates are then outstanding, the final distribution shall be made (i) to the Holders of the Class LR Certificates of any amount remaining in the Collection Accounts or the Lower-Tier Distribution Account, and (ii) to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account.

(e)           Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to Certificateholders (with a copy to the Trustee, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Operating Advisor, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement)), at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to Certificateholders shall:

(i)         specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)        specify the amount of any such final distribution, if known; and

(iii)       state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each Certificateholder.

(f)           Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.

(g)           Following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Sole Certificateholder pays to the Certificate Administrator as additional compensation an amount equal to one day of interest calculated at the Prime Rate on the aggregate Certificate Balance of the Sequential Pay Certificates and Loan-Specific Certificates (other than the Class CM-X-CP and Class CM-X-EXT Certificates) as of the first day of the current calendar month and such Sole Certificateholder pays to the Master Servicer as additional compensation an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than any Class of Class X Certificates, the Class V Certificates, the Class R Certificates and the Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund and such payments shall be treated as made by the Sole Certificateholder directly to the Certificate Administrator and the Master Servicer and not through or by either of the Trust REMICs; provided, further, that if the Holders of the Class X-D

Certificates have assigned their Voting Rights to the “Sole Certificateholder”, then the Sole Certificateholder may exchange the Class E, Class F and Class G Certificates for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a), and the Holders of the Class X-D Certificates shall be entitled to exchange those Certificates for consideration in an amount to be agreed by the Sole Certificateholder and the Holders of the Class X-D Certificates (the “Class X Payoff Amount”); provided, that the Class X Payoff Amount shall consist solely of cash or other assets otherwise payable or deliverable by the Trust to the Sole Certificateholder and to no other Person. If the Sole Certificateholder elects to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(a) of this Agreement or that may be withdrawn from the Distribution Accounts pursuant to 0 of this Agreement, but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05 of this Agreement. Upon confirmation from the Certificate Administrator that such final deposits have been made and following the surrender of all the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) on the final Distribution Date to the Certificate Administrator, the Custodian shall (i) upon receipt of a Request for Release from the Master Servicer, release to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and (ii) if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder”, upon receipt of the Class X-D Certificates, release the Class X Payoff Amount to the Holders of the Class X-D Certificates, and the Trust Fund shall be liquidated in accordance with this Article IX; provided, that the release of the Class X Payoff Amount to the Holders of the Class X-D Certificates shall be deemed to be delivery of the Class X Payoff Amount by the Trust to the Sole Certificateholder and by the Sole Certificateholder to the Holders of the Class X-D Certificates. The remaining Trust Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to this Article IX. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class V, Class R and Class LR Certificates), plus accrued, unpaid interest with respect thereto, and the Certificate

Administrator shall credit such amounts against amounts distributable in respect of the Lower-Tier Regular Interests and such Certificates.

(h)           The duties of the Operating Advisor under this Agreement shall terminate, without cost or expense to the Operating Advisor, upon termination of the Trust Fund.

ARTICLE X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01     Intent of the Parties; Reasonableness. Except with respect to Section 10.08, Section 10.11, Section 10.13, Section 10.14, Section 10.15, Section 10.16 and Section 10.17, the parties hereto acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Depositor (and any Other Depositor of any Other Securitization that includes a Serviced Companion Loan) with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Depositor, the Certificate Administrator or the Trustee shall exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties to this Agreement acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply, subject to Section 10.02, with reasonable requests made by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan), the Certificate Administrator or the Trustee in reasonable good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered” and do not mandate compliance). In connection with the COMM 2015-CCRE23 Commercial Mortgage Pass-Through Certificates and any Other Securitization subject to Regulation AB that includes a Serviced Companion Loan, subject to the preceding sentence, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, the Trustee and any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan, as applicable, to deliver or make available to the Depositor, the Certificate Administrator, the Trustee and any such Other Depositor or Other Trustee, as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, the Trustee or such Other Depositor or Other Trustee, as applicable, to permit the Depositor or such Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as applicable, and any Servicing Function Participant, or the Servicing of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (or, if applicable, the related Serviced Companion Loan), reasonably believed by the Depositor, the Certificate Administrator, the Trustee or the related Other Depositor or the related Other Trustee, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 10.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor, the Certificate Administrator or the Trustee, as applicable, to satisfy any related filing requirements.

For purposes of this Article X, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 10.02     Notification Requirements and Deliveries in Connection with securitization of a Serviced Companion Loan. (a) Any other provision of this Article X to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article X, in connection with the requirements contained in this Article X that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Trustee of any Other Securitization that includes a Companion Loan and is subject to Regulation AB, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Trustee until the Other Depositor or Other Trustee of such Other Securitization has provided each party hereto with not less than 10 Business Days’ (or such shorter period as required for such Other Depositor or Other Trustee to comply with related filing obligations, provided that (i) such Other Depositor or Other Trustee, as applicable, has provided written notice as soon as reasonably practicable and (ii) such period shall not be less than 3 Business Days’) written notice (which shall only be required to be delivered once) (i) stating that such Other Securitization is subject to Regulation AB and that the Other Securitization is subject to Exchange Act reporting, and (ii) specifying in reasonable detail the information and other items requested to be delivered (insofar as such information or other items are not expressly identified herein); provided, that if Exchange Act reporting is being requested, such Other Depositor or Other Trustee is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Trustee of such Other Securitization (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization. The parties hereto shall have the right to request written confirmation from the Other Depositor or Other Trustee of such Other Securitization as to whether Regulation AB or the Exchange Act requires the delivery of the items identified in this Article X to such Other Depositor and Other Trustee of such Other Securitization prior to providing any of the reports or other information required to be delivered under this Article X in connection therewith and if any such party makes such a request, then (i) upon such requesting party’s receipt of such written confirmation, such requesting party shall comply with the deadlines for delivery set forth in this Article X with respect to such Other Securitization and (ii) until such requesting party’s receipt of such written confirmation, such party shall not be required to deliver such items. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Trustee and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization.

(b)           Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 10.02(a) above, and subject to a right of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a related Serviced Companion Loan to use such party’s description contained in the Prospectus (updated as appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable) for inclusion in the disclosure materials relating to any securitization of a Serviced Companion Loan.

(c)           The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 10.02(a) above, shall each timely provide (to the extent the out-of-pocket cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any Other Securitization that includes a Serviced Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 10.02(b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, or their respective legal counsel, as the case may be). Neither the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be obligated to deliver any such item with respect to the securitization of a Serviced Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)           Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 10.02(a) above, shall provide (to the extent the out-of-pocket cost thereof is paid or caused to be paid by the applicable party set forth below in this Section 10.02(d)) to the Other Depositor and the Other Trustee under the Other Pooling and Servicing Agreement related to any Other Securitization the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization in connection with the closing of this COMM 2015-CCRE23 Mortgage Trust securitization transaction, the out-of-pocket cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.02(d) shall be paid (pursuant to a payment arrangement reasonably acceptable to the delivering party and the receiving party and agreed to as a condition precedent to delivery of such items) or caused to be paid by the applicable mortgage loan seller that transferred the related Serviced Companion Loan to the related Other Depositor for inclusion in such Other Securitization.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement, the out-of-pocket cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.02(d) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

Section 10.03     Information to be Provided by the Master Servicer and the Special Servicer. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.09) in connection with the succession to the Master Servicer, Special Servicer or any Servicing Function Participant (if such Servicing Function Participant is a servicer as contemplated by Item 1108(a)(2) of Regulation AB) as servicer or Sub-Servicer under or as contemplated by this Agreement or any related Other Pooling and Servicing Agreement by any Person (i) into which the Master Servicer, Special Servicer or such Servicing Function Participant may be merged or consolidated, (ii) which may be appointed as a sub-servicer (other than the appointment of a Mortgage Loan Seller Sub-Servicer) by a Master Servicer or Special Servicer, or (iii) that is appointed as a successor Master Servicer or successor Special Servicer pursuant to Section 3.22 or Section 7.02, the Master Servicer, the Special Servicer or any Servicing Function Participant (with respect to the foregoing clauses (i) and (ii)) or the successor Master Servicer or the successor Special Servicer (with respect to the foregoing clause (iii)) shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such succession pursuant to this Agreement, provide to the Depositor and to any Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, at least 5 Business Days (other than a succession or appointment pursuant to Section 7.01(b) for which notice shall be delivered as soon as reasonably practicable) prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the second Business Day after such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Trustee, the Certificate Administrator and the Depositor (and any Other Trustee and Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) of such succession or appointment, (y) in writing and in form and substance reasonably satisfactory to the Trustee, the Certificate Administrator and the Depositor (or any Other Trustee or Other Depositor of any Other Securitization that includes a Serviced Companion Loan), all information relating to such successor reasonably requested by the Depositor (or such Other Depositor) so that it may comply with its reporting obligation under Items 1.01 and 6.02 of Form 8-K with respect to any Class of Certificates or Serviced Companion Loan Securities and (z) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.04     Information to be Provided by the Trustee. (a) For so long as the Trust or Other Securitization is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 10.09) in connection with the succession to the Trustee as Trustee or appointment of a co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such succession pursuant to this Agreement, provide to the Depositor and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, at least 5 calendar days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Depositor, and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, of such succession or appointment, (y) in writing and in form and substance reasonably satisfactory to the Depositor, and to the Other Depositor related to any Other Securitization that includes a Serviced Companion Loan, all information reasonably requested by the Depositor, or such Other Depositor, so that it may comply with its reporting obligation under Items 1.01 and 6.02 of Form 8-K with respect to any Class of Certificates or Serviced Companion Loan Securities and (z) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Trustee or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.05     Filing Obligations. (a) Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall, and each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) to, reasonably cooperate with the Certificate Administrator and the Depositor (and any Other Trustee or Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) in connection with the Certificate Administrator’s and Depositor’s (or such Other Trustee’s or Other Depositor’s) good faith efforts to satisfy the Trust’s (or such Other Securitization’s) reporting requirements under the Exchange Act.

(b)           [Reserved]

(c)           With respect to any Mortgaged Property that secures a Serviced Companion Loan that the Other Depositor has notified the Master Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes such Serviced Companion Loan, the Master Servicer shall, after receipt of updated net operating income information, (x) promptly deliver the financial statements of such “significant obligor” to the Other Depositor and Other Trustee of such Other Securitization and (y) update the columns of the CREFC® Loan Periodic Update File for (i) the next applicable Distribution Date if the Master Servicer receives such updated net operating income information at least ten Business Days prior to the Determination Date related to such Distribution Date or (ii) the second succeeding Distribution Date if the Master Servicer does not receive such updated net operating income information prior to the date set forth in clause (i) related to such “significant obligor” as described in the last sentence of the first paragraph of the above clause (b).

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten Business Days after the date such financial information is required to be delivered under the related Loan Documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes the related Serviced Companion Loan (or the Master Servicer shall cause a Sub-Servicer to notify such Other Depositor) that it has not received them. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the related Borrower under the related Loan Documents.

The Master Servicer shall (or shall cause a Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the borrower related to such “significant obligor” to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the certificate administrator and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 10.06     Form 10-D Filings. Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder, in form and substance as required by the Exchange Act and such rules and regulations. A duly authorized representative of the Depositor shall sign each Form 10-D filed on behalf of the Trust. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto; provided that the Certificate Administrator shall redact from such Distribution Date Statement any information relating to the ratings of the Certificates and the identity of the Rating Agencies. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IV and directed to the Certificate Administrator and the Depositor for approval by the Depositor. The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule IV) absent such reporting, direction and approval after the date hereof. The Certificate Administrator shall include in any Form 10-D filed by it, without limitation, to the extent such information is provided to the Certificate Administrator by the Depositor for inclusion therein, (i) the information required by Rule 15Ga-1(a) under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and each Seller, if applicable, and the Commission assigned “Central Index Key” number for each such filer. The Certificate Administrator and the Depositor shall be entitled together to determine the manner of the presentation of such information (including the dates as of which such information is presented) in accordance with applicable laws and regulations.

For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, within five calendar days after the related Distribution Date, (i) the parties listed on Schedule IV hereto shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant with a copy to the Master Servicer) (and to any Other Trustee or Other Depositor related to any Other Securitization that includes a Serviced Companion Loan), to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in house legal department of such party), in EDGAR Compatible Format, or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor (or such Other Trustee and Other Depositor) and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IV applicable to such party, (ii) the parties listed on Schedule IV hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Z and (iii) the Certificate Administrator shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Certificate Administrator is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 7th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D; provided that if the Certificate Administrator does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-D Disclosure. Other than to the extent provided for in clause (iii) above, the Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IV of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Certificate Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review and approval; provided that the Certificate Administrator shall use its reasonable best efforts to provide such copy to the Depositor by the 8th day after the Distribution Date. No later than the end of business on the 4th Business Day prior to the filing date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-

D, and no later than the 2nd Business Day prior to the filing, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 10-D, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (ii) if agreed to prior to the time set forth in clause (i) above, such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator shall, pursuant to Section 4.02(b), make available on the Certificate Administrator’s website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 10.06. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare or file such Form 10-D where such failure results from the Certificate Administrator’s inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Certificate Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Certificate Administrator in writing, no later than the 5th calendar day after the related Distribution Date during any year in which the Trust is required to file a Form 10-D if the answer to the questions should be “no”; provided that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Certificate Administrator shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

Section 10.07     Form 10-K Filings. Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing with fiscal year 2015, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement:

(i)         an annual compliance statement for each applicable Certifying Servicer, as described under Section 10.11;

(ii)        (A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 10.12, and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 10.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 10.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included;

(iii)       (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.13, and (B) if any registered public accounting firm attestation report described under Section 10.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; and

(iv)       a Sarbanes-Oxley Certification as described in Section 10.08.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule V hereto to the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) and approved by the Depositor (and such Other Depositor), and the Certificate Administrator (or such Other Trustee) will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule V) absent such reporting and approval.

Not later than 10 Business Days after the end of each fiscal year for which the Trust (or any Other Securitization that includes a Serviced Companion Loan) is required to file a Form 10-K, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall provide the other parties to this Agreement and the Mortgage Loan Sellers (and the parties to any Other Pooling and Servicing Agreement with respect to any Other Securitization that includes such Serviced Companion Loan) with written notice of the name and address of each Servicing Function Participant retained by such party. Not later than the end of each year for which the Trust is required to file a Form 10-K, (i) the Certificate Administrator shall upon request provide to each Mortgage Loan Seller, Other Depositor and Other Trustee written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement and (ii) the Master Servicer or the Special

Servicer, as applicable, shall provide to each related Mortgage Loan Seller written notice of any change in the identity of any Sub-Servicer that is a Servicing Function Participant or an Additional Servicer engaged by the Master Servicer or the Special Servicer, as applicable, including the name and address of any new Sub-Servicer that is a Servicing Function Participant or an Additional Servicer.

With respect to any Other Securitization that includes a Serviced Companion Loan, not later than the end of each year for which the Other Securitization trust is required to file a Form 10-K, (i) the Certificate Administrator shall upon request provide to each mortgage loan seller with respect to such Other Securitization written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement and (ii) the Master Servicer or the Special Servicer, as applicable, shall provide to each such mortgage loan seller written notice of any change in the identity of any Sub-Servicer that is a Servicing Function Participant or an Additional Servicer engaged by the Master Servicer or the Special Servicer for the servicing of such Serviced Loan Combination, as applicable, including the name and address of any new Sub-Servicer that is a Servicing Function Participant or an Additional Servicer.

For so long as the Trust (or any Other Securitization that includes a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, by March 10th (with a grace period through March 15th), commencing in March 2016 (i) the parties listed on Schedule V hereto shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant with a copy to the Master Servicer) (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan), to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or any lawyer in the in house legal department of such party), in EDGAR Compatible Format (to the extent available to such party in such format), or in such other form as otherwise agreed upon by the Certificate Administrator and the Depositor (or such Other Trustee and Other Depositor) and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule V applicable to such party, (ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Z and (iii) the Certificate Administrator shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Certificate Administrator is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K; provided that if the Certificate Administrator does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-K Disclosure. Other than to the extent provided for in clause (iii) above, the Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, on or prior to the 6th Business Day prior to the 10-K Filing Deadline, the Certificate Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review and approval. Within three Business Days after receipt of such copy, but no later than March 24th, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approved of such Form 10-K. No later than 5:00 p.m., New York City time, on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 10-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 10-K Filing Deadline or (ii) such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 10-K, of each year in which a report on Form 10-K is required to be filed by the Trust. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator shall, pursuant to Section 4.02(b), make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article X. The Certificate Administrator shall have no liability with respect to any failure to properly prepare or file such Form 10-K resulting from the Certificate Administrator’s inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Certificate Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Certificate Administrator in writing, no later than the 15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the answer to the questions should be “no”; provided that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Certificate Administrator shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Certificate Administrator) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Certificate Administrator that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

Section 10.08     Sarbanes-Oxley Certification. Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), as set forth in Exhibit Y attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Reporting Servicer shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), to provide to the Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization that includes a Serviced Companion Loan (the “Certifying Person”), by March 10th (with a grace period through March 15th) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and of each year in which any Other Securitization that includes a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit O, Exhibit P, Exhibit Q, Exhibit R, Exhibit S, Exhibit AA or Exhibit BB, as applicable, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. The Certifying Person at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy to Salvatore Palazzolo, Esq. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, such Reporting Servicer shall provide a Performance Certification to the Certifying Person pursuant to this Section 10.08 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement. Notwithstanding the foregoing, the Trustee shall not be required to deliver a Performance Certification with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Notwithstanding the foregoing, nothing in this Section 10.08 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer, Additional Servicer or any other third party retained by it that is not a Sub-Servicer listed on Exhibit T or a Sub-Servicer appointed pursuant to Section 3.01(c)), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 10.11, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 10.12 and (iii) registered public accounting firm attestation report provided pursuant to Section 10.13.

For so long as the Trust is subject to the reporting obligations of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Service Providers, in form and substance similar to a Performance Certification or to the form, if any, provided in the Other Pooling and Servicing Agreement. The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such Sarbanes-Oxley back-up certification received by the Master Servicer.

Section 10.09     Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure (the “8-K Filing Deadline”) under Form 8-K (each a “Reportable Event”), to the extent it receives the Form 8-K Disclosure Information described below, the Certificate Administrator shall, at the direction of the Depositor, prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule VI to which such Reportable Event relates and such Form 8-K Disclosure Information shall be delivered to the Depositor and the Certificate Administrator (and to any Other Depositor and Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) in EDGAR Compatible Format and approved by the Depositor. The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule VI) absent such reporting and approval.

For so long as the Trust (or any Other Securitization that includes a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, the parties listed on Schedule VI hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge, use their commercially reasonable efforts to provide to the Depositor and the Certificate Administrator (and to any Other Depositor and Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than the end of business (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, the form and substance of the Form 8-K Disclosure Information described on Schedule VI as applicable to such party, in EDGAR Compatible Format, or in such other format as otherwise agreed to in advance by the Certificate Administrator and the Depositor (and such Other Trustee and Other Depositor) and such party and accompanied by an Additional Disclosure Notification in the form attached hereto as Exhibit Z. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K by the end of business on the 2nd Business Day after the Reportable Event; provided that if the Certificate Administrator does not receive a response from the Depositor by such time as required under this Agreement the Depositor will be deemed to have consented to such Form 8-K Disclosure Information. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule VI of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided that to the extent that the Certificate Administrator is notified of such Reportable Event and it does not receive the necessary Form 8–K Disclosure Information, it shall notify the Depositor that it has not received such information and, provided, further, that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Certificate Administrator or any party that the Certificate Administrator has engaged to perform its obligations under this Agreement. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Certificate Administrator shall, no later than the end of the Business Day (New York City time) on the 3rd Business Day after the Reportable Event, forward electronically a copy of the Form 8-K to the Depositor for review and approval and the Depositor shall promptly notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to the Form 8-K. No later than noon on the 4th Business Day (New York City time) after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form 8-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 p.m. (New York City time) on the 4th Business Day following the reportable event or (ii) such other time as the Depositor and the Certificate Administrator mutually agree is permitted by the Commission for the filing such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Certificate Administrator will, pursuant to Section 4.02(b), make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.09. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive approved Form 8-K Disclosure Information within the applicable timeframes set forth in this Section 10.09 and not resulting from the Certificate Administrator’s own negligence, bad faith or willful misconduct (provided that to the extent that the Certificate Administrator is notified of such Reportable Event and it does not receive the necessary Form 8–K Disclosure Information, it will notify the Depositor that it has not received such information and further provided that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Certificate Administrator or any party that the Certificate Administrator has engaged to perform its obligations under this Agreement).

Section 10.10     Suspension of Exchange Act Filings; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports. (a) If at any time the Trust is permitted to suspend its reporting obligations under the Exchange Act, on or before January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Depositor shall direct the Certificate Administrator to prepare and file any form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, except with respect to the Other Securitization, the obligations of the parties to this Agreement under Section 10.01, Section 10.03, Section 10.06, Section 10.07, Section 10.08 and Section 10.09 shall be suspended. The Certificate

Administrator shall provide prompt notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Mortgage Loan Sellers that such form has been filed.

(b)           If the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Certificate Administrator shall promptly notify (which notice (which may be sent by fax or by email notwithstanding the provisions of Section 11.04) shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) the Depositor and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Certificate Administrator to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Certificate Administrator shall notify the Depositor and such other parties as needed and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. In the event that any Reporting Servicer receives notice from the applicable parties to the Other Securitization that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, such party shall cooperate in preparation of any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by the Depositor. The parties to this agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.10 related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer, the Special Servicer and the Depositor performing their duties under this Section. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.11     Annual Compliance Statements. (a) The Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator, any Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) shall, and the Master Servicer, the Special Servicer, the Custodian and the Certificate Administrator shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than (x) any party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), to deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), the Other Trustee, the Other Depositor and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) on or before March 10th (subject to a grace period through March 15th) of each year, commencing in 2016, in an EDGAR compatible format an officer’s certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during a reporting period consisting of the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such reporting period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)           With respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Master Servicer shall use commercially reasonable efforts to procure an officer’s certificate as described in this Section from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the officer’s certificate described in this Section.

(c)           Promptly after receipt of each such officer’s certificate, the Depositor (and each Other Depositor for any Other Securitization that includes a Serviced Companion Loan) shall have the right to review such officer’s certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer’s obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such officer’s certificate until April 15, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust or any Other Securitization that includes a Serviced Companion Loan for the preceding calendar year. If any Certifying Servicer is terminated or resigns pursuant to the terms of this Agreement or any applicable Sub-Servicing Agreement, as the case may be, such Certifying Servicer shall provide the officer’s certificate pursuant to this Section 10.11 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be.

Section 10.12     Annual Reports on Assessment of Compliance with Servicing Criteria. By March 10th (subject to a grace period through March 15th) of each year, commencing in March 2016, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each Servicing Function Participant (each, a “Reporting Servicer”), each at its own expense, shall furnish (and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause, by March 10th (subject to a grace period through March 15th) each Servicing Function Participant

(other than (x) a party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer), with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) to furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor (and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.16(d) of this Agreement) in an EDGAR compatible format a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 10.12 shall be made available to any Privileged Person by the Certificate Administrator pursuant to Section 4.02(c) of this Agreement and to any Rating Agency and NRSRO by the 17g-5 Information Provider pursuant to Section 3.16(d) of this Agreement. Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

No later than 10 Business Days after the end of each fiscal year for the Trust (and any Other Securitization that includes a Serviced Companion Loan) for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and the Operating Advisor shall each forward to the Certificate Administrator and the Depositor (and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan) the name and contact information of each Servicing Function Participant engaged by it during such year or portion thereof (except with respect to any Mortgage Loan Seller Sub-Servicer) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each Servicing Function Participant submit their respective assessments by March 10th (subject to a grace period through March 15th), as applicable, to the Certificate Administrator (and such other trustee), each such party shall also at such time, if it has received the assessment (and attestation pursuant to Section 10.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Certificate Administrator (and such other trustee).

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor (and any Other Depositor for any Other Securitization that includes a Serviced Companion Loan) shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or any Servicing Function Participant, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually, address the Relevant Servicing Criteria for each party as set forth on Schedule II and notify the Depositor (and the Other Depositor for any Other Securitization that includes a Serviced Companion Loan) of any exceptions; provided that the Certificate Administrator shall not be responsible for confirming whether any such party has certified to all the Relevant Servicing Criteria applicable to it. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor (and the Other Depositor for any Other Securitization that includes a Serviced Companion Loan) that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a Serviced Companion Loan, the related Other Securitization that includes such Serviced Companion Loan) for the preceding calendar year. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, as the case may be, such Reporting Servicer shall provide the reports and statements pursuant to this Section 10.12 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be.

The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 10.12 by the Master Servicer or the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall not, as a result of being so reported, in and of itself, constitute a breach of such parties’ obligations or a Servicer Termination Event or Operating Advisor Termination Event, as applicable, under this Agreement unless otherwise provided for in this Agreement.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under an Other Pooling and Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13 from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the annual report on assessment of compliance described in this Section (or in such Other Pooling and Servicing Agreement, as the case may be) and the attestation described in Section 10.13. The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such assessment of compliance received by the Master Servicer. Until such time as the Certificate Administrator receives notice that the Non-Serviced Mortgage Loan Service Providers no longer have a continuing obligation under the Other Pooling and Servicing Agreement related to an Other Securitization that includes the related Non-Serviced Companion Loan to provide to the Trust an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13 for any year that the Trust formed under this Agreement is not subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Non-Serviced Mortgage Loan Service Providers if such parties fail to deliver to the Certificate Administrator such assessment of compliance and attestation within the time frame required by such Other Pooling and Servicing Agreement.

Section 10.13     Annual Independent Public Accountants’ Servicing Report. By March 10th (subject to a grace period through March 15th), of each year, commencing in March 2016, each Reporting Servicer, each at its own expense, shall cause, and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) a party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), each at such Servicing Function Participant’s own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Operating Advisor and such Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Administrator, the Depositor (and to any Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan), the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.16(d) of this Agreement) to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Notwithstanding the foregoing, the Trustee shall not be required to deliver an annual independent public accountants’ servicing report with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Promptly after receipt of such report from each Reporting Servicer, (i) the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) shall have the right to review the report and, if applicable, consult with the related Reporting Servicer as to the nature of any material instance of noncompliance by such Reporting Servicer with the Servicing Criteria applicable to such person, as the case may be, in the fulfillment of any of such Reporting Servicer’s obligations hereunder or under any applicable sub-servicing agreement or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each assessment submitted pursuant to Section 10.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) of any exceptions; provided, that the Certificate Administrator shall not be responsible for confirming whether any particular Reporting Servicer has certified to all of the Relevant Servicing Criteria applicable to it. No Reporting Servicer shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a Serviced Companion Loan, the related Other Securitization that includes such Serviced Companion Loan) for the preceding calendar year. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-

Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide the report pursuant to this Section 10.13 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be.

Section 10.14     Exchange Act Reporting Indemnification. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Article X by the time required after giving effect to any applicable grace period or cure period, (ii) any untrue statement or alleged untrue statement of a material fact contained in any information (x) regarding such party or any Servicing Function Participant, Additional Servicer or subcontractor engaged by it (other than any Mortgage Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party in connection with the performance of such party’s obligations described in this Article X, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the applicable party shall be entitled to participate in any action arising out of the foregoing and the Depositor shall consult with such party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Article X by the time required after giving effect to any applicable grace period and cure period or (iv) any Deficient Exchange Act Deliverable.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement) with the Depositor as necessary for the Depositor to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding information (x) delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) regarding such Affected Reporting Party, and (z) prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or Other Depositor’s filing of such report, the Depositor or Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or Other Depositor informed of its progress with the Commission and copy the Depositor or Other Depositor on all correspondence with the Commission and provide the Depositor or Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or Other Depositor shall cooperate with any Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or Other Depositor) and the Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or Other Depositor, as the case may be. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions in the related sub-servicing or similar agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage

Loans (other than a Non-Serviced Mortgage Loan) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable Sub-Servicing Agreement, as applicable or (ii) any Deficient Exchange Act Deliverable.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, each Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall, and the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than (x) a party to this Agreement or (y) any Mortgage Loan Seller Sub-Servicer) with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) to contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article X.  The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) Mortgage Loan Seller Sub-Servicers) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) to agree to the foregoing indemnification and contribution obligations.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party.  In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which approval shall not be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties and, in the case of an investigation by the Commission, any parties that are, or whose reporting materials are, the subject of such investigation) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party (which approval shall not be unreasonably withheld or delayed).  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.  However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

Section 10.15      Amendments.  This Article X may be amended by the written consent of all the parties hereto pursuant to Section 11.07 for purposes of complying with Regulation AB without, in each case, any Opinions of Counsel, Officer’s Certificates, No Downgrade Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 10.16      Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods.  (a)  Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Certificate Administrator.  The signing party at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention:  Lainie Kaye, with a copy to Salvatore Palazzolo.

(b)           Notwithstanding anything in Section 11.04 to the contrary, any notice required to be delivered to (i) the Depositor under this Article X shall be properly given if sent by facsimile to (212) 797-4487, Attention:  Lainie Kaye (or such other number as the Depositor may instruct) and/or by email to lainie.kaye@db.com (or such other email address as the Depositor may instruct) and (ii) to the Certificate Administrator under this Article X shall be properly given if sent by facsimile to (410) 884-2380, Attention: Core Services, or such other number as the Certificate Administrator may instruct and/or by email to cts.sec.notifications@wellsfargo.com (or such other email address as the Certificate Administrator may instruct).

(c)            For the avoidance of doubt:

 (i)            Neither Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event, as applicable, pursuant to the last clause of the definition of “Master Servicer Termination Event” or “Special Servicer Termination Event,” as

applicable, nor shall any such party be deemed to not be in compliance under this Agreement, during any grace period provided for in this Article X, provided, that if any such party fails to comply with the delivery requirements of this Article X by the expiration of any applicable grace period such failure shall constitute a Servicer Termination Event with respect to such party; and

(ii)            Neither Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event, as applicable, pursuant to the last clause of the definition of “Master Servicer Termination Event” or “Special Servicer Termination Event,” as applicable, nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article X by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports.

(d)           If the Certificate Administrator or the Depositor does not receive the Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any Servicing Function Participant retained or engaged by a party hereto that is actually known by a Responsible Officer of the Certificate Administrator or the Depositor, as the case may be, by March 15th of any year during which an Annual Report on Form 10-K is required to be filed with the Commission with respect to the Trust, then the Certificate Administrator shall, and the Depositor may, forward a Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Certificate Administrator is sending the Servicer Notice) or the Certificate Administrator (if the Depositor is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Article X and Section 7.01 of this Agreement, a “Servicer Notice” shall constitute either any writing forwarded to such party or, in the case of the Master Servicer and the Special Servicer, notwithstanding the provisions of Section 11.05, e-mail notice or fax notice which, in the case of an email transmission, shall be forwarded to all of the following e-mail addresses for the applicable party:  in the case of the Master Servicer and the Special Servicer, to the applicable email address as provided in writing by the Master Servicer or the Special Servicer, as applicable, upon request, or such other e-mail addresses as are provided in writing by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator and the Depositor (but any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirements as set forth in the preceding sentence and/or under the provisions of Section 7.01.  Notwithstanding anything herein to the contrary, the forwarding of a Servicer Notice shall not relieve any Master Servicer or the Special Servicer of any liability under Section 7.01(a)(viii) or Section 7.01(b)(viii), respectively, for the failure of any Servicing Function Participant or Sub-Servicing Entity to deliver any Exchange Act reporting items pursuant to this Article X.

Section 10.17      Termination of the Certificate Administrator.  Notwithstanding anything to the contrary contained in this Agreement, the Depositor may direct the Trustee to, and the Trustee shall upon such direction, terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor certificate administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if it cannot perform its obligations due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Certificate Administrator may not be terminated if, following the Certificate Administrator’s failure to comply with any of such obligations under Section 10.06, Section 10.07, Section 10.09, Section 10.11, Section 10.12 or Section 10.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.17 and (d) the Certificate Administrator may not be terminated if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01      Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 11.02      Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as  partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, the Certificates or any Mortgage Loan, unless such Certificateholder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Certificateholders representing Percentage Interests of at least 25% of each affected Class of Certificates, as applicable, has or have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and has or have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no Certificateholder of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class, as applicable. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

No Certificateholder shall be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Section 11.03      Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 11.04      Waiver of Jury Trial; Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION

OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 11.05     Notices.  Unless otherwise specified in this Agreement, all demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first-class mail, postage prepaid or by overnight courier) as follows:

If to the Trustee, to:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801
Attention: CMBS Trustee COMM 2015-CCRE23
Email: cmbstrustee@wilmingtontrust.com

If to the Certificate Administrator, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - COMM 2015-CCRE23

If to the Custodian, to:

Wells Fargo Bank, N.A.
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: COMM 2015-CCRE23

If to the Depositor, to:

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

If to the Operating Advisor, to:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Don Simon, Chief Operating Officer

with an electronic copy to:

don.simon@pentalphasurveillance.com & notices@pentalphasurveillance.com and with a copy to:

Bass, Berry & Sims PLC
150 Third Avenue South
Nashville, Tennessee, 37201
Attention: Jay Knight
E-mail: jknight@bassberry.com

If to the Master Servicer, to:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax Number: (913) 253-9001

If to the Special Servicer, to:

CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attention: Brian Hanson
Facsimile No.: (202) 715-9699
Email: cwcamnoticescomm2015-ccre23@cwcapital.com

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Facsimile No.: (816) 691-3495
Email: kenda.tomes@stinsonleonard.com

If to Cantor Commercial Real Estate Lending L.P., as Mortgage Loan Seller, to:

Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street
New York, New York 10022
Attention: Anthony Orso

with an electronic copy to:

Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street
New York, New York 10022
Attention: Legal Department
E-mail: legal@ccre.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette

If to German American Capital Corporation as Mortgage Loan Seller, to:

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

If to General Electric Capital Corporation as Mortgage Loan Seller, to:

General Electric Capital Corporation
299 Park Avenue, 4th Floor
New York, New York 10017
Attention: Bruce Viergever
Facsimile: (646) 428-7196

with a copy to:

General Electric Capital Corporation
14951 Dallas Parkway
Dallas, Texas 75254
Attention: David Martindale
Facsimile: (972) 728-7650

with a copy to:

General Electric Capital Corporation
901 Main Avenue, 4th Floor
Norwalk, CT 06851
Attention: Pat DeLuca
Facsimile: (203) 750-7098

If to Jefferies LoanCore LLC, as Mortgage Loan Seller, to:

Jefferies LoanCore LLC
c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Dan Bennett
Fax No.: (203) 861-6006

With a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Anna Glick

If to Ladder Capital Finance LLC, as Mortgage Loan Seller, to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Pamela McCormack
Email: pamela.mccormack@laddercapital.com

with an electronic copy to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Robert Perelman
Email: robert.perelman@laddercapital.com

with an electronic copy to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: David Traitel
Email: david.traitel@laddercapital.com

If to Cantor Fitzgerald & Co., as Initial Purchaser or Underwriter, to:

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attention: Stephen Merkel and Shawn Matthews

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Patrick T. Quinn

If to Deutsche Bank Securities Inc., as Initial Purchaser or Underwriter, to:

Deutsche Bank Securities Inc.
Commercial Mortgage-Backed Securities
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

If to CastleOak Securities, L.P., as Underwriter, to:

CastleOak Securities, L.P.
110 East 59th Street, 2nd Floor
New York, New York 10022
Attention: Philip Ippolito

If to Citigroup Global Markets Inc., as Initial Purchaser or Underwriter, to:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice
Facsimile Number: (212) 723-8599

with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile Number: (646) 328-2943
Email: richard.simpson@citi.com

If to Jefferies LLC, as Underwriter, to:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: Lisa Pendergast
Facsimile Number: (203) 724-4971

with a copy to:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: Legal Department
Facsimile Number: (646) 786-5691

If to Wells Fargo Securities, LLC, as Initial Purchaser, to:

Wells Fargo Securities, LLC
375 Park Avenue, 2nd Floor, J0127-023
New York, New York 10152-023
Attention: A.J. Sfarra
Facsimile: (212) 214-8970

with a copy to:

Wells Fargo Law Department, D1053-300
301 South College St.
Charlotte, North Carolina 28288
Attention: Jeff D. Blake, Esq.
Facsimile: (704) 715-2378

If to any Certificateholder, to:

the address set forth in the Certificate Register

If to the initial Controlling Class Representative with respect to any Mortgage Loan, to:

Seer Capital Management, LP
1177 Avenue of the Americas, 34th Floor
New York, New York 10036
Attention: Richard Parkus
Facsimile number: (212) 850-2011
Email: rparkus@seercap.com

with a copy to:

Kaye Scholer LLP
Three First National Plaza
Chicago, Illinois 60602
Attention: Daniel J. Hartnett
Facsimile number: (312) 583-2580
Email: daniel.hartnett@kayescholer.com

If to the 17g-5 Information Provider, electronically to:

17g5informationprovider@wellsfargo.com

(in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “COMM 2015-CCRE23” and an identification of the type of information being provided in the body of such electronic mail)

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Solely to the extent the provisions herein contemplate electronic delivery of information, such information shall be transmitted via electronic mail with a subject reference to include “COMM 2015-CCRE23” (or substantially similar language) (i) in the case of the Depositor, to dbsec.notifications@db.com, (ii) in the case of the Trustee, to cmbstrustee@wilmingtontrust.com, (iii) in the case of the Certificate Administrator, to the email address specified on the Certificate Administrator’s Website (and, if no such email address is specified therein, to cts.cmbs.bond.admin@wellsfargo.com), (iv) in the case of the Operating Advisor, to don.simon@pentalphasurveillance.com and notices@pentalphasurveillance.com, (v) in the case of the Master Servicer, to noticeadmin@midlandls.com, (vi) in the case of the Special Servicer, to cwcamnoticescomm2015-ccre23@cwcapital.com, (vii) in the case of German American Capital Corporation, to lainie.kaye@db.com, (viii) in the case of Deutsche Bank Securities Inc., to lainie.kaye@db.com, (ix) in the case of Cantor Commercial Real Estate Lending, L.P., to legal@ccre.com and awessner@cantor.com, (x) in the case of Cantor Fitzgerald & Co., to smatthews@cantor.com and smerkel@cantor.com, (xi) in the case of Jefferies LoanCore LLC, to pgershon@loancorecapital.com, (xii) in the case of Jefferies LLC, to mgreen@jefferies.com,, (xiii) in the case of Ladder Capital Finance LLC, to Robert.perelman@laddercapital.com, (xiv) in the case of General Electric Capital Corporation, to pat.deluca@ge.com and david.martindale@gecapital.com, (xv) in the case of CastleOak

Securities, L.P., to pji@castleoaklp.com, (xvi) in the case of Citigroup Global Markets Inc., to richard.simpson@citi.com and ryan.m.oconnor@citi.com, (xvii) in the case of Wells Fargo Securities, LLC, to anthony.sfarra@wellsfargo.com, (xviii) in the case of the initial Controlling Class Representative, to rparkus@seercap.com, and (xix) in the case of the 17g-5 Information Provider, to 17g5informationprovider@wellsfargo.com; or, in the case of the parties to this Agreement, to such other electronic mail address as such party shall specify by written notice (which may be electronic) to the other parties hereto.

The obligation of any party to this Agreement to deliver any notices, reports or other information to any Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider shall be effective in each case only to the extent such party to this Agreement has received notice of the identity and contact information of such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable.  Any such party may conclusively rely on the name and contact information provided by the related Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, and shall be entitled to assume that the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable has not changed, absent receipt of written notice from such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, of a change with respect to the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, as applicable.

Section 11.06     Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07     Notice to the Depositor and Each Rating Agency.  (a)  The Certificate Administrator shall use its best efforts to promptly provide notice, promptly furnish (or make available) to the Depositor, the Underwriters, the Initial Purchasers, the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Trustee, the related Serviced Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website) with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge:

(i)        any material change or amendment to this Agreement, any Mortgage Loan Purchase Agreement or any Intercreditor Agreement;

(ii)       the occurrence of any Servicer Termination Event that has not been cured;

(iii)      the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee; and

(iv)      the repurchase of Trust Mortgage Loans pursuant to Section 2.03(e) of this Agreement.

(b)       The Certificate Administrator shall promptly furnish to the Depositor, the Underwriters, the Initial Purchasers, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website):

(i)        notice of the final payment to any Class of Certificateholders;

(ii)       notice of any change in the location of the Distribution Accounts, the Interest Reserve Account, or the Excess Liquidation Proceeds Account; and

(iii)      each report to Certificateholders described in Section 4.02 and Section 3.13 of this Agreement.

(c)       The Master Servicer shall promptly furnish to the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website) and the related Other 17g-5 Information Provider (if any):

(i)        a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03 of this Agreement;

(ii)       notice of any change in the location of the Collection Account or any Serviced Loan Combination Collection Account,

(iii)      a copy of any notice with respect to a breach of a representation or warranty with respect to any Trust Mortgage Loan;

(iv)      any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

(v)       any change in the lien priority of a Trust Mortgage Loan;

(vi)      any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

(vii)     any material damage to a Mortgaged Property; and

(viii)    any amendment, modification, consent or waiver to or of any provision of a Trust Mortgage Loan.

(d)       Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.14(d) to the Rating Agencies at the address listed below, promptly following the occurrence thereof.  The Master Servicer or Special Servicer, as applicable, and the Certificate Administrator and Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.14(d).  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Notices to each Rating Agency shall be addressed as follows:

DBRS, Inc.
333 West Wacker Drive, Suite 1800
Chicago, Illinois 60606
Attention: Commercial Mortgage Surveillance
Facsimile No.: (312) 332 3492
Email: cmbs.surveillance@dbrs.com

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
Facsimile No.: (212) 553-1350
Email:cmbssurveillance@moodys.com

Morningstar Credit Ratings, LLC
220 Gibraltar Road, Suite 300
Horsham, Pennsylvania 19044
Attention: CMBS Surveillance
E-mail: cmbsratings@morningstar.com

Kroll Bond Rating Agency, Inc.
845 Third Avenue, 4th Floor
New York, New York 10022
Attention: CMBS Surveillance
Facsimile No.: (646) 731-2395

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

Section 11.08     Amendment.  This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Serviced Companion Loan Noteholders:

(i)        to cure any ambiguity or to correct any error;

(ii)       to cause the provisions herein or therein to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein;

(iii)      to amend any provision hereof or thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under this Agreement;

(iv)      to amend or supplement a provision, or to supplement any provisions to the extent not inconsistent with the provisions of this Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and

(v)       to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

provided that any amendment under this Section 11.08 (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)       change the percentages of Voting Rights, Pooled Voting Rights, Courtyard by Marriott Voting Rights or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under this Agreement;

(iii)      alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)      amend any section hereof which relates to the amendment of this Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend this Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

If neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.08 shall be effective with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section 11.08, the Certificateholders and Serviced Companion Loan Noteholders.

It shall not be necessary for the consent of Certificateholders under this Section 11.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and, if applicable, Serviced Companion Loan Noteholders, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee and the Certificate Administrator have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required to maintain the rating issued by any Rating Agency or requested by the Trustee for any purpose described in clause (i), (ii) or (iii) of the first sentence of this Section, then at the expense of the Trust Fund (and, in the case of any Loan Combination, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement) confirming that such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied, respectively, hereunder and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause the Grantor Trust to fail to qualify as a grantor trust, or cause a tax to be imposed on the Trust Fund or any such Trust REMIC or any such Grantor Trust.

Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel and an Officer’s Certificate, at the expense of the party requesting such amendment (or, if such amendment is required to maintain the rating issued by any Rating Agency or requested by the Trustee for any purpose described in clauses (i), (ii) or (iii) of the first sentence of this Section 11.08 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund (and, in the case of any Loan Combination, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)) confirming that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied.  The Trustee, the Certificate Administrator or the Operating Advisor may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s, the Certificate Administrator’s or the Operating Advisor’s own rights, duties or immunities under this Agreement.

Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary hereunder, and/or obligations (including, without limitation, in the case of a Mortgage Loan Seller, under the related Mortgage Loan Purchase Agreement) of any Mortgage Loan Seller, Initial Purchaser or Underwriter without the written consent of such Mortgage Loan Seller, Initial Purchaser or Underwriter, as applicable or (ii) which adversely affects (as determined by the applicable Companion Loan Noteholder in good faith) the rights and/or obligations of any Companion Loan Noteholder without the written consent of such Companion Loan Noteholder.

Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement, and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, each Serviced Companion Loan Noteholder, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, each Mortgage Loan Seller, the Underwriters and the Initial Purchasers.

Section 11.09     Confirmation of Intent.  It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Trust Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement be treated for all purposes as a sale by the Depositor of the Trust Fund to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, if, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in, and the Depositor hereby grants to the Trustee a security interest in, all of the Depositor’s right, title and interest in and to, whether now owned or existing or hereafter acquired or arising, the property identified in clauses (i) through (xiv) of the definition of “Trust Fund” and all proceeds thereof; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall, and upon the request and direction of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund (and, in the case of any Loan Combination, such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)), take such actions as may be necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

Section 11.10     No Intended Third-Party Beneficiaries.  Except as specified in Section 11.12 of this Agreement, no Person other than a party to this Agreement, any Mortgage Loan Seller, any Initial Purchaser, any Underwriter or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 11.11     Entire Agreement.  This Agreement (and, with respect to each Loan Combination, together with the related Intercreditor Agreement) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 11.12     Third Party Beneficiaries. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer acknowledge that (i) each Mortgage Loan Seller and Deutsche Bank Securities Inc. are third party beneficiaries with respect to Section 8.05(h) of this Agreement, the obligations of any party to this Agreement to deliver information to the 17g-5 Information Provider hereunder and the obligations of the 17g-5 Information Provider to post information to the 17g-5 Information Provider’s Website (or make available to the NRSROs the items referenced in Section 3.13(c) and (d)) and the express obligations of any party hereto to deliver documents, notices, information or funds to a Mortgage Loan Seller, (ii) each Mortgage Loan Seller is a third party beneficiary with respect to Section 2.03(d), Section 2.03(e), Section 2.03(g) and Section 11.08 of this Agreement and its rights as a Privileged Person, (iii) each Initial Purchaser and each Underwriter is a third party beneficiary with respect to its rights to receive any notices, documents, certifications and/or information hereunder and its rights under Section 11.08 of this Agreement, (iv) each holder of a Companion Loan and any related Other Depositor is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly (or, in the case of a holder of a Companion Loan, the related Other Servicer may) enforce such rights, (v) each of the Serviced Companion Loan Service Providers under the applicable Other Pooling and Servicing Agreement is an intended third party beneficiary under this Agreement with respect to any provision herein expressly relating to compensation, reimbursement or indemnification of such Serviced Companion Loan Service Provider and the provisions regarding the coordination of Advances and (vi) with respect to each Non-Serviced Pari Passu Companion Loan, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement is an intended third party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the applicable Non-Serviced Mortgage Loan by such Persons, (2) the indemnification of each applicable Other Servicer, Other Special Servicer and Other Trustee pursuant to Section 1.04 of this Agreement against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the related Other Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the related Loan Combination and any related reimbursement provisions and (3) the provisions set forth in Section 4.07(e) of this Agreement regarding advancing coordination.

Section 11.13     PNC Bank, National Association. PNC Bank, National Association, by execution hereof by its division, Midland Loan Services, a Division of PNC Bank, National Association, acknowledges and agrees that this Agreement is binding upon and enforceable against PNC Bank, National Association to the full extent of the obligations set forth herein with respect to Midland Loan Services, a Division of PNC Bank, National Association.

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IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Bradley J. Hauger
Name: Bradley J. Hauger
Title: Senior Vice President

CWCAPITAL ASSET MANAGEMENT LLC, as Special Servicer

By:	/s/ Brian Hanson
Name: Brian Hanson
Title: Managing Director

COMM 2015-CCRE23:  Pooling and Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Adam B. Scozzafava
Name: Adam B. Scozzafava
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian

By:	/s/ Stacey Gross
Name: Stacey Gross
Title: Vice President

PENTALPHA SURVEILLANCE LLC, as Operating Advisor

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director, and Solely as an Authorized Signatory

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF New York	)
: ss.:
COUNTY OF New York	)

On the 7th day of May in the year 2015, before me, the undersigned, personally appeared Helaine Kaplan and Natalie Grainger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Christine L. Last
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP	Christine L. Last Notary Public -State of New York No. 01LA6274862 Qualified in New York County My Commission Expires January 14, 2017
Address:	200 Liberty Street New York, New York 10281

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF KANSAS	)
: ss.:
COUNTY OF JOHNSON	)

On the 14th day of May in the year 2015, before me, the undersigned, personally appeared Bradley J. Hauger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Overland Park, KS (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

JUNE E. CHO NOTARY PUBLIC - State of Kansas My Appt. Exp. 6/11/18	/s/ June E. Cho
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF Maryland	)
: ss.:
COUNTY OF Montgomery	)

On the 8 day of May in the year 2015, before me, the undersigned, personally appeared Brian Hanson Managing Director, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Maryland Montgomery (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Sheremee D. Griffin CW Capital
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281
SHEREMEE D. GRIFFIN NOTARY PUBLIC MY COMMISSION EXPIRES 11/30/2018 MONTGOMERY COUNTY, MD

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF DELAWARE	)
: ss.:
COUNTY OF NEW CASTLE	)

On the 15 day of May in the year 2015, before me, the undersigned, personally appeared Adam B. Scozzafava, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Wilmington, Delaware (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Christina M. Bader
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281	CHRISTINA M BADER NOTARY PUBLIC STATE OF DELAWARE My Commission Expires 04-15-2016

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF Maryland	)
: ss.:
COUNTY OF Howard	)

On the 6 day of May in the year 2015, before me, the undersigned, personally appeared Stacey Gross, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Columbia, Maryland (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Colin A. Castro
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281	COLIN A CASTRO NOTARY PUBLIC MY COMMISSION EXPIRES MARCH 24, 2019 FREDERICK COUNTY, MD

COMM 2015-CCRE23:  Pooling and Servicing Agreement

STATE OF Connecticut	)
: ss.:
COUNTY OF Fairfield	)

On the 7th day of May in the year 2015, before me, the undersigned, personally appeared James Callahan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Greenwich (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Melonie S. Williams
Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281	MELONIE S. WILLIAMS Notary Public Connecticut My Commission Expires July 31, 2019

COMM 2015-CCRE23:  Pooling and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-1-1

COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-1

Class A-1 Pass-Through Rate: 1.536%	CUSIP: 12593AAW5 ISIN: US12593AAW53

Original Aggregate Certificate Balance of the Class A-1 Certificates: $53,800,000	Initial Certificate Balance of this Certificate: $53,800,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: January 2020	No.: A-1-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).  This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

A-1-2

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.  In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.  Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or,

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otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders.  If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement.  Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.  Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)):  (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the

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Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).  As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement.  Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

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No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act.  Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the

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Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local

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taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C

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Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-1 Certificate to be duly executed.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-2

Class A-2 Pass-Through Rate: 2.852%	CUSIP: 12593AAX3 ISIN: US12593AAX37

Original Aggregate Certificate Balance of the Class A-2 Certificates: $168,100,000	Initial Certificate Balance of this Certificate: $168,100,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: A-2-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).  This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

A-2-2

of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.  In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.  Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders.  If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement.  Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.  Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)):  (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).  As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement.  Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act.  Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-2 Certificate to be duly executed.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-3

FORM OF CLASS A-SB  CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-SB

Class A-SB Pass-Through Rate: 3.257%	CUSIP: 12593AAY1 ISIN: US12593AAY10

Original Aggregate Certificate Balance of the Class A-SB Certificates: $85,300,000	Initial Certificate Balance of this Certificate: $85,300,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: December 2024	No.: A-SB-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-SB Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).  This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

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of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.  In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-SB Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.  Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-SB Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders.  If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement.  Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.  Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)):  (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).  As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement.  Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act.  Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing  not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-SB Certificate to be duly executed.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-SB Certificates referred to in the Pooling and Servicing Agreement.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-4

FORM OF CLASS A-3 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-3

Class A-3 Pass-Through Rate: 3.230%	CUSIP: 12593AAZ8 ISIN: US12593AAZ84

Original Aggregate Certificate Balance of the Class A-3 Certificates: $270,000,000	Initial Certificate Balance of this Certificate: $270,000,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: March 2025	No.: A-3-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).  This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

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of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.  In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.  Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders.  If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement.  Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.  Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)):  (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).  As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement.  Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act.  Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-3 Certificate to be duly executed.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-5

FORM OF CLASS A-4 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-4

Class A-4 Pass-Through Rate: 3.497%	CUSIP: 12593ABA2 ISIN: US12593ABA25

Original Aggregate Certificate Balance of the Class A-4 Certificates: $381,594,000	Initial Certificate Balance of this Certificate: $381,594,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2025	No.: A-4-[_]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).  This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

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of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.  In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.  Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders.  If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement.  Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates.  Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)):  (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).  As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement.  Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act.  Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-4 Certificate to be duly executed.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-5-10

EXHIBIT A-6

FORM OF CLASS A-M CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE OTHER EXCHANGEABLE CERTIFICATES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, MAY BE EXCHANGED FOR OTHER EXCHANGEABLE CERTIFICATES, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A-M

Class A-M Pass-Through Rate: 3.801%	CUSIP: 12593ABC8 ISIN: US12593ABC80
Original Aggregate Certificate Balance of the Class A-M Certificates: $101,016,000	Initial Certificate Balance of this Certificate as of the Closing Date: $101,016,000
First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2025	No.: A-M-[_]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

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of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A-M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-M Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A-M Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-6-10

EXHIBIT A-7

FORM OF CLASS B CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE OTHER EXCHANGEABLE CERTIFICATES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, MAY BE EXCHANGED FOR OTHER EXCHANGEABLE CERTIFICATES, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS B

Class B Pass-Through Rate: A per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.183%	CUSIP: 12593ABD6 ISIN: US12593ABD63
Original Aggregate Certificate Balance of the Class B Certificates: $92,797,000	Initial Certificate Balance of this Certificate as of the Closing Date: $92,797,000
First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2025	No.: B-[_]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate

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Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts,

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Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as

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provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the

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Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the

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Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole

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Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-8

FORM OF CLASS C CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE OTHER EXCHANGEABLE CERTIFICATES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, MAY BE EXCHANGED FOR OTHER EXCHANGEABLE CERTIFICATES, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS C

Class C Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABE4 ISIN: US12593ABE47
Original Aggregate Certificate Balance of the Class C Certificates: $61,295,000	Initial Certificate Balance of this Certificate as of the Closing Date: $61,295,000
First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2025	No.: C-[_]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate

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Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts,

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Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as

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provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the

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Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the

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Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole

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Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-9

FORM OF CLASS D CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE OTHER EXCHANGEABLE CERTIFICATES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, MAY BE EXCHANGED FOR OTHER EXCHANGEABLE CERTIFICATES, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS D

Class D Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABF1 ISIN: US12593ABF12
Original Aggregate Certificate Balance of the Class D Certificates: $58,212,000	Initial Certificate Balance of this Certificate: $58,212,000
First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: May 2025	No.: D-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D

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of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its

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agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts,

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the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for

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any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of

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each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

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The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to

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all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-10

FORM OF CLASS E [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-10-1

IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-10-2

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE

A-10-3

SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(1) AND 860D.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-10-4

COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS E

Class E Pass-Through Rate: 3.234%	CUSIP: 12593AAJ45 U20108AE36 12593AAK17 ISIN: US12593AAJ438 USU20108AE309 US12593AAK1610

Original Aggregate Certificate Balance of the Class E Certificates: $27,394,000	Initial Certificate Balance of this Certificate: $27,394,000
First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: May 2025	No.: E-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-10-5

capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.

During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

A-10-6

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master

A-10-9

Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

A-10-10

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

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(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class E Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-10-13

EXHIBIT A-11

FORM OF CLASS F [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-11-1

IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-11-2

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE

A-11-3

SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(1) AND 860D.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-11-4

COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS F

Class F Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP:	12593AAL95 U20108AF06 12593AAM77
	ISIN:	US12593AAL988 USU20108AF059 US12593AAM7110

Original Aggregate Certificate Balance of the Class F Certificates: $29,107,000	Initial Certificate Balance of this Certificate: $29,107,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: May 2025	No.: F-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such

5 For Rule 144A Certificates
6 For Regulation S Certificates
7 For IAI Certificates
8 For Rule 144A Certificates
9 For Regulation S Certificates
10 For IAI Certificates

A-11-5

capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.

During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

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All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master

A-11-9

Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

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Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

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(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class F Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-12

FORM OF CLASS G [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S.

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-12-1

PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS, OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE

A-12-3

SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(1) AND 860D.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS G

Class G Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP:	12593AAN55 U20108AG86 12593AAP07

	ISIN:	US12593AAN548 USU20108AG879 US12593AAP0310

Original Aggregate Certificate Balance of the Class G Certificates: $41,091,186	Initial Certificate Balance of this Certificate: $41,091,186

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: May 2025	No.: G -[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such

5 For Rule 144A Certificates
6 For Regulation S Certificates
7 For IAI Certificates
8 For Rule 144A Certificates
9 For Regulation S Certificates
10 For IAI Certificates

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capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.

During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

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All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

A-12-8

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master

A-12-9

Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

A-12-10

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

A-12-11

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-12-13

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class G Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-12-14

EXHIBIT A-13

FORM OF CLASS CM-A [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-13-1

REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-13-2

COMM 2015-CCRE23 COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS CM-A

Class CM-A Pass-Through Rate: 2.918%	CUSIP:	12593AAE55 U20108AC76

	ISIN:	US12593AAE557 USU20108AC738

Original Aggregate Certificate Balance of the Class CM-A Certificates: $33,500,000	Initial Certificate Balance of this Certificate: $33,500,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-A-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B,

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

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Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class CM-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by

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Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of

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them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by

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(x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)       reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the

A-13-8

Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

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In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-A Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-14

FORM OF CLASS CM-X-CP [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS CM-X-CP CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS CM-X-CP CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS CM-X-CP CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2015-CCRE23 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS CM-X-CP

Class CM-X-CP Pass-Through Rate: Variable	CUSIP:	12593ABG95 U20108AL76 12593ABH77

	ISIN:	12593ABG948 USU20108AL729 US12593ABH7710

Original Aggregate Notional Balance of the Class CM-X-CP Certificates: $33,500,000	Initial Notional Balance of this Certificate: $205,381,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-X-CP-[__]

This certifies that [________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class CM-X-CP Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-X-CP Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in

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authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan

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Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)       reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or

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Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such

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Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants

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of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.
Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-X-CP Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-X-CP Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-14-13

EXHIBIT A-15

FORM OF CLASS CM-X-EXT [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-15-1

AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS CM-X-EXT CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS CM-X-EXT CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS CM-X-EXT CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-15-3

COMM 2015-CCRE23 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS CM-X-EXT

Class CM-X-EXT Pass-Through Rate: Variable	CUSIP: 12593ABJ35 U20108AM56 12593ABK07 ISIN: US12593ABJ348 USU20108AM559 US12593ABK0710

Original Aggregate Notional Balance of the Class CM-X-EXT Certificates: $33,500,000	Initial Notional Balance of this Certificate: $33,500,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-X-EXT-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class CM-X-EXT Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-X-EXT Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in

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authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan

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Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)           reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or

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Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such

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Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants

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of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-X-EXT Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-X-EXT Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-16

FORM OF CLASS CM-B [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2015-CCRE23 COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS CM-B

Class CM-B Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABL85 U20108AN36 ISIN: US12593ABL897 USU20108AN398

Original Aggregate Certificate Balance of the Class CM-B Certificates: $84,500,000	Initial Certificate Balance of this Certificate: $84,500,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-B-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B,

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

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Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class CM-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by

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Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of

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them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by

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(x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)           reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the

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Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

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In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.
Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-B Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-17

FORM OF CLASS CM-C [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2015-CCRE23 COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS CM-C

Class CM-C Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABN45 U20108AP86 ISIN: 12593ABN467 USU20108AP868

Original Aggregate Certificate Balance of the Class CM-C Certificates: $87,381,000	Initial Certificate Balance of this Certificate: $87,381,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-C-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B,

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

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Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class CM-C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by

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Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of

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them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by

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(x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)            reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the

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Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

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In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-C Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-C Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-18

FORM OF CLASS CM-D [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-18-1

REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS

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OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-18-3

COMM 2015-CCRE23 COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS CM-D

Class CM-D Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABQ75 U20108AQ66 ISIN: US12593ABQ767 USU20108AQ698

Original Aggregate Certificate Balance of the Class CM-D Certificates: $121,483,000	Initial Certificate Balance of this Certificate: $121,483,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-D-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B,

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

A-18-4

Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class CM-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by

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Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of

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them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by

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(x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)            reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the

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Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

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In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-D Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-19

FORM OF CLASS CM-E [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS

A-19-2

OF COUNSEL, OFFICERS’ CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR CODE SECTION 4975 (OR SIMILAR VIOLATION OF SIMILAR LAW), AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A “GLOBAL CERTIFICATE” THAT IS A “RESTRICTED CERTIFICATE” (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTIONS 406 AND 407 OF ERISA, AND CODE SECTION 4975 UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-19-3

COMM 2015-CCRE23 COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS CM-E

Class CM-E Pass-Through Rate: Equal to Weighted Average Net Mortgage Pass-Through Rate	CUSIP: 12593ABS35 U20108AR46 ISIN: US12593ABS337 USU20108AR438

Original Aggregate Certificate Balance of the Class CM-E Certificates: $61,636,000	Initial Certificate Balance of this Certificate: $61,636,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2020	No.: CM-E-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B,

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

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Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class CM-E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class CM-E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of

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business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by

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Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of

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them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by

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(x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)           reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)           change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)          alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)          amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the

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Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

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In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class CM-E Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class CM-E Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-20

FORM OF CLASS X-A CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-A CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-A CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-A CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS X-A

Class X-A Pass-Through Rate: Variable	CUSIP: 12593ABB0 ISIN: US12593ABB08

Original Aggregate Notional Balance of the Class X-A Certificates: $1,059,810,000	Initial Notional Balance of this Certificate: $1,059,810,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2025	No.: X-A-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class X-A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate

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Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts,

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Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as

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provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the

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Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the

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Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole

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Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-A Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class X-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-20-10

EXHIBIT A-21

FORM OF CLASS X-B [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

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IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-B CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-B CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-B CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

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FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2015-CCRE23 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS X-B

Class X-B Pass-Through Rate: Variable	CUSIP: 12593AAA35 U20108AA16 12593AAB17 ISIN: 12593AAA348 USU20108AA189 US12593AAB1710

Original Aggregate Notional Balance of the Class X-B Certificates: $154,092,000	Initial Notional Balance of this Certificate: $154,092,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: April 2025	No.: X-B-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class X-B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in

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authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan

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Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or

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Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such

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Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants

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of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-B Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class X-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-21-13

EXHIBIT A-22

FORM OF CLASS X-C [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-22-1

IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-C CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-C CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-C CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

A-22-2

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-22-3

COMM 2015-CCRE23 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS X-C

Class X-C Pass-Through Rate: Variable	CUSIP: 12593AAC95 U20108AB96 12593AAD77 ISIN: US12593AAC998 USU20108AB909 US12593AAD7210

Original Aggregate Notional Balance of the Class X-C Certificates: $58,212,000	Initial Notional Balance of this Certificate: $58,212,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: May 2025	No.: X-C-[__]

This certifies that [                ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-22-4

Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class X-C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in

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authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan

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Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or

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Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such

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Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants

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of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-C Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class X-C Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-23

FORM OF CLASS X-D [RULE 144A]1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

A-23-1

IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-D CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-D CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-D CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

A-23-2

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-23-3

COMM 2015-CCRE23 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS X-D

Class X-D Pass-Through Rate: Variable	CUSIP: 12593AAG05 U20108AD56 12593AAH87 ISIN: US12593AAG048 USU20108AD569 US2593AAH8610

Original Aggregate Notional Balance of the Class X-D Certificates: $27,394,000	Initial Notional Balance of this Certificate: $27,394,000

First Distribution Date: June 12, 2015	Cut-off Date: The close of business on the later of the related due date for each Mortgage Loan in May 2015 and the date of origination of such Mortgage Loan

Assumed Final Distribution Date: May 2025	No.: X-D-[__]

This certifies that [                ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class X-D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in

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authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan

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Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or

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Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such

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Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants

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of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-D Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class X-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-23-13

EXHIBIT A-24

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

A-24-1

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS “TAX MATTERS PERSON” OF THE UPPER TIER REMIC AND TO THE APPOINTMENT OF THE CERTIFICATE ADMINISTRATOR AS ATTORNEY IN FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A “TAX MATTERS PARTNER” FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE

A-24-2

CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

A-24-3

COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS R

No.: R-1	Percentage Interest: [_]%

CUSIP: 12593AAS41 ISIN: US12593AAS422

This certifies that [                ] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1 For Rule 144A Certificates
2 For Rule 144A Certificates

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This Class R Certificate represents the sole “residual interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the “tax matters person” for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Certificate Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person”.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for

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cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

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This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement;

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(iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)	change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to

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consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

 Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

 The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

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(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan

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Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-25

FORM OF CLASS LR CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

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THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS “TAX MATTERS PERSON” OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE CERTIFICATE ADMINISTRATOR AS ATTORNEY IN FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A “TAX MATTERS PARTNER” FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN

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OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

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COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS LR

No.: LR-1	Percentage Interest: [_]%

CUSIP: 12593AAU91 ISIN: US12593AAU972

This certifies that [               ] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Lower Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community (if any) properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Class LR Certificate represents the sole “residual interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(2)

1 For Rule 144A Certificates
2 For Rule 144A Certificates

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and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the “tax matters person” for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Certificate Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person”.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such

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amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests,

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rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each

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of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

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(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

 Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

 The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated

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Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to

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be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class LR Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-26

FORM OF CLASS V CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT“), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A“), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

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ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

A-26-2

COMM 2015-CCRE23 MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS V

No.: V-1	Percentage Interest: [_]%

CUSIP: 12593AAQ81 U20108AH62 12593AAR63 ISIN: US12593AAQ854 USU20108AH605 US12593AAR686

This certifies that [                 ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class V Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, evidences the issuance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C, Class D, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class CM-A, Class CM-X-CP, Class CM-X-EXT, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R, Class LR and Class V Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1 For Rule 144A Certificates
2 For Regulation S Certificates
3 For IAI Certificates
4 For Rule 144A Certificates
5 For Regulation S Certificates
6 For IAI Certificates

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This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended (the “Code”), which portion includes the Excess Interest and any proceeds thereof in the Class V Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class V Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the next Business Day, commencing in June 2015.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining

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non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any amounts remaining in the Class V Distribution Account representing Excess Interest shall be distributed to the Holders of the Class V Certificates. Such funds held by the Certificate Administrator may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein (other than the Courtyard by Marriot Non-Pooled Trust Companion Loans, which are assets of the Trust Fund)): (i) such Trust Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Trust Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Trust Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Trust Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Serviced Loan Combination Collection Accounts, the Distribution Accounts, the Courtyard by Marriott Distribution Account, the Courtyard Rakes Collection Sub-Account, any Excess Liquidation Proceeds Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Trust Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Trust Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Trust Mortgage

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Loans; (xiii) $100 to be deposited by the Depositor into the Upper-Tier Distribution Account on the Closing Date in respect of the Class X-C Certificates; (xiv) the Lower-Tier Regular Interests; and (xv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate

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Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to amend any provision of the Pooling and Servicing Agreement or any Custodial Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any Class of Serviced Companion Loan Securities by each Rating Agency; provided, that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement; (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder of a rated Class or Serviced Companion Loan Noteholder, in respect of which a No Downgrade Confirmation has been obtained relating to the Certificates of a rated Class and Serviced Companion Loan Securities, if any; and (v) to modify the procedures in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act. Such amendment (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (x) an Opinion of Counsel or (y) solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which

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are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

(ii)
change the percentages of Voting Rights, Pooled Voting Rights, Courtyard or Percentage Interests of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

(iii)
alter the Servicing Standard, the Operating Advisor Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

(iv)
amend any section hereof which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

 Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

 The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by

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purchasing on such date all, but not less than all, of the Trust Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Trust Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)
100% of the Stated Principal Balance of each Trust Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)
the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)
all unpaid interest accrued on the unpaid balance of each Trust Mortgage Loan (including any Trust Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Trust Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)
the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Trustee/Certificate Administrator Fees, the CREFC® License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than (i) the Class X-D Certificates if the Sole Certificateholder has only taken an assignment of the Voting Rights of the Class X-D Certificates pursuant to the definition of “Sole Certificateholder” and (ii) the Class V, Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any

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determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholder of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Trust Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Trust Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Trust Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class V Certificate to be duly executed.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class V Certificates referred to in the Pooling and Servicing Agreement.

Dated: May __, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT B

MORTGAGE LOAN SCHEDULE

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
1	GACC / JLC1	GACC / JLC	9200 & 9220 Sunset	9200 & 9220 West Sunset Boulevard	West Hollywood	CA	90069	3.9850%	$120,000,000	$120,000,000.00	1/6/2025	6	411,783.33
2	GACC2	GACC	Courtyard by Marriott Portfolio	Various	Various	Various	Various	3.6900%	$100,000,000	$100,000,000.00	4/6/2020	6	317,750.00
2.01	GACC2.01	GACC	Courtyard Larkspur Landing Marin County	2500 Larkspur Landing Circle	Larkspur	CA	94939	3.6900%	$4,208,955	$4,208,955.22
2.02	GACC2.02	GACC	Courtyard San Mateo Foster City	550 Shell Boulevard	Foster City	CA	94404	3.6900%	$4,208,955	$4,208,955.22
2.03	GACC2.03	GACC	Courtyard San Jose Cupertino	10605 North Wolfe Road	Cupertino	CA	95014	3.6900%	$3,626,866	$3,626,865.67
2.04	GACC2.04	GACC	Courtyard Boulder	4710 Pearl East Circle	Boulder	CO	80301	3.6900%	$3,626,866	$3,626,865.67
2.05	GACC2.05	GACC	Courtyard Los Angeles Hacienda Heights	1905 South Azusa Avenue	Hacienda Heights	CA	91745	3.6900%	$2,761,194	$2,761,194.03
2.06	GACC2.06	GACC	Courtyard Seattle South Center	400 Andover Park West	Tukwila	WA	98188	3.6900%	$2,682,090	$2,682,089.55
2.07	GACC2.07	GACC	Courtyard Rye	631 Midland Avenue	Rye	NY	10580	3.6900%	$2,532,836	$2,532,835.82
2.08	GACC2.08	GACC	Courtyard Nashville Airport	2508 Elm Hill Pike	Nashville	TN	37214	3.6900%	$2,388,060	$2,388,059.70
2.09	GACC2.09	GACC	Courtyard Los Angeles Torrance Palos Verdes	2633 Sepulveda Boulevard	Torrance	CA	90505	3.6900%	$2,134,328	$2,134,328.36
2.1	GACC2.10	GACC	Courtyard St. Louis Creve Coeur	828 North New Ballas Road	Creve Coeur	MO	63146	3.6900%	$2,037,313	$2,037,313.43
2.11	GACC2.11	GACC	Courtyard Portland Beaverton	8500 Southwest Nimbus Drive	Beaverton	OR	97008	3.6900%	$2,037,313	$2,037,313.43
2.12	GACC2.12	GACC	Courtyard Palm Springs	1300 East Tahquitz Canyon Way	Palm Springs	CA	92262	3.6900%	$2,014,925	$2,014,925.37
2.13	GACC2.13	GACC	Courtyard Charlotte South Park	6023 Park South Drive	Charlotte	NC	28210	3.6900%	$1,970,149	$1,970,149.25
2.14	GACC2.14	GACC	Courtyard Norwalk	474 Main Avenue	Norwalk	CT	06851	3.6900%	$1,865,672	$1,865,671.64
2.15	GACC2.15	GACC	Courtyard Detroit Metro Airport	30653 Flynn Drive	Romulus	MI	48174	3.6900%	$1,837,313	$1,837,313.43
2.16	GACC2.16	GACC	Courtyard Chicago Waukegan Gurnee	3800 Northpoint Boulevard	Waukegan	IL	60085	3.6900%	$1,791,045	$1,791,044.78
2.17	GACC2.17	GACC	Courtyard Atlanta Perimeter Center	6250 Peachtree-Dunwoody Road	Atlanta	GA	30328	3.6900%	$1,746,269	$1,746,268.66
2.18	GACC2.18	GACC	Courtyard Denver Tech Center	6565 South Boston Street	Greenwood Village	CO	80111	3.6900%	$1,738,806	$1,738,805.97
2.19	GACC2.19	GACC	Courtyard Ft. Lauderdale Plantation	7780 Southwest 6th Street	Plantation	FL	33324	3.6900%	$1,689,552	$1,689,552.24
2.2	GACC2.20	GACC	Courtyard Lincroft Red Bank	245 Half Mile Road	Red Bank	NJ	07701	3.6900%	$1,689,552	$1,689,552.24
2.21	GACC2.21	GACC	Courtyard Chicago Highland Park	1505 Lake Cook Road	Highland Park	IL	60035	3.6900%	$1,638,806	$1,638,805.97
2.22	GACC2.22	GACC	Courtyard Charlottesville North	638 Hillsdale Drive	Charlottesville	VA	22901	3.6900%	$1,638,806	$1,638,805.97
2.23	GACC2.23	GACC	Courtyard Raleigh Cary	102 Edinburgh Drive South	Cary	NC	27511	3.6900%	$1,638,806	$1,638,805.97
2.24	GACC2.24	GACC	Courtyard Detroit Livonia	17200 North Laurel Park Drive	Livonia	MI	48152	3.6900%	$1,611,940	$1,611,940.30
2.25	GACC2.25	GACC	Courtyard Birmingham Homewood	500 Shades Creek Parkway	Homewood	AL	35209	3.6900%	$1,589,552	$1,589,552.24
2.26	GACC2.26	GACC	Courtyard West Palm Beach	600 Northpoint Parkway	West Palm Beach	FL	33407	3.6900%	$1,589,552	$1,589,552.24
2.27	GACC2.27	GACC	Courtyard New Haven Wallingford	600 Northrop Road	Wallingford	CT	06492	3.6900%	$1,540,299	$1,540,298.51
2.28	GACC2.28	GACC	Courtyard Dallas Plano Parkway	4901 West Plano Parkway	Plano	TX	75093	3.6900%	$1,491,045	$1,491,044.78
2.29	GACC2.29	GACC	Courtyard Chicago Oakbrook Terrace	6 Transam Plaza Drive	Oakbrook Terrace	IL	60181	3.6900%	$1,491,045	$1,491,044.78
2.3	GACC2.30	GACC	Courtyard Boston Andover	10 Campanelli Drive	Andover	MA	01810	3.6900%	$1,491,045	$1,491,044.78
2.31	GACC2.31	GACC	Courtyard Kansas City Overland Park Metcalf	11301 Metcalf Avenue	Overland Park	KS	66210	3.6900%	$1,491,045	$1,491,044.78
2.32	GACC2.32	GACC	Courtyard Minneapolis St Paul Airport	1352 Northland Drive	Mendota Heights	MN	55120	3.6900%	$1,491,045	$1,491,044.78
2.33	GACC2.33	GACC	Courtyard Bakersfield	3601 Marriott Drive	Bakersfield	CA	93308	3.6900%	$1,440,299	$1,440,298.51
2.34	GACC2.34	GACC	Courtyard Denver Stapleton	7415 East 41st Avenue	Denver	CO	80216	3.6900%	$1,440,299	$1,440,298.51
2.35	GACC2.35	GACC	Courtyard Rockford	7676 East State Street	Rockford	IL	61108	3.6900%	$1,440,299	$1,440,298.51
2.36	GACC2.36	GACC	Courtyard Greenville Haywood Mall	70 Orchard Park Drive	Greenville	SC	29615	3.6900%	$1,402,985	$1,402,985.07
2.37	GACC2.37	GACC	Courtyard St. Louis Westport Plaza	11888 Westline Industrial Drive	St. Louis	MO	63146	3.6900%	$1,391,045	$1,391,044.78
2.38	GACC2.38	GACC	Courtyard Chicago Lincolnshire	505 Milwaukee Avenue	Lincolnshire	IL	60069	3.6900%	$1,391,045	$1,391,044.78
2.39	GACC2.39	GACC	Courtyard San Antonio Downtown Market Square	600 Santa Rosa South	San Antonio	TX	78204	3.6900%	$1,391,045	$1,391,044.78
2.4	GACC2.40	GACC	Courtyard Indianapolis Castleton	8670 Allisonville Road	Indianapolis	IN	46250	3.6900%	$1,391,045	$1,391,044.78
2.41	GACC2.41	GACC	Courtyard Silver Spring North	12521 Prosperity Drive	Silver Spring	MD	20904	3.6900%	$1,358,209	$1,358,208.96
2.42	GACC2.42	GACC	Courtyard Lexington North	775 Newtown Court	Lexington	KY	40511	3.6900%	$1,341,791	$1,341,791.04
2.43	GACC2.43	GACC	Courtyard Tampa Westshore	3805 West Cypress Street	Tampa	FL	33607	3.6900%	$1,291,045	$1,291,044.78
2.44	GACC2.44	GACC	Courtyard Chicago Deerfield	800 Lake Cook Road	Deerfield	IL	60015	3.6900%	$1,241,791	$1,241,791.04
2.45	GACC2.45	GACC	Courtyard St. Petersburg Clearwater	3131 Executive Drive	Clearwater	FL	33762	3.6900%	$1,192,537	$1,192,537.31
2.46	GACC2.46	GACC	Courtyard Toledo Airport Holland	1435 East Mall Drive	Holland	OH	43528	3.6900%	$1,192,537	$1,192,537.31
2.47	GACC2.47	GACC	Courtyard Phoenix Mesa	1221 South Westwood Avenue	Mesa	AZ	85210	3.6900%	$1,092,537	$1,092,537.31
2.48	GACC2.48	GACC	Courtyard Atlanta Airport South	2050 Sullivan Road	College Park	GA	30339	3.6900%	$1,092,537	$1,092,537.31
2.49	GACC2.49	GACC	Courtyard Memphis Airport	1780 Nonconnah Boulevard	Memphis	TN	38132	3.6900%	$1,092,537	$1,092,537.31
2.5	GACC2.50	GACC	Courtyard Oklahoma City Airport	4301 Highline Boulevard	Oklahoma City	OK	73108	3.6900%	$1,092,537	$1,092,537.31
2.51	GACC2.51	GACC	Courtyard Annapolis	2559 Riva Road	Annapolis	MD	21401	3.6900%	$1,077,612	$1,077,611.94
2.52	GACC2.52	GACC	Courtyard Manassas	10701 Battleview Parkway	Manassas	VA	20109	3.6900%	$1,017,910	$1,017,910.45
2.53	GACC2.53	GACC	Courtyard Little Rock	10900 Financial Centre Parkway	Little Rock	AR	72211	3.6900%	$974,627	$974,626.87
2.54	GACC2.54	GACC	Courtyard Ft. Myers	4455 Metro Parkway	Ft. Myers	FL	33916	3.6900%	$847,761	$847,761.19
2.55	GACC2.55	GACC	Courtyard Atlanta Gwinnett Mall	3550 Venture Parkway	Duluth	GA	30096	3.6900%	$826,866	$826,865.67

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
2.56	GACC2.56	GACC	Courtyard Chicago Arlington Heights South	100 West Algonquin Road	Arlington Heights	IL	60005	3.6900%	$795,522	$795,522.39
2.57	GACC2.57	GACC	Courtyard Dallas Richardson at Spring Valley	1000 South Sherman	Richardson	TX	75081	3.6900%	$795,522	$795,522.39
2.58	GACC2.58	GACC	Courtyard Huntsville	4804 University Drive	Huntsville	AL	35816	3.6900%	$767,164	$767,164.18
2.59	GACC2.59	GACC	Courtyard Birmingham Hoover	1824 Montgomery Highway	Hoover	AL	35244	3.6900%	$667,164	$667,164.18
2.6	GACC2.60	GACC	Courtyard Phoenix North Metrocenter	9631 North Black Canyon Highway	Phoenix	AZ	85021	3.6900%	$646,269	$646,268.66
2.61	GACC2.61	GACC	Courtyard Tucson Airport	2505 East Executive Drive	Tucson	AZ	85706	3.6900%	$595,522	$595,522.39
2.62	GACC2.62	GACC	Courtyard Dayton South Mall	100 Prestige Place	Miamisburg	OH	45342	3.6900%	$420,896	$420,895.52
2.63	GACC2.63	GACC	Courtyard Philadelphia Devon	762 West Lancaster Avenue	Wayne	PA	19087	3.6900%	$0	$0.00
2.64	GACC2.64	GACC	Courtyard Fresno	140 East Shaw Avenue	Fresno	CA	93710	3.6900%	$0	$0.00
2.65	GACC2.65	GACC	Courtyard Poughkeepsie	2641 South Road/Route 9	Poughkeepsie	NY	12601	3.6900%	$0	$0.00
3	GA45149	GACC	DFW / Raleigh Portfolio	Various	Various	Various	Various	4.4300%	$95,800,000	$95,800,000.00	4/6/2025	6	365,450.39
3.01	GACC3.01	GACC	Sutter Creek Apartments	2216 Plum Lane	Arlington	TX	76010	4.4300%	$28,125,000	$28,125,000.00
3.02	GACC3.02	GACC	Copper Crossing Apartments	5644 Riverwalk Drive	Benbrook	TX	76109	4.4300%	$16,550,000	$16,550,000.00
3.03	GACC3.03	GACC	Estrada Oaks Apartments	2115 Estrada Parkway	Irving	TX	75061	4.4300%	$14,750,000	$14,750,000.00
3.04	GACC3.04	GACC	The Trestles Apartments	3008 Calvary Drive	Raleigh	NC	27604	4.4300%	$13,750,000	$13,750,000.00
3.05	GACC3.05	GACC	Remington Place Apartments	1909 Eyrie Court	Raleigh	NC	27606	4.4300%	$11,475,000	$11,475,000.00
3.06	GACC3.06	GACC	The Timbers Apartments	5900 Timber Creek Lane	Raleigh	NC	27612	4.4300%	$11,150,000	$11,150,000.00
4	GA45214	GACC	3 Columbus Circle	3 Columbus Circle	New York	NY	10019	3.6100%	$90,000,000	$90,000,000.00	3/6/2025	6	279,775.00
5	GACC / JLC5	GACC / JLC	Maui Coast Hotel	2259 South Kihei Road	Kihei	HI	96753	3.9300%	$56,320,000	$56,320,000.00	4/6/2025	6	190,596.27
6	CCRE44	CCRE	Sherman Plaza	15350-15400 Sherman Way	Van Nuys	CA	91406	4.3250%	$48,700,000	$48,700,000.00	4/6/2025	6	181,373.68
7	JLC7	JLC	Hacienda Club	8685 Baymeadows Road East	Jacksonville	FL	32256	5.3750%	$40,000,000	$39,916,154.54	3/6/2025	6	223,988.50
8	LCF25	LCF	DoubleTree San Diego	1515 Hotel Circle South	San Diego	CA	92108	4.6723%	$36,700,000	$36,653,165.00	4/6/2025	6	189,729.53
9	CCRE45	CCRE	Lake Arrowhead Village	28200 Highway 189	Lake Arrowhead	CA	92352	4.9500%	$33,000,000	$32,924,352.94	3/6/2025	6	176,144.10
10	CCRE46	CCRE	100 Middle Street	100 Middle Street	Portland	ME	04101	4.2690%	$31,000,000	$31,000,000.00	4/6/2025	6	113,958.58
11	CCRE47	CCRE	Luxe Villas	11640 Mayfield Avenue	Los Angeles	CA	90049	4.6605%	$29,250,000	$29,250,000.00	5/6/2025	6	117,386.34
12	GACC12	GACC	SROA Portfolio	Various	Various	Various	Various	4.2200%	$26,250,000	$26,250,000.00	4/6/2025	6	95,389.58
12.01	GACC12.01	GACC	SROA - London	1615 Nevada Avenue	London	KY	40741	4.2200%	$2,740,000	$2,740,000.00
12.02	GACC12.02	GACC	SROA - Danville & Danville Outdoor	185 Westridge Drive	Danville	KY	40422	4.2200%	$2,687,000	$2,687,000.00
12.03	GACC12.03	GACC	SROA - Ashland	6800 Midland Trail Road	Ashland	KY	41102	4.2200%	$2,298,000	$2,298,000.00
12.04	GACC12.04	GACC	SROA - Paintsville & Paintsville additional	163 Brooks Conley Drive	Paintsville	KY	41256	4.2200%	$2,246,000	$2,246,000.00
12.05	GACC12.05	GACC	SROA - Winchester Two (Therese)	1280 Therese Drive	Winchester	KY	40391	4.2200%	$2,201,000	$2,201,000.00
12.06	GACC12.06	GACC	SROA - Lawrenceburg	1060 Commerce Way	Lawrenceburg	KY	40342	4.2200%	$1,991,000	$1,991,000.00
12.07	GACC12.07	GACC	SROA - Pikeville	144 Cowpen Road	Pikeville	KY	41501	4.2200%	$1,729,000	$1,729,000.00
12.08	GACC12.08	GACC	SROA - Mount Sterling	1060 Camargo Road	Mount Sterling	KY	40353	4.2200%	$1,707,000	$1,707,000.00
12.09	GACC12.09	GACC	SROA - Wheelersburg I (Duis)	68 Duis Avenue	Wheelersburg	OH	45694	4.2200%	$1,699,000	$1,699,000.00
12.1	GACC12.1	GACC	SROA - Morehead	5051 Flemingsburg Road	Morehead	KY	40351	4.2200%	$1,460,000	$1,460,000.00
12.11	GACC12.11	GACC	SROA - Berea	221 Pauline Drive	Berea	KY	40403	4.2200%	$1,198,000	$1,198,000.00
12.12	GACC12.12	GACC	SROA - Winchester I (Rockwell)	4100 Rockwell Road	Winchester	KY	40391	4.2200%	$1,078,000	$1,078,000.00
12.13	GACC12.13	GACC	SROA - Willard Storage (Walton)	405 Walton Street West	Willard	OH	44890	4.2200%	$576,000	$576,000.00
12.14	GACC12.14	GACC	SROA - Willard (Tiffin)	730 East Tiffin Street	Willard	OH	44890	4.2200%	$509,000	$509,000.00
12.15	GACC12.15	GACC	SROA - Hager Hill	587 KY State Route 825	Hager Hill	KY	41222	4.2200%	$501,000	$501,000.00
12.16	GACC12.16	GACC	SROA - Morehead (Litton)	295 Litton Road	Morehead	KY	40351	4.2200%	$494,000	$494,000.00
12.17	GACC12.17	GACC	SROA - Wheelersburg II (Ohio River)	8744 Ohio River Road	Wheelersburg	OH	45694	4.2200%	$320,000	$320,000.00
12.18	GACC12.18	GACC	SROA - Salyersville	1800 East Mountain Parkway	Salyersville	KY	41465	4.2200%	$240,000	$240,000.00
12.19	GACC12.19	GACC	SROA - Greenwich	60 East Main Street	Greenwich	OH	44837	4.2200%	$157,000	$157,000.00
12.2	GACC12.2	GACC	SROA - West Liberty (Main)	1209 West Main Street	West Liberty	KY	41472	4.2200%	$135,000	$135,000.00
12.21	GACC12.21	GACC	SROA - West Liberty (Glen)	16 Glenn Avenue	West Liberty	KY	41472	4.2200%	$112,000	$112,000.00
12.22	GACC12.22	GACC	SROA - Whitesburg	16 Dow Collins Street	Whitesburg	KY	41858	4.2200%	$97,000	$97,000.00
12.23	GACC12.23	GACC	SROA - Willard (All-In-One)	733 East Tiffin Street	Willard	OH	44890	4.2200%	$75,000	$75,000.00
13	LCF26	LCF	La Gran Plaza	4200 South Freeway	Fort Worth	TX	76115	4.2400%	$26,000,000	$26,000,000.00	5/6/2025	6	127,752.21
14	GA45267	GACC	Waltonwood Twelve Oaks	27475 Huron Circle	Novi	MI	48377	3.9400%	$25,000,000	$25,000,000.00	5/6/2025	6	118,490.68
15	GECC82	GECC	Star Building	123 Justison Street	Wilmington	DE	19801	4.2100%	$25,000,000	$25,000,000.00	1/1/2025	1	90,631.94
16	CCRE48	CCRE	ART Florida & Ohio MF Portfolio II	Various	Various	Various	Various	4.2235%	$25,000,000	$25,000,000.00	4/6/2025	6	90,922.57
16.01	CCRE48.01	CCRE	Woodlands	5354 Deerbrook Lane	Columbus	OH	43213	4.2235%	$8,625,000	$8,625,000.00
16.02	CCRE48.02	CCRE	Annhurst	4957 Clancy Court	Gahanna	OH	43230	4.2235%	$6,100,000	$6,100,000.00
16.03	CCRE48.03	CCRE	Miguel Place	8940 Miguel Place	Port Richey	FL	34668	4.2235%	$4,175,000	$4,175,000.00
16.04	CCRE48.04	CCRE	Oakwood Village	18933 Quercus Drive	Hudson	FL	34667	4.2235%	$3,350,000	$3,350,000.00
16.05	CCRE48.05	CCRE	Timbercreek	4800 West Bancroft Street	Toledo	OH	43615	4.2235%	$2,750,000	$2,750,000.00
17	CCRE50	CCRE	Wexford Portfolio	Various	Washington	DC	20002	4.4165%	$21,500,000	$21,500,000.00	4/6/2025	6	81,766.59
17.01	CCRE50.01	CCRE	Capitol East Apartments	816 E Street NE and 518 9th Street NE	Washington	DC	20002	4.4165%	$14,000,000	$14,000,000.00
17.02	CCRE50.02	CCRE	Lexington Apartments	1114 F Street NE	Washington	DC	20002	4.4165%	$5,856,300	$5,856,300.00
17.03	CCRE50.03	CCRE	1825 Maryland	1825 Maryland Avenue NE	Washington	DC	20002	4.4165%	$1,643,700	$1,643,700.00
18	LCF27	LCF	Portage Crossing Shopping Center	1969 Portage Trail	Cuyahoga Falls	OH	44223	4.2000%	$21,000,000	$21,000,000.00	5/6/2025	6	102,693.61
19	CCRE52	CCRE	Holiday Inn Manhattan View	39-05 29th Street	Long Island City	NY	11101	5.2510%	$21,000,000	$20,863,256.82	1/6/2020	6	125,854.41
20	CCRE53	CCRE	DoubleTree Norwalk	789 Connecticut Avenue	Norwalk	CT	6854	5.0435%	$20,200,000	$20,154,587.24	3/6/2020	6	108,975.63
21	GA45050	GACC	Champaign Portfolio	Various	Champaign	IL	61820	4.3500%	$20,000,000	$20,000,000.00	3/6/2025	6	74,916.67
21.01	GACC21.01	GACC	2110 Fox Drive	2110 Fox Drive	Champaign	IL	61820	4.3500%	$3,424,408	$3,424,408.01
21.02	GACC21.02	GACC	1906 Fox Drive	1906 Fox Drive	Champaign	IL	61820	4.3500%	$2,513,661	$2,513,661.20
21.03	GACC21.03	GACC	2004 Fox Drive	2004 Fox Drive	Champaign	IL	61820	4.3500%	$2,367,942	$2,367,941.71
21.04	GACC21.04	GACC	Shoppes of Knollwood 1	2209-2251 South Neil Street	Champaign	IL	61820	4.3500%	$2,331,512	$2,331,511.84
21.05	GACC21.05	GACC	Shoppes of Knollwood 2	2131-2151 South Neil Street	Champaign	IL	61820	4.3500%	$2,295,082	$2,295,081.97
21.06	GACC21.06	GACC	1806 Fox Drive	1806 Fox Drive	Champaign	IL	61820	4.3500%	$1,967,213	$1,967,213.11
21.07	GACC21.07	GACC	2107 Neil	2107 South Neil Street	Champaign	IL	61820	4.3500%	$1,821,494	$1,821,493.62
21.08	GACC21.08	GACC	2302 Fox Drive	2302 Fox Drive	Champaign	IL	61820	4.3500%	$1,712,204	$1,712,204.01
21.09	GACC21.09	GACC	201 Knollwood	201 Knollwood Drive	Champaign	IL	61820	4.3500%	$874,317	$874,316.94
21.1	GACC21.1	GACC	1802 Fox Drive	1802 Fox Drive	Champaign	IL	61820	4.3500%	$692,168	$692,167.58
22	GA45228	GACC	260 California San Francisco	260 California Street	San Francisco	CA	94111	4.1300%	$19,750,000	$19,750,000.00	4/6/2025	6	70,238.68
23	LCF28	LCF	525 Park Avenue	525 Park Avenue	New York	NY	10065	4.4500%	$18,000,000	$18,000,000.00	4/6/2025	6	68,975.00
24	CCRE54	CCRE	Winterwood Pavilion	2208-2350 South Nellis Boulevard	Las Vegas	NV	89104	4.2085%	$18,000,000	$17,975,015.09	4/6/2025	6	88,112.41
25	CCRE55	CCRE	Equus Business Center	3400 West Desert Inn Road	Las Vegas	NV	89102	3.9000%	$17,500,000	$17,500,000.00	4/6/2025	6	58,770.83
26	LCF30	LCF	Jordan Creek-Westwood Apartments	Various	West Des Moines	IA	50265	4.8415%	$16,810,000	$16,810,000.00	4/6/2025	6	70,082.06
26.01	LCF30.01	LCF	Jordan Creek Apartments	2168 Grand Avenue	West Des Moines	IA	50265	4.8415%	$10,285,000	$10,285,000.00
26.02	LCF30.02	LCF	Westwood Apartments	238 52nd Street	West Des Moines	IA	50265	4.8415%	$6,525,000	$6,525,000.00
27	LCF31	LCF	Montara Village	7105 Southwest Montara Parkway	Topeka	KS	66619	4.3300%	$16,754,000	$16,754,000.00	5/6/2025	6	83,206.16
28	LCF32	LCF	Walgreens Portfolio	Various	Various	Various	Various	4.4500%	$16,000,000	$16,000,000.00	12/6/2024	6	61,311.11
28.01	LCF32.01	LCF	Walgreens- River Falls	1047 North Main Street	River Falls	WI	54022	4.4500%	$698,778	$698,777.98
28.02	LCF32.02	LCF	Walgreens- Forrest City	2110 North Washington Street	Forrest City	AR	72335	4.4500%	$648,385	$648,385.34
28.03	LCF32.03	LCF	Walgreens- Saint Louis (Lusher)	12098 Lusher Road	St. Louis	MO	63138	4.4500%	$643,682	$643,682.02
28.04	LCF32.04	LCF	Walgreens- Saint Louis (Lemay)	651 Lemay Ferry Road	St. Louis	MO	63125	4.4500%	$618,150	$618,149.75
28.05	LCF32.05	LCF	Walgreens- Saint Charles	1301 South 5th Street	St. Charles	MO	63301	4.4500%	$618,150	$618,149.75
28.06	LCF32.06	LCF	Walgreens- Toledo	1910 South Reynolds Street	Toledo	OH	43615	4.4500%	$581,195	$581,195.15
28.07	LCF32.07	LCF	Walgreens- Birmingham	101 Green Springs Highway	Birmingham	AL	35209	4.4500%	$577,836	$577,835.64
28.08	LCF32.08	LCF	Walgreens- La Vista	6827 South 84th Street	Ralston	NE	68127	4.4500%	$573,132	$573,132.32
28.09	LCF32.09	LCF	Walgreens- Olathe	545 East Santa Fe	Olathe	KS	66061	4.4500%	$568,429	$568,429.01
28.1	LCF32.1	LCF	Walgreens- Arkadelphia	131 North 26th Street	Arkadelphia	AR	71923	4.4500%	$567,757	$567,757.11
28.11	LCF32.12	LCF	Walgreens- Franklin	1509 Murfreesboro Road	Franklin	TN	37067	4.4500%	$564,398	$564,397.60
28.12	LCF32.11	LCF	Walgreens- Cincinnati	9775 Colerain Avenue	Colerain Township	OH	45251	4.4500%	$564,398	$564,397.60
28.13	LCF32.13	LCF	Walgreens- Malvern	308 South Main Street	Malvern	AR	72104	4.4500%	$559,694	$559,694.28
28.14	LCF32.14	LCF	Walgreens- Bartlett (5950)	5950 Stage Road	Bartlett	TN	38134	4.4500%	$557,679	$557,678.58

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
28.15	LCF32.15	LCF	Walgreens- Bartlett (6697)	6697 Stage Road	Bartlett	TN	38134	4.4500%	$557,679	$557,678.58
28.16	LCF32.16	LCF	Walgreens- Mount Washington	11099 Highway 44 East	Mount Washington	KY	40047	4.4500%	$554,319	$554,319.07
28.17	LCF32.17	LCF	Walgreens- Florence	8820 US Highway 42	Florence	KY	41042	4.4500%	$554,319	$554,319.07
28.18	LCF32.18	LCF	Walgreens- Little Rock	111 North Bowman Road	Little Rock	AR	72211	4.4500%	$550,960	$550,959.56
28.19	LCF32.19	LCF	Walgreens- Evansville	925 Green River Road	Evansville	IN	47715	4.4500%	$542,897	$542,896.74
28.2	LCF32.2	LCF	Walgreens- Oklahoma City	12240 North May Avenue	Oklahoma City	OK	73120	4.4500%	$530,803	$530,802.50
28.21	LCF32.21	LCF	Walgreens- Hobart	1605 East 37th Avenue	Hobart	IN	46342	4.4500%	$520,724	$520,723.97
28.22	LCF32.22	LCF	Walgreens- Memphis	3670 Riverdale Road	Memphis	TN	38115	4.4500%	$507,286	$507,285.94
28.23	LCF32.23	LCF	Walgreens- Oakland	14860 Highway 194	Oakland	TN	38060	4.4500%	$503,926	$503,926.43
28.24	LCF32.24	LCF	Walgreens- Knoxville	4001 Chapman Highway	Knoxville	TN	37920	4.4500%	$500,567	$500,566.92
28.25	LCF28.25	LCF	Walgreens- Decatur	1718 Beltline Road Southwest	Decatur	AL	35601	4.4500%	$487,129	$487,128.88
28.26	LCF28.26	LCF	Walgreens- Sioux Falls	7120 West 41st Street	Sioux Falls	SD	57106	4.4500%	$487,129	$487,128.88
28.27	LCF28.27	LCF	Walgreens- Enterprise	900 Rucker Boulevard	Enterprise	AL	36330	4.4500%	$480,410	$480,409.86
28.28	LCF28.28	LCF	Walgreens- Tulsa	9106 South Sheridan Road	Tulsa	OK	74133	4.4500%	$450,174	$450,174.27
28.29	LCF28.29	LCF	Walgreens- Michigan City	101 West US Highway 20	Michigan City	IN	46360	4.4500%	$430,017	$430,017.22
29	GECC83	GECC	Lakeshore - Holiday Plaza MHC	2256 Haverhill Road North	West Palm Beach	FL	33417	3.9300%	$15,325,000	$15,325,000.00	3/1/2025	1	51,862.35
30	GECC84	GECC	Belle Villa MHC	955 Sumter Road	Belleville	MI	48111	4.1700%	$14,100,000	$14,100,000.00	3/1/2025	1	50,630.75
31	CCRE57	CCRE	Highland Park Apartments	24050 Southeast Stark Street	Gresham	OR	97030	4.3700%	$12,500,000	$12,500,000.00	4/6/2025	6	47,038.19
32	GA45197	GACC	Pomona Office Tower	300 South Park Avenue	Pomona	CA	91766	4.1000%	$11,500,000	$11,483,723.86	4/6/2025	6	55,567.81
33	GA45337	GACC	Preston Plano Parkway	1401 and 1501 Preston Road and 5013 and 5017 West Plano Parkway	Plano	TX	75093	4.3100%	$11,400,000	$11,384,462.70	4/6/2020	6	56,482.30
34	CCRE58	CCRE	College Station and The Polos Apartments	110 Lincoln Green	Starkville	MS	39759	4.1935%	$10,925,000	$10,925,000.00	5/6/2025	6	39,450.93
35	LCF33	LCF	Washington Square Plaza	306 South Washington Avenue	Royal Oak	MI	48067	4.2500%	$10,900,000	$10,900,000.00	5/6/2025	6	53,621.45
36	GA45076	GACC	Aspire Center	2121 San Diego Avenue	San Diego	CA	92110	4.3000%	$9,250,000	$9,232,775.73	4/6/2025	6	50,370.10
37	GA45243	GACC	Plaza Square North	4360 Chamblee Dunwoody Road	Brookhaven	GA	30341	4.3500%	$9,150,000	$9,150,000.00	2/6/2025	6	34,274.38
38	CCRE59	CCRE	8500 Valcour Industrial	8500 Valcour Avenue	St. Louis	MO	63123	4.7000%	$9,150,000	$9,138,382.14	4/6/2025	6	47,455.36
39	CCRE60	CCRE	Hillcrest Heights Shopping Center	2300 Iverson Street	Hillcrest Heights	MD	20748	4.5100%	$9,000,000	$9,000,000.00	2/6/2025	6	34,952.50
40	CCRE61	CCRE	Utica Medical Center	11051 Hall Road	Utica	MI	48317	4.5525%	$8,000,000	$7,989,565.24	4/6/2025	6	40,784.76
41	GECC85	GECC	Hollywood Self Storage	Various	Various	GA	Various	4.5500%	$8,000,000	$7,958,003.50	1/1/2025	1	40,772.84
41.01	GECC85.01	GECC	Evans	457 Columbia Industrial Boulevard	Evans	GA	30809	4.5500%	$5,165,354	$5,138,238.48
41.02	GECC85.02	GECC	Belair	4388 Ridge Trail	Martinez	GA	30907	4.5500%	$1,637,795	$1,629,197.57
41.03	GECC85.03	GECC	Martinez	109 Old Evans Road	Martinez	GA	30809	4.5500%	$1,196,850	$1,190,567.45
42	LCF34	LCF	Broadway Central	500-550 Broadway & 525-575 Lincoln Street	Denver	CO	80203	4.2000%	$7,850,000	$7,850,000.00	4/6/2025	6	28,390.83
43	GACC43	GACC	One Tower Creek	3101 Tower Creek Parkway	Atlanta	GA	30339	4.3500%	$7,850,000	$7,850,000.00	2/6/2025	6	29,404.79
44	CCRE62	CCRE	North Park Mixed Use	3077 North Park Way	San Diego	CA	92104	4.4335%	$7,800,000	$7,800,000.00	4/6/2025	6	29,778.34
45	GA44989	GACC	Residence Inn Phoenix	8242 North Black Canyon Highway	Phoenix	AZ	85051	4.6500%	$7,500,000	$7,466,205.18	2/6/2025	6	39,957.93
46	GA45110	GACC	Holiday Inn Express Cool Springs	8097 Moores Lane	Brentwood	TN	37027	4.2000%	$7,500,000	$7,456,452.95	2/6/2025	6	40,420.67
47	LCF35	LCF	Holiday Inn Express - Poughkeepsie	2750 South Road	Poughkeepsie	NY	12601	4.9000%	$7,450,000	$7,440,882.00	4/6/2025	6	39,539.14
48	LCF36	LCF	IAA Brighton	8510 Brighton Road	Commerce	CO	80022	4.3000%	$7,300,000	$7,286,407.00	4/6/2025	6	39,751.54
49	LCF37	LCF	1815 Griffin Road	1815 Griffin Road	Dania Beach	FL	33004	4.5570%	$7,000,000	$7,000,000.00	3/6/2020	6	27,468.58
50	CCRE64	CCRE	9061 Euclid Avenue	9061 Euclid Avenue	Manassas	VA	20110	4.1100%	$6,975,000	$6,975,000.00	3/6/2025	6	24,685.69
51	GECC86	GECC	Riverview MHC	15758 Southeast Highway 224	Damascus	OR	97079	4.0000%	$6,775,000	$6,765,238.00	4/1/2025	1	32,344.89
52	CCRE65	CCRE	Hampton Inn Titusville	4760 Helen Hauser Boulevard	Titusville	FL	32780	4.5200%	$6,500,000	$6,483,730.07	3/6/2025	6	33,011.83
53	GA45201	GACC	Hampton Inn Terre Haute	3325 Indiana State Highway 41	Terre Haute	IN	47802	4.6700%	$6,450,000	$6,450,000.00	4/6/2020	6	25,937.96
54	CCRE67	CCRE	Holiday Inn Express Pauls Valley	2412 West Grant Avenue	Pauls Valley	OK	73075	4.8500%	$6,000,000	$6,000,000.00	5/6/2025	6	39,101.86
55	LCF38	LCF	Ridge Plaza Shopping Center	451-459, 463, 469 and 479 West Ridge Pike	Limerick Township	PA	19468	4.3330%	$5,900,000	$5,900,000.00	5/6/2025	6	22,014.05
56	CCRE69	CCRE	StoreSmart Rockledge	5480-5485 Schenck Avenue	Rockledge	FL	32955	4.6640%	$5,500,000	$5,500,000.00	4/6/2025	6	22,089.22
57	GA45117	GACC	The Residences at Summit View	2650 Lehman Road	Cincinnati	OH	45204	4.2000%	$5,400,000	$5,385,592.07	3/6/2025	6	26,406.93
58	GECC87	GECC	Paradise Valley Ranch MHC	16005 North 32nd Street	Phoenix	AZ	85032	4.2900%	$5,350,000	$5,320,570.57	1/1/2025	1	26,444.22
59	CCRE70	CCRE	HomeGoods Thousand Oaks	1332 North Moorpark Road	Thousand Oaks	CA	91360	4.1500%	$5,200,000	$5,200,000.00	5/6/2025	6	25,277.37
60	GA45221	GACC	CVS McDonough	2098 West Highway 20	McDonough	GA	30253	4.4800%	$5,160,000	$5,160,000.00	4/6/2025	6	19,906.13
61	CCRE71	CCRE	StoreSmart Naples	6810 Collier Boulevard	Naples	FL	34114	4.5300%	$4,900,000	$4,900,000.00	4/6/2025	6	19,114.08
62	CCRE73	CCRE	Americana Apartments	4050 Palos Verdes Street	Las Vegas	NV	89119	4.1050%	$4,530,000	$4,530,000.00	5/6/2025	6	21,902.03
63	GA45191	GACC	Country Inn & Suites Sioux Falls, SD	200 East 8th Street	Sioux Falls	SD	57103	4.4500%	$4,480,000	$4,471,839.01	4/6/2025	6	24,774.32
64	CCRE74	CCRE	Hampton Inn Marshall	5100 East End Boulevard South	Marshall	TX	75672	4.7500%	$4,300,000	$4,300,000.00	5/6/2025	6	24,515.05
65	CCRE75	CCRE	Fresenius Chicago	1806-1810 West Hubbard Street	Chicago	IL	60622	4.5535%	$4,200,000	$4,200,000.00	4/6/2025	6	16,468.49
66	GACC66	GACC	Ohio Plaza	31B Ohio River Plaza	Gallipolis	OH	45631	4.0800%	$4,000,000	$4,000,000.00	4/6/2025	6	14,053.33
67	LCF39	LCF	La Quinta Inn & Suites Blue Springs	3402 North West Jefferson Street	Blue Springs	MO	64015	5.1610%	$3,900,000	$3,893,607.00	4/6/2025	6	23,166.33
68	CCRE76	CCRE	Stonegate Apartments	416 Woodstone Road	Clinton	MS	39056	4.1735%	$3,892,000	$3,892,000.00	5/6/2025	6	13,987.25
69	GECC88	GECC	Derby Hills MHC	784 Whirlaway Lane	Alexandria	KY	41001	4.1500%	$3,900,000	$3,883,076.59	2/1/2025	1	18,958.03
70	CCRE77	CCRE	Marquis Apartments	142 East Avenue	Norwalk	CT	06851	3.9315%	$3,750,000	$3,750,000.00	4/6/2025	6	12,695.47
71	CCRE78	CCRE	Deere Road Industrial Park	6392, 6402 and 6412 Deere Road	Syracuse	NY	13206	4.2300%	$3,720,000	$3,713,001.98	4/6/2025	6	20,111.02
72	CCRE79	CCRE	Comfort Suites at the University Conway, SC	2480 U.S. Highway 501 East	Conway	SC	29526	4.6500%	$3,600,000	$3,587,706.71	3/6/2025	6	20,317.71
73	GECC89	GECC	Stardust MHC	2250 West Mill Street	Colton	CA	92324	4.1400%	$3,525,000	$3,525,000.00	5/1/2025	1	17,114.64
74	GECC90	GECC	Alta Vista MHC	711 East Lake Meade Drive	Henderson	NV	89015	4.5500%	$3,450,000	$3,431,889.01	1/1/2025	1	17,583.29
75	CCRE80	CCRE	47-30 & 31 Vernon Blvd	47-30 and 47-31 Vernon Boulevard	Long Island City	NY	11101	5.4930%	$3,300,000	$3,296,383.20	4/6/2020	6	18,722.55
76	GECC91	GECC	Chaparral Ranch MHC	925 North Plaza Drive	Apache Junction	AZ	85120	4.4700%	$2,750,000	$2,735,353.82	1/1/2025	1	13,884.87
77	GECC92	GECC	Monument Meadow	880 Beacon Lite Road	Monument	CO	80132	4.7100%	$2,400,000	$2,396,958.00	4/1/2025	1	12,461.74
78	GECC93	GECC	Townhouse MHC	3811 North 27th Avenue	Phoenix	AZ	85017	4.6500%	$2,000,000	$1,987,348.89	12/1/2024	1	10,312.74
79	CCRE81	CCRE	CVS Plano	525 West Parker Road	Plano	TX	75075	4.1660%	$1,666,000	$1,666,000.00	5/6/2025	6	8,947.18
80	LCF40	LCF	Dollar General - Paynesville	950 State Highway 23 West	Paynesville	MN	56362	5.1660%	$806,000	$806,000.00	3/6/2025	6	3,585.49
81	LCF41	LCF	Dollar General - Yorktown	846 West Main Street	Yorktown	TX	78164	5.1660%	$786,500	$786,500.00	4/6/2025	6	3,498.75
82	LCF42	LCF	Dollar General - St. Francis	3112 Bridge Street Northwest	St. Francis	MN	55070	5.1660%	$734,500	$734,500.00	4/6/2025	6	3,267.42
83	LCF43	LCF	Dollar General - Battle Lake	21666 State Highway 78	Battle Lake	MN	56515	5.1660%	$721,500	$721,500.00	4/6/2025	6	3,209.59

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt	Sub Servicer Name	Sub Servicer Cashiering	Sub Servicer Fee Rate	Earnout/Holdback
1	GACC / JLC1	GACC / JLC	9200 & 9220 Sunset	0.0025%	0.0025%	Actual/360	None		Yes						No
2	GACC2	GACC	Courtyard by Marriott Portfolio	0.0025%	0.0025%	Actual/360	None		Yes		Yes				No
2.01	GACC2.01	GACC	Courtyard Larkspur Landing Marin County
2.02	GACC2.02	GACC	Courtyard San Mateo Foster City
2.03	GACC2.03	GACC	Courtyard San Jose Cupertino							Yes
2.04	GACC2.04	GACC	Courtyard Boulder
2.05	GACC2.05	GACC	Courtyard Los Angeles Hacienda Heights
2.06	GACC2.06	GACC	Courtyard Seattle South Center
2.07	GACC2.07	GACC	Courtyard Rye
2.08	GACC2.08	GACC	Courtyard Nashville Airport
2.09	GACC2.09	GACC	Courtyard Los Angeles Torrance Palos Verdes
2.1	GACC2.10	GACC	Courtyard St. Louis Creve Coeur
2.11	GACC2.11	GACC	Courtyard Portland Beaverton
2.12	GACC2.12	GACC	Courtyard Palm Springs
2.13	GACC2.13	GACC	Courtyard Charlotte South Park							Yes
2.14	GACC2.14	GACC	Courtyard Norwalk							Yes
2.15	GACC2.15	GACC	Courtyard Detroit Metro Airport
2.16	GACC2.16	GACC	Courtyard Chicago Waukegan Gurnee
2.17	GACC2.17	GACC	Courtyard Atlanta Perimeter Center
2.18	GACC2.18	GACC	Courtyard Denver Tech Center
2.19	GACC2.19	GACC	Courtyard Ft. Lauderdale Plantation
2.2	GACC2.20	GACC	Courtyard Lincroft Red Bank
2.21	GACC2.21	GACC	Courtyard Chicago Highland Park
2.22	GACC2.22	GACC	Courtyard Charlottesville North
2.23	GACC2.23	GACC	Courtyard Raleigh Cary
2.24	GACC2.24	GACC	Courtyard Detroit Livonia
2.25	GACC2.25	GACC	Courtyard Birmingham Homewood
2.26	GACC2.26	GACC	Courtyard West Palm Beach
2.27	GACC2.27	GACC	Courtyard New Haven Wallingford
2.28	GACC2.28	GACC	Courtyard Dallas Plano Parkway
2.29	GACC2.29	GACC	Courtyard Chicago Oakbrook Terrace
2.3	GACC2.30	GACC	Courtyard Boston Andover
2.31	GACC2.31	GACC	Courtyard Kansas City Overland Park Metcalf
2.32	GACC2.32	GACC	Courtyard Minneapolis St Paul Airport
2.33	GACC2.33	GACC	Courtyard Bakersfield
2.34	GACC2.34	GACC	Courtyard Denver Stapleton
2.35	GACC2.35	GACC	Courtyard Rockford
2.36	GACC2.36	GACC	Courtyard Greenville Haywood Mall
2.37	GACC2.37	GACC	Courtyard St. Louis Westport Plaza
2.38	GACC2.38	GACC	Courtyard Chicago Lincolnshire
2.39	GACC2.39	GACC	Courtyard San Antonio Downtown Market Square
2.4	GACC2.40	GACC	Courtyard Indianapolis Castleton
2.41	GACC2.41	GACC	Courtyard Silver Spring North
2.42	GACC2.42	GACC	Courtyard Lexington North
2.43	GACC2.43	GACC	Courtyard Tampa Westshore							Yes
2.44	GACC2.44	GACC	Courtyard Chicago Deerfield
2.45	GACC2.45	GACC	Courtyard St. Petersburg Clearwater
2.46	GACC2.46	GACC	Courtyard Toledo Airport Holland
2.47	GACC2.47	GACC	Courtyard Phoenix Mesa
2.48	GACC2.48	GACC	Courtyard Atlanta Airport South
2.49	GACC2.49	GACC	Courtyard Memphis Airport
2.5	GACC2.50	GACC	Courtyard Oklahoma City Airport
2.51	GACC2.51	GACC	Courtyard Annapolis
2.52	GACC2.52	GACC	Courtyard Manassas
2.53	GACC2.53	GACC	Courtyard Little Rock
2.54	GACC2.54	GACC	Courtyard Ft. Myers
2.55	GACC2.55	GACC	Courtyard Atlanta Gwinnett Mall

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt	Sub Servicer Name	Sub Servicer Cashiering	Sub Servicer Fee Rate	Earnout/Holdback
2.56	GACC2.56	GACC	Courtyard Chicago Arlington Heights South
2.57	GACC2.57	GACC	Courtyard Dallas Richardson at Spring Valley
2.58	GACC2.58	GACC	Courtyard Huntsville
2.59	GACC2.59	GACC	Courtyard Birmingham Hoover
2.6	GACC2.60	GACC	Courtyard Phoenix North Metrocenter
2.61	GACC2.61	GACC	Courtyard Tucson Airport
2.62	GACC2.62	GACC	Courtyard Dayton South Mall
2.63	GACC2.63	GACC	Courtyard Philadelphia Devon							Yes
2.64	GACC2.64	GACC	Courtyard Fresno							Yes
2.65	GACC2.65	GACC	Courtyard Poughkeepsie							Yes
3	GA45149	GACC	DFW / Raleigh Portfolio	0.0025%	0.0025%	Actual/360	None								Yes - 9.475,083
3.01	GACC3.01	GACC	Sutter Creek Apartments
3.02	GACC3.02	GACC	Copper Crossing Apartments
3.03	GACC3.03	GACC	Estrada Oaks Apartments
3.04	GACC3.04	GACC	The Trestles Apartments
3.05	GACC3.05	GACC	Remington Place Apartments
3.06	GACC3.06	GACC	The Timbers Apartments
4	GA45214	GACC	3 Columbus Circle	0.0025%	0.0025%	Actual/360	None		Yes						No
5	GACC / JLC5	GACC / JLC	Maui Coast Hotel	0.0025%	0.0025%	Actual/360	None								No
6	CCRE44	CCRE	Sherman Plaza	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
7	JLC7	JLC	Hacienda Club	0.0025%	0.0000%	Actual/360	None					Berkadia	Yes	0.0400%	No
8	LCF25	LCF	DoubleTree San Diego	0.0025%	0.0025%	Actual/360	None				Yes				No
9	CCRE45	CCRE	Lake Arrowhead Village	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
10	CCRE46	CCRE	100 Middle Street	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	Yes - 1,000,000
11	CCRE47	CCRE	Luxe Villas	0.0025%	0.0000%	Actual/360	None					Berkeley Point Capital LLC	Yes	0.0300%	No
12	GACC12	GACC	SROA Portfolio	0.0025%	0.0025%	Actual/360	None								No
12.01	GACC12.01	GACC	SROA - London
12.02	GACC12.02	GACC	SROA - Danville & Danville Outdoor
12.03	GACC12.03	GACC	SROA - Ashland
12.04	GACC12.04	GACC	SROA - Paintsville & Paintsville additional
12.05	GACC12.05	GACC	SROA - Winchester Two (Therese)
12.06	GACC12.06	GACC	SROA - Lawrenceburg
12.07	GACC12.07	GACC	SROA - Pikeville
12.08	GACC12.08	GACC	SROA - Mount Sterling
12.09	GACC12.09	GACC	SROA - Wheelersburg I (Duis)
12.1	GACC12.1	GACC	SROA - Morehead
12.11	GACC12.11	GACC	SROA - Berea
12.12	GACC12.12	GACC	SROA - Winchester I (Rockwell)
12.13	GACC12.13	GACC	SROA - Willard Storage (Walton)
12.14	GACC12.14	GACC	SROA - Willard (Tiffin)
12.15	GACC12.15	GACC	SROA - Hager Hill
12.16	GACC12.16	GACC	SROA - Morehead (Litton)
12.17	GACC12.17	GACC	SROA - Wheelersburg II (Ohio River)
12.18	GACC12.18	GACC	SROA - Salyersville
12.19	GACC12.19	GACC	SROA - Greenwich
12.2	GACC12.2	GACC	SROA - West Liberty (Main)
12.21	GACC12.21	GACC	SROA - West Liberty (Glen)
12.22	GACC12.22	GACC	SROA - Whitesburg
12.23	GACC12.23	GACC	SROA - Willard (All-In-One)
13	LCF26	LCF	La Gran Plaza	0.0025%	0.0025%	Actual/360	None		Yes						No
14	GA45267	GACC	Waltonwood Twelve Oaks	0.0025%	0.0025%	Actual/360	None								No
15	GECC82	GECC	Star Building	0.0025%	0.0025%	Actual/360	None								No
16	CCRE48	CCRE	ART Florida & Ohio MF Portfolio II	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0002	No
16.01	CCRE48.01	CCRE	Woodlands
16.02	CCRE48.02	CCRE	Annhurst
16.03	CCRE48.03	CCRE	Miguel Place
16.04	CCRE48.04	CCRE	Oakwood Village
16.05	CCRE48.05	CCRE	Timbercreek
17	CCRE50	CCRE	Wexford Portfolio	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0002	No
17.01	CCRE50.01	CCRE	Capitol East Apartments
17.02	CCRE50.02	CCRE	Lexington Apartments
17.03	CCRE50.03	CCRE	1825 Maryland
18	LCF27	LCF	Portage Crossing Shopping Center	0.0025%	0.0025%	Actual/360	None								No
19	CCRE52	CCRE	Holiday Inn Manhattan View	0.0025%	0.0025%	Actual/360	None			Yes		Berkeley Point Capital LLC	No	0.0200%	No
20	CCRE53	CCRE	DoubleTree Norwalk	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
21	GA45050	GACC	Champaign Portfolio	0.0025%	0.0025%	Actual/360	None								No
21.01	GACC21.01	GACC	2110 Fox Drive
21.02	GACC21.02	GACC	1906 Fox Drive
21.03	GACC21.03	GACC	2004 Fox Drive
21.04	GACC21.04	GACC	Shoppes of Knollwood 1
21.05	GACC21.05	GACC	Shoppes of Knollwood 2
21.06	GACC21.06	GACC	1806 Fox Drive
21.07	GACC21.07	GACC	2107 Neil
21.08	GACC21.08	GACC	2302 Fox Drive
21.09	GACC21.09	GACC	201 Knollwood
21.1	GACC21.1	GACC	1802 Fox Drive
22	GA45228	GACC	260 California San Francisco	0.0025%	0.0025%	Actual/360	None					CBRE	No	0.0300%	No
23	LCF28	LCF	525 Park Avenue	0.0025%	0.0025%	Actual/360	None								No
24	CCRE54	CCRE	Winterwood Pavilion	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
25	CCRE55	CCRE	Equus Business Center	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
26	LCF30	LCF	Jordan Creek-Westwood Apartments	0.0025%	0.0025%	Actual/360	None								No
26.01	LCF30.01	LCF	Jordan Creek Apartments
26.02	LCF30.02	LCF	Westwood Apartments
27	LCF31	LCF	Montara Village	0.0025%	0.0025%	Actual/360	None								No
28	LCF32	LCF	Walgreens Portfolio	0.0025%	0.0025%	Actual/360	None		Yes						No
28.01	LCF32.01	LCF	Walgreens- River Falls
28.02	LCF32.02	LCF	Walgreens- Forrest City
28.03	LCF32.03	LCF	Walgreens- Saint Louis (Lusher)
28.04	LCF32.04	LCF	Walgreens- Saint Louis (Lemay)
28.05	LCF32.05	LCF	Walgreens- Saint Charles
28.06	LCF32.06	LCF	Walgreens- Toledo
28.07	LCF32.07	LCF	Walgreens- Birmingham
28.08	LCF32.08	LCF	Walgreens- La Vista
28.09	LCF32.09	LCF	Walgreens- Olathe
28.1	LCF32.1	LCF	Walgreens- Arkadelphia
28.11	LCF32.12	LCF	Walgreens- Franklin
28.12	LCF32.11	LCF	Walgreens- Cincinnati
28.13	LCF32.13	LCF	Walgreens- Malvern
28.14	LCF32.14	LCF	Walgreens- Bartlett (5950)

COMM 2015 CCRE23 - Mortgage Loan Schedule (PSA)
				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt	Sub Servicer Name	Sub Servicer Cashiering	Sub Servicer Fee Rate	Earnout/Holdback
28.15	LCF32.15	LCF	Walgreens- Bartlett (6697)
28.16	LCF32.16	LCF	Walgreens- Mount Washington
28.17	LCF32.17	LCF	Walgreens- Florence
28.18	LCF32.18	LCF	Walgreens- Little Rock
28.19	LCF32.19	LCF	Walgreens- Evansville
28.2	LCF32.2	LCF	Walgreens- Oklahoma City
28.21	LCF32.21	LCF	Walgreens- Hobart
28.22	LCF32.22	LCF	Walgreens- Memphis
28.23	LCF32.23	LCF	Walgreens- Oakland
28.24	LCF32.24	LCF	Walgreens- Knoxville
28.25	LCF28.25	LCF	Walgreens- Decatur
28.26	LCF28.26	LCF	Walgreens- Sioux Falls
28.27	LCF28.27	LCF	Walgreens- Enterprise
28.28	LCF28.28	LCF	Walgreens- Tulsa
28.29	LCF28.29	LCF	Walgreens- Michigan City
29	GECC83	GECC	Lakeshore - Holiday Plaza MHC	0.0025%	0.0025%	Actual/360	None								No
30	GECC84	GECC	Belle Villa MHC	0.0025%	0.0025%	Actual/360	None								No
31	CCRE57	CCRE	Highland Park Apartments	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
32	GA45197	GACC	Pomona Office Tower	0.0025%	0.0025%	Actual/360	None								No
33	GA45337	GACC	Preston Plano Parkway	0.0025%	0.0025%	Actual/360	None								No
34	CCRE58	CCRE	College Station and The Polos Apartments	0.0025%	0.0000%	Actual/360	None					Berkeley Point Capital LLC	Yes	0.0500%	No
35	LCF33	LCF	Washington Square Plaza	0.0025%	0.0000%	Actual/360	None					Bernard	Yes	0.0500%	No
36	GA45076	GACC	Aspire Center	0.0025%	0.0025%	Actual/360	None					CBRE	No	0.0400%	No
37	GA45243	GACC	Plaza Square North	0.0025%	0.0025%	Actual/360	None								No
38	CCRE59	CCRE	8500 Valcour Industrial	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
39	CCRE60	CCRE	Hillcrest Heights Shopping Center	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	Yes - 500,000
40	CCRE61	CCRE	Utica Medical Center	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
41	GECC85	GECC	Hollywood Self Storage	0.0025%	0.0025%	Actual/360	None								No
41.01	GECC85.01	GECC	Evans
41.02	GECC85.02	GECC	Belair
41.03	GECC85.03	GECC	Martinez
42	LCF34	LCF	Broadway Central	0.0025%	0.0025%	Actual/360	None					Essex Financial Group	No	0.0500%	No
43	GACC43	GACC	One Tower Creek	0.0025%	0.0025%	Actual/360	None								No
44	CCRE62	CCRE	North Park Mixed Use	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	Yes - 1,150,000
45	GA44989	GACC	Residence Inn Phoenix	0.0025%	0.0025%	Actual/360	None								No
46	GA45110	GACC	Holiday Inn Express Cool Springs	0.0025%	0.0025%	Actual/360	None								No
47	LCF35	LCF	Holiday Inn Express - Poughkeepsie	0.0025%	0.0025%	Actual/360	None			Yes		HFF	No	0.0400%	No
48	LCF36	LCF	IAA Brighton	0.0025%	0.0025%	Actual/360	None					Essex Financial Group	No	0.0500%	No
49	LCF37	LCF	1815 Griffin Road	0.0025%	0.0025%	Actual/360	None								No
50	CCRE64	CCRE	9061 Euclid Avenue	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
51	GECC86	GECC	Riverview MHC	0.0025%	0.0025%	Actual/360	None								No
52	CCRE65	CCRE	Hampton Inn Titusville	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
53	GA45201	GACC	Hampton Inn Terre Haute	0.0025%	0.0025%	Actual/360	None								No
54	CCRE67	CCRE	Holiday Inn Express Pauls Valley	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
55	LCF38	LCF	Ridge Plaza Shopping Center	0.0025%	0.0025%	Actual/360	None								No
56	CCRE69	CCRE	StoreSmart Rockledge	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
57	GA45117	GACC	The Residences at Summit View	0.0025%	0.0025%	Actual/360	None								No
58	GECC87	GECC	Paradise Valley Ranch MHC	0.0025%	0.0025%	Actual/360	None								No
59	CCRE70	CCRE	HomeGoods Thousand Oaks	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
60	GA45221	GACC	CVS McDonough	0.0025%	0.0025%	Actual/360	None								No
61	CCRE71	CCRE	StoreSmart Naples	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
62	CCRE73	CCRE	Americana Apartments	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
63	GA45191	GACC	Country Inn & Suites Sioux Falls, SD	0.0025%	0.0025%	Actual/360	None								No
64	CCRE74	CCRE	Hampton Inn Marshall	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
65	CCRE75	CCRE	Fresenius Chicago	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
66	GACC66	GACC	Ohio Plaza	0.0025%	0.0025%	Actual/360	None								No
67	LCF39	LCF	La Quinta Inn & Suites Blue Springs	0.0025%	0.0025%	Actual/360	None								No
68	CCRE76	CCRE	Stonegate Apartments	0.0025%	0.0000%	Actual/360	None					Berkeley Point Capital LLC	Yes	0.0700%	No
69	GECC88	GECC	Derby Hills MHC	0.0025%	0.0025%	Actual/360	None								No
70	CCRE77	CCRE	Marquis Apartments	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
71	CCRE78	CCRE	Deere Road Industrial Park	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
72	CCRE79	CCRE	Comfort Suites at the University Conway, SC	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
73	GECC89	GECC	Stardust MHC	0.0025%	0.0025%	Actual/360	None					Holiday Fegnolio Fowler, LP	No	0.0300%	No
74	GECC90	GECC	Alta Vista MHC	0.0025%	0.0025%	Actual/360	None								No
75	CCRE80	CCRE	47-30 & 31 Vernon Blvd	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
76	GECC91	GECC	Chaparral Ranch MHC	0.0025%	0.0025%	Actual/360	None								No
77	GECC92	GECC	Monument Meadow	0.0025%	0.0025%	Actual/360	None								No
78	GECC93	GECC	Townhouse MHC	0.0025%	0.0025%	Actual/360	None								No
79	CCRE81	CCRE	CVS Plano	0.0025%	0.0025%	Actual/360	None					Berkeley Point Capital LLC	No	0.0200%	No
80	LCF40	LCF	Dollar General - Paynesville	0.0025%	0.0025%	Actual/360	None	The sum of 5.1660% and 3.0000% or 8.1660%.							No
81	LCF41	LCF	Dollar General - Yorktown	0.0025%	0.0025%	Actual/360	None	The sum of 5.1660% and 3.0000% or 8.1660%.							No
82	LCF42	LCF	Dollar General - St. Francis	0.0025%	0.0025%	Actual/360	None	The sum of 5.1660% and 3.0000% or 8.1660%.							No
83	LCF43	LCF	Dollar General - Battle Lake	0.0025%	0.0025%	Actual/360	None	The sum of 5.1660% and 3.0000% or 8.1660%.							No

EXHIBIT C-1

FORM OF TRANSFEREE AFFIDAVIT

AFFIDAVIT PURSUANT TO
SECTION 860E(e)(4) OF THE
INTERNAL REVENUE CODE OF
1986, AS AMENDED

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

                                     , being first duly sworn, deposes and says:

1.           That he/she is a                                       of                                       (the “Purchaser”), a                                       duly organized and existing under the laws of the State of                                       on behalf of which he/she makes this affidavit.

2.           That the Purchaser’s Taxpayer Identification Number is                             .

3.           That the Purchaser of the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [R] [LR] (the “Class [R] [LR] Certificate”) is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

4.           That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

5.           That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

6.           That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

C-1-1

7.            That the Purchaser is not a Disqualified Non-U.S. Tax Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Tax Person and is otherwise a Permitted Transferee.

8.             That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to a “disqualified organization,” an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

9.             That, if a “tax matters person” is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as “tax matters person” and to perform the functions of “tax matters partner” of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Certificate Administrator as the Purchaser’s agent in performing the function of “tax matters person” and “tax matters partner.”

10.           The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

11.           The Purchaser will not cause income from the Class [R] [LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

12.           Check the applicable paragraph:

☐     The present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate, as applicable, does not exceed the sum of:

(i)           the present value of any consideration given to the Purchaser to acquire such Class [R] [LR] Certificate;

(ii)          the present value of the expected future distributions on such Certificate; and

(iii)         the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Code Section 11(b) (but the tax rate in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b) if the Purchaser has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short term Federal rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the Purchaser.

C-1-2

☐            The transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and (6) and, accordingly,

(i)           the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R] [LR] Certificate will only be taxed in the United States;

(ii)          at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)         the Purchaser will transfer the Class [R] [LR] Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Section 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)         the Purchaser determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐    None of the above.

Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its                                             this          day of                        , 20     .

[The Purchaser]

By:
Name:
Title:

C-1-3

Personally appeared before me the above named                                 , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this          day of                        , 20     .

_____________________________
NOTARY PUBLIC

COUNTY OF ___________________

STATE OF _____________________

My commission expires the      day of               , 20    .

C-1-4

EXHIBIT C-2

FORM OF TRANSFEROR LETTER

[Date]
Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [R] [LR]

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Pooling and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in the attached affidavit is not true.  No purpose of [Transferor] relating to the transfer of the Class [R] [LR] Certificate by [Transferor] to [Transferee] is or will be to impede the assessment of any tax.

Very truly yours,

[Transferor]

By:
Name:
Title:

C-2-1

EXHIBIT D-1

FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention:  Helaine M. Kaplan

Re:	Transfer of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates: Class [ ]

Ladies and Gentlemen:
This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed in connection with the above-referenced transaction, on behalf of the holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”) with respect to the transfer by [__________] (the “Seller”) to the undersigned (the “Purchaser”) of [$_____ aggregate Certificate Balance][_____% Percentage Interest] of Class [_____] Certificates, in certificated fully registered form (such registered interest, the “Certificate”).  Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

[For Institutional Accredited Investors only]  1. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are such accredited investors (an “Institutional Accredited Investor”), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of the investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion.  The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

[For Qualified Institutional Buyers only]  1. The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser is aware that the transfer is being

D-1-1

made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.
The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for reoffer, resale, pledge or other transfer to (i) “qualified institutional buyers” within the meaning of, and in transactions complying with, Rule 144A promulgated under the Securities Act, (ii) entities qualifying as “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or any entity in which all of the equity owners are such accredited investors, or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (iii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.
The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.
The Purchaser has reviewed the applicable Private Placement Memorandum dated May [_], 2015, relating to the Certificates (the “Private Placement Memorandum”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

5.
The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto.  This undertaking is made for the benefit of the Trust, the Trustee, the Certificate Administrator, the Certificate Registrar and all Certificateholders present and future.

6.	The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.	Check one of the following:

D-1-2

☐	The Purchaser is a “U.S. Tax Person” (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐
The Purchaser is not a “U.S. Tax Person” (as defined below) and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s).  The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment or (iii)] two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8BEN-E, IRS Forms W-8IMY or] IRS Forms W-8ECI[, as the case may be]*, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

Please make all payments due on the Certificates:**

(a)   by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number: _______________________

Institution: ____________________________

(b)   by mailing a check or draft to the following address:

_____________________________________

_____________________________________

_____________________________________

D-1-3

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Dated: ________________, 20__

* Delete for Class R and Class LR.
** Only to be filled out by Purchasers of Individual Certificates.  Please select (a) or (b).

D-1-4

EXHIBIT D-2

FORM OF ERISA REPRESENTATION LETTER

[Date]
Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention:  Helaine M. Kaplan

Re:	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from (the “Seller”) [$_____ initial Certificate Balance][ or _____% Percentage Interest] of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [_____], CUSIP No. _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed in connection with the above-referenced transaction.  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.  The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Administrator, the Certificate Registrar and the Trustee that:

The Purchaser is not and will not become (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Code Section 4975, a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (b) a collective investment fund whose underlying assets include Plan assets by reason of a Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law), an insurance company using assets of separate accounts or general accounts which are deemed pursuant to ERISA or any Similar Law to include assets of Plans, or other person acting on behalf of any such Plan or using the assets of any such Plan, other than (except in the case of the Class V, Class R and Class LR Certificates) an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Code

D-2-1

Section 4975 under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law; and

The Purchaser understands that if the Purchaser is or becomes a person referred to in clause (a) or (b) above, except in the case of the Class V, Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a person, such Purchaser is required to provide to the Certificate Registrar any Opinions of Counsel, officers’ certificates or agreements as may be required by such persons, and which establishes to the satisfaction of the Depositor, the Certificate Administrator and the Certificate Registrar that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 and Section 407 of ERISA or Code Section 4975 or any corresponding provision of any Similar Law, and will not subject the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Code Section 4975 or Similar Law), which Opinions of Counsel, officers’ certificates or agreements shall not be at the expense of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on this ___ day of ___, 20_.

Very truly yours,

[Purchaser]

By:
Name:
Title:

D-2-2

EXHIBIT E

FORM OF REQUEST FOR RELEASE

[Date]
Wells Fargo Bank, National Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Dear __________________:

In connection with the administration of the Mortgage Files held by, or on behalf of, you as Custodian under the Pooling and Servicing Agreement, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below:

Mortgagor’s Name: _______________________

Address: _______________________________

Asset No.: ______________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______      1.         Mortgage Loan paid in full.  Such [Master Servicer] [Special Servicer][Other Servicer][Other Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following such [Master Servicer’s] [Special Servicer’s] [Other Servicer’s][Other Special Servicer’s] release of the Mortgage File, credited to the Collection Account pursuant to the Pooling and Servicing Agreement.

______      2.        The Mortgage Loan is being foreclosed.

______      3.         Other.  (Describe)

The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the

E-1

[Pooling and Servicing Agreement][Other Pooling and Servicing Agreement] and will be returned to you or your designee within ten (10) days of our receipt thereof, unless [the [Other Servicer][Other Special Servicer] requires such Mortgage File pursuant to the applicable Intercreditor Agreement or Other Pooling and Servicing Agreement.][the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed,] in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

[MASTER SERVICER][SPECIAL SERVICER][OTHER SERVICER][OTHER SPECIAL SERVICER]

By:
Name:
Title:

E-2

EXHIBIT F

SECURITIES LEGEND

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R AND CLASS LR CERTIFICATES) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, OR (4) (EXCEPT WITH RESPECT TO THE LOAN-SPECIFIC CERTIFICATES AND THE CLASS R AND CLASS LR CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

F-1

EXHIBIT G

FORM OF REGULATION S TRANSFER CERTIFICATE

Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Transfer of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction, on behalf of the holders of the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass Through Certificates, Class [_] (the “Certificates”) in connection with the transfer by the undersigned (the “Transferor”) to                                       (the “Transferee”) of $                     Certificate Balance of Certificates, in fully registered form (each, an “Individual Certificate”), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the “Global Certificate”) maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the “Transferred Interest”).

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Transferred Interest was not made to a person in the United States;

[(2)          at the time the buy order was originated, the Transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was an institution that was outside the United States;]*

[(2)          the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither there undersigned nor

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

G-1

any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.
[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20

G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchanges or transfers pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Transfer of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed in connection with the above-referenced transaction.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No.                     ) to be held with [Euroclear] [Clearstream]* (Common Code) through the Depositary.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the Transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

[(2)         at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the Transferee was outside the United States,]**

* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

H-1

[(2)          the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20__

H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE AFTER THE RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Transfer of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed in connection with the above referenced transaction.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

The letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

[(2)         at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

I-1

[(2)          the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________, 20___

I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchange or transfers pursuant to Section 5.02(c)(ii)(C)
of the Pooling and Servicing Agreement)
Wells Fargo Bank, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Transfer of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed in connection with the above referenced transaction.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Regulation S Global Certificate (CUSIP No.                     ) with [Euroclear] [Clearstream]* (Common Code                     ) through the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

* Select appropriate depositary.

J-1

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________, 20__

J-2

EXHIBIT K

FORM OF DISTRIBUTION DATE STATEMENT

K-1

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

DISTRIBUTION DATE STATEMENT
Table of Contents

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, NY 10005 Contact: Helaine M. Kaplan Phone Number: (212) 250-5270	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	CWCapital Asset Management LLC. 7501 Wisconsin Ave. Suite 500 West Bethesda, MD 20814 Contact: Brian Hanson Phone Number: (202) 715-9500	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
CM-X-CP		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
CM-X-EXT		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CM-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CM-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CM-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CM-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CM-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
CM-X-XP		0.00000000	0.00000000	0.00000000	0.00000000
CM-X-EXT		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-X-CP	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-X-EXT	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CM-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy

Controlling Class Representative:
Effective as of: mm/dd/yyyy		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advsior Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
			Borrower Option Extension Fees	0.00

Total Other Collected		0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	6/12/15
		Record Date:	5/29/15
		Determination Date:	6/08/15

Supplemental Reporting

EXHIBIT L-1

FORM OF INVESTOR CERTIFICATION

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  COMM 2015-CCRE23 Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.            The undersigned is a certificateholder, beneficial owner or prospective purchaser of the Class ___ Certificates or a Controlling Class Representative.

2.            In the case of a Publicly-Offered Certificate, the undersigned has received a copy of the Prospectus.

3.             The undersigned is not a Borrower, a Manager, an Affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor of, or investor in, any of the foregoing or an agent of any of the foregoing.

4.            The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require

L-1-1

registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.             The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.             The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

[IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.]

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[Certificateholder][Beneficial Owner][Prospective Purchaser]

By:
Title:
Company:
Phone:

L-1-2

EXHIBIT L-2

FORM OF FINANCIAL MARKET PUBLISHER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.

In connection with the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, the undersigned hereby certifies and agrees as follows:

1.
The undersigned is an employee or agent of BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Intex Solutions, Inc., Trepp, LLC, Interactive Data Corporation, Markit LLC or Thomson Reuters Corporation, a market data provider that has been given access to the Distribution Date Statements, CREFC reports and supplemental notices delivered or made available pursuant to Section 4.02 of the Pooling and Servicing Agreement to Privileged Persons on www.ctslink.com (the “Website”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses the Website, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

L-2-1

EXHIBIT M

FORM OF NOTIFICATION FROM CUSTODIAN

[DATE]

To the Persons Listed on the attached Schedule A

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby notifies you that, based upon the review required under the Pooling and Servicing Agreement, the Mortgage File for each Mortgage Loan set forth on the attached defect schedule contains a document or documents which (i) has not been executed or received, (ii) has not been recorded or filed (if required), (iii) is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, (iv) appears not to be what they purport to be or has been torn in any materially adverse manner or (v) is mutilated or otherwise defaced, in each case as more fully described on the attached defect schedule.

The Custodian has no responsibility to determine, and expresses no opinion with respect thereto, whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A
TO
FORM OF NOTIFICATION FROM CUSTODIAN

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention:  Don Simon, Chief Operating Officer

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Client Manager – COMM 2015-CCRE23

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801
Attention:  CMBS Trustee COMM 2015-CCRE23
Email: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Kathleen Marshall

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention:  Executive Vice President – Division Head
Facsimile: (913) 253-9001

CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attention:  Brian Hanson (COMM 2015-CCRE23)
Facsimile Number:  (202) 715-9699
E-mail:  CWCAMnoticesCOMM2015-CCRE23@cwcapital.com

With a copy to:

CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attention:  Legal Department (COMM 2015-CCRE23)

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention:  Kenda K. Tomes
Facsimile Number:  (816) 412-9338
Email:  kenda.tomes@stinsonleonard.com

To the applicable Mortgage Loan Seller:

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention:  Helaine M. Kaplan

Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street
New York, New York 10020
Attention:  Anthony Orso
Facsimile: (212) 610-3623

with a copy to:

Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street
New York, New York 10020
Attention:  General Counsel

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention:  Pamela McCormack
Email: pamela.mccormack@laddercapital.com

with an electronic copy to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention:  Robert Perelman
Email: robert.perelman@laddercapital.com

with an electronic copy to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention:  David Traitel
Email: david.traitel@laddercapital.com

Jefferies LoanCore LLC
c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Perry Gershon
Fax No.: (203) 861-6006

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Post, Esq.

General Electric Capital Corporation
299 Park Avenue, 4th Floor
New York, New York 10017
Attention: Bruce Viergever
Telecopy: (646) 428-7196

with a copy to:

General Electric Capital Corporation
14951 Dallas Parkway
Dallas, Texas 75254
Attention: David Martindale
Telecopy: (972) 728-7650

with a copy to:

General Electric Capital Corporation
901 Main Avenue, 4th Floor

Norwalk, CT 06851
Attention: Pat DeLuca
Telecopy: (203) 750-7098

DEFECT SCHEDULE
TO FORM OF NOTIFICATION FROM CUSTODIAN

EXHIBIT N-1

FORM OF CLOSING DATE CUSTODIAN CERTIFICATION

[Date]

[                   ]
[                   ]
[                   ]
Attention:   [                   ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Custodian has in its possession the documents specified in clause (i) of the definition of “Mortgage File”, (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers as described in clause (a) above have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and purports to relate to such Mortgage Loan, except as identified on the schedule attached hereto, and (c) each of the documents specified in Section 2.01(a)(ii), 2.01(a)(vii), 2.01(a)(xi) and 2.01(a)(xix) of the Pooling and Servicing Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

N-1-1

SCHEDULE A
TO CLOSING DATE CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-1-2

EXHIBIT N-2

FORM OF POST-CLOSING CUSTODIAN CERTIFICATION

[Date]
[                   ]
[                   ]
[                   ]
Attention:   [                   ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies, subject to the terms of the Pooling and Servicing Agreement, that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, all documents (other than documents referred to in clauses (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement and the documents referred to in clauses (iii), (v)(B) and (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement) referred to in Section 2.01(a) of the Pooling and Servicing Agreement (in the case of the documents referred to in Section 2.01(a)(iv), (vi), (viii), (ix), (x), (xii) through (xvi) and (xviii) through (xx) of the Pooling and Servicing Agreement, as identified to it in writing by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, in each case, except as set forth on the attached schedule hereto.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Corporate Trust Officer
Name:
Title:

N-2-1

SCHEDULE A
TO POST-CLOSING CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-2-2

EXHIBIT O

FORM OF TRUSTEE BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of WILMINGTON TRUST, NATIONAL ASSOCIATION, on behalf of Wilmington Trust, National Association, as trustee (the “Trustee”), under that certain Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator (the “Certificate Administrator”), paying agent and custodian, certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Trustee’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.
I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.
The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities with respect to the Trustee or any Servicing Function Participant retained by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

O-1

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

O-2

EXHIBIT P

FORM OF CUSTODIAN BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, on behalf of WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (in such capacity, the “Custodian”), under that certain Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian (in such capacity as certificate administrator, the “Certificate Administrator”), certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Custodian’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.
I am responsible for reviewing the activities performed by the Custodian and based on my knowledge and the compliance reviews conducted in preparing the Custodian compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Custodian has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.
The report on assessment of compliance with servicing criteria applicable to the Custodian for asset-backed securities with respect to the Custodian or any Servicing Function Participant retained by the Custodian and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

P-1

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

P-2

EXHIBIT Q

FORM OF CERTIFICATE ADMINISTRATOR BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, on behalf of WELLS FARGO BANK, NATIONAL ASSOCIATION, as certificate administrator, (in such capacity, the “Certificate Administrator”), paying agent and custodian, under that certain Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, certifies to [       ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Certificate Administrator’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.
I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the “Annual Report”), and all reports on Form 10-D and Form 8-K to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2.
To my knowledge, the Reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3.
To my knowledge, the distribution information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4.
I am responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement and based on my knowledge and the compliance reviews conducted in preparing the Certificate Administrator compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Reports, the Certificate Administrator has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

5.
The report on assessment of compliance with servicing criteria applicable to the Certificate Administrator for asset-backed securities with respect to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator and related attestation report on assessment of compliance with servicing

Q-1

criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Depositor for disclosure in such annual report on Form 10-K.

In giving the certifications above, the Certificate Administrator has reasonably relied on information provided to it by the following unaffiliated persons: the Master Servicer, the Special Servicer and the Depositor.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Q-2

EXHIBIT R

FORM OF MASTER SERVICER BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________] of MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as master servicer (in such capacity, the “Master Servicer”) under that certain Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, the Master Servicer, CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, all servicing information and all reports required to be submitted by the Master Servicer to the Certificate Administrator pursuant to Sections 3.13(a) and 3.13(c) of the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Servicer Reports”) have been submitted by the Master Servicer to the Certificate Administrator for inclusion in these reports;

2.
Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, the master servicing information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.
I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.
The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.
The report on assessment of compliance with servicing criteria applicable to the Master Servicer for asset-backed securities with respect to the Master Servicer or any Servicing Function Participant retained by the Master Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties:  [name(s) of servicer, sub-servicer, co-servicer, Other Servicer, Other Special Servicer or Other Trustee not retained by the master servicer giving certification] and, notwithstanding the foregoing certifications, neither I nor Master Servicer makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicing Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement or by any Other Servicer, Other Special Servicer or Other Trustee.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT S

FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________ ] of CWCAPITAL ASSET MANAGEMENT LLC, as special servicer (the “Special Servicer”) under that certain Pooling and Servicing Agreement dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”) and the Special Servicer, on behalf of the Special Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Special Servicer Reports”) have been submitted by the Special Servicer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.
Based on my knowledge, the special servicing information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.
I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.
The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer assessment of compliance with the Relevant Servicing Criteria, in order

S-1

to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.
The report on assessment of compliance with servicing criteria applicable to the Special Servicer for asset-backed securities with respect to the Special Servicer or any Servicing Function Participant retained by the Special Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

CWCAPITAL ASSET MANAGEMENT LLC

By:
Name:
Title:

S-2

EXHIBIT T

MORTGAGE LOAN SELLER SUB-SERVICERS

Mortgage Loan	Sub-Servicer Name
Hacienda Club	Berkadia Commercial Mortgage LLC
Sherman Plaza
Lake Arrowhead Village
100 Middle Street
Luxe Villas
ART Florida & Ohio MF Portfolio II
Wexford Portfolio
Holiday Inn Manhattan View
DoubleTree Norwalk
Winterwood Pavilion
Equus Business Center
Highland Park Apartments
College Station and The Polos Apartments
8500 Valcour Industrial
Hillcrest Heights Shopping Center
Utica Medical Center
North Park Mixed Use
9061 Euclid Avenue
Hampton Inn Titusville
Holiday Inn Express Pauls Valley
StoreSmart Rockledge
HomeGoods Thousand Oaks
StoreSmart Naples
Americana Apartments
Hampton Inn Marshall
Fresenius Chicago
Stonegate Apartments
Marquis Apartments
Deere Road Industrial Park
Comfort Suites at the University Conway, SC
47-30 & 31 Vernon Blvd
CVS Plano
Berkeley Point Capital LLC
Washington Square Plaza	Bernard Financial Corporation d/b/a Bernard Financial Servicing Group
260 California San Francisco Aspire Center	Gemsa Loan Services, L.P.
Broadway Central IAA Brighton	Essex Financial Services LLC
Holiday Inn Express - Poughkeepsie Stardust MHC	Holliday Fengolio Fowler, L.P.
3 Columbus Circle La Gran Plaza	Wells Fargo Bank, National Association

T-1

EXHIBIT U

MORTGAGE LOANS WITH EARNOUT/HOLDBACK PROVISIONS

DFW / Raleigh Portfolio
100 Middle Street
Hillcrest Heights Shopping Center
North Park Mixed Use

U-1

EXHIBIT V

FORM OF NRSRO CERTIFICATION

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: COMM 2015-CCRE23 Mortgage Trust

Re:	COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Agreement”), entered into and executed in connection with the above-referenced transaction, with respect to the certificates issued thereunder (the “Certificates”), the undersigned hereby certifies as follows:

1.            (a)           The undersigned is a Rating Agency; or

(b)           The undersigned is a nationally recognized statistical rating organization and either (x) has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), had access to the Depositor’s 17g-5 website prior to the Closing Date, is requesting access pursuant to the Agreement to certain information (the “Information”) on such 17g-5 website pursuant to the provisions of the Agreement, and agrees that any confidentiality agreement applicable to the undersigned with respect to the information obtained from the Depositor’s 17g-5 website prior to the Closing Date shall also be applicable to information obtained from the 17g-5 Information Provider’s Website (including without limitation, to any information received by the Depositor for posting on the 17g-5 Information Provider’s Website), or (y), if the undersigned did not have access to the Depositor’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date.

2.             The undersigned either (a) has not accessed information pursuant to Rule 17g–5(a)(3) ten (10) or more times during the most recently ended calendar year, or (b) has determined and maintained credit ratings for at least 10% of the issued securities and money market instruments for which it accessed information pursuant to Rule 17g–5(a)(3)(iii) in the calendar year prior to the year covered by the SEC Certification, if it accessed such information for 10 or more issued securities or money market instruments.

3.             The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Very truly yours,

[NRSRO NAME]

By:

Name:

Title:

Phone:

Email:

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with [________] (together with its affiliates, “[_______]”, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), by and among entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Wells Fargo Bank, National Association, as 17g-5 Information Provider under the Pooling and Servicing Agreement, including the [section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Pooling and Servicing Agreement]. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

1.
Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y)  any of the terms, conditions or other facts with respect to the transactions contemplated by the Pooling and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

-
was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

-
was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

-	is independently developed by the NRSRO without reference to any Confidential Information.

2.	Information to Be Held in Confidence.

(a)
You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)
You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)
You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)
disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5),post the Confidential Information to the NRSRO’s password protected website; and

(iii)	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

3.
Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

4.
Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

5.	Violations of this Confidentiality Agreement.

(a)	The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

(b)
You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)	You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

6.
Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

7.
Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

8.	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

9.
Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

10.	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

[__________________]

EXHIBIT W-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

Re:	Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed with respect to the above-referenced transaction.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

1.           The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Mortgage Loans for which _________________ is the Master Servicer (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.           Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

W-1-1

Very truly yours,

By:
Name:
Title:

W-1-2

EXHIBIT W-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

Midland Loan Services,
a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention:  Executive Vice President – Division Head
Facsimile: (913) 253-9001

Re:           Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into and executed with respect to the above-referenced transaction.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.           The Transferee is acquiring the right to receive Excess Servicing Fees with respect to the Mortgage Loans as to which __________________ is the applicable Master Servicer (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.           The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor

W-2-1

substantially in the form attached as Exhibit W-1 to the Pooling and Servicing Agreement, and (B) each of the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit W-2 to the Pooling and Servicing Agreement.

3.           The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.           Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.           The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters that it has requested.

6.           The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.           The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a

W-2-2

violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons’ auditors, legal counsel and regulators.

8.           The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

W-2-3

EXHIBIT X

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  Deutsche Mortgage & Asset Receiving Corporation, COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates
Operating Advisor:  Pentalpha Surveillance LLC
Special Servicer:  CWCapital Asset Management LLC
Controlling Class Representative:  Seer Capital Partners Master Fund L.P.

I. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Pooling and Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the Pooling and Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the Pooling and Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

X-1

2.
Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.	Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement as described herein.

PENTALPHA SURVEILLANCE LLC

By:
Name:
Title:

By:
Name:
Title:

X-2

EXHIBIT Y

FORM OF SARBANES-OXLEY CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (the “Trust”)

I, [identify the certifying individual], certify that:

1.           I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2015-CCRE23 Mortgage Trust (the ‘Exchange Act periodic reports”);

2.           Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.           Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Y-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, a Division of PNC Bank, National Association; Wilmington Trust, National Association, Wells Fargo Bank, National Association, CWCapital Asset Management LLC, Pentalpha Surveillance LLC and [list any sub-servicers].

Dated:

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

Y-2

EXHIBIT Z

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO (410)715-2380 AND VIA EMAIL TO
cts.sec.notifications@wellsfargo.com AND [_____] AND VIA OVERNIGHT MAIL TO THE
ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: COMM 2015-CCRE23 Mortgage Trust

Deutsche Mortgage & Asset Receiving Corporation,
as Depositor
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

Re:	**Additional Form [10-D][10-K][8-K] Disclosure Required **

Ladies and Gentlemen:

In accordance with Section [10.06][10.07][10.09] of the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, the undersigned, as                          , hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

Z-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to                          , phone number:                          ; email address:                          .

[NAME OF PARTY], as [role]

By:
Name:
Title:

Z-2

EXHIBIT AA

FORM OF SUB-SERVICER BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (the “Trust”)

As contemplated by Section 10.08 of that certain Pooling and Servicing Agreement dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, [identify the certifying individual], a                      of                     , a                      [corporation] (the “Sub-Servicer”) as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Serviced Companion Loan under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, the Master Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
I have reviewed the Servicer Reports and Sub-Servicer Reports (each as defined below) relating to the Mortgage Loans and/or Serviced Companion Loan delivered by the Sub-Servicer to the Master Servicer, pursuant to the Sub-Servicing Agreement dated [___________], 20[__] by and between the Sub-Servicer and the Master Servicer (the “Sub-Servicing Agreement”);

2.
Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all reports required to be submitted by the Sub-Servicer to the Certificate Administrator pursuant to the Pooling and Servicing Agreement (the “Servicer Reports”) for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Sub-Servicer to the Certificate Administrator for inclusion in these reports;

3.
Based on my knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) have been submitted by the Sub-Servicer to the Master Servicer;

4.
Based on my knowledge, the sub-servicer information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

AA-1

5.
Based upon my knowledge and the annual compliance review performed as required under Section [__] of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

6.
[I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year which such report applies];

7.
The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Sub-Servicer’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

8.
The report on assessment of compliance with servicing criteria applicable to the Sub-Servicer for asset-backed securities with respect to the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement, or if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date:

[INSERT NAME OF SUB-SERVICER]

By:
Name:
Title:

AA-2

EXHIBIT BB

FORM OF OPERATING ADVISOR BACKUP CERTIFICATION

COMM 2015-CCRE23 Mortgage Trust (the “Trust”)

1.
Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Operating Advisor to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Operating Advisor Reports”) have been submitted by the Operating Advisor to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.
Based on my knowledge, the operating advisor information contained in the Operating Advisor Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.
The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Operating Advisor with respect to the Trust’s fiscal year ________  have been provided all information relating to the Operating Advisor’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

4.
The report on assessment of compliance with servicing criteria applicable to the Operating Advisor for asset-backed securities with respect to the Operating Advisor or any Servicing Function Participant retained by the Operating Advisor and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in  the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K.  Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

BB-1

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

[INSERT NAME OF OPERATING ADVISOR]

By:
Name:
Title:

BB-2

EXHIBIT CC

FORM OF POWER OF ATTORNEY TO THE MASTER SERVICER AND SPECIAL SERVICER

RECORDING REQUESTED BY:
{insert address}

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890 as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of [___] (the “Agreement”) by and among [______________], and the Trustee hereby constitutes and appoints the [Master Servicer] [Special Servicer], by and through the   [Master Servicer] [Special Servicer] officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) serviced by the Servicer and all properties (“REO Properties”) administered by the   [Master Servicer] [Special Servicer] pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement.  Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.
The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.
The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.
The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements.

6.
The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

8.
The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.
The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.
the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

i.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.h. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	The execution and delivery of the following:

a.
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.
any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the  [Master Servicer] [Special Servicer] has the power to delegate its rights or obligations under the Agreement, the  [Master Servicer] [Special Servicer]also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose.  The [Master Servicer] [Special Servicer]’s attorneys-in-fact shall have no greater authority than that held by the [Master Servicer] [Special Servicer].

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the  Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the  [Master Servicer] [Special Servicer]the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein.  If the  [Master Servicer] [Special Servicer] receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the  [Master Servicer] [Special Servicer] shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the [Master Servicer] [Special Servicer] under the Agreement or to allow the  [Master Servicer] [Special Servicer] to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The  [Master Servicer] [Special Servicer] hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the [Master Servicer] [Special Servicer].  The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for [_____________]  has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association, as Trustee for [________________]

By:
Name:
Title:

Witness:

Witness:

State of Delaware}
County of ____}
On __________________, before me, __________________Notary Public, personally appeared ______________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.
Witness my hand and official seal.

Notary signature

EXHIBIT DD

FORM OF NON-SERVICED MORTGAGE LOAN NOTIFICATION

[Other Servicer]
[ADDRESS]

[Other Special Servicer]
[ADDRESS]

[Other Trustee]
[ADDRESS]

The trust fund formed in connection with the issuance of the COMM 20[__]-DC[__] Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Trust Fund”) is the Note [__] Holder, as such term is defined under the Agreement between Noteholders, dated as of [__], between [__], as each of the [__] Holder and the [__] Holder (the “[__] Intercreditor Agreement”). In connection with the deposit of the Note [__] of the [__] Loan Combination into the Trust Fund, attached is an executed copy of the related pooling and servicing agreement (the “Pooling and Servicing Agreement”).  This Notice is being delivered to you pursuant to Section 3.27(f) of the Pooling and Servicing Agreement.  Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement or, if not defined therein, in the [__] Intercreditor Agreement.  Contact information for the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Directing Holder and the Rating Agencies are as set forth on Schedule I attached here.

The [__] Loan Combination is being serviced pursuant to the terms of a pooling and servicing agreement dated [_], between [__], as depositor, [__], as master servicer, [__], as special servicer, [__], as operating advisor, and [__], as certificate administrator and trustee (the “Other Pooling and Servicing Agreement”). [__], as certificate administrator for the registered holders of the Trust Fund, hereby directs the applicable parties to the Other Pooling and Servicing Agreement as follows:

(i)           [__], as master servicer under the Other Pooling and Servicing Agreement, shall remit no later than one (1) Business Day after the Determination Date all amounts payable in accordance with the [__] Intercreditor Agreement and the Other Pooling and Servicing Agreement due to the Note [__] Holder of the [__] Loan Combination on such days as specified in the Other Pooling and Servicing Agreement to [__], as master servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the Other Pooling and Servicing Agreement; and

(ii)           [other Master Servicer] and [other Certificate Administrator],  as applicable, shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of Note [__] of the [__] Loan Combination in accordance with the [__] Intercreditor Agreement and the Other Pooling and Servicing Agreement to [__], as master servicer of the Trust Fund, no later than one (1) Business Day after the Determination Date.

You are advised that the Trust is subject to Regulation AB and Exchange Act reporting.  This notification serves as notice of request for delivery of all Exchange Act reporting items deliverable to us pursuant to the terms of the Other Pooling and Servicing Agreement.

Thank you for your attention to this matter.

[__], as Certificate Administrator for the Holders of the [_] Pass-Through Certificates

By:
[Name]
[Title]

SCHEDULE I
 TO FORM OF NOTICE FROM THE CERTIFICATE ADMINISTRATOR
REGARDING THE NON-SERVICED LOAN COMBINATIONS

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York, 10005
Attention:  Helaine M. Kaplan

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Client Manager – COMM 2015-CCRE23

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801
Attention:  CMBS Trustee COMM 2015-CCRE23
Email: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Amy Doyle

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention:  Don Simon, Chief Operating Officer

Midland Loan Services,
a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention:  Executive Vice President – Division Head
Facsimile: (913) 253-9001

CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attention:  Brian Hanson (COMM 2015-CCRE23)
Facsimile Number:  (202) 715-9699
E-mail:  CWCAMnoticesCOMM2015-CCRE23@cwcapital.com

With a copy to:

CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attention:  Legal Department (COMM 2015-CCRE23)

With a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention:  Kenda K. Tomes
Facsimile Number:  (816) 412-9338
Email:  kenda.tomes@stinsonleonard.com

Seer Capital Partners Master Fund L.P.
1177 Avenue of the Americas, 34th Floor
New York, New York 10036
Attention: Richard Parkus
Facsimile number: (212) 850-2011
Email: rparkus@seercap.com

with a copy to:

Kaye Scholer LLP
Three First National Plaza
Chicago, Illinois 60602
Attention: Daniel J. Hartnett
Facsimile number: (312) 583-2580
Email: daniel.hartnett@kayescholer.com

DBRS, Inc.
333. West Wacker Drive, Suite 1800
Chicago, Illinois 6060
Attention:  Commercial Mortgage Surveillance
Facsimile No.:  (312) 332 3492
Email:  cmbs.surveillance@dbrs.com

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York  10007
Attention:  Commercial Mortgage Surveillance Group
Facsimile No.:  (212) 553-1350
Email:cmbssurveillance@moodys.com

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania 19044
Attention:  CMBS Surveillance
E-mail:  cmbsratings@morningstar.com

SCHEDULE II TO FORM OF NOTICE
FROM THE CERTIFICATE ADMINISTRATOR
REGARDING THE [[_]LOAN COMBINATION] AND [[_] LOAN COMBINATION]

Account:	Collection Account

Account #:	[______]

Title:
Midland Loan Services, a Division of PNC Bank, National Association, on behalf of Wilmington Trust, National Association, as Trustee, in trust for Holders of COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Collection Account

Location:	[___]

EXHIBIT EE

FORM OF SERVICED COMPANION LOAN NOTEHOLDER CERTIFICATION

[Date]

Midland Loan Services,
a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention:  Executive Vice President – Division Head
Facsimile: (913) 253-9001

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Client Manager - COMM 2015-CCRE23

Re:	COMM 2015-CCRE23 Mortgage Trust – Companion Loan

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement (the “Agreement”), dated as of May 1, 2015, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, with respect to any Companion Loan (as defined in the Agreement), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a Companion Loan Noteholder (as defined in the Agreement).

2.           The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

3.           The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations contained herein remain true and correct.

4.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

EE-1

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Companion Loan Noteholder]

By:
Title:
Company:
Phone:

EE-2

SCHEDULE I

DIRECTING HOLDERS

Mortgage Loan	Directing Holder	Contact Information
All Mortgage Loans (other than the Non-Serviced Mortgage Loans, La Gran Plaza Mortgage Loan and the Courtyard by Marriot Pooled Mortgage Loan)	Seer Capital Partners Master Fund L.P.
Seer Capital Partners Master Fund L.P.
1177 Avenue of the Americas, 34th Floor
New York, New York 10036
Attention: Richard Parkus
Facsimile number: (212) 850-2011
Email: rparkus@seercap.com

with a copy to:

Kaye Scholer LLP
Three First National Plaza
Chicago, Illinois 60602
Attention: Daniel J. Hartnett
Facsimile number: (312) 583-2580
Email: daniel.hartnett@kayescholer.com

La Gran Plaza Mortgage Loan	Ladder Capital Finance III LLC – Series 86 – TRS – LaGran Plaza (Note A-1 and Note A-2 Holder)	Ladder Capital Finance III LLC – Series 86 – TRS – LaGran Plaza 345 Park Avenue, 8th Floor New York, New York 10154 Attention: Pamela McCormack Telecopier: 212-715-3199
Courtyard by Marriot Pooled Mortgage Loan	[__]	[__]

Sch. I-1

SCHEDULE II

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Relevant Servicing Criteria” (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Master Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.1	Cert. Admin. Master Servicer Special Servicer
Cash Collection and Administration

1 The Servicing criteria in Item 1122(d)(1)(v) of Regulation AB shall be applicable on and after November 23, 2015.

Sch. II-1

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Master Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Cert. Admin.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Trustee Master Servicer Special Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Cert. Admin. Master Servicer Special Servicer
Investor Remittances and Reporting

Sch. II-2

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Master Servicer.
Cert. Admin. Operating Adv. (excluding clauses (C) and (D) in the case of the Operating Adv.)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Cert. Admin.
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Master Servicer’s investor records or Certificate Administrator’s investor records, or such other number of days specified in the transaction agreements.
Cert. Admin.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Cert. Admin.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer

Sch. II-3

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Master Servicer
1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master Servicer Special Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Special Servicer Operating Adv.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer

Sch. II-4

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master Servicer
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Master Servicer and Special Servicer are the same entity, the Master Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Sch. II-5

SCHEDULE III

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
Period	Balance($)	Period	Balance($)
1	85,300,000.00	59	85,292,079.06
2	85,300,000.00	60	83,873,572.80
3	85,300,000.00	61	82,549,956.31
4	85,300,000.00	62	81,121,394.41
5	85,300,000.00	63	79,787,348.79
6	85,300,000.00	64	78,448,248.91
7	85,300,000.00	65	77,004,646.00
8	85,300,000.00	66	75,655,000.72
9	85,300,000.00	67	74,201,153.71
10	85,300,000.00	68	72,840,883.83
11	85,300,000.00	69	71,475,459.79
12	85,300,000.00	70	69,809,130.62
13	85,300,000.00	71	68,432,211.87
14	85,300,000.00	72	66,951,870.61
15	85,300,000.00	73	65,564,122.39
16	85,300,000.00	74	64,073,261.07
17	85,300,000.00	75	62,674,602.04
18	85,300,000.00	76	61,270,642.57
19	85,300,000.00	77	59,764,033.17
20	85,300,000.00	78	58,349,041.12
21	85,300,000.00	79	56,831,714.35
22	85,300,000.00	80	55,405,606.84
23	85,300,000.00	81	53,974,094.31
24	85,300,000.00	82	52,247,844.85
25	85,300,000.00	83	50,804,357.45
26	85,300,000.00	84	49,259,349.44
27	85,300,000.00	85	47,804,532.48
28	85,300,000.00	86	46,248,518.60
29	85,300,000.00	87	44,782,286.96
30	85,300,000.00	88	43,310,497.37
31	85,300,000.00	89	41,737,995.76
32	85,300,000.00	90	40,254,663.96
33	85,300,000.00	91	38,670,949.91
34	85,300,000.00	92	37,175,989.19
35	85,300,000.00	93	35,675,361.02
36	85,300,000.00	94	33,886,446.61
37	85,300,000.00	95	32,373,341.30
38	85,300,000.00	96	30,760,704.33
39	85,300,000.00	97	29,235,746.33
40	85,300,000.00	98	27,611,595.29
41	85,300,000.00	99	26,074,695.53
42	85,300,000.00	100	24,531,968.44
43	85,300,000.00	101	22,890,555.95
44	85,300,000.00	102	21,335,753.56
45	85,300,000.00	103	19,682,610.74
46	85,300,000.00	104	18,115,642.28
47	85,300,000.00	105	16,542,731.87
48	85,300,000.00	106	14,780,139.85
49	85,300,000.00	107	13,194,577.08
50	85,300,000.00	108	11,511,552.64
51	85,300,000.00	109	9,913,592.59
52	85,300,000.00	110	8,218,525.04
53	85,300,000.00	111	6,608,074.51
54	85,300,000.00	112	4,991,516.22
55	85,300,000.00	113	3,278,381.76
56	85,300,000.00	114	1,649,193.19
57	85,300,000.00	115 and thereafter	0.00
58	85,300,000.00

Sch. III-1

SCHEDULE IV

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.06 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers.  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this COMM 2015-CCRE23 Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information: Only with respect to any information required by 1121 which is NOT included on the Distribution Date Statement
●     Each Master Servicer  (only with respect to 1121(a)(12) as to non Specially Serviced Loans)
●     Special Servicer  (only with respect to 1121(a)(12) as to Specially Serviced Loans)
●     Depositor
●     Certificate Administrator
●     Each Mortgage Loan Seller (only with respect to 1121(c)(2))

Item 2: Legal Proceedings: Item 1117 of Regulation AB (to the extent material to Certificateholders)
●     Master Servicer (as to itself)
●     Special Servicer (as to itself)
●     Trustee (as to itself)
●     Certificate Administrator (as to itself)
●     Depositor (as to itself)
●     Any other Reporting Servicer (as to itself)
●     Trustee/Certificate Administrator/Master

Sch. IV-1

       Servicer/Depositor/Special Servicer as to the Trust
●     Each Mortgage Loan Seller
●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)
●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator ● Trustee
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator
Item 6: Significant Obligors of Pool Assets	● Master Servicer
Item 7: Significant Enhancement Provider Information	● N/A
Item 8: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 9: Exhibits	● Depositor (exhibits required by Item 601 of Regulation S-K, such as material agreements) ● Certificate Administrator (Monthly Statement to Certificateholders)

Sch. IV-2

SCHEDULE V

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.07 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers.  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this COMM 2015-CCRE23 Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor
Item 9B: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	● Certificate Administrator ● Depositor
Additional Item: Disclosure per Item 1112(b)(1) of Regulation AB	● Master Servicer
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	● N/A

Sch. V-1

Additional Item: Disclosure per Item 1117 of Regulation AB (to the extent material to Certificateholders)
●     Master Servicer (as to itself)
●     Special Servicer (as to itself)
●     Certificate Administrator (as to itself)
●     Trustee (as to itself)
●     Depositor (as to itself)
●     Operating Advisor (as to itself)
●     Any other Reporting Servicer (as to itself)
●     Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
●     Each Mortgage Loan Seller
●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)
●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Additional Item: Disclosure per Item 1119 of Regulation AB
●     Master Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Special Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))
●     Special Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Master Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))
●     Certificate Administrator (as to itself) (to the extent material to Certificateholders)
●     Trustee (as to itself) (to the extent material to Certificateholders)
●     Depositor (as to itself)
●     Depositor (as to the Trust)
●     Each Mortgage Loan Seller
●     Operating Advisor (as to itself)
●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)
●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Sch. V-2

SCHEDULE VI

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.09 of the Pooling and Servicing Agreement to report to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge of such information (other than information as to itself).  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers.  Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this COMM 2015-CCRE23 Pooling and Servicing Agreement, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
● Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is
● Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)

Sch. VI-1

Item on Form 8-K	Party Responsible
not a party. Examples: servicing agreement, custodial agreement.
Item 1.03- Bankruptcy or Receivership	● Depositor ● Each Mortgage Loan Seller
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
● Depositor ● Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
● Certificate Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	● Depositor
Item 5.06 – Change in Shell Company Status	● Depositor
Item 5.07 – Submission of Matters to a Vote of Security Holders	● Depositor
Item 5.08 – Shareholder Director Nomination	● Depositor
Item 6.01- ABS Informational and Computational Material	● Depositor
Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

●     Master Servicer (as to itself or a servicer retained by it)
●     Special Servicer (as to itself or a servicer retained by it)
●     Certificate Administrator (as to itself or an entity retained by it)
●     Trustee

Sch. VI-2

Item on Form 8-K	Party Responsible
● Depositor
Reg AB disclosure about any new servicer or master servicer is also required.	● Master Servicer or Special Servicer, as applicable
Reg AB disclosure about any new Trustee is also required.	● Trustee
Reg AB disclosure about any new Certificate Administrator is also required.	● Certificate Administrator
Item 6.03- Change in Credit Enhancement or Other External Support	N/A
Item 6.04- Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.
● Depositor
Item 7.01- Regulation FD Disclosure	● Depositor
Item 8.01 – Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	● Depositor
Item 9.01 – Financial Statements and Exhibits	● Responsible party for reporting/disclosing the financial statement or exhibit

Sch. VI-3

SCHEDULE VII

INITIAL SERVICED COMPANION LOAN NOTEHOLDERS

Serviced Companion Loan	Initial Noteholders	Address
9200 & 9220 Sunset	Jefferies LoanCore LLC (Note A-1 Holder)	Jefferies LoanCore LLC c/o LoanCore Capital 55 Railroad Avenue, Suite 100 Greenwich, CT 06830 Attention: Perry Gershon
Courtyard by Marriott Portfolio	German American Capital Corporation (Note A-2B Holder) Citigroup Global Markets Realty Corp. (Note A-2C Holder)
German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention:  Lainie Kaye

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 19th Floor
New York, NY 10013
Attention: Ana Rosu Marmann
Facsimile No. (646) 328-2938

3 Columbus Circle	CGMT 2015-GC29 (Notes A-2 and A-5 Holder) WFCM 2015-LC20 (Notes A-3 and A-6 Holder) COMM 2015-CCRE22 (Note A-4)
Midland Loan Services, a Division of PNC Bank, National Association, 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: Executive Vice President – Division Head

Wells Fargo Bank, National Association, Commercial Mortgage Servicing, 1901 Harrison Street, Oakland, California 94612, Attention:  WFCM 2015-LC20 Asset Manager

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention:  COMM 2015-CCRE22 Asset Manager

La Gran Plaza	Ladder Capital Finance III LLC – Series 86 – TRS – LaGran Plaza (Note A-1 and Note A-2 Holder)	Ladder Capital Finance III LLC – Series 86 – TRS – LaGran Plaza 345 Park Avenue, 8th Floor New York, New York 10154 Attention: Pamela McCormack Telecopier: 212-715-3199

Sch. VII-1

SCHEDULE VIII

CONTACT INFORMATION FOR THE OTHER 17G-5 INFORMATION PROVIDER

Other 17g-5 Information Provider	Transaction	Contact Information
Wells Fargo Bank, National Association	Commercial Mortgage Pass-Through Certificates Series 2015-LC20	Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: WFCM 2015-LC20 Email: 17g5informationprovider@wellsfargo.com

Sch. VIII-1